As filed with the Securities and Exchange Commission on August 11, 2009
Registration Statement No. 333-160481

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-11

FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Foursquare Capital Corp.
(Exact name of registrant as specified in its governing instruments)

1345 Avenue of the Americas
New York, New York 10105
(212) 969-1646
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Jonathan Sobel
c/o Foursquare Capital Corp.
1345 Avenue of the Americas
New York, New York 10105
(212) 969-1646
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Steven T. Kolyer, Esq. Kathleen L. Werner, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 Tel (212) 878-8000 Fax (212) 878-8375	Valerie Ford Jacob, Esq. Paul D. Tropp, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Tel (212) 859-8000 Fax (212) 859-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Dated          , 2009

PROSPECTUS

          Shares

Common Stock

Foursquare Capital Corp. is a newly-formed corporation focused on acquiring, financing and managing a portfolio of commercial mortgage-backed securities, residential mortgage-backed securities, commercial and residential mortgage loans, other real estate-related securities, various other classes of asset-backed securities and other financial assets. We will be externally managed and advised by Foursquare Capital Management, LLC, which is a majority-owned subsidiary of AllianceBernstein L.P. AllianceBernstein, together with Greenfield Advisors, LLC, or Greenfield, a subsidiary of Greenfield Partners, LLC, and Rialto Capital Management, LLC, or Rialto, as two of the sub-advisors to AllianceBernstein, has been pre-qualified by the U.S. Treasury as one of the nine initial managers that will each manage a public-private investment fund that will be formed in partnership with the U.S. Treasury under its Legacy Securities Program established under the U.S. government’s Public-Private Investment Program. We expect to deploy between 30% to 40% of the net proceeds from this offering and a concurrent private placement to acquire an ownership interest in the public-private investment fund to be managed by AllianceBernstein and supported by the management teams from Greenfield and Rialto.

This is our initial public offering. We are offering the shares of our common stock described in this prospectus. We expect the initial public offering price of our common stock to be $      per share. Currently no public market exists for our common stock. We intend to apply to have our common stock listed on the New York Stock Exchange under the symbol “FSQR.”

Concurrently with the closing of this offering, we will sell to AllianceBernstein and the other owners of our manager, or their respective affiliates, in a separate private placement, an aggregate of           shares representing     % of our outstanding shares of common stock after giving effect to the shares of common stock sold in this offering, excluding the underwriters’ overallotment option, up to $     , at a price per share equal to the initial public offering price per share in this offering.

We intend to elect and qualify to be taxed as a real estate investment trust (or REIT) for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2009. To assist us in qualifying as a REIT, among other purposes, stockholders are generally subject to certain restrictions on the ownership and transfer of our common stock. For information relating to these restrictions, see “Description of Capital Stock — Restrictions on Ownership and Transfer.”

Investing in our common stock involves risks. See “Risk Factors” beginning on page 24 of this prospectus for a discussion of the following and other risks you should consider before investing in shares of our common stock.

•	We have not yet identified any specific assets to acquire and you will not be able to evaluate any of our specific assets before we acquire them.

•	We have no operating history and may not be able to successfully operate our business or generate sufficient revenue to make or sustain distributions to our stockholders.

•	We may pay distributions from offering proceeds, borrowings or the sale of assets to the extent that distributions exceed earnings or cash flow from our operations.

•	We are dependent on our manager, AllianceBernstein and the sub-advisors to AllianceBernstein and their key personnel for our success, and we may not find a suitable replacement for one or more of them if they become unavailable to us.

•	There are various conflicts of interest in our relationship with our manager and the owners of our manager, which could result in decisions that are not in the best interests of our stockholders.

•	Our failure to qualify as a REIT in any taxable year would subject us to U.S. federal income tax and applicable state and local taxes, which would reduce the amount of cash available for distribution to our stockholders.

•	Maintenance of our exemption from registration under the Investment Company Act of 1940 and our REIT qualification imposes significant limits on our operations.

	Per Share	Total

Public offering price	$	$
Underwriting discount	$	$
Proceeds to us, before expenses	$	$

The underwriters may also purchase up to an additional           shares of our common stock from us at the initial public offering price, less the underwriting discount, within 30 days after the date of this prospectus to cover overallotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares will be ready for delivery on or about          , 2009.

BofA Merrill Lynch	Morgan Stanley

The date of this prospectus is          , 2009.

You should rely only on the information contained in this prospectus, any free writing prospectus prepared by us or information to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The U.S. Department of the Treasury has not participated in the preparation of this prospectus or made any representation regarding and expressly disclaims any liability or responsibility to any investor in Foursquare Capital Corp. for the accuracy, completeness or correctness of any of the materials contained herein. Without limitation of the foregoing, the U.S. Department of the Treasury does not approve or disapprove of any tax disclosure or advice set forth herein.

SUMMARY

This summary highlights some of the information in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus. Except where the context suggests otherwise, the terms “company,” “we,” “us,” and “our” refer to Foursquare Capital Corp., a Maryland corporation, together with its subsidiaries; “our manager” refers to Foursquare Capital Management, LLC, a Delaware limited liability company, our external manager, and “AllianceBernstein” refers to AllianceBernstein L.P., the majority owner of our manager. Unless indicated otherwise, the information in this prospectus assumes (1) the common stock to be sold in this offering is sold at $      per share, (2) the sale to AllianceBernstein and the other owners of our manager, or their respective affiliates, in a separate private placement, of an aggregate of           shares representing     % of our outstanding shares of common stock after giving effect to the shares of common stock sold in this offering, excluding the underwriters’ overallotment option, up to $           , and (3) no exercise by the underwriters of their overallotment option to purchase up to an additional           shares of our common stock.

Our Company

We are a newly-formed corporation focused on acquiring, financing and managing a portfolio of commercial mortgage-backed securities, or CMBS, residential mortgage-backed securities, or RMBS, commercial and residential mortgage loans, other real estate-related securities, various other classes of asset-backed securities, or ABS, and other financial assets. RMBS will include both securities that are not issued or guaranteed by a U.S. government agency or federally chartered corporation, or non-Agency RMBS, and securities that are so issued or guaranteed, or Agency RMBS. We refer to these as our target asset classes.

Our objective is to provide above average returns relative to the potential volatility or risk in making those returns (or attractive risk-adjusted returns) to our investors over the long-term, primarily through dividends and secondarily through capital appreciation. We intend to achieve this objective by selectively acquiring a diversified portfolio of assets in our target asset classes with a focus on the credit characteristics of the underlying collateral that will be designed to achieve attractive returns across a variety of market conditions and economic cycles.

We will be externally managed and advised by our manager, a recently-formed majority-owned subsidiary of AllianceBernstein. Our manager will contract with AllianceBernstein to manage our portfolio and conduct our day-to-day operations and to provide us with management, administrative and technology support functions to conduct our business. In sourcing, evaluating and managing our portfolio assets, AllianceBernstein’s capabilities will be augmented by the collective capabilities of Greenfield Advisors, LLC, or Greenfield, a subsidiary of Greenfield Partners, LLC, and Rialto Capital Management, LLC, or Rialto, through sub-advisory arrangements, and Flexpoint Ford, LLC, or Flexpoint Ford, through consulting arrangements.

AllianceBernstein, together with Greenfield and Rialto as two of its sub-advisors, has been pre-qualified by the U.S. Treasury as one of the nine initial managers that will each manage a public-private investment fund, or PPIF, to be formed in partnership with the U.S. Treasury under its Legacy Securities Program established under the U.S. government’s Public-Private Investment Program, or PPIP. AllianceBernstein, supported by the management teams from Greenfield and Rialto, will manage a portfolio of CMBS and non-Agency RMBS to be acquired by the PPIF to be formed by AllianceBernstein in partnership with the U.S. Treasury, or the AB PPIF. The AB PPIF will have access to U.S. Treasury financings under the PPIP and possible other funding sources. Subject to maintaining our qualification as a REIT and our exemption from registration under the 1940 Act, we currently expect to deploy between 30% to 40% of the net proceeds from this offering and our concurrent private placement (as described below under “— Our Manager”) to acquire an ownership interest in the AB PPIF. In addition to our ownership interest in the AB PPIF, we will seek to gain exposure to other CMBS, RMBS, ABS and other eligible asset classes with borrowings through the Term Asset-Backed Securities Loan Facility, or TALF, as well as through securitizations and other sources of funding, in each case to the extent available to us.

We have not acquired any assets as of the date hereof. We will commence operations upon completion of this offering and the concurrent private placement. We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2009. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940, or the 1940 Act.

Our Manager

We will be externally managed and advised by our manager. AllianceBernstein owns 55% of the limited liability company interests in our manager. The other owners of our manager are Greenfield (or affiliates thereof) (15%), Rialto (through a subsidiary) (15%) and Flexpoint Ford (through its initial fund, Flexpoint Fund, L.P.) (15%). AllianceBernstein is a preeminent, research-driven, global investment management firm delivering investment services in key asset classes: fixed income, value equities, growth equities, blend solutions and alternative investments. AllianceBernstein’s depth of research, worldwide presence and array of services allow it to offer a full range of investment products, both global and local, in every major financial market.

Approximately 62% of the equity interests in AllianceBernstein are held indirectly by AXA, the holding company for an international group of insurance and related financial services companies engaged in the financial-protection and wealth-management businesses. Substantially all of the remaining equity interests in AllianceBernstein are held by AllianceBernstein Holding L.P., a New York Stock Exchange-listed holding company (NYSE: AB). As of March 31, 2009, AllianceBernstein managed approximately $173 billion of fixed income investments.

AllianceBernstein will enter into sub-advisory agreements with each of Greenfield and Rialto, together, the sub-advisors. We expect that the broad fixed income, special situations and operational capabilities of AllianceBernstein, augmented by specialized advisory support from each of the sub-advisors, will provide us with an experienced portfolio management group that combines a range of complementary core capabilities.

AllianceBernstein.  Broad fixed income, mortgage related and other securities expertise, and dedicated special situations professionals, together with an established investment management infrastructure, are core capabilities provided by AllianceBernstein.

Greenfield.  Private equity real estate investment management and distressed collateral valuation and restructuring are core capabilities provided by Greenfield, a subsidiary of Greenfield Partners, LLC, or Greenfield Partners. Greenfield Partners’ expertise includes investment management of equity investments in substantially all of our targeted real estate asset classes as well as the development, redevelopment and acquisition and operation of strategic real estate-related operating companies. Entities owned or controlled by Greenfield Partners, LLC include Clayton Holdings LLC, or Clayton, a leading provider of infrastructure (due diligence, surveillance, credit risk management, valuation, special servicing and servicer advising) to the residential mortgage and mortgage-backed security investment industry.

Rialto.  Distressed real estate turnaround expertise with a focus on the sourcing, acquisition, management and disposition of residential and commercial properties, loans and securities are core capabilities of Rialto. Rialto is a private investment management firm, with offices in Miami and New York, and its principals include the former chief executive officer, as well as other former members of senior management, of LNR Property Corporation, or LNR.

In addition to the sub-advisory agreements, AllianceBernstein will enter into a consulting agreement with Flexpoint Ford, or the consultant, one of the other owners of our manager. Financial institution acquisition and management, and long-term knowledge and expertise with related financial and mortgage investments acquired from financial institutions, are core capabilities of Flexpoint Ford and its chairman, Gerald J. Ford. See “Business — Our Manager” for additional information relating to the core capabilities of each owner of our manager.

For its advisory services to our manager, AllianceBernstein will be compensated by the manager out of the base management fee and incentive fee paid by us to our manager pursuant to an advisory agreement between AllianceBernstein and our manager. The fees owing to Greenfield, Rialto and Flexpoint Ford under their respective agreements with AllianceBernstein will be paid by AllianceBernstein out of the amounts it receives from our manager under the advisory agreement. None of the fees of AllianceBernstein, the sub-advisors and Flexpoint Ford will constitute an expense that is separately reimbursable to our manager under its management agreement with us.

We also expect to benefit from, among other things, AllianceBernstein’s established global platform and infrastructure to gain scaled and efficient access to portfolio monitoring, finance and administration functions, which will provide support to our manager on legal, compliance, investor relations and operational matters, trade allocation and execution, securities valuation, risk management and information technologies in connection with the performance of its duties, pursuant to an administrative services agreement to be entered into between our manager and AllianceBernstein.

Concurrently with the closing of this offering, we will sell to AllianceBernstein and the other owners of our manager, or their respective affiliates, in a separate private placement, an aggregate of           shares representing     % of our outstanding shares of common stock after giving effect to the shares of common stock sold in this offering, excluding the underwriters’ overallotment option, up to $     , at a price per share equal to the initial public offering price per share in this offering.

Current Market Opportunities

We believe that current distressed conditions in the financial markets present unique opportunities for us to acquire assets within our target asset classes at significantly depressed trading prices and higher yields compared to prior periods. We also believe that recent governmental and central bank actions intended to support the functioning of credit markets and the improvement of financial institutions’ balance sheets may positively impact our business, providing us with access to financing as well as opportunities to acquire assets at attractive prices. The establishment of various government sponsored programs such as the PPIP’s Legacy Securities Program for certain CMBS and non-Agency RMBS and the TALF (both for new-issue ABS and CMBS as well as for legacy-issue CMBS and possibly RMBS) may provide us with access to assets that we believe will offer attractive risk-adjusted returns as well as access to favorable non-recourse term borrowing facilities.

We believe that we are particularly well positioned to capitalize on opportunities that are presented by current financial market conditions. The combined core capabilities and expertise of AllianceBernstein and its sub-advisors will enable us to evaluate a broad array of asset classes and financing opportunities and to seek to selectively acquire assets for us that present potentially attractive risk-adjusted return profiles and the potential for capital appreciation.

Our Target Asset Classes

Our target asset classes and the principal assets we expect to acquire in each are as follows:

Asset Classes	Principal Assets

CMBS	Fixed and floating rate CMBS, with an emphasis on securities that when originally issued were rated in the highest rating category by one or more of the nationally recognized statistical rating organizations. We have not established a minimum rating requirement for CMBS in which we will invest.
Non-Agency RMBS	RMBS that are not issued or guaranteed by a U.S. government agency or federally chartered corporation, with an emphasis on securities that when originally issued were rated in the highest rating category by one or more of the nationally recognized statistical rating organizations.
Commercial Mortgage Loans	First or second lien loans, subordinate interests in first mortgages, or B-Notes, bridge loans to be used in the acquisition, construction or redevelopment of a property and mezzanine financings, with an emphasis on loans in the most senior positions in the capital structure.
Residential Mortgage Loans	Residential mortgage loans that conform to U.S. government agency underwriting guidelines, or prime mortgage loans, as well as residential mortgage loans that do not conform to U.S. government agency underwriting guidelines, including jumbo prime mortgage loans, Alt-A mortgage loans and subprime mortgage loans.
Agency RMBS	RMBS that are issued or guaranteed by a U.S. government agency or federally chartered corporation.
ABS	Debt and equity tranches of securitizations backed by various asset classes including, but not limited to, small-balance commercial mortgages, aircraft, automobiles, credit cards, equipment, manufactured housing, franchises, recreational vehicles and student loans.
Other Financial Assets	Securities (common stock, preferred stock and debt) of other real estate-related entities and non-real estate-related asset-backed securities and secured and unsecured corporate debt.

We may also acquire other types of assets from time to time as opportunities present themselves that are consistent with our target asset guidelines.

Subject to prevailing market conditions at the time of purchase, we currently expect to purchase our target assets, directly or indirectly, in the following ranges: approximately 30% to 40% AB PPIF, approximately 25% to 35% commercial mortgage loans, approximately 20% to 30% residential mortgage loans, approximately 0% to 15% Agency RMBS, approximately 5% to 15% CMBS eligible for TALF financing and approximately 0% to 10% ABS and other financial assets. We expect that the AB PPIF will be authorized to invest only in CMBS and non-Agency RMBS. Our investment in the AB PPIF will be allocated pro rata among the assets held by the AB PPIF, and as a result, our investment in the AB PPIF will depend upon the composition of assets held by the AB PPIF. There is no assurance that, upon the completion of this offering, we will not allocate the proceeds from this offering and the concurrent private placement in a different manner among our target assets. In particular, we expect that during our initial investment period of up to 12 months, and at times in the future when we may be adjusting our investment strategy, our holdings of Agency RMBS will be greater, and our holdings of other target assets will be lower, than the currently anticipated ranges. Our decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. Moreover, we will have no ability to control asset allocation decisions of the AB PPIF.

Our Competitive Advantages

We believe that we have many competitive advantages, including the following:

AllianceBernstein’s Broad Investment Management Experience

Our manager will draw upon the expertise of AllianceBernstein’s fixed income investment team, which, as of March 31, 2009, consists of 97 investment professionals operating in 7 cities, across 7 countries (consisting of the United States, Canada, Australia, New Zealand, Japan, Hong Kong Special Administrative Region and the United Kingdom), with approximately $411 billion in assets under management and managed approximately $173 billion of fixed income investments.

The core special situations group of AllianceBernstein will oversee our operations and has over 20 years of experience in managing residential and commercial mortgage-related securities and analyzing securitization structures through a variety of credit and interest rate environments. Jeffrey Phlegar, who has served as co-head of global fixed income at AllianceBernstein and currently leads the firm’s special situations group, which was established in 2008 out of the equity and fixed income research groups, will be our Chief Investment Officer, as well as AllianceBernstein’s chief investment officer for, and the chairman of AllianceBernstein’s investment committee for, the AB PPIF.

Pre-Qualification of AllianceBernstein as an Initial PPIF Manager under the Legacy Securities Program

The pre-qualification of AllianceBernstein, together with Greenfield and Rialto as two of its sub-advisors by the U.S. Treasury as an initial PPIF manager for the Legacy Securities Program under the PPIP will provide us with an opportunity to invest in a PPIF that will purchase securities within our target asset classes at potentially attractive risk-adjusted returns in part due to financing that will be provided to that fund by the U.S. Treasury.

AllianceBernstein’s Expertise in Utilizing Government Financing Programs

AllianceBernstein has significant experience with respect to recent U.S. government initiatives to provide financing for newly-issued asset-backed securities. In May 2009, AllianceBernstein launched a private opportunity fund focused on investing in certain asset-backed securities (other than RMBS and CMBS) that are or may become eligible for financing under the TALF. As of the date of this prospectus, that private opportunity fund has accepted capital commitments of approximately $403 million.

Enhanced Ability to Acquire, Finance and Manage Target Assets through Strategic Relationships

We expect that AllianceBernstein’s sub-advisory relationships with Greenfield and Rialto will enhance our ability to acquire, finance and manage our target assets by obtaining access to capabilities of those firms that are complementary to those of AllianceBernstein.

Greenfield.  Greenfield is a subsidiary of Greenfield Partners, a firm that, since its inception in 1997, has sponsored eight investment vehicles with a total of approximately $3.5 billion of committed capital. These vehicles have invested in residential and commercial mortgage loans and real estate companies, as well as directly in a variety of property types, predominantly in North America, including office buildings, shopping centers, hotels, golf courses, assisted living facilities, unimproved land, airport cargo facilities and multi-family housing. In addition, an investment fund managed by Greenfield Partners is the majority owner of Clayton, a leading service provider to the mortgage and mortgage-backed security investment industry.

Rialto.  Rialto is a private real estate investment management company focused on distressed real estate asset investment, management and workouts. Rialto’s business was founded in 2007 by Jeffrey P. Krasnoff, the former chief executive officer of LNR, which, during his tenure, was one of the nation’s largest purchasers and special servicers of CMBS. The Rialto senior management team brings, on average, over 20 years of broad experience in residential and commercial real estate investment, finance, development and management, with a particular emphasis on turnaround situations, particularly during previous real estate market downturns in the United States and overseas. A majority of the management group of Rialto also spent a portion of their careers working in the housing and related finance businesses at, or in partnership with, homebuilder Lennar Corporation. Rialto maintains a relationship with Lennar that provides it with access to information and resources in many local housing markets across the country. In addition, AllianceBernstein will have access through a consulting arrangement to the financial services industry expertise of Flexpoint Ford and its principals.

Flexpoint Ford.  Flexpoint Ford is a private equity investment firm with $1.5 billion of committed equity capital that specializes in financial services and healthcare. We believe Flexpoint Ford’s principals are among the most experienced investors in the United States in these two large sectors of the economy. Flexpoint Fund, L.P., the initial fund of Flexpoint Ford, has several investments in the financial services sector, including Hilltop Holdings Inc., a holding company seeking to make acquisitions, Norwich Holdco, LLC, a manager of specialty program insurance providing consulting services to general agents, and Safe Harbour Holdings, LLC, an insurance holding company that writes property and casualty insurance in a partnership with American Strategic Insurance. Flexpoint Fund, L.P. has $225.0 million of committed equity capital and Gerald J. Ford is its largest investor. Mr. Ford is a banking and financial institutions investor who has been involved in numerous mergers and acquisitions of private and public sector financial institutions, primarily in the southwestern United States, over the past 30 years.

Access to Clayton Holdings’ Mortgage Industry Expertise and Specialized Services

Clayton is a leading provider of due diligence, surveillance, credit risk management, valuation, special servicing and servicer advisory services to participants in the residential mortgage and mortgage-backed-security investment industry, including financial institutions, trustees and investors. An investment fund managed by Greenfield Partners is Clayton’s majority equity owner and the chief executive officer of Rialto is currently the representative of a minority equity owner on the board of managers of Clayton. Clayton’s operations provide Greenfield and Rialto insight into the RMBS market that we expect to assist them in their roles as sub-advisors. In addition, we intend to engage Clayton to provide due diligence services with respect to certain assets being considered for purchase by us, to conduct surveillance on certain of our portfolio assets and to provide related analytical, operational, valuation and systems support to us.

Sub-Advisors’ Comprehensive Expertise in Evaluating Real Estate Asset Cash Flows

A substantial majority of the assets being targeted for purchase by us are loans and securities where we believe ultimate economic performance will depend upon the resiliency of the cash flows, or the ability of the underlying collateral to maintain what we believe to be a favorable level of cash flow even under adverse economic scenarios. The sub-advisors to AllianceBernstein, with their affiliates, have many years of experience in evaluating real estate property cash flows from both residential and commercial real estate assets, and we expect the sub-advisors to provide an additional level of detailed analysis essential to our asset acquisition, asset management and disposition strategies.

Experienced Investment Committee

We expect that our experienced investment committee will allow us to identify, analyze and select attractive asset acquisition opportunities across all of our target asset classes, to effectively structure and finance our portfolio and to deal effectively with any assets that become troubled, and to maximize the return on the assets we acquire.

Extensive Strategic and Funding Relationships and Experience of our Manager’s Owners and their Affiliates

AllianceBernstein, Greenfield, Rialto and Flexpoint Ford maintain extensive long-term relationships with financial intermediaries, including primary dealers, leading investment banks, brokerage firms, leading mortgage originators and commercial banks. We believe these relationships will enhance our ability to source, finance and hedge investment opportunities as well as provide us favorable access to sources of repurchase agreement financings and, thus, enable us to grow in various credit and interest rate environments. In addition, we believe the contacts our executive officers and AllianceBernstein have with numerous derivative and lending counterparties will assist us in implementing our financing and any hedging strategies.

Potential Access to Favorable Non-Recourse Government Term Borrowing Facilities

We believe the establishment of the Legacy Securities Program by the U.S. Treasury under the PPIP, the pre-qualification by the U.S. Treasury of AllianceBernstein, with Greenfield and Rialto as two of its sub-advisors, to be an initial fund manager for the Legacy Securities Program and the expansion of the TALF to cover CMBS and possibly non-Agency RMBS will provide us with access to assets that we believe will offer potentially favorable risk-adjusted returns as well as access to favorable non-recourse term borrowing facilities. We expect that a portion of our target asset classes will be eligible for financing under these programs and that we will access U.S. Treasury financing through the ownership interest we expect to acquire in the AB PPIF.

Disciplined Approach

We will seek to maximize our risk-adjusted returns through a disciplined approach, relying on rigorous quantitative analysis and fundamental research with an emphasis on resiliency of cash flow. Our manager’s investment committee and AllianceBernstein will monitor our overall portfolio risk and surveil the characteristics of our portfolio assets.

Alignment of Interests

We have taken multiple steps to structure our relationship with our manager so that our interests and those of our manager are closely aligned, which will create an incentive to maximize returns for our stockholders. These steps include our manager’s incentive compensation structure, as well as the concurrent private placement of our common stock to AllianceBernstein and the other owners of our manager, or their respective affiliates. The private placement purchasers have agreed to a   month lock-up with respect to the shares purchased in the concurrent private placement.

Target Asset Guidelines

Our board of directors has adopted a set of guidelines that set out our target asset classes. Until appropriate opportunities can be identified or until we receive capital calls from the AB PPIF, the manager may invest our assets in interest-bearing short-term investments, including money-market accounts and/or funds, and liquid Agency RMBS, in each case that are consistent with our intention to qualify as a REIT and to maintain our exemption from registration under the 1940 Act. Our manager, through its investment committee, will make determinations as to the percentage of our assets that will be deployed in each of our target asset classes. The investment committee’s decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. As a result, our portfolio allocation among our target asset classes will vary from time to time. We believe that the expected diversification of our portfolio of assets, the expertise available to us in our target asset classes and the flexibility of our strategy will enable us to achieve attractive risk-adjusted returns under a variety of market conditions and economic cycles. Our target asset guidelines and strategy may be changed from time to time by our board of directors without the approval of our stockholders.

Investment Committee

Our manager will form an investment committee initially comprised of our Chief Investment Officer, who will serve as chairman of the investment committee, our Chief Executive Officer and a senior investment professional from each of Greenfield and Rialto. The investment committee expects to establish parameters for our asset acquisitions within which AllianceBernstein may execute transactions on our behalf.

The investment committee expects to meet on a monthly basis. The investment committee will review and supervise our program and compliance with our investment policies and procedures and regularly monitor our portfolio of assets to determine if any adjustments are warranted and, if so, to provide a recommendation accordingly. It is expected that individuals on the investment committee will also interact informally on a frequent basis.

The initial members of the investment committee will be:

Jeffrey Phlegar, who will serve as chairman of the investment committee, and is also our Chief Investment Officer. Mr. Phlegar is an Executive Vice President of AllianceBernstein and a

member of its Executive Committee. Mr. Phlegar has been employed by AllianceBernstein for over 20 years in various capacities. He is currently responsible for leading the firm’s special situations group. Mr. Phlegar will also serve as AllianceBernstein’s chief investment officer for, and the chairman of AllianceBernstein’s investment committee for, the AB PPIF.

Jonathan Sobel, who is also our Chief Executive Officer. Mr. Sobel provides consulting services to Gerald Ford-related entities. Mr. Sobel was employed by Goldman Sachs & Co. in various capacities for over 20 years until his departure in 2008, including six years as the head of the firm’s Global Mortgage Department. Mr. Sobel will also be a consultant to AllianceBernstein’s special situations group.

Eugene A. Gorab, who founded Greenfield Partners in March 1997, currently serves as its President and Chief Executive Officer. He is responsible for managing the overall strategic direction of the firm, including capital formation, investments and asset management. Prior to founding Greenfield Partners, LLC in 1997, Mr. Gorab was a founding partner and managing director of Starwood Capital Group, LLC. He headed Starwood’s development and land groups, and was a senior member of the investment committee and had oversight responsibility for Starwood Asset Management, LLC and Starwood Aviation Group. Mr. Gorab will also be a member of AllianceBernstein’s investment committee for the AB PPIF.

Jeffrey P. Krasnoff, who is the Chief Executive Officer of Rialto. He has over 30 years of experience in real estate investment, including as the Chief Executive Officer, until 2007, of LNR, which during his tenure was one of the nation’s largest purchasers and special servicers of non-investment grade CMBS. Mr. Krasnoff will also be a member of AllianceBernstein’s investment committee for the AB PPIF.

For additional biographical information on the members of the investment committee, see “Management — Our Directors, Director Nominees and Executive Officers — Directors and Director Nominees,” “— Executive Officers” and “Business — Investment Committee.”

Our Financing Strategy

We expect to use leverage, directly and indirectly through financing vehicles, to increase potential returns to our stockholders and to fund the acquisition of our assets. We may use both recourse and non-recourse leverage; however, in light of current market conditions, we expect that initially our leverage will consist primarily of non-recourse financing. Although we are not required to maintain any particular assets-to-equity leverage ratio, we expect under current market conditions to deploy up to two times leverage on commercial mortgage loans, up to three times leverage on residential mortgage loans, up to eight times leverage on Agency RMBS and up to seven times leverage on CMBS eligible for TALF financing. These leverage parameters are in our discretion and could change at any time. AB PPIF will have its own leverage policies that we will have no ability to control. The amount of leverage we will deploy for particular assets in our target asset classes will depend upon our manager’s assessment of a variety of factors, which may include the following: the health of the U.S. economy and residential and commercial mortgage-related markets, the collateral underlying our CMBS, non-Agency RMBS, and commercial and residential loans and Agency RMBS; the anticipated liquidity and price volatility of our portfolio of assets; the potential for losses and extension risk on our portfolio of assets; the gap between the duration of our assets and liabilities including any hedges; the availability and cost of financing the assets; the terms of available financing alternatives, including whether financing is on a recourse or non-recourse basis; our opinion of the creditworthiness of our financing counterparties; our outlook for the level, slope and volatility of interest rates; the credit quality of the loans we acquire; and our outlook for asset spreads relative to the London Interbank Offered Rate, or LIBOR, curve.

Subject to maintaining our qualification as a REIT, we expect to use a number of sources to finance our assets. We initially expect our primary financing sources to include non-recourse financings under the TALF and other programs established by the U.S. government to finance our CMBS, non-Agency RMBS and ABS. Secondarily, we may employ to a lesser extent recourse financing through repurchase agreements, securitizations and seller financing. Over time, as market conditions change, in addition to these financings, we may use other forms of leverage provided by the U.S. government and its agencies as well as through the private sector.

The Public-Private Investment Program

On March 23, 2009, the U.S. Treasury, in conjunction with the Federal Deposit Insurance Corporation, or the FDIC, and the Federal Reserve, announced the creation of the PPIP. The PPIP is intended to encourage the transfer of certain illiquid legacy real estate-related assets off of the balance sheets of financial institutions, restarting the market for these assets and supporting the flow of credit and other capital into the broader economy. The PPIP is expected to have two primary components: the Legacy Securities Program and the Legacy Loans Program. PPIFs will be established under the Legacy Loans Program to purchase troubled loans from insured depositary institutions, and PPIFs will be established under the Legacy Securities Program to purchase certain CMBS and non-Agency RMBS that were originally AAA-rated from financial institutions.

Legacy Securities PPIFs and Legacy Loan PPIFs are expected to have access to equity capital from the U.S. Treasury as well as debt financing provided or guaranteed by the U.S. government. Under the Legacy Securities Program, the U.S. Treasury has announced that it will provide an aggregate of $30 billion to Legacy Securities PPIFs in the form of equity capital and debt financing. Specifically, the U.S. Treasury will provide up to 50% of the equity capital of each Legacy Securities PPIF, with the remainder provided by private investors, and will provide senior debt up to 100% of the total equity capital of such PPIF so long as the PPIF’s private investors do not have voluntary withdrawal rights.

AllianceBernstein, together with Greenfield and Rialto as two of its sub-advisors, has been pre-qualified by the U.S. Treasury as an initial PPIF manager under its Legacy Securities Program established under the PPIP to manage legacy securities and is one of only nine initial investment managers so pre-qualified by the U.S. Treasury. As a pre-qualified PPIF manager, AllianceBernstein will manage the AB PPIF and the CMBS and non-Agency RMBS to be acquired by the AB PPIF. The AB PPIF will have access to U.S. Treasury financing under the Legacy Securities Program and possible other funding sources. Subject to maintaining our qualification as a REIT and our exemption from registration under the 1940 Act, we currently expect to deploy between 30% to 40% of the net proceeds from this offering and the concurrent private placement to acquire an ownership interest in the AB PPIF.

Announcements describing the Legacy Loans Program have stated that the U.S. Treasury will provide up to 50% of the equity capital for each Legacy Loans PPIF, with the remainder provided by private investors, and that the FDIC will guarantee the debt issued by the Legacy Loans PPIF up to a 6-to-1 debt-to-equity ratio. On June 3, 2009, the FDIC announced that the development of the Legacy Loans Program will continue, but that a previously planned pilot sale of assets by banks targeted for June 2009 would be postponed.

The Term Asset-Backed Securities Loan Facility

On November 25, 2008, the U.S. Treasury and the Federal Reserve announced the creation of the TALF. Under the TALF, the Federal Reserve Bank of New York, or the NY Fed, will provide up to $200 billion through non-recourse loans to borrowers to help fund their purchase of eligible assets, which initially included certain ABS but neither CMBS nor RMBS. On March 23, 2009, the U.S. Treasury announced preliminary plans to expand the TALF to include certain highly-rated CMBS and non-Agency RMBS. On May 1, 2009, the Federal Reserve provided more details as to how TALF was to be expanded to include certain CMBS and explained that, beginning in June 2009, up to $100 billion in TALF loans would be available with five-year maturities which may be secured by, among other things, CMBS issued on or after January 1, 2009. On May 19, 2009, the Federal Reserve announced that, beginning in July 2009, it would expand the classes of securities eligible for financing through TALF to include certain high quality CMBS issued prior to January 1, 2009, or Legacy CMBS, and announced additional criteria that will apply to TALF loans secured by such Legacy CMBS. We believe that the expansion of the TALF to include both Legacy and new-issue CMBS may provide us with the ability to gain exposure (through our ownership interests in the AB PPIF and one or more other PPIFs sponsored or managed by AllianceBernstein or the sub-advisors or their affiliates, or through financing vehicles we may form) to attractively priced non-recourse term borrowings that could be used to purchase both Legacy and new-issue CMBS that are eligible for financing through TALF. However, many Legacy CMBS have had their ratings downgraded, and at least one rating agency, Standard & Poor’s Investors Services, Inc., or S&P, has announced that further downgrades are likely in the future, as many commercial property values have declined. As a result, these downgrades may significantly reduce the quantity of Legacy CMBS that are TALF eligible.

To date, neither the NY Fed nor the U.S. Treasury has definitively stated whether or how TALF will be expanded to include non-Agency RMBS as a class of securities eligible for TALF financing. However, on June 4, 2009, William Dudley, president of the NY Fed, indicated that the NY Fed was in the process of assessing whether or not to include non-Agency RMBS as assets eligible to be financed under the TALF and was still in the process of assessing the feasibility and potential impact of such an expansion. If and when so expanded to include non-Agency RMBS as collateral eligible for TALF financing, the TALF may provide us with attractively priced non-recourse term borrowing facilities that we can use (through financing vehicles we may form) to purchase non-Agency RMBS. However, there can be no assurance that the TALF will be expanded to include such non-Agency RMBS and, if so expanded, that we will be able to utilize it successfully or at all. The TALF is presently scheduled to run through December 31, 2009, unless the Federal Reserve agrees to extend it.

In addition to our ownership interest in the AB PPIF, we will seek to gain exposure to other CMBS, RMBS, ABS and other asset classes eligible for TALF financing with borrowings through the TALF, as well as through securitizations and other sources of funding, in each case to the extent available to us.

Securitization

We intend to seek to enhance the returns on our mortgage loan assets through securitization which in some cases may be supported by the TALF. To the extent available, we intend to securitize the senior portion, expected to be equivalent to AAA-rated CMBS, while potentially retaining some or all the subordinate securities in our portfolio of assets. In order to catalyze the securitization market, the TALF is currently expected to provide financing to buyers of certain AAA-rated CMBS. Therefore, we expect to see interest in the credit markets for such financing at a favorable percentage of our cost basis in the relevant assets, and more importantly, at reasonable cost-of-fund levels that would generate a positive net spread and enhance returns for our investors.

Repurchase Agreements

Repurchase agreements are financings pursuant to which we will sell our target asset classes to the repurchase agreement counterparty, the buyer, for an agreed upon price with the obligation to repurchase these assets from the buyer at a future date and at a price higher than the original purchase price. The amount of financing we will receive under a repurchase agreement is limited to a specified percentage of the estimated market value of the assets we sell to the buyer. The difference between the sale price and repurchase price is the cost, or interest expense, of financing under a repurchase agreement. Under repurchase agreement financing arrangements, which are generally short-term arrangements, the buyer, or lender, could require us to provide additional cash collateral, or a margin call, to re-establish the ratio of value of the collateral to the amount of borrowing.

Other Potential Sources of Financing

Subject to maintaining our qualification as a REIT for U.S. federal income tax purposes, we may in the future also use other sources of financing to fund the acquisition of our target assets, including seller financing, warehouse facilities and other secured and unsecured forms of borrowing. We may also seek to raise further equity capital or issue debt securities in order to fund our future purchases of assets.

Risk Management

As part of our risk management strategy, our manager will actively manage the risks associated with holding a portfolio of our target asset classes, market risk, interest rate risk and financing risk. Our manager will rely on AllianceBernstein’s resources and expertise in each of these areas, augmented by the services of the sub-advisors.

Credit Risk

We believe our strategy will generally identify assets with resilient cash flows and as a result keep our credit losses and financing costs low. However, we will retain the risk of potential credit losses on all of the residential and commercial mortgage loans, as well as the loans underlying the CMBS and non-Agency RMBS we hold. We will seek to manage this risk through our pre-acquisition due diligence process and through the use of non-recourse financing, which would limit our exposure to credit losses to the specific pool of mortgages that are subject to the non-recourse financing and, subject to our maintaining our qualification as a REIT, through the use of derivative financial instruments. In addition, with respect to any particular target asset, we will, among other things, monitor relative valuation, supply and demand trends, shapes of yield curves, prepayment rates, delinquency and default rates, recovery of various sectors and vintage of collateral.

Market Risk Management

Because we will acquire mortgage-backed securities, or MBS, losses from prepayment, interest rate volatility or other risks can meaningfully reduce or eliminate our distributions to stockholders. In addition, because we will employ financial leverage in funding our portfolio, mismatches in the maturities of our assets and liabilities can create risk in the need to continually renew or otherwise refinance our liabilities. Our net interest margins will be dependent upon a positive spread between the returns on our asset portfolio and our overall cost of funding. To minimize the risks to our portfolio, we will actively employ portfolio-wide and security-specific risk measurement and management processes in our daily operations. There can be no guarantee that these tools will protect us from market risks.

Interest Rate Hedging

Subject to maintaining our qualification as a REIT, we may engage in a variety of interest rate management techniques that seek on one hand to mitigate the impact of interest rate changes on the values of some of our assets and on the other hand help us achieve our risk management objective. We may utilize derivative financial instruments to hedge all or a portion of the interest rate risk associated with the financing of our portfolio of assets. Specifically, we may seek to hedge our exposure to potential interest rate mismatches between the interest we earn on our portfolio assets and our borrowing costs caused by fluctuations in short-term interest rates. We may implement part of our hedging strategy through a domestic taxable REIT subsidiary, or TRS, which will be subject to U.S. federal income tax and applicable state and local taxes.

Summary Risk Factors

An investment in shares of our common stock involves various risks. You should consider carefully the risks discussed below and under the heading “Risk Factors” in this prospectus before purchasing our common stock. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

•	We have not yet identified any specific assets to acquire and you will not be able to evaluate any of our specific assets before we acquire them.

•	We are dependent on our manager, AllianceBernstein, and the sub-advisors and their key personnel for our success.

•	Neither our manager nor AllianceBernstein has prior experience operating a REIT.

•	There are various conflicts of interest in our relationship with our manager and the owners of our manager, which could result in decisions that are not in the best interests of our stockholders.

•	The management agreement with our manager and the advisory agreement and the administrative services agreement with AllianceBernstein were not negotiated on an arm’s-length basis and may not be as favorable to us as if they had been negotiated with unaffiliated third parties.

•	Our board of directors will approve very broad target asset guidelines for our manager and will not approve each asset acquisition and financing decision made by our manager.

•	We may pay distributions from offering proceeds, borrowings or the sale of assets to the extent that distributions exceed earnings or cash flow from our operations.

•	There can be no assurance that the actions of the U.S. government, Federal Reserve, U.S. Treasury and other governmental and regulatory bodies for the purpose of stabilizing the economy and financial markets, including the establishment of the TALF and the PPIP, or market response to those actions, will achieve the intended effect.

•	There is no assurance that the pre-qualification of AllianceBernstein, together with Greenfield and Rialto as two of its sub-advisors, by the U.S. Treasury as an initial PPIF manager under the Legacy Securities Program will lead to establishment of the AB PPIF.

•	We may change any of our strategies, policies or procedures without stockholder consent.

•	We have no operating history and may not be able to successfully operate our business or generate sufficient revenue to make or sustain distributions to our stockholders.

•	The lack of liquidity of our assets may adversely affect our business, including our ability to value and sell our assets.

•	Maintenance of our 1940 Act exemption imposes limits on our operations.

•	Loss of our 1940 Act exemption would adversely affect us, the market price of shares of our common stock and our ability to distribute dividends and could result in the termination of the management agreement with our manager.

•	We expect to use leverage in executing our business strategy, which may adversely affect the return on our assets and may reduce cash available for distribution to our stockholders, as well as magnify losses when economic conditions are unfavorable.

•	Continued adverse developments in the residential and commercial mortgage markets, including recent increases in defaults, credit losses and liquidity concerns, could make it difficult for us to borrow money.

•	As a result of recent market events, including the contraction among, and failure of, certain lenders, it may be more difficult for us to secure non-government financing.

•	We operate in a highly competitive market and competition may limit our ability to acquire desirable assets.

•	An increase in our borrowing costs relative to the interest we receive on our assets may adversely affect our profitability and our cash available for distribution to our stockholders.

•	Our inability to access financing under U.S. government programs could have a material adverse effect on our anticipated business prospects.

•	Hedging against interest rate exposure may adversely affect our earnings.

•	Regulatory developments relating to the use or availability of derivatives may make our hedging transactions more expensive, less effective or both.

•	Difficult conditions in the mortgage, residential and commercial real estate markets may cause us to experience market losses related to our holdings, and there is no assurance that these conditions will improve in the near future.

•     We may acquire non-Agency RMBS collateralized by subprime and Alt-A mortgage loans, which are subject to increased risks.

•	The mortgage loans that we will acquire, and the mortgage and other loans underlying the CMBS and non-Agency RMBS that we will acquire, are subject to defaults, foreclosure timeline extension, fraud and commercial and residential price depreciation, and unfavorable modification of loan principal amount, interest rate and amortization of principal.

•	If our manager overestimates the loss-adjusted yields of our CMBS or RMBS investments, we may experience losses.

•	Prepayment rates (faster or slower) may adversely affect our income and the value of our portfolio.

•	Our failure to qualify as a REIT in any taxable year would subject us to U.S. federal income tax and applicable state and local taxes, which would reduce the amount of cash available for distribution to our stockholders.

•	Complying with REIT requirements may cause us to forego otherwise attractive investment opportunities or financing or hedging strategies.

•	Because the requirements for REIT status require that we distribute each year 90% of our taxable income, we will not be able to grow by reinvesting income and gains in our business.

•	If we have substantial non-cash taxable income, we may have to return investors’ capital in order to meet the REIT requirement that we distribute each year 90% of our taxable income. We may also have to sell assets, borrow funds or make taxable stock distributions to satisfy this distribution requirement. This distribution requirement will limit our ability to retain earnings and thereby replenish or increase capital for operations.

Our Structure

We were organized as a Maryland corporation on June 25, 2009. We will be externally managed by our manager. Our manager or AllianceBernstein may be deemed to be our promoter with respect to this offering.

We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our net taxable income to stockholders and maintain our intended qualification as a REIT. To assist us in qualifying as a REIT, stockholders are generally restricted from owning, applying certain attribution rules under the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock or our outstanding capital stock. Different ownership limits may apply to AllianceBernstein and its direct and indirect subsidiaries, including but not limited to our manager. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock, see “Description of Capital Stock — Restrictions on Ownership and Transfer.”

The following diagrams show our expected structure after giving effect to this offering and the concurrent private placement to affiliates of the owners of our manager:

*	Note: AllianceBernstein has entered into an advisory agreement with our manager. In addition, AllianceBernstein has entered into sub-advisory agreements with Greenfield and Rialto as well as a consulting agreement with Flexpoint Ford. As founders of our manager, the sub-advisors and the consultant or their affiliates will each have a 15% ownership stake in our manager.

**	Concurrently with the closing of this offering, we will sell to AllianceBernstein, the sub-advisors and the consultant, or their respective affiliates, in a separate private placement, an aggregate of shares representing % of our outstanding shares of common stock after giving effect to the shares of common stock sold in this offering, excluding the underwriters’ overallotment option, up to $ , at a price per share equal to the initial public offering price per share in this offering.

Management Agreement

We will enter into a management agreement with our manager effective upon the closing of this offering. Under the management agreement, our manager will implement our business strategy and perform certain services for us. Our manager is at all times subject to the supervision and oversight of our board of directors. Our manager will be responsible for, among other duties: (1) performing all of our day-to-day functions, (2) determining investment criteria in conjunction with our board of directors, (3) sourcing, analyzing and executing asset acquisitions, sales and financings, (4) performing asset management duties, (5) performing financial and accounting management, and (6) the selection and oversight of any potential advisor to whom we may seek to outsource any of the aforementioned or other functions. In addition, our manager has an investment committee initially comprised of our Chief Investment Officer (who will serve as chairman of the investment committee), our Chief Executive Officer and a senior investment professional from each of Greenfield and Rialto, that will, among other things, advise our manager from time to time with respect to assets to be acquired, sold or exchanged by us, as well as regularly monitor our portfolio of assets to determine if any adjustments are warranted, and compliance with our target asset guidelines.

The initial term of the management agreement will end three years after the closing of this offering, with automatic one-year extension terms starting on the third anniversary of the closing of this offering, unless previously terminated, and subject to termination within a certain period prior to the end of any term by us or the manager.

The following table summarizes the fees and expense reimbursements that we will pay to our manager:

Type	Description	Payment

Base Management Fee	% of our stockholders’ equity per annum. For purposes of calculating the base management fee, our stockholders’ equity means: (a) the sum of (1) the net proceeds from all issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus (2) our retained earnings as of the end of the most recently completed calendar quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (b) any amount that we pay to repurchase our common stock since inception. It also excludes (1) any unrealized gains and losses or other items that have impacted stockholders’ equity as reported in our financial statements prepared in accordance with accounting principles generally accepted in the United States, or GAAP, and (2) one-time events pursuant to changes in GAAP and certain non-cash items not otherwise described above, in each case after discussions between our manager and our independent directors and approval by a majority of our independent directors. As a result, our stockholders’ equity, for purposes of calculating the base management fee, could be greater than or less than the amount of stockholders’ equity shown on our financial statements.	Quarterly in arrears, in cash

Type	Description	Payment

Base management fees payable in respect of our assets that are used to acquire our ownership interest in the AB PPIF will be reduced so that the sum of such fees plus our allocable share of management fees payable by the AB PPIF to its designated fund manager will not exceed % of our stockholders’ equity per annum that is attributable to our ownership interest in the AB PPIF, calculated as described above.
Incentive Fee	Our manager will be entitled to an incentive fee in an amount equal to % of the dollar amount by which Core Earnings (as defined below), on a rolling four-quarter basis and before the incentive fee for the current quarter, exceeds the product of (1) the weighted average of the issue price per share of all of our offerings multiplied by the weighted average number of common shares outstanding in such quarter and (2) %. For the initial three quarters following this offering, Core Earnings will be calculated from the settlement date of this offering on an annualized basis.	Quarterly in arrears, in cash
“Core Earnings” is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, any unrealized gains, losses or other non-cash items recorded in the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount of Core Earnings will also be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our manager and our independent directors and after approval by a majority of our independent directors.
Core Earnings for any quarter will be reduced to the extent that any net losses incurred in prior periods have not been offset by subsequent Core Earnings.
We do not expect that any incentive fee will be payable by the AB PPIF to its designated fund manager with respect to our ownership interest in the AB PPIF. However, if any incentive fee is payable by the AB PPIF to its designated fund manager, our manager will waive any incentive fees payable by us to our manager in respect of our ownership interest in the AB PPIF.
Expense reimbursement	Reimbursement of expenses related to us incurred by our manager, including legal, accounting, due diligence and other services. We will also be required to reimburse our manager for corresponding expenses which our manager will reimburse to AllianceBernstein and its service providers, including the sub-advisors, under the advisory, sub-advisory and administrative services agreements.	Monthly in cash

Type	Description	Payment

We will not reimburse our manager or its affiliates for the salaries and other compensation of their personnel, except for personnel hired by our manager who are dedicated exclusively to us, including the compensation of our Chief Financial Officer.
Our reimbursement obligation is not subject to any dollar limitation.
Termination fee	Termination fee equal to three times the sum of (1) the average annual base management fee and (2) the average annual incentive fee earned by our manager during the 24-month period prior to such termination, calculated as of the end of the most recently completed fiscal quarter.	Upon termination of the management agreement by us without cause or by our manager if we materially breach the management agreement
Incentive plan	Our 2009 equity incentive plan includes provisions for grants of restricted common stock units and other equity based awards to our directors and officers, our manager or any employees or affiliates of our manager as well as certain other service providers. We will grant to our officers, our manager and our manager’s employees restricted common stock units upon completion of this offering.

Advisory, Sub-Advisory and Other Agreements

Our manager will enter into an advisory agreement with AllianceBernstein effective upon the closing of this offering. Pursuant to this agreement, our manager will contract with AllianceBernstein to manage our portfolio and provide us related portfolio support functions. The initial term of the advisory agreement will extend for three years from the closing of this offering, with automatic one-year extension terms starting on the third anniversary of the closing of this offering, unless previously terminated, and subject to termination if and when our management agreement with our manager is terminated. The fees charged by AllianceBernstein pursuant to this advisory agreement will not constitute an expense that is separately reimbursable to our manager under the management agreement.

Each sub-advisor (directly or through a subsidiary) will enter into a sub-advisory agreement with AllianceBernstein effective upon the closing of this offering. Through each respective sub-advisory agreement, the sub-advisors will provide AllianceBernstein with personnel and resources to assist AllianceBernstein in advising our manager on the implementation and execution of our business strategy. The initial term of each of the sub-advisory agreements will extend for three years from the closing of this offering, with automatic one-year extension terms starting on the third anniversary of the closing of this offering, unless previously terminated, and subject to termination if and when our management agreement with our manager is terminated. Each of the sub-advisory agreements will automatically be extended if our management agreement with our manager is extended. The fees charged by each sub-advisor pursuant to its sub-advisory agreement will be paid by AllianceBernstein and will not constitute an expense that is separately reimbursable to our manager under the management agreement.

Flexpoint Ford will enter into a consulting agreement with AllianceBernstein effective upon the closing of this offering. Pursuant to this consulting agreement, Flexpoint Ford will assist AllianceBernstein in advising our manager in the implementation and execution of our business strategy. The initial term of this consulting agreement will extend for three years from the closing of this offering, with automatic one-year extension terms starting on the third anniversary of the closing of this offering, unless previously terminated, and subject to termination if and when our management agreement with our manager is terminated. This consulting agreement will automatically be extended if our management agreement with our manager is extended. The fees charged by Flexpoint Ford pursuant to this consulting agreement will be paid by

AllianceBernstein and will not constitute an expense that is separately reimbursable to our manager under the management agreement.

We also expect to enter into an agreement with Clayton pursuant to which Clayton will provide due diligence, surveillance, credit risk management and general administrative support. We will be given access to Clayton’s proprietary database and software which will warehouse our loan performance data and enable Clayton to develop and generate reports and analysis for AllianceBernstein on a periodic basis. Clayton’s pricing service will provide our manager with pricing on CMBS and RMBS which AllianceBernstein can utilize to derive valuations for specific assets and for risk management purposes. In addition, Clayton will provide AllianceBernstein with detailed servicer evaluations and rankings which will be used to support AllianceBernstein’s own fundamental research analysis. Clayton will also conduct on-site visits at the direction of AllianceBernstein. These are services which we would otherwise retain a third party to provide and we will pay Clayton directly for its services in amounts that will be determined on a project-by-project basis in accordance with Clayton’s then-prevailing fees for such services.

Our manager will also enter into an administrative services agreement with AllianceBernstein, pursuant to which we will be provided with access to, among other things, AllianceBernstein’s portfolio management, asset valuation, risk management and asset management services as well as administration functions, which will provide support to our manager on legal, compliance, investor relations, information technologies and all other support functions necessary for the performance of our manager’s duties in exchange for a fee to be paid directly by us to AllianceBernstein representing AllianceBernstein’s allocable cost for these services.

We may also enter into agreements with one or both of Greenfield or Rialto (or their affiliates) relating to services to be performed by either of them that are outside the scope of responsibilities for which they are compensated under their respective sub-advisory agreements. We will pay Greenfield and Rialto (or their affiliates), as the case may be, directly for such services amounts that will be determined on a project-by-project basis, taking into account prevailing market terms and the relevant sub-advisor’s (or its affiliate’s) own fee practices with respect to such services.

Conflicts of Interest

There are various conflicts of interest in our relationship with our manager and the owners of our manager, which could result in decisions that are not in the best interests of our stockholders. We are dependent on the manager, or its appointed advisors, for day-to-day management and we do not have any independent officers or employees. Our chief executive officer is a consultant to several entities in which Gerald J. Ford has an interest and is also a consultant to AllianceBernstein’s special situations group. The remainder of our officers are employees of AllianceBernstein. The chairman of our board of directors is the chairman of AllianceBernstein and our non-independent directors include principals from Greenfield, Rialto and Flexpoint Ford. Our management agreement with our manager and the agreements with AllianceBernstein were negotiated between related parties and their terms, including fees and other amounts payable, and may not be as favorable to us as if they had been negotiated at arm’s length with unaffiliated third parties. None of our manager, AllianceBernstein, the sub-advisors or the consultant or their respective officers and personnel is exclusively committed to us, other than our chief financial officer. Because these organizations and individuals serve other clients in addition to us, it is difficult to estimate the amount of time any of them will allocate to our business. The ability of our manager, AllianceBernstein, the sub-advisors and the consultant and their officers and personnel to engage in other business activities may reduce the time they spend managing us or providing advice under the sub-advisory or consulting agreements.

AllianceBernstein has an established special situations group to manage our assets as well as the assets of other specialized clients. As of June 30, 2009, AllianceBernstein’s special situation group managed seven existing client portfolios having aggregate assets of approximately $1.743 billion. None of these accounts are actively acquiring new assets. To the extent new accounts are added to the special situations group or existing accounts begin actively acquiring new assets, we will compete for opportunities directly with these portfolios. In addition, our manager, AllianceBernstein, the sub-advisors and the consultant may have existing clients or, in the future, new clients that compete with us directly for opportunities.

The investment personnel of the special situations group of AllianceBernstein historically have been and expect to continue to be active in managing mortgage-related and other securitized assets. In addition, the sub-advisors have actively acquired or considered acquiring, or caused entities they advise or manage to acquire, whole loans and loan portfolios. We expect AllianceBernstein and each sub-advisor to continue actively focusing on those assets and each may also broaden its focus in the future to encompass other of our target asset classes.

AllianceBernstein’s special situations group, the sub-advisors and the consultant manage or plan to manage assets for other clients, and opportunities which may be appropriate for us may also be appropriate for accounts or investment vehicles managed by AllianceBernstein’s special situations group, the sub-advisors or the consultant. As a result, we will not have an exclusive right to any such opportunity.

AllianceBernstein has developed compliance procedures to isolate the investment decision making and trade execution processes within the special situations group apart from AllianceBernstein’s other managed accounts. AllianceBernstein has internal allocation policies pursuant to which it will allocate opportunities among accounts in its special situations group for which it considers the opportunity to be appropriate in a fair and equitable manner consistent with such allocation policies. These allocation policies, which would also apply to us, also include other procedures intended to prevent any of its accounts within the special situations group from receiving favorable treatment in accessing opportunities over any other account in that group. Investment opportunities that are sourced from within the special situations group will not be allocated to clients serviced elsewhere in the firm notwithstanding similarities in investment objectives. Likewise, investment opportunities within AllianceBernstein sourced from outside the special situations group (such as from the AllianceBernstein fixed income unit) will not be offered to us or to other clients serviced within the special situations group, notwithstanding similarity of investment objectives and guidelines. These allocation policies may be amended at any time without our consent. To the extent our manager’s, AllianceBernstein’s or our business evolves in such a way as to give rise to conflicts not currently addressed by AllianceBernstein’s allocation policies applicable to its special situations group, AllianceBernstein may need to refine such allocation policies to address such situation.

We expect to provide the sub-advisors with a right for each of them (and their investment funds and managed accounts, where applicable) to participate on a side-by-side basis, or co-invest, in purchases by us of certain types of assets, including mortgage loans. Each sub-advisor expects that this will enable it to treat us as a “strategic” co-investor (on a non-exclusive basis) for purposes of certain partnership or other agreements governing its applicable investment funds and managed accounts, and thereby also allow such sub-advisor to provide opportunities to us to co-invest in assets to be acquired by certain of its investment funds and managed accounts in circumstances where the asset to be acquired falls within our target asset classes and the relevant sub-advisor has determined that such investment fund(s) and managed account(s) will not provide the entire amount of equity capital required for the acquisition of such asset. However, there can be no assurances that such opportunities will emerge for our participation in such co-investments. Each sub-advisor’s co-investment policies may be amended at any time without our consent. The foregoing co-investment rights will not be provided to the consultant, and the consultant’s obligations will not include presenting to us opportunities to acquire specific assets.

In addition, to avoid any actual or perceived conflicts of interest with our manager, AllianceBernstein, either of its sub-advisors or the consultant (in the event the consultant elects to present us with opportunities), a majority of our independent directors will be required to approve the purchase by us of any security structured or issued by an entity managed by our manager, AllianceBernstein, either of its sub-advisors or the consultant, or any of their respective affiliates, or any purchase or sale of our assets by or to our manager, AllianceBernstein, either of its sub-advisors or the consultant, or any of their respective affiliates, or any entity managed by any of the foregoing.

We do not have a policy that expressly prohibits our directors, officers, the sub-advisors, the consultant, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. However, subject to AllianceBernstein’s allocation policies applicable to its special situations group, our code of business conduct and ethics contains a conflicts of interest policy that generally prohibits our directors, officers and personnel, as well as employees of our manager who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us.

We have agreed to pay our manager a base management fee that is not tied to our performance and an incentive fee that is based entirely on our performance. The base management fee component may not sufficiently incentivize our manager to generate attractive risk-adjusted returns for us. The performance-based incentive fee component may cause our manager to place undue emphasis on the short-term maximization of net income, including through the use of leverage, to achieve higher incentive distributions. This could result in increased risk to the value of our portfolio of assets at the expense of other objectives, such as preservation of capital.

Equity interests in Clayton representing a controlling majority interest are held by an investment fund managed by Greenfield Partners, and the chief executive officer of Rialto is currently the representative of a minority equity owner on the board of managers of Clayton.

Operating and Regulatory Structure

REIT Qualification and 1940 Act Exemption

In connection with this offering, we intend to elect to qualify as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with our taxable year ending on December 31, 2009. We believe that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT. To qualify as a REIT, we must meet on a continuing basis, through organizational and actual investment and operating results, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the four taxable years following the year during which we failed to qualify as a REIT. Even if we qualify for taxation as a REIT, we may be subject to some U.S. federal, state and local taxes on our income or property. Any distributions paid by us generally will not be eligible for taxation at the preferred U.S. federal income tax rates that currently apply to certain dividends and other distributions received by individuals from taxable corporations.

We also intend to conduct our operations so that we are not required to register as an investment company under the 1940 Act. See “Business — Operating and Regulatory Structure — 1940 Act Exemption.”

Restrictions on Ownership and Transfer of Our Common Stock

To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, among other purposes, our charter prohibits, with certain exceptions, any stockholder from beneficially or constructively owning, applying certain attribution rules under the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock or our outstanding capital stock. Our board of directors may, in its sole discretion, waive the 9.8% ownership limit with respect to a particular stockholder if it is presented with evidence satisfactory to it that such ownership will not then or in the future jeopardize our qualification as a REIT. In addition, different ownership limits may apply to AllianceBernstein and its direct and indirect subsidiaries, including but not limited to our manager. These ownership limits, which our board of directors has determined will not jeopardize our REIT qualification, will allow AllianceBernstein and its subsidiaries to hold up to     % by value or number of shares, whichever is more restrictive of our common stock or our outstanding capital stock.

Our charter also prohibits any person from, among other things:

•	beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code, or otherwise cause us to fail to qualify as a REIT; and

•	transferring shares of our capital stock if such transfer would result in our capital stock being beneficially owned by fewer than 100 persons.

In addition, our charter provides that any ownership or purported transfer of our capital stock in violation of the foregoing restrictions will result in the shares so owned or transferred being automatically transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in such shares. If a transfer of shares of our capital stock would result in our capital stock being beneficially owned by fewer than 100 persons or a transfer to a charitable trust as described above would be ineffective for any reason to prevent a violation of the other restrictions on ownership and transfer of our capital stock, the transfer resulting in such violation will be void from the time of such purported transfer.

THE OFFERING

Common stock offered by us	shares (plus up to an additional shares of our common stock that we may issue and sell upon the exercise of the underwriters’ overallotment option).

Common stock to be outstanding after this offering	shares.(1)

Use of proceeds	We intend to use the net proceeds of this offering and the concurrent private placement to acquire assets within our target asset classes in accordance with our objectives and strategies described in this prospectus. As a result of the pre-qualification of AllianceBernstein, together with Greenfield and Rialto as two of its sub-advisors, by the U.S. Treasury as an initial PPIF manager under the Legacy Securities Program, we currently expect to deploy between 30% to 40% of the net proceeds from this offering and the concurrent private placement to acquire a minority interest in the AB PPIF. We also expect that, in addition to our ownership interest in the AB PPIF, our initial focus will be on acquiring (or otherwise gaining exposure to) primarily CMBS and non-Agency RMBS with a secondary focus on Agency RMBS, and over time on our other target asset classes including commercial and residential mortgage loans, with (where applicable) borrowings through the TALF, as well as through securitizations and other sources of funding. Until appropriate assets can be identified or until we receive capital calls from the AB PPIF, our manager may invest the net proceeds of this offering and the concurrent private placement in interest-bearing short-term investments, including money market accounts and/or funds, that are consistent with our intention to qualify as a REIT. These initial investments are expected to provide a lower net return than we will seek to achieve from our assets. Prior to the time we have fully used the net proceeds of this offering and the concurrent private placement to acquire our assets, we may fund our quarterly distributions out of such net proceeds. See “Use of Proceeds.”

Distribution policy	We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We generally intend over time to pay quarterly dividends in an amount equal to our net taxable income. We plan to pay our first dividend in respect of the period from the closing of this offering through , 2009 which may be prior to the time that we have fully deployed the net proceeds from this offering in assets within our target asset classes.

Any distributions we make will be at the discretion of our board of directors and will depend upon, among other things, our actual results of operations. These results and our ability to pay distributions will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditure. For more information, see “Distribution Policy.”

Proposed NYSE symbol	“FSQR”

Ownership and transfer restrictions	To assist us in complying with limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code and for other purposes, our charter generally prohibits, among other prohibitions, any stockholder from beneficially or constructively owning more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock or our outstanding capital stock. Different ownership limits may apply to AllianceBernstein and its direct and indirect subsidiaries, including but not limited to our manager. See “Description of Capital Stock — Restrictions on Ownership and Transfer.”

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” in this prospectus and all other information in this prospectus before investing in our common stock.

(1)	Includes shares of our common stock to be sold to the owners of our manager, or their respective affiliates, in a concurrent private placement and restricted common stock units which we intend to grant at the closing of this offering. Excludes shares of our common stock that we may issue and sell upon the exercise of the underwriters’ overallotment option in full.

Our Corporate Information

Our principal executive offices are located at 1345 Avenue of the Americas, New York, New York 10105. Our telephone number is (212) 969-1646. Our website is          . The contents of our website are not a part of this prospectus. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

Risks Related to Our Relationship With Our Manager

We are dependent on our manager and AllianceBernstein and their key personnel for our success, and we may not find suitable replacements if our agreements with them are terminated, or if their key personnel become unavailable to us, which could have material adverse effect on our performance.

We have no separate facilities and are completely reliant on our manager. Our manager has significant discretion as to the implementation of our investment and operating policies and strategies. Our manager, in turn, is relying on its advisory agreement with AllianceBernstein to fulfill our manager’s duties to us. Accordingly, we believe that our success will depend to a significant extent upon the efforts, experience, diligence, skill and network of business contacts of the executive officers and key personnel of our manager and AllianceBernstein. The departure of any of the executive officers or key personnel of our manager or AllianceBernstein could have a material adverse effect on our performance. In addition, we offer no assurance that our manager will remain our manager or that AllianceBernstein will continue its advisory agreements with our manager, or that we will continue to have access to any of their respective principals and professionals. The initial terms of our management agreement with our manager and the advisory agreement between our manager and AllianceBernstein each only extends until the third anniversary of the closing of this offering, with automatic one-year extension terms starting on the third anniversary of the closing of this offering, unless previously terminated. The management agreement with our manager is subject to termination within a certain period prior to the end of any term by either party, and the advisory agreement will automatically terminate when the management agreement is terminated. If any of those agreements is terminated and no suitable replacement is found, we may not be able to execute our business plan.

Initially, we will have no employees. Moreover, each of our officers and non-independent directors is also an employee of, or consultant to, our manager or one of its owners, and most of them have responsibilities and commitments in addition to their responsibilities to us. None of our manager, AllianceBernstein, Greenfield, Rialto or Flexpoint Ford is obligated to dedicate any of its personnel exclusively to us (other than our Chief Financial Officer), nor is our manager or its personnel obligated to dedicate any specific portion of its or their time to our business.

AllianceBernstein will rely on the sub-advisors for specialized advisory support. To the extent AllianceBernstein is unable to continue to retain the services of one or more of the sub-advisors, or we fail to realize the expected benefits from AllianceBernstein’s arrangements with the sub-advisors, our performance will be materially adversely affected. In addition, we have no contractual relationship with the sub-advisors and may have no recourse against them if their actions, performance or non-performance adversely affects us.

AllianceBernstein will enter into sub-advisory agreements with each of the sub-advisors upon completion of this offering. While we expect to derive significant benefits from AllianceBernstein’s arrangements with the sub-advisors, we will not be a party to the sub-advisory agreements; therefore, we will have no rights to enforce those agreements and we will be dependent upon AllianceBernstein to manage and monitor the sub-advisors effectively. We offer no assurance that AllianceBernstein will be able to derive the expected benefits from the sub-advisor arrangements or that AllianceBernstein will be able to continue to retain the services of the sub-advisors. The initial term of each of the sub-advisory agreements will extend for three years from the closing of this offering, with automatic one-year extension terms starting on the third anniversary of the closing of this offering, unless previously terminated, and subject to termination if and when our management agreement with our manager is terminated. If one or both of the sub-advisory agreements is terminated and no suitable replacement is found, we may be adversely affected and we may not be able to execute certain aspects of our business plan. AllianceBernstein and its sub-advisors have a limited history of working together. To the extent they are unable to work constructively and efficiently with one another or are unable to work in a manner that allows our manager to draw upon their respective core competencies, our performance could be materially adversely affected. Further, any disagreement among our manager and AllianceBernstein and either of its sub-advisors could limit our ability to acquire assets, could prove distracting and could hamper the performance of our manager and our ability to achieve our objectives.

Neither AllianceBernstein nor our manager has any experience operating a REIT and we cannot assure you that our manager’s past experience will be sufficient to successfully manage our business, achieve our objectives or comply with regulatory requirements.

Neither AllianceBernstein nor our manager has ever operated a REIT. The REIT provisions of the Internal Revenue Code are highly technical and complex, and any failure to comply with those provisions in a timely manner could prevent us from qualifying as a REIT or force us to pay unexpected taxes and penalties. In addition, our manager and AllianceBernstein also have no experience operating a business in compliance with the numerous technical restrictions and limitations set forth in the 1940 Act applicable to REITs. As a result, we cannot assure you that we will be able to successfully operate as a REIT or comply with regulatory requirements applicable to REITs, which would materially adversely affect our net income and our ability to make or sustain distributions to our stockholders and we could incur a loss.

The historical performance of AllianceBernstein and the sub-advisors in other endeavors may not be indicative of our performance as our focus is different from that of other entities and accounts that are or have been managed by AllianceBernstein, the sub-advisors and their respective affiliates.

Our focus is related but differentiated from those of other entities and accounts that are or have been managed by AllianceBernstein, the sub-advisors and their respective affiliates. Accordingly, the historical returns of AllianceBernstein, the sub-advisors and their respective affiliates are not indicative of the performance for our strategy and we can offer no assurance that our manager will replicate the historical performance of the investment professionals of AllianceBernstein, the sub-advisors and their respective affiliates in their previous endeavors. Our returns could be substantially lower than the returns achieved by such investment professionals’ previous endeavors.

There are various conflicts of interest in our relationship with our manager and its owners, which could result in decisions that are not in the best interests of our stockholders or opportunities that are not made available to us by AllianceBernstein, the sub-advisors or the consultant.

We are subject to conflicts of interest arising out of our relationship with our manager and its owners. Specifically, each of our officers and non-independent directors is also an employee of, or consultant to, our manager or one of its owners. Our manager and our officers may have conflicts between their duties to us and their duties to, and interests in, our manager and its owners. AllianceBernstein will be subject to contractual arrangements with respect to the AB PPIF that are separate and distinct from the arrangements that AllianceBernstein has with our manager in connection with our manager’s management of us. At any given time, our manager may be expected to have interests with respect to managing the AB PPIF that are actually or potentially in conflict with our interests.

AllianceBernstein manages assets for other clients, including those within its special situations group, which participate in some or all of our target asset classes. Accordingly, opportunities which may be appropriate for us may also be appropriate for accounts or investment vehicles managed by AllianceBernstein. As a result, AllianceBernstein may have clients, including those within its special situations group, that compete directly with us for opportunities. Therefore, we may compete with AllianceBernstein for investment or financing opportunities sourced by AllianceBernstein within its special situations group. In particular, the investment personnel of the special situations group of AllianceBernstein have been and expect to continue to be active in managing mortgage-related and other securitized assets. Further, they may broaden their focus in the future to encompass other of our target asset classes. There is no assurance that AllianceBernstein’s allocation policies applicable to its special situations group that address some of the conflicts relating to our access to investment and financing sources from that group, which are described under “Management — Conflicts of Interest,” will be adequate to address all of the conflicts that may arise.

The sub-advisors each also manage assets for other clients, who may, currently or in the future, from time to time participate in some or all of our target asset classes. In particular, the sub-advisors have actively acquired or considered acquiring, or caused entities they advise or manage to acquire, whole loans and loan portfolios. We expect each sub-advisor to continue to actively pursue these assets. Further, they may broaden their focus in the future to encompass other of our target asset classes. The sub-advisors have no allocation policies (although they will be required to adopt policies relating to assets eligible for purchase by the AB PPIF) and each owes contractual and fiduciary duties to its investors. We can offer no assurances as to whether or what types of opportunities they will make available to AllianceBernstein, arising from their respective rights to co-invest with us in purchases of certain types of assets or otherwise. We may compete with one or more of the sub-advisors and their respective clients for assets and for financing opportunities sourced by them. None of the sub-advisors is registered as an investment adviser with the Securities and Exchange Commission, or the SEC, and, in addition, neither we nor our stockholders will be afforded the benefit of our manager being registered under the Investment Advisers Act of 1940.

As a result of the potentially competing interests of AllianceBernstein and the sub-advisors, we may either not be presented with the opportunity or have to compete with AllianceBernstein and the sub-advisors and their respective clients to acquire assets or have access to sources of financing. In addition, the co-investment rights provided to each sub-advisor will not be provided to the consultant, and the consultant’s obligations will not include presenting to us opportunities to acquire specific assets. We may compete with the consultant and its clients to acquire assets or have access to sources of financing. Additionally, all of the members of our manager’s investment committee are officers or employees of, or consultants to, AllianceBernstein, one of the sub-advisors or the consultant. Each investment committee member has the right to veto asset purchases which are outside the parameters established by the investment committee. Accordingly, any disagreements among AllianceBernstein and either of the sub-advisors could hinder our ability to acquire assets and conduct our operations.

Concurrently with the closing of this offering, we will sell to AllianceBernstein and the other owners of our manager, or their respective affiliates, in a separate private placement, an aggregate of           shares representing     % of our outstanding shares of common stock after giving effect to the shares of common stock sold in this offering, excluding the underwriters’ overallotment option, up to $      , at a price per share equal to the initial public offering price per share in this offering. Each of the purchasers in the concurrent private placement may sell any of these securities at any time following the expiration of a  -month lock-up period after the date of this prospectus. To the extent that members of our senior management team and affiliates of our manager sell some of these securities, their interests may be less aligned with our interests.

None of our manager, the advisor, the sub-advisors or their personnel is required to devote a specific amount of time to our operations, which may result in our not receiving sufficient support particularly during times of market turbulence.

Neither our manager nor any of its owners, including AllianceBernstein in its capacity as advisor; Greenfield and Rialto, as sub-advisors; and Flexpoint Ford as a consultant or any of their personnel, is required to devote a specific amount of time to our operations. Because these organizations and individuals serve other clients in addition to us, it is difficult to estimate the amount of time any of them will allocate to our business. The ability of our manager, AllianceBernstein, the sub-advisors and the consultant and their officers and personnel to engage in other business activities may reduce the time they spend managing us or providing advice under the sub-advisory or consulting agreements. At times when there are turbulent conditions in the mortgage markets or distress in the credit markets or other times when we will need focused support and assistance from AllianceBernstein and the sub-advisors, entities for which AllianceBernstein or one of the sub-advisors also acts as an investment manager will likewise require greater focus and attention, placing AllianceBernstein’s and the sub-advisors’ resources in high demand. In such situations, we may not receive the level of support and assistance that we may receive if we were internally managed or if AllianceBernstein did not act as a manager for other entities, and the sub-advisors may not provide AllianceBernstein with the same level of support as they would provide if they did not have other obligations.

We do not have a policy that expressly prohibits our directors, the manager, the advisor, the sub-advisors or the consultant, or their respective officers and employees from engaging for their own account in business activities which may compete with us.

Our code of conduct generally prohibits our directors and officers and employees of our manager who provide services to us from engaging in any transaction that involves an actual conflict of interest with us. However, we have no policy that expressly prohibits our directors, the manager, the advisor, the sub-advisors or the consultant, or their respective officers and employees from engaging for their own account in business activities of the type conducted by us. We could be adversely affected if any of those entities or personnel engaged in activities which are competitive with us. For example, we may not be able to acquire a sufficient amount of assets generally or of a particular type if there is limited supply and we are competing with those entities or personnel to acquire the assets. We may also be allocated a lesser amount of an attractive asset if our advisor and sub-advisors allocate portions of it to other clients.

The management agreement with our manager was not negotiated on an arm’s-length basis, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

Each of our officers and non-independent directors is also an employee of, or consultant to, our manager or one of its owners. Our management agreement with our manager was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

The management agreement with our manager may be difficult and costly for us to terminate.

Termination of the management agreement with our manager by us without cause is difficult and costly. Our independent directors will review our manager’s performance and the base management and incentive fees annually and, following the initial three-year term, the management agreement may be terminated by us annually upon the affirmative vote of at least two-thirds of our independent directors based upon: (1) our manager’s unsatisfactory performance that is materially detrimental to us, or (2) a determination that any fees payable to our manager are not fair, subject to our manager’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. Our manager will be provided 180 days prior notice of any such termination. Additionally, upon such a termination, which will be considered without cause, the management agreement provides that we will pay our manager a termination fee equal to three times the sum of (1) the average annual management fee and (2) the average annual incentive fee earned by our manager during the 24-month period prior to such termination, calculated as of the end of the most recently completed fiscal quarter. These provisions may increase the cost to us of terminating the management agreement and adversely affect our ability to terminate our manager without cause.

Our manager is only contractually committed to serve us until the third anniversary of the closing of this offering. Thereafter, the management agreement is renewable for one-year terms; provided, however, that our manager may terminate the management agreement annually upon 180 days prior notice. A termination of the management agreement will result in a termination of each of the advisory agreement between AllianceBernstein and our manager, the sub-advisory agreements between AllianceBernstein and each sub-advisor and the consulting agreement between AllianceBernstein and the consultant. If the management agreement is terminated and no suitable replacement is found to manage us and provide the services provided under the advisory and sub-advisory agreements, we may not be able to execute our business plan.

Our board of directors will approve very broad target asset guidelines for our manager and will not approve each asset acquisition and financing decision made by our manager.

Our manager will be authorized to follow very broad target asset guidelines by our board of directors, and our manager will in turn give AllianceBernstein discretion to acquire assets within those broad target asset guidelines. Our board of directors will periodically review our target asset guidelines and our portfolio of assets but will not, and will not be required to, review all of our proposed asset acquisitions, except that a purchase of a security structured or issued by an entity managed by AllianceBernstein or the other owners of the manager must be approved by a majority of our independent directors prior to such asset acquisition. In addition, in conducting periodic reviews, our board of directors may rely primarily on information provided to them by our manager. Furthermore, our manager may use complex strategies, and transactions entered into by our manager may be costly, difficult or impossible to unwind by the time they are reviewed by our board of directors. Our manager, and therefore AllianceBernstein, will have great latitude within the broad parameters of our target asset guidelines in determining the types and amounts of CMBS, non-Agency RMBS, mortgage loans and Agency RMBS it may decide are attractive investments for us, which could result in returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business operations and results. Further, decisions made and asset acquisitions and financing arrangements entered into by our manager may not fully reflect the best interests of our stockholders.

Our manager’s management fee may reduce its incentive to devote its time and effort to seeking assets that offer attractive risk-adjusted returns for our portfolio because the fee is payable regardless of our performance.

We will pay our manager a base management fee regardless of the performance of our portfolio. Our manager’s entitlement to nonperformance-based compensation might reduce its incentive to devote its time and effort to seeking assets that provide attractive risk-adjusted returns for our portfolio. This in turn could hurt both our ability to make distributions to our stockholders and the market price of our common stock. In addition, in calculating the base management fee, unrealized gains and losses are excluded, which could incentivize our manager to sell appreciated assets and keep non-performing assets even though it may not be in our best interests to do so.

Our incentive fee may induce our manager to acquire certain assets, including speculative assets, which could increase the risk to our portfolio.

In addition to its management fee, our manager is entitled to receive incentive fees based on Core Earnings. In evaluating asset acquisition and other management strategies, the opportunity to earn incentive fees based on Core Earnings net income may lead our manager to place undue emphasis on the use of leverage to maximize the amounts of Core Earnings, at the expense of other criteria, such as preservation of capital, to achieve higher incentive fees. Assets with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our portfolio of assets. In addition, in calculating the incentive fee, unrealized gains and losses are excluded, which could incentivize our manager to sell appreciated assets and keep non-performing assets even though it may not be in our best interests to do so.

If ownership interests held by any of the owners of our manager were transferred to a third party, this could result in a change in our objectives and cause us material harm.

Our manager is owned by AllianceBernstein, Greenfield, Rialto and Flexpoint Ford, or their respective affiliates. If any of them were to sell their ownership interests in the manager to a third party, that party might, subject to certain limitations, attempt to cause us to amend our policies to include objectives and governing terms that differ completely from those currently contemplated by us and described in this prospectus and any such sale would not require a vote of our board or our stockholders. If AllianceBernstein were to transfer its interest in our manager to a third party, a new controlling shareholder in the manager could attempt to cause a sale or disposition of the manager to a third party without the approval of our shareholders. A change of control of our manager would not give us a right to terminate the management agreement. If one of the other owners of the manager were to transfer its interest in our manager, it may lose some of its incentive to assist AllianceBernstein notwithstanding its contract with AllianceBernstein and it may be less likely to renew its agreement. A new owner may not contribute to the manager. Even if it wanted to contribute, a new owner could employ professionals who are less experienced or who are less capable than the professionals made available by the departing owners. Further, the sale by one of the sub-advisors may impact the perception of the capabilities of our manager, which may negatively affect the price of our common stock. In addition, any such change or exercise of control could mean a change in the composition of the professionals working on our behalf, either through the appointment of new professionals or through the departure of dissatisfied professionals. If any of the foregoing were to occur, we could experience difficulty in acquiring new assets and our business, our results of operations and our financial condition could suffer materially.

Additionally, we cannot predict with any certainty the effect that any transfer in the ownership of the manager would have on the trading price of our common shares or our ability to raise capital or make asset acquisitions in the future because such matters would depend to a large extent on the identity of the new owner and the new owner’s intentions with regard to our business and affairs. As a result, the future of our company would be uncertain and the value of our portfolio, our results of operations and our financial condition could suffer materially.

Risks Related to Our Company

We have no operating history and may not be able to successfully operate our business or generate sufficient revenue to make or sustain distributions to our stockholders.

We were incorporated in June 2009 and have no operating history. We have no assets and will commence operations only upon completion of this offering. We cannot assure you that we will be able to operate our business successfully or implement our operating policies and strategies as described in this prospectus. The results of our operations depend on several factors, including the availability of opportunities for the acquisition of assets, the level and volatility of interest rates, the availability of adequate short and long-term financing, conditions in the financial markets and economic conditions.

There can be no assurance that the actions of the U.S. government, Federal Reserve, U.S. Treasury and other governmental and regulatory bodies for the purpose of stabilizing the financial markets, including the establishment of the TALF and the PPIP, or market response to those actions, will achieve the intended effect, and our business may not benefit from these actions and further government or market developments could adversely impact us.

In response to the financial issues affecting the banking system and the financial markets and going concern threats to investment banks and other financial institutions, the U.S. government, including the Federal Reserve and U.S. Treasury and other governmental and regulatory bodies, have taken action to stabilize the financial markets. Significant measures include: the enactment of the Emergency Economic Stabilization Act of 2008, or the EESA, which established the Troubled Asset Relief Program, the enactment of the Housing and Economic Recovery Act of 2008, or the HERA, which established a new regulator for Fannie Mae and Freddie Mac; and the establishment of the TALF and the PPIP.

Although the federal government has committed capital to Fannie Mae and Freddie Mac, there can be no assurance that these actions will be adequate for their needs. If these actions are inadequate, these entities could continue to suffer losses and could fail to honor their guarantees and other obligations which could materially adversely affect our business, operations and financial condition.

There can be no assurance that the EESA, HERA, TALF, PPIP or other recent U.S. government actions will have a significant or any beneficial impact on the financial markets, including on current extreme levels of volatility. To the extent that markets do not respond favorably to these initiatives or these initiatives do not function as intended, our business may not receive the anticipated positive impact from such legislation or other U.S. government actions. There can also be no assurance that we (directly or indirectly through any financing vehicles we may form) will be eligible to participate in any programs established by the U.S. government, such as the TALF or the PPIP or, if we (directly or indirectly) are eligible, that we will be able to (directly or indirectly) utilize them successfully or at all. In addition, because these government programs are designed, in part, to restart the market for certain of our target asset classes, the establishment of these programs may result in increased competition for attractive opportunities in our target asset classes. It is also possible that our competitors may utilize the programs which would provide them with attractive debt financing and equity capital from the U.S. government. In addition, the U.S. government, the Federal Reserve, the U.S. Treasury and other governmental and regulatory bodies have taken or are considering taking other actions to address the financial crisis. We cannot predict whether or when such actions may occur, and such actions could have an adverse impact on our business, results of operations and financial condition.

We may change any of our strategies, policies or procedures without stockholder consent, which could result in our making acquisitions that are different from, and possibly riskier than, those described in this prospectus.

Subject to maintaining our exemption from registration under the 1940 Act, we may change any of our strategies, policies or procedures with respect to acquisitions, asset allocation, growth, operations, indebtedness, financing strategy and distributions at any time without the consent of our stockholders, which could result in our making acquisitions that are different from, and possibly riskier than, the types of acquisitions described in this prospectus. A change in our strategy may increase our exposure to credit risk, interest rate risk, financing risk, default risk and real estate market fluctuations. Furthermore, a change in our asset allocation could result in our making acquisitions in asset categories different from those described in this prospectus. In addition, our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to qualify as a REIT. These changes could adversely affect our financial condition, results of operations, the market price of our common stock and our ability to make distributions to our stockholders.

Loss of our 1940 Act exemption would adversely affect us, the market price of shares of our common stock and our ability to distribute dividends, and could result in the termination of the management agreement with our manager, the advisory and administrative services agreements with AllianceBernstein or AllianceBernstein’s sub-advisory agreements with the sub-advisors.

We intend to conduct our operations so as not to become required to register as an investment company under the 1940 Act. Because we are a holding company that will conduct our businesses through wholly-owned or majority-owned subsidiaries, the equity securities issued by these subsidiaries that are excepted from the definition of “investment company” under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not have a combined value in excess of 40% of the value of our total assets on an unconsolidated basis, which we refer to as the 40% test. This requirement limits the types of businesses in which we may engage through our subsidiaries. For example, these restrictions will limit the ability of our subsidiaries to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain ABS and real estate companies or in assets not related to real estate.

Certain of our subsidiaries intend to rely upon the exemption from registration as an investment company under the 1940 Act pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of each such subsidiaries’ portfolio must be comprised of qualifying assets and at least another 25% of each of their portfolios must be comprised of real estate-related assets under the 1940 Act (and no more than 20% comprised of non-qualifying or non-real estate-related assets). Qualifying assets for this purpose include mortgage loans and other assets, such as whole-pool Agency RMBS, that the SEC staff in various no-action letters has determined are the functional equivalent of mortgage loans for the purposes of the 1940 Act. As a result of the foregoing restrictions, we will be limited in our ability to make certain investments.

We intend to treat as real estate-related assets CMBS, non-Agency RMBS, debt and equity securities of companies primarily engaged in real estate businesses, agency partial pool certificates and securities issued by pass-through entities of which substantially all of the assets consist of qualifying assets and/or real estate-related assets. Any Legacy Securities PPIF in which we acquire an interest, including the AB PPIF, will likely rely on Section 3(c)(7) for its 1940 Act exemption. As a result, the treatment of our Section 3(c)(5)(C) subsidiary’s interest in the AB PPIF or any other Legacy Securities PPIF as a real estate-related asset or a miscellaneous asset for purposes of the subsidiary’s Section 3(c)(5)(C) analysis has not been determined. We will discuss with the SEC staff how such interest in the AB PPIF or any other Legacy Securities PPIF should be treated for purposes of the subsidiary’s Section 3(c)(5)(C) analysis. Depending on this determination, we many need to adjust our assets and strategy in order for our subsidiary to continue to rely on Section 3(c)(5)(C) for its 1940 Act exemption. Any such adjustment is not expected to have a material adverse effect on our business or strategy at this time. Although we intend to monitor our portfolio periodically and prior to each investment acquisition, there can be no assurance that we will be able to maintain this exemption from registration for each of these subsidiaries. If these subsidiaries are not able to maintain the exemption under Section 3(c)(5)(C), our interests in such subsidiaries would constitute an “investment security” for purposes of determining whether we pass the 40% test. It is anticipated that Legacy Securities PPIFs will not give private investors voluntary withdrawal rights, so if these subsidiaries are not able maintain the exemption under Section 3(c)(5)(C), we may not be able to dispose of such interests in order to pass the 40% test. This may cause us to liquidate other assets at an inopportune time when prices are depressed, which could cause us to incur a loss.

We may in the future organize financing subsidiaries that will borrow under the TALF. We expect that these TALF subsidiaries will rely on Section 3(c)(7) for their 1940 Act exemption and, therefore, our interest in each of these TALF subsidiaries would constitute an “investment security” for purposes of determining whether we pass the 40% test. In addition, if we organize financing subsidiaries in the future that will borrow under the TALF, we anticipate that some of these subsidiaries may be organized to rely on the 1940 Act exemption provided to certain structured financing vehicles by Rule 3a-7 under the 1940 Act. To the extent that we organize subsidiaries that rely on Rule 3a-7 for an exemption from the 1940 Act, these subsidiaries will need to comply with the restrictions contained in this Rule. In light of such requirements, our ability to manage assets held in a financing subsidiary that complies with Rule 3a-7 will be limited and we may not be able to purchase or sell assets owned by that subsidiary when we would otherwise desire to do so, which could lead to losses. We expect that the aggregate value of our interests in TALF subsidiaries that seek to rely on Section 3(c)(7) or Rule 3a-7 will comprise less than 20% of our total assets on an unconsolidated basis.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The 1940 Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

There can be no assurance that the laws and regulations governing the 1940 Act status of REITs, including the Division of Investment Management of the SEC providing more specific or different guidance regarding the treatment of assets as qualifying real estate assets or real estate-related assets, will not change in a manner that adversely affects our operations. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen. Further, although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain our exclusion from registration as an investment company under the 1940 Act. If we fail to qualify for this exclusion in the future, we could be required to restructure our activities or the activities of our subsidiaries, including effecting sales of assets in a manner that, or at a time when, we would not otherwise choose to do so, which could negatively affect the value of our common stock, the sustainability of our business model, and our ability to make distributions. The sale could occur during adverse market conditions, and we could be forced to accept a price below that which we believe is appropriate. The loss of our 1940 Act exemption would also permit our manager to terminate the management agreement, in which event the advisory agreement between AllianceBernstein and our manager and the sub-advisory agreements between AllianceBernstein and each sub-advisor would automatically terminate, which could result in a material adverse effect on our business and results of operations.

We are highly dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to pay dividends.

Our business is highly dependent on communications and information systems of AllianceBernstein. Any failure or interruption of the systems of AllianceBernstein could cause delays or other problems in our securities trading activities, which could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to make or sustain distributions to our stockholders.

We have limited experience in making critical accounting estimates, and our future financial statements may be materially affected if our estimates prove to be inaccurate.

Financial statements prepared in accordance with GAAP require the use of estimates, judgments and assumptions that affect the reported amounts. Different estimates, judgments and assumptions reasonably could be used that would have a material effect on the financial statements, and changes in these estimates, judgments and assumptions are likely to occur from period to period in the future. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to (1) assessing the adequacy of the allowance for loan losses and (2) determining the fair value of investment securities. These estimates, judgments and assumptions are inherently uncertain, and, if they prove to be wrong, then we face the risk that unanticipated charges to income will be required. In addition, because we have limited operating history in some of these areas and limited experience in making these estimates, judgments and assumptions, the risk of future charges to income may be greater than if we had more experience in these areas. Any such charges could significantly harm our business, financial condition, results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Use of Estimates” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our business, financial condition and results of operations.

Risks Related to Financing and Hedging

We expect to use leverage in executing our business strategy, which may adversely affect the return on our assets and may reduce cash available for distribution to our stockholders, as well as increase losses when economic conditions are unfavorable.

We expect to use leverage to finance our assets through borrowings under programs established by the U.S. government such as the PPIP and the TALF to the extent available to us (through our ownership interests in the AB PPIF and one or more other PPIFs sponsored or managed by AllianceBernstein or its sub-advisors or their affiliates, or through financing vehicles we may form), borrowings from repurchase agreements and other secured and unsecured forms of borrowing. Initially, while we expect to deploy limited, if any, recourse leverage on our CMBS, non-Agency RMBS and mortgage loan assets, we may expand the use of recourse leverage on these assets in the future. In addition, we may gain exposure to leverage (through our ownership interests in the AB PPIF and one or more other PPIFs sponsored or managed by AllianceBernstein or its sub-advisors or their affiliates, or through financing vehicles we may form), under programs established by the U.S. government or others. Although we are not required to maintain any particular assets-to-equity leverage ratio, the amount of leverage we may deploy for particular assets will depend upon the availability of financing and our manager’s assessment of the credit and other risks of those assets.

The capital and credit markets have been experiencing extreme volatility and disruption since July 2007. Recently, concerns over inflation, deflation, energy price volatility, geopolitical issues, unemployment, the availability and cost of credit, the mortgage market and a declining real estate market have contributed to increased volatility and diminished expectations for the economy and markets. In a large number of cases, the markets have exerted downward pressure on stock prices and credit capacity for issuers. Our access to capital depends upon a number of factors over which we have little or no control, including:

•	general market conditions;

•	the market’s view of the quality of our assets;

•	the market’s perception of our growth potential;

•	the market’s perception of the success or failure of the government initiatives;

•	our eligibility to participate in and access capital from programs established by the U.S. government;

•	our current and potential future earnings and cash distributions; and

•	the market price of the shares of our capital stock.

Dramatic declines in the residential and commercial real estate markets, with decreasing home prices and increasing foreclosures and unemployment, have resulted in significant asset write-downs by financial institutions, which have caused many financial institutions to seek additional capital, to merge with other institutions and, in some cases, to fail. This has adversely affected one or more of our potential lenders and could cause one or more or potential lenders to be unwilling or unable to provide us with financing or to increase the costs of that financing. Current market conditions have affected different types of financing for mortgage-related assets to varying degrees, however, with some sources generally being unavailable, others being available but at a higher cost, while others being largely unaffected. For example, in the repurchase agreement market, non-Agency RMBS have been more difficult to finance than Agency RMBS. In connection with repurchase agreements, financing rates and advance rates, or haircut levels, have also increased. Repurchase agreement counterparties have taken these steps in order to compensate themselves for a perceived increased risk due to the illiquidity of the underlying collateral. In some cases, margin calls have forced borrowers to liquidate collateral in order to meet the capital requirements of these margin calls, resulting in losses.

Although we initially expect our primary financing sources to include non-recourse financings under the TALF and other programs established by the U.S. government to finance our CMBS, non-Agency RMBS and ABS, to the extent available to us, we may in the future seek private funding sources to acquire these assets as well; in addition, we may be required to rely on these private funding sources if the programs established by the U.S. government are terminated. Institutions from which we seek to obtain financing may have owned or financed residential or commercial mortgage loans, real estate-related securities and real estate loans which have declined in value and caused losses as a result of the recent downturn in the markets. If one or more major market participants fails or otherwise experiences a major liquidity crisis, as was the case for Bear Stearns & Co. in March 2008 and Lehman Brothers Holdings Inc. in September 2008, it could negatively impact the marketability of all fixed income securities, including our target asset classes, and this could negatively impact the value of the assets we acquire, thus reducing our net book value. Many lenders and institutional investors have reduced and, in some cases, ceased to provide funding to borrowers, including other financial institutions. If these conditions persist, these institutions may become insolvent. As a result of recent market events, it may be more difficult for us to secure nongovernmental financing as there are fewer institutional lenders and those remaining lenders have tightened their lending standards.

The return on our assets and cash available for distribution to our stockholders may be reduced to the extent that market conditions prevent us from leveraging our assets or cause the cost of our financing to increase relative to the income that can be derived from the assets acquired. Our financing costs will reduce cash available for distributions to stockholders. Any reduction in distributions to our stockholders may cause the value of our common stock to decline.

We may depend on certain financing methods to execute our business plan, and our inability to access funding could have a material adverse effect on our results of operations, financial condition and business.

We may use repurchase agreements, securitizations, resecuritizations, warehouse facilities, seller financing and bank credit facilities (including term loans and revolving facilities) as a strategy to increase the return on our assets. However, we may not be able to achieve our desired leverage for a number of reasons, including if the following events occur:

•	our lenders do not make financing available to us at acceptable rates;

•	certain of our lenders cease certain financing activities or exit the market altogether;

•	our lenders require that we pledge additional collateral to cover our borrowings, which we may be unable to do; or

•	we determine that the leverage would expose us to excessive risk.

Our ability to fund our acquisitions may be impacted by our ability to secure repurchase agreements, securitizations, resecuritizations, warehouse facilities, seller financing and bank credit facilities (including term loans and revolving facilities) on acceptable terms. We currently do not have any commitments for any of our proposed financing arrangements and can provide no assurance that lenders will be willing or able to provide us with sufficient financing. In addition, because repurchase agreements and warehouse facilities, seller financing are short-term commitments of capital, lenders may respond to market conditions making it more difficult for us to secure continued financing. If we are not able to renew our then existing facilities or arrange for new financing on terms acceptable to us, or if we default on our covenants or are otherwise unable to access funds under any of these facilities, we may have to curtail our asset acquisition activities and/or dispose of assets.

It is possible that the lenders that will provide us with financing could experience changes in their ability to advance funds to us, independent of our performance or the performance of our portfolio of assets. Furthermore, if many of our potential lenders are unwilling or unable to provide us with financing, we could be forced to sell our assets at an inopportune time when prices are depressed. In addition, if the regulatory capital requirements imposed on our lenders change, they may be required to significantly increase the cost of the financing that they provide to us. Our lenders also may revise their eligibility requirements for the types of assets they are willing to finance or the terms of such financings, based on, among other factors, the regulatory environment and their management of perceived risk, particularly with respect to assignee liability.

If our lenders require that we pledge collateral to cover our borrowings, the amount of financing we will receive will be directly related to the lenders’ valuation of the assets that secure the outstanding borrowings. For example, repurchase agreements typically grant the respective lender the absolute right to reevaluate the market value of the assets that secure outstanding borrowings at any time. If a lender determines in its sole discretion that the value of the assets has decreased, it has the right to initiate a margin call. A margin call would require us to transfer additional assets to such lender without any advance of funds from the lender for such transfer or to repay a portion of the outstanding borrowings. Any such margin call could have a material adverse effect on our results of operations, financial condition, business, liquidity and ability to make distributions to our stockholders, and could cause the value of our common stock to decline. We may be forced to sell assets at significantly depressed prices to meet such margin calls and to maintain adequate liquidity, which could cause us to incur losses. Moreover, to the extent we are forced to sell assets at such time, given market conditions, we may be selling at the same time as others facing similar pressures, which could exacerbate a difficult market environment and which could result in our incurring significantly greater losses on our sale of such assets. In an extreme case of market duress, a market may not even be present for certain of our assets at any price.

Our liquidity may also be adversely affected by margin calls to the extent our lenders require that we pledge collateral to cover our borrowings because we will be dependent in part on the lenders’ valuation of the collateral securing the financing. Any such margin call could harm our liquidity, results of operation, and financial condition. Additionally, in order to obtain cash to satisfy a margin call, we may be required to liquidate assets at a disadvantageous time, which could cause us to incur further losses and adversely affect our results of operations and financial condition.

We expect that certain of our financing facilities may contain covenants that restrict our operations and may inhibit our ability to grow our business and increase revenues.

We expect that certain of our financing facilities may contain restrictions, covenants, and representations and warranties that, among other things, may require us to satisfy specified financial, asset quality, loan eligibility and loan performance tests. If we fail to meet or satisfy any of these covenants or representations and warranties, we would be in default under these agreements and our lenders could elect to declare all amounts outstanding under the agreements to be immediately due and payable, enforce their respective interests against collateral pledged under such agreements and restrict our ability to make additional borrowings. We also expect our financing agreements will contain cross-default provisions, so that if a default occurs under any one agreement, the lenders under our other agreements could also declare a default.

The covenants and restrictions we expect in our financing facilities may restrict our ability to, among other things:

•	incur or guarantee additional debt;

•	make certain investments or acquisitions;

•	make distributions on or repurchase or redeem capital stock;

•	engage in mergers or consolidations;

•	finance mortgage loans with certain attributes;

•	reduce liquidity below certain levels;

•	grant liens or incur operating losses for more than a specified period;

•	enter into transactions with affiliates; and

•	hold mortgage loans for longer than established time periods.

These restrictions may interfere with our ability to obtain financing, including the financing needed to qualify as a REIT, or to engage in other business activities, which may significantly limit or harm our business, financial condition, liquidity and results of operations. In addition, restrictions on our ability to pay distributions to our stockholders may adversely affect our ability to maintain our qualification as a REIT. A default and resulting repayment acceleration could significantly reduce our liquidity, which could require us to sell our assets to repay amounts due and outstanding. This could also significantly harm our business, financial condition, results of operations, and our ability to make distributions, which could cause the value of our common stock to decline. A default will also significantly limit our financing alternatives such that we will be unable to pursue our leverage strategy, which could curtail the returns on our assets.

Possible future securitizations may expose us to additional risks.

If available to us, we may sponsor securitizations as long-term financing transactions whereby we securitize our inventory of mortgage loans. We generally expect to structure these transactions so that they are treated as financing transactions, and not as sales, for federal income tax purposes, although we may structure some securitizations as sales. In our typical securitization structure, we would anticipate conveying a pool of assets to a financing vehicle, the issuing entity, and the issuing entity would issue one or more classes of notes pursuant to the terms of an indenture that would be secured solely by the pool of assets. In exchange for the transfer of assets to the issuing entity, we would receive the cash proceeds of the sale of notes and a 100% interest in the equity of the issuing entity. The securitization of our portfolio investments might magnify our exposure to losses on those portfolio investments because any equity interest we retain in the issuing entity would be subordinate to the notes issued to investors and we would, therefore, absorb all of the losses sustained with respect to a securitized pool of assets before the owners of the notes experience any losses. Further, we understand that the U.S. government and various regulators are considering proposals which would require entities sponsoring securitizations to maintain credit exposure to the underlying assets. Depending upon the nature of any proposals which get enacted, we may face incremental risks associated with securitization activity. Moreover, we cannot be assured that we will be able to access the securitization market at all, or be able to do so at favorable rates. An inability to securitize our portfolio could hurt our ability to grow our business.

If a counterparty to our repurchase transactions defaults on its obligation to resell the underlying security back to us at the end of the transaction term, or if the value of the underlying security has declined as of the end of that term, or if we default on our obligations under the repurchase agreement, we will lose money on our repurchase transactions.

When we engage in repurchase transactions, we will generally sell securities to lenders (i.e., repurchase agreement counterparties) and receive cash from the lenders. The lenders will be obligated to resell the same securities back to us at the end of the term of the transaction. Because the cash we will receive from the lender when we initially sell the securities to the lender is less than the value of those securities (this difference is the haircut), if the lender defaults on its obligation to resell the same securities back to us we would incur a loss on the transaction equal to the amount of the haircut (assuming there was no change in the value of the securities). We would also lose money on a repurchase transaction if the value of the underlying securities has declined as of the end of the transaction term, as we would have to repurchase the securities for their initial value but would receive securities worth less than that amount. Further, if we default on one of our obligations under a repurchase transaction, the lender will be able to terminate the transaction and cease entering into any other repurchase transactions with us. We expect that our repurchase agreements will contain cross-default provisions, so that if a default occurs under any one agreement, the lenders under our other agreements could also declare a default. If a default occurs under any of our repurchase agreements and the lenders terminate one or more of our repurchase agreements, we may need to enter into replacement repurchase agreements with different lenders. There can be no assurance that we will be successful in entering into such replacement repurchase agreements on the same terms as the repurchase agreements that were terminated or at all. Any losses we incur on our repurchase transactions could adversely affect our earnings and thus our cash available for distribution to our stockholders.

Our use of repurchase agreements to finance our Agency RMBS may give our lenders greater rights in the event that either we or a lender files for bankruptcy, including to repudiate our repurchase agreements.

In the event of our insolvency or bankruptcy, certain repurchase agreements may qualify for special treatment under the U.S. Bankruptcy Code, the effect of which, among other things, would be to allow the lender under the applicable repurchase agreement to avoid the automatic stay provisions of the U.S. Bankruptcy Code and to foreclose on the collateral agreement without delay. In the event of the insolvency or bankruptcy of a lender during the term of a repurchase agreement, the lender may be permitted, under applicable insolvency laws, to repudiate the contract, and our claim against the lender for damages may be treated simply as an unsecured creditor. In addition, if the lender is a broker or dealer subject to the Securities Investor Protection Act of 1970, or an insured depository institution subject to the Federal Deposit Insurance Act, our ability to exercise our rights to recover our securities under a repurchase agreement or to be compensated for any damages resulting from the lender’s insolvency may be further limited by those statutes. These claims would be subject to significant delay and, if and when received, may be substantially less than the damages we actually incur. Therefore, our use of repurchase agreements to finance our portfolio assets exposes our pledged assets to risk in the event of a bankruptcy filing by either a lender or us.

An increase in our borrowing costs relative to the interest we receive on our assets may adversely affect our profitability and our cash available for distribution to our stockholders.

As our repurchase agreements and other short-term borrowings mature, we will be required either to enter into new borrowings or to sell certain of our assets. An increase in short-term interest rates at the time that we seek to enter into new borrowings would reduce the spread between our returns on our assets and the cost of our borrowings. This would adversely affect our returns on our assets, which might reduce earnings and, in turn, cash available for distribution to our stockholders.

We may enter into hedging transactions that could expose us to contingent liabilities in the future and adversely impact our financial condition.

Subject to maintaining our qualification as a REIT, part of our strategy may involve entering into hedging transactions that could require us to fund cash payments in certain circumstances (such as the early termination of the hedging instrument caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of the hedging instrument). The amount due would be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and charges. These economic losses will be reflected in our results of operations, and our ability to fund these obligations will depend on the liquidity of our assets and access to capital at the time, and the need to fund these obligations could adversely impact our financial condition.

Hedging against interest rate exposure may adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.

Subject to maintaining our qualification as a REIT, we may pursue various hedging strategies to seek to reduce our exposure to adverse changes in interest rates. Any hedging activity will vary in scope based on the level and volatility of interest rates, the type of assets held and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability;

•	the amount of income that a REIT may earn from certain hedging transactions (other than through taxable REIT subsidiaries (or TRSs)) to offset interest rate losses is limited by U.S. federal tax provisions governing REITs;

•	the credit quality of the hedging counterparty owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

•	the hedging counterparty owing money in the hedging transaction may default on its obligation to pay.

Any hedging transactions, which are intended to limit losses, may actually adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.

In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying hedging transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in its default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

Changes in accounting treatment may adversely affect our reported profitability.

In February 2008, the Financial Accounting Standards Board, or the FASB, issued final guidance regarding the accounting and financial statement presentation for transactions that involve the acquisition of Agency RMBS from a counterparty and a subsequent financing of these securities through repurchase agreements with the same counterparty. We will evaluate our position based on the final guidance issued by FASB. If we do not meet the criteria under the final guidance to account for the transactions on a gross basis, our accounting treatment would not affect the economics of these transactions, but would affect how these transactions are reported on our financial statements. If we are not able to comply with the criteria under this final guidance for same-party transactions, we would be precluded from presenting Agency RMBS and the related financings, as well as the related interest income and interest expense, on a gross basis on our financial statements. Instead, we would be required to account for the purchase commitment and related repurchase agreement on a net basis and record a forward commitment to purchase Agency RMBS as a derivative instrument. Such forward commitments would be recorded at fair value with subsequent changes in fair value recognized in earnings. Additionally, we would record the cash portion of our investment in Agency RMBS as a mortgage-related receivable from the counterparty on our balance sheet. Although we would not expect this change in presentation to have a material impact on our net income, it could have an adverse impact on our operations. It could also have an impact on our ability to include certain Agency RMBS purchased and simultaneously financed from the same counterparty as qualifying real estate interests or real estate-related assets used to qualify under the exemption to not have to register as an investment company under the 1940 Act. It could also limit our investment opportunities as we may need to limit our purchases of Agency RMBS that are simultaneously financed with the same counterparty.

If we fail to qualify for hedge accounting treatment, our operating results may suffer because losses on the derivatives that we enter into may not be offset by a change in the fair value of the related hedged transaction.

We intend to record any derivative and hedging transactions in accordance with Statement of Financial Accounting Standards, or SFAS, No. 133, “Accounting for Derivative Instruments and Hedging Activities,” or SFAS 133. Under these standards, we may fail to qualify for hedge accounting treatment for a number of reasons, including if we use instruments that do not meet the SFAS 133 definition of a derivative (such as short sales), we fail to satisfy SFAS 133 hedge documentation and hedge effectiveness assessment requirements or our instruments are not highly effective. If we fail to qualify for hedge accounting treatment, our operating results may suffer because losses on any derivatives that we enter into may not be offset by a change in the fair value of the related hedged transaction.

Increased regulatory oversight of derivatives could adversely affect our hedging activities.

The Obama administration recently proposed a significant restructuring of the U.S. financial regulatory system. Among other things, the proposed reforms would increase regulatory oversight of financial derivatives. We expect to use derivative arrangements to hedge against changes in interest rates and, subject to our intention to continue to qualify as a REIT, to manage credit risk. Increased regulation of financial derivatives may make our hedging strategy more expensive to execute and reduce its effectiveness.

Risks Relating to the PPIP and TALF

There is no assurance that the pre-qualification of AllianceBernstein, together with Greenfield and Rialto as two of its sub-advisors, by the U.S. Treasury as an initial PPIF manager under the Legacy Securities Program will lead to establishment of the AB PPIF, or that the AB PPIF, if established, will be on terms acceptable for us as an investor.

AllianceBernstein, together with Greenfield and Rialto as two of its sub-advisors, has been pre-qualified by the U.S. Treasury as an initial PPIF manager under its Legacy Securities Program established under the PPIP. It is contemplated that AllianceBernstein, in partnership with the U.S. Treasury, will establish the AB PPIF which will be funded by the U.S. Treasury and private investors and managed by AllianceBernstein as fund manager with Greenfield and Rialto advising AllianceBernstein as two of its sub-advisors. Subject to maintaining our qualification as a REIT and our exemption from registration under the 1940 Act, we currently expect to deploy between 30% to 40% of the net proceeds from this offering and the concurrent private placement to acquire an ownership interest in the AB PPIF, if established. The establishment of the AB PPIF, however, is subject to a number of conditions, including raising at least $500 million of capital from private investors within the 12 weeks after July 8, 2009, negotiation of definitive documentation, completion of due diligence and other matters. The preliminary understandings between the U.S. Treasury and AllianceBernstein are by their terms not legally binding. No assurance can be made that the conditions to establishment of the AB PPIF will be fulfilled or that the AB PPIF will be established as envisioned at the present time or at all. There can be no assurance as to how the AB PPIF will operate once it is formed.

In addition, under the terms of the Legacy Securities Program, the U.S. Treasury has the right in its sole discretion to cease funding of committed but undrawn equity capital and debt financing to a specific fund, such as the AB PPIF, participating in the Legacy Securities Program. If this were to occur, we would likely be unable to obtain capital and debt financing on similar terms and such actions may adversely affect our ability to purchase eligible assets and may otherwise affect expected returns on our portfolio assets.

The AB PPIF, if established, as well as other PPIFs in which we may acquire interests, will operate independently of us and outside of our control, and may have interests that conflict with our interests.

Subject to maintaining our qualification as a REIT and our exemption from registration under the 1940 act, we currently expect to deploy between 30% to 40% of the net proceeds from this offering and the concurrent private placement to acquire an ownership interest in the AB PPIF and may acquire interests in other PPIFs sponsored or managed by AllianceBernstein or its sub-advisors or their affiliates. The AB PPIF and such other PPIFs will be funded, operated and managed under arrangements that are separate from us and outside of our control. As a result, the PPIFs in which we may acquire interests, including the AB PPIF, may have higher risk tolerances or different risk assessments than what we or our stockholders might determine is reasonable. Further, the AB PPIF may not be established. If for some reason the AB PPIF is not established or ceases to operate, we expect to deploy our capital to other assets within our targeted asset classes.

While we currently expect to purchase a significant interest in the AB PPIF, the terms of our ownership interest are expected to provide that our interest is non-voting for so long as we are affiliated with the AB PPIF through our relationship with AllianceBernstein. As a result, we will not be able to influence any decisions made by the AB PPIF. While we may have voting interests in other PPIFs, we may not acquire a large enough interest to influence decisions made by those PPIFs either. Decisions made by the AB PPIF and other PPIFs sponsored or managed by AllianceBernstein or its sub-advisors or their affiliates in which we may acquire interests may be adverse to us and our stockholders. For example, we expect to have no influence over the timing of capital calls by the AB PPIF. To the extent the AB PPIF does not deploy capital within the timeframes we expect, we may not be able to start to receive the returns on our capital as quickly as we would like, but we nevertheless will need to maintain sufficient capital available to satisfy our capital call obligation to the AB PPIF.

AllianceBernstein, and Greenfield and Rialto as two of its sub-advisors with respect to the AB PPIF, will be subject to contractual arrangements with respect to the AB PPIF that are separate and distinct from the arrangements that AllianceBernstein, Greenfield and Rialto respectively will have with our manager with respect to its management of us. At any time or from time to time, AllianceBernstein, Greenfield and Rialto may be expected to have interests with respect to managing the AB PPIF (or acting as sub-advisors to AllianceBernstein) that are actually or potentially in conflict with our interests.

We may not be able to withdraw our funds from the PPIFs in which we may acquire interests and such PPIFs may not make distributions to their holders, including us, when we expect, if at all, which may materially adversely affect our liquidity position and ability to make or sustain dividends to our stockholders.

In order to take advantage of certain aspects of the Legacy Securities Program, including certain financing opportunities available from the U.S. Treasury, PPIFs may not give private investors, such as us, voluntary withdrawal rights. If we have a need for additional liquidity or we otherwise determine to decrease our exposure to the assets held by the PPIFs in which we may acquire interests, we may not be able to withdraw funds from such PPIFs and may be forced to sell other assets at significantly depressed prices to maintain adequate liquidity or to adjust our asset allocations across our target asset classes, which could cause us to incur losses. In addition, since we may not be able to withdraw funds from the PPIFs, we will be dependent on distributions from the PPIFs and our other assets for liquidity.

The liquidity needs of the AB PPIF and the other PPIFs in which we may acquire interests will be different than ours, and such PPIFs may not be in a position to make distributions to its holders, including us, when we expect or when we have a need for additional liquidity. We will not have any control over the timing and amount of distributions, if any, that the PPIFs make to its holders, including us. If such PPIFs do not make distributions or the distributions they do make are not consistent with our expectations, it could cause a material adverse effect on our results of operations, financial condition, business, liquidity and ability to make distributions to our stockholders. In addition, we may be forced to sell other assets at significantly depressed prices to maintain adequate liquidity if the PPIFs are unable or unwilling to make distributions, which could cause us to incur losses.

Certain of the PPIFs may require us to commit a certain amount of capital before allowing us to acquire interests. We may not have to provide such capital immediately to the PPIF, but the PPIF would have the right to call our capital at any time it deems appropriate. As a result, we may need to keep a certain amount of funds available for capital calls that could otherwise be used to acquire assets or we may be forced to sell assets at significantly depressed prices to fund our capital commitment. To the extent we were unable to meet a capital call commitment of a PPIF, including the AB PPIF, we could suffer adverse consequences. This could have a material adverse effect on our results of operations and ability to make distributions to our stockholders.

There is no assurance that we will be able to participate in or benefit from the PPIP’s Legacy Loans Program or, if we are able to participate, that we will be able to do so in a manner that is consistent with our strategy or that will have a beneficial impact on us.

Investors in the Legacy Loans Program must be pre-qualified by the FDIC. It is likely that the FDIC will have broad discretion regarding the qualification of investors in the Legacy Loans Program and is under no obligation to approve our participation even if we meet all of the applicable criteria. While the U.S. Treasury and the FDIC have released a summary of preliminary terms and conditions for the PPIP, including the Legacy Loan Program, they have not released the final terms and conditions governing these programs. The preliminary terms and conditions do not address the specific terms and conditions relating to, among other things: the FDIC-guaranteed debt to be issued by participants in the Legacy Loans Program and the warrants that the U.S. Treasury will receive under the Legacy Loan Program. The FDIC has indicated that Legacy Loan PPIFs will be subject to government loan modification program requirements. In addition, the U.S. Treasury and FDIC have reserved the right to modify the proposed terms of the PPIP.

On June 3, 2009, the FDIC announced that the development of the Legacy Loans Program will continue, but that a previously planned pilot sale of assets by banks targeted for June 2009 would be postponed. In making the announcement, the FDIC noted that banks have been able to raise capital without having to sell assets through the Legacy Loans Program, which in the view of the FDIC reflects renewed investor confidence in the U.S. banking system. Since the Legacy Loans Program is still in early stages of development and the details of the program are still emerging, it is not possible for us to predict how this program will impact our business. If and when the final terms and conditions are released, there is no assurance that we will be able to participate in the Legacy Loans Program in a manner that is consistent with our strategy or at all. In addition, requests for funding under the PPIP may surpass the amount of funding authorized by the U.S. Treasury, resulting in an early termination of the PPIP.

We may utilize U.S. government equity capital and debt financing to acquire eligible CMBS, ABS and residential mortgage loans, and to the extent available, non-Agency RMBS, and our inability to access this financing or identify eligible assets could have a material adverse effect on our results of operations, financial condition and business.

We may seek to gain exposure, through our ownership interests in the AB PPIF and one or more other PPIFs sponsored or managed by AllianceBernstein or the sub-advisors or their affiliates, to CMBS and non-Agency RMBS, which may be financed by such PPIFs, if possible, under the Legacy Securities Program established by the U.S. Treasury under the PPIP. The equity capital and debt financing under the Legacy Securities Program are available to Legacy Securities PPIFs managed by investment managers who have been pre-qualified as PPIF managers under the program. AllianceBernstein, together with Greenfield and Rialto as two of its sub-advisors, has been pre-qualified by the U.S. Treasury as such a PPIF manager and will manage the AB PPIF and the CMBS and non-Agency RMBS to be acquired by it and potentially other PPIFs. Subject to maintaining our qualification as a REIT and our exemption from registration under the 1940 Act, we currently expect to deploy between 30% to 40% of the net proceeds from this offering and the concurrent private placement to acquire an ownership interest in the AB PPIF. It is expected that the AB PPIF will have access to U.S. Treasury financings under the PPIP and possible other funding sources. In addition to our investment in the AB PPIF, we will seek to gain exposure to our target asset classes through acquisitions of certain other CMBS, RMBS, ABS and other asset classes eligible for TALF financing (which may or may not include non-Agency RMBS) with borrowings through the TALF, as well as through securitizations and other sources of funding, in each case to the extent available to us.

We may also acquire residential and commercial mortgage loans with financing under the Legacy Loans Program. However, the details of this program are still emerging and there can no assurance that we will be eligible (directly or indirectly through one or more financing vehicles) to participate in this program or, if we are (directly or indirectly) eligible, that we will be able to (directly or indirectly) utilize it successfully or at all.

We anticipate that we may finance (through financing vehicles we may form) our CMBS and ABS portfolios, and potentially our non-Agency RMBS portfolio, through the TALF. Under the TALF, the NY Fed will provide up to $200 billion of non-recourse loans to borrowers collateralized by certain eligible collateral, which initially included certain ABS, but not CMBS or RMBS. On March 23, 2009, the U.S. Treasury and the Federal Reserve announced preliminary plans to expand the TALF to include certain highly rated non-Agency RMBS, as well as highly rated CMBS. On May 1, 2009, the Federal Reserve published the terms for the expansion of the TALF to include CMBS issued on or after January 1, 2009. The Federal Reserve also announced that, beginning in June 2009, up to $100 billion of TALF loans will be available with five-year maturities which may be secured by, among other things eligible CMBS. On May 19, 2009, the NY Fed published preliminary terms for the expansion of the TALF to include Legacy CMBS, and announced that the availability of the TALF for Legacy CMBS would begin in July 2009. However, many Legacy CMBS have had their ratings downgraded, and at least one rating agency, S&P, has announced that further downgrades are likely in the future as property values have declined. These downgrades may significantly reduce the quantity of Legacy CMBS that are TALF eligible, and there can be no assurance that we will be able to identify and acquire such eligible assets. See “— Downgrades of Legacy CMBS or changes in the rating methodology and assumptions for future CMBS issuances, may decrease the availability of the TALF to finance CMBS.” In addition, to date, neither the NY Fed nor the U.S. Treasury has definitively stated whether or how TALF will be expanded to included non-Agency RMBS. However, on June 4, 2009, William Dudley, president of the NY Fed, indicated that the NY Fed was in the process of assessing whether or not to include non-Agency RMBS as assets eligible to be financed under the TALF and was still in the process of assessing the feasibility and potential impact of such an expansion. There can no assurance that the TALF will be expanded to include non-Agency RMBS and, whether or not it is so expanded, that we will be able to utilize this program successfully or at all to finance any or our asset acquisitions.

There is no assurance that we will be able to obtain any TALF loans (directly or indirectly through one or more financing vehicles), and the terms and conditions of the TALF may change, which could adversely affect our business.

The TALF is operated by the NY Fed. The NY Fed has complete discretion regarding the extension of credit under the TALF and is under no obligation to make any loans to us (or any financing vehicles we may form) even if we meet all of the applicable criteria. Requests for TALF loans may surpass the amount of funding authorized by the NY Fed and the U.S. Treasury, resulting in an early termination of the TALF. Depending on the demand for TALF loans and the general state of the credit markets, the Federal Reserve and the U.S. Treasury may decide to modify the terms and conditions of the TALF, including the eligibility of assets and borrowers, at any time. Any such modifications may adversely affect the market value of any of our assets financed (directly or indirectly through financing vehicles we may form) under the TALF or our ability to obtain additional TALF financing. If the TALF is prematurely discontinued or reduced while our assets financed (directly or indirectly through financing vehicles we may form) under the TALF are still outstanding, there may be no market for these assets thus adversely affecting the market value of these assets. The Federal Reserve received no requests for loans to buy new-issue CMBS under TALF as of the first two monthly deadlines (in June 2009 and July 2009), and, as a result, there may be a lack of new-issue CMBS that are eligible for financing under the program. However, the Federal Reserve received approximately $669 million in requests for Legacy CMBS as of the second monthly deadline (July 2009). TALF loans are expected to be available only on one or two specified days per month and the TALF program’s investment period will terminate on December 31, 2009, unless the TALF program is extended by the Federal Reserve. In addition, such actions or modifications may adversely affect our ability to obtain TALF loans (directly or indirectly through financing vehicles we may form) and use the loan leverage to enhance returns, and may otherwise affect expected returns on our portfolio assets.

We, or financing vehicles we may form, could lose our or its eligibility as a TALF borrower, which would adversely affect our ability to fulfill our objectives.

Any U.S. company is permitted to participate in the TALF, provided that it maintains an account relationship with a primary dealer and enters into a TALF-specific customer agreement with such primary dealer. A U.S. company excludes certain entities that are controlled by a non-U.S. government or that are managed by an investment manager controlled by a non-U.S. government. For these purposes, an entity controls a company if, among other things, such entity owns, controls or holds with power to vote 25% or more of a class of voting securities, or total equity, of the company. The application of these rules under the TALF is not clear. For instance, it is uncertain how a change of control subsequent to a stockholders’ purchase of shares of common stock which results in such stockholder being owned or controlled by a non-U.S. government will be treated for purposes of the 25% limitation. If for any reason we or any financing vehicles we may form are deemed not to be eligible to participate in the TALF, all of the outstanding TALF loans of such financing vehicle(s) will become immediately due and payable with full recourse under the TALF program rules and we and/or any such financing vehicles will not be eligible to obtain future TALF loans, depending on the expansiveness of the interpretation of the current (or future) TALF program rules.

We may not be able to acquire sufficient amounts of eligible assets to qualify for participation in the PPIP or the TALF consistent with our strategy, which would significantly adversely affect us and our results of operations.

Assets to be used as collateral for PPIP and TALF loans must meet strict eligibility criteria with respect to characteristics such as issuance date, maturity, and credit rating and with respect to the origination date of the underlying collateral. These restrictions may limit the availability of eligible assets, and we may be unable to acquire sufficient amounts of assets to obtain financing (either directly or indirectly through financing vehicles we may form) under the PPIP and TALF consistent with our strategy.

In the Legacy Loans Program, eligible depository institutions must consult with the FDIC before offering an asset pool for sale and there is no assurance that a sufficient number of eligible depository institutions will be willing to participate as sellers in the Legacy Loans Program.

Once an asset pool has been offered for sale by an eligible depository institution, the FDIC will determine the amount of leverage available to finance the purchase of the asset pool. There is no assurance that the amount of leverage available to finance the purchase of eligible assets will be acceptable to us.

The asset pools will be purchased through a competitive auction conducted by the FDIC. The auction process may increase the price of these eligible asset pools. Even if we submit the winning bid on an eligible asset pool at a price that is acceptable to us, the selling depository institution may refuse to sell us the eligible asset pool at that price.

These factors may limit the availability of eligible assets, and we may be unable to acquire sufficient amounts of assets to obtain financing under the Legacy Loans Program consistent with our strategy.

Downgrades of Legacy CMBS or changes in the rating methodology and assumptions for future CMBS issuances, may decrease the availability of the TALF to finance CMBS.

On May 26, 2009, S&P, which rates a substantial majority of CMBS issuances, issued a request for comment regarding its proposed changes to its methodology and assumptions for rating CMBS, and in so doing indicated that the proposed changes would result in downgrades of a considerable amount of CMBS (including super-senior tranches). Specifically, S&P indicated that “it is likely that the proposed changes, which represent a significant change to the criteria for rating high investment-grade classes, will prompt a considerable amount of downgrades in recently issued (2005-2008 vintage) CMBS.” S&P noted that its preliminary findings indicate that approximately 25%, 60%, and 90% of the most senior tranches (by count) within the 2005, 2006 and 2007 vintages, respectively, may be downgraded. The current TALF guidelines issued by the NY Fed indicate that in order to be eligible for the TALF, Legacy CMBS must not have a rating below the highest investment-grade rating category from any TALF CMBS-eligible rating agency, which includes S&P. Other rating agencies may take similar actions with regard to their ratings of CMBS. As a result, downgrades of Legacy CMBS may substantially limit the availability of Legacy CMBS available for financing through the TALF. Further, changes to the methodology and assumptions in rating CMBS by rating agencies, including S&P’s proposed changes, may decrease the amount or availability of new-issue CMBS rated in the highest investment-grade rating category. Reductions in the aggregate amount of CMBS available for financing under the TALF may adversely affect our ability to fulfill our objectives.

The ability to transfer any assets purchased using PPIP and TALF funding, to the extent available to us, is restricted, which may limit our ability to trade or otherwise dispose of our assets as we may desire.

We would expect that the assets purchased by us (or any financing vehicle we may form) that were financed with PPIP funding, to the extent available to any such financing vehicles we may form, would be pledged to the FDIC as collateral for their guarantee under the Legacy Loans Program or to the U.S. Treasury as collateral for debt financing under the Legacy Securities Program. If such financing vehicle sells or transfers any of these assets, we would expect that it would need to either repay the related loan or obtain the consent of the FDIC or the U.S. Treasury to assign its obligations to the applicable assignee. We would expect the FDIC or the U.S. Treasury, each in its discretion, would restrict or prevent such financing vehicle from assigning its obligations to a third party, including a third party that meets the criteria for participation in the PPIP.

Assets purchased by any financing vehicle we may form that were financed with TALF funding will be pledged to the NY Fed as collateral for the TALF loans. If these assets are sold or transferred, such financing vehicle must either repay the related TALF loan or obtain the consent of the NY Fed to assign its obligations under the related TALF loan to the applicable assignee. The NY Fed in its discretion may restrict or prevent such financing vehicle from assigning its loan obligations to a third party, including a third party that meets the criteria of an eligible borrower. In addition, the NY Fed will not consent to any assignments after the termination date for making new loans, which is December 31, 2009, unless extended by the Federal Reserve.

These restrictions may limit our the ability of any such financing vehicles we form to trade or otherwise dispose of their assets, and may adversely affect our ability to take advantage of favorable market conditions and make distributions to stockholders.

If we need to surrender eligible TALF assets to repay TALF loans at maturity, we would forfeit any equity that we held in those assets.

Each TALF loan must be repaid within either three or five years. If a financing vehicle we formed to borrow under the TALF does not have sufficient funds to repay interest and principal on the related TALF loan at its maturity and if these assets cannot be sold for an amount equal to or greater than the amount owed on such loan, such financing vehicle must surrender the assets to the NY Fed in lieu of repayment. If such financing vehicle is forced to sell any assets to repay a TALF loan, it may not be able to obtain a favorable price. If such financing vehicle defaults on its obligation to pay a TALF loan or other default events occur and the NY Fed elects to liquidate the assets used as collateral to secure such TALF loan, the proceeds from that sale will be applied, first, to any enforcement costs, second, to unpaid principal and, finally, to unpaid interest. Under the terms of the TALF, if assets are surrendered to the NY Fed in lieu of repayment, all assets that collateralize that loan must be surrendered. In these situations, such financing vehicle would forfeit any equity that it held in these assets.

Under the TALF, NY Fed consent is required to exercise our voting rights on the collateral, which may adversely affect our ability to exercise our voting rights and significantly diminish the value of the collateral.

As a requirement of the TALF, any financing vehicle we may form must agree not to exercise or refrain from exercising any voting, consent or waiver rights under any TALF collateral pledged to secure a TALF loan without the consent of the NY Fed. This may adversely affect our ability to exercise any voting rights we may have under, and significantly diminish the value of, the collateral.

In accessing the TALF, we will be dependent on the activities of our primary dealers.

To obtain TALF loans, a TALF borrower must execute a customer agreement with at least one primary dealer which will act on its behalf under the agreement with the NY Fed. The primary dealer will submit aggregate loan request amounts on behalf of its customers in the form and manner specified by the NY Fed. Each primary dealer is required to apply its internal customer identification program and due diligence procedures to each borrower and represent that each borrower is an eligible borrower for purposes of the TALF, and to provide the NY Fed with information sufficient to describe the dealer’s customer risk assessment methodology. These customer agreements may impose additional requirements that could affect our ability to obtain TALF loans or may impose unfavorable conditions or fees that could adversely affect our business. Each primary dealer is expected to have relationships with other TALF borrowers, and a primary dealer may allocate more resources toward assisting other borrowers with whom it has other business dealings. Primary dealers are also responsible for distributing principal and interest after receipt thereof from The Bank of New York Mellon, as custodian for the TALF. Once funds or collateral are transferred to a primary dealer or at the direction of a primary dealer, neither the custodian nor the NY Fed has any obligation to account for whether the funds or collateral are transferred to the borrower. We will therefore be exposed to bankruptcy risk of our primary dealers.

Termination of a customer agreement may adversely affect our related TALF borrowings.

In certain circumstances, a primary dealer may have the right to terminate its customer agreement with respect to any TALF loans made through such primary dealer and force us to find another primary dealer with respect to such loans, transfer the loan to another eligible borrower under the TALF, or to repay the related TALF loan or surrender the collateral to the NY Fed. In such circumstances, we may not realize our anticipated return on the assets used as collateral for such TALF loans.

We may be adversely affected if one of our investors has been previously rejected for the TALF.

We may be required to represent to the primary dealer under the customer agreement that neither we nor any person that holds an ownership interest in us has previously had a loan request under the TALF rejected by the NY Fed. We may not be able to determine if one of our investors has previously had a loan request under the TALF rejected by the NY Fed. A failure to comply with this representation may expose us to liability to the primary dealer. An inability to make this representation and warranty may prevent us from participating in the TALF.

Our ability to receive the interest earnings on assets used as collateral for TALF loans may be limited, which could significantly reduce our anticipated returns and materially negatively impact our results of operations and our ability to make or sustain distributions to our stockholders.

Interest payments that are received from the assets that are used as collateral for a TALF loan must be applied to pay interest on the related TALF loan before any interest payments can be distributed to any financing vehicles that we form to borrow under the TALF. To the extent there are interest payments from the collateral in excess of the required interest payment on the related TALF loan, the amount of such excess interest that can be distributed to us will be limited. For example, for a five-year TALF loan, the excess of interest distributions from the collateral over the TALF loan interest payable will be remitted to us only until such excess equals 25% per annum of the original haircut amount in the first three loan years, 10% in the fourth loan year, and 5% in the fifth loan year, and the remainder of such excess will be applied to the related TALF loan principal. Furthermore, for a three-year TALF loan, the excess of interest distributions from the collateral over the TALF loan interest payable will be remitted to us only until such excess equals 30% per annum of the original haircut amount, with the remainder of such access applied to the related TALF loan principal. Our ability to benefit from the excess interest could have a material adverse effect on our results of operations. Further, if certain events of default, credit support depletion events or early amortization events occur with respect to the collateral, all interest and principal received from such collateral will be applied to repay the related TALF loan before any amounts are distributed to us. In such cases, we may recognize taxable income in excess of the amount of interest that we receive from the collateral, which could require us to liquidate other assets in order to comply with certain REIT distribution requirements. If we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments.

If the interest on the collateral pledged to support a TALF loan is not sufficient to cover the interest payment on such loan, we will have a grace period of 30 days to make the interest payment. If the loan remains delinquent after the grace period, the NY Fed will enforce its rights to the collateral. We may be required to use our earnings to make interest payments on the TALF loans to keep them current, which could reduce the cash available to make or sustain dividends to our stockholders.

To the extent that proceeds from our TALF assets are received by the TALF custodian prior to the monthly date on which they are distributed to the borrowers, such proceeds will be held by the custodian and all interest earned on such proceeds will be retained by the NY Fed. If such proceeds were immediately distributed to the borrowers, the borrowers would be able to invest such proceeds in short-term investments and the income from such investments would be available to distribute to stockholders.

Under certain conditions, we may be required to provide full recourse for TALF loans or to make indemnification payments, which could materially adversely affect our net income and our ability to make or sustain distribution to our stockholders and we could incur a loss.

To participate in the TALF, a TALF borrower must execute a customer agreement with a primary dealer authorizing it, among other things, to act as its agent under the TALF and to act on its behalf under the agreement with the NY Fed and with The Bank of New York Mellon, as administrator and as the NY Fed’s custodian of the collateral. Under such agreements, the TALF borrower will be required to represent to the primary dealer and to the NY Fed that, among other things, it is an eligible borrower and that the collateral that it pledges meets the TALF eligibility criteria. The NY Fed will have full recourse to such TALF borrower for repayment of the loan for any breach of these representations. Further, the NY Fed may have full recourse to such TALF borrower for repayment of a TALF loan if the eligibility criteria for collateral under the TALF are considered continuing requirements and the pledged collateral no longer satisfies such criteria. In addition, a TALF borrower will be required to pay to its primary dealers fees under the customer agreements and to indemnify its primary dealers for certain breaches under the customer agreements and to indemnify the NY Fed and its custodian for certain breaches under the agreement with the NY Fed. Payments made to satisfy such full recourse requirements and indemnities could have a material adverse effect on our net income and our distributions to our stockholders, including any proceeds of this offering that we have not yet deployed in our targeted assets or distributed to our stockholders.

Governmental regulation of participants in U.S. government programs could adversely affect our ability to participate in such programs and our results of operations and may impose various restrictions on our business or on our investors. Perception of such governmental regulation could adversely affect the desire of market participants to participate in such programs, which could materially negatively impact the liquidity of eligible assets, and thus the value of our assets.

The U.S. government may from time to time establish or change requirements applicable to participants in the various programs that have been established by the U.S. government, such as the TALF and the PPIP. Furthermore, the US government may seek to modify the requirements applicable to participants in such programs after their initial participation. There can be no assurance that the U.S. Congress or regulatory bodies will not seek such modifications or impose new restrictions and/or taxes and penalties on participants in such programs, possibly even with retroactive effect. While it is not possible for us to predict what types of new laws or regulations could be imposed on us or how they may affect us or our investors, it may significantly impact our operations and ability to achieve our objectives.

Even without action taken by the U.S. Congress or regulatory bodies, if a perception develops that there is or in the future could be a Congressional or regulatory focus on participants in the various U.S. government programs, consequences could include an apprehension regarding, or refusal by market participants to participate in, such programs. If this were to occur, the intended benefits of such programs, including restoring credit flows and increasing liquidity in difficult-to-price financial assets, may not materialize. As a result, the value of our assets may significantly diminish and it would more difficult to achieve our objectives than would otherwise be the case.

Risks Related to Our Assets

We have not yet identified any specific assets.

We have not yet identified any specific assets for our portfolio other than our expectations to acquire an ownership interest in the AB PPIF and, thus, you will not be able to evaluate any proposed acquisitions before purchasing shares of our common stock. Additionally, our assets will be selected by our manager and our stockholders will not have input into such decisions. Both of these factors will increase the uncertainty, and thus the risk, of investing in shares of our common stock.

Until appropriate assets can be identified or until we receive capital calls from the AB PPIF, our manager may deploy the net proceeds of this offering and the concurrent private placement in interest-bearing short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our assets. Subject to maintaining our qualification as a REIT and our exemption from registration under the 1940 Act, we currently expect to deploy between 30% to 40% of the net proceeds from this offering and the concurrent private placement in the AB PPIF. We anticipate that we will be able to identify a sufficient amount of investments in our target assets within approximately 12 months after the closing of this offering and the concurrent private placement. However, depending on the availability of appropriate investment opportunities and subject to market conditions, there can be no assurance that we will be able to identify a sufficient amount of investments within this timeframe. See “Use of Proceeds.” Our manager, through AllianceBernstein and its relationships with its sub-advisors, intends to conduct due diligence with respect to each acquisition of assets and suitable opportunities may not be immediately available. Even if opportunities are available, there can be no assurance that our manager’s due diligence processes will uncover all relevant facts, including liabilities associated with potential assets or other weaknesses in such assets, or that any investment will be successful.

We may allocate the net proceeds from this offering and the concurrent private placement to asset acquisitions with which you may not agree.

We will have significant flexibility in using the net proceeds of this offering and the concurrent private placement. You will be unable to evaluate the manner in which the net proceeds of these offerings will be deployed or the economic merit of our expected asset acquisitions and, as a result, we may use the net proceeds from these offerings to make investments with which you may not agree. Further, although we expect to deploy between 30% to 40% of the net proceeds from these offerings in the AB PPIF, there can be no assurances that we will do so or when or to what extent the AB PPIF will make capital calls with respect to our ownership interest in it. The failure of our management to apply these proceeds effectively or find assets that meet our criteria in sufficient time or on acceptable terms could result in unfavorable returns, could cause a material adverse effect on our business, financial condition, liquidity, results of operations and ability to make distributions to our stockholders, and could cause the value of our common stock to decline.

Ongoing lack of liquidity or periods of illiquidity of our assets may adversely affect our business, including our ability to value and sell our assets.

We may acquire assets or other instruments that are not liquid, including securities and other instruments that are not publicly traded. Lack of liquidity may result from the absence of a willing buyer or an established market for these assets, as well as legal or contractual restrictions on resale or the unavailability of financing for these assets. In addition, mortgage-related assets generally experience periods of illiquidity, including the recent period of delinquencies and defaults with respect to residential and commercial mortgage loans. Moreover, turbulent market conditions, such as those currently in effect, could significantly and negatively impact the liquidity of our assets. It may be difficult or impossible to obtain third-party pricing on the assets we purchase. Illiquid assets typically experience greater price volatility, as a ready market does not exist, and can be more difficult to value. In addition, validating third-party pricing for illiquid assets may be more subjective than more liquid assets. The illiquidity of our assets may make it difficult for us to sell such assets if the need or desire arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our assets. Further, we may face other restrictions on our ability to sell an asset in a business entity to the extent that we or our manager has or could be attributed with material, non-public information regarding such asset. To the extent that we utilize leverage to finance our purchase of assets that are or become illiquid, the negative impact on us related to trying to sell assets in a short period of time for cash could be greatly exacerbated. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition and cause us to incur losses.

Our portfolio of assets may be concentrated and will be subject to risk of default.

While we intend to diversify our portfolio of assets in the manner described in this prospectus, we are not required to observe specific diversification criteria, except as may be set forth in the target asset guidelines adopted by our board of directors. Therefore, our portfolio of assets may at times be concentrated in certain property types that are subject to higher risk of foreclosure, or secured by properties concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in any one region or type of security, downturns relating generally to such region or type of security may result in defaults on a number of our assets within a short time period, which may reduce our net income and the value of our shares and accordingly reduce our ability to pay dividends to our stockholders.

Difficult conditions in the mortgage, and commercial and residential real estate markets may cause us to experience market losses related to our holdings, and we do not expect these conditions to improve in the near future.

Our results of operations are materially affected by conditions in the mortgage market, the residential and commercial real estate markets, the financial markets and the economy generally. Recently, concerns about the mortgage market and a declining real estate market, as well as inflation, energy costs, geopolitical issues and the availability and cost of credit, have contributed to increased volatility and diminished expectations for the economy and markets going forward. The mortgage market, including the market for prime mortgage loans and Alt-A mortgage loans, has been severely affected by changes in the lending landscape and there is no assurance that these conditions have stabilized or that they will not worsen. The severity of the liquidity limitation was largely unanticipated by the markets. For now (and for the foreseeable future), access to mortgages has been substantially limited. While the limitation on financing was initially in the sub-prime mortgage market, the liquidity issues have now also affected prime and Alt-A non-Agency lending, with lending standards significantly more stringent than in recent periods and many product types being severely curtailed. This has an impact on new demand for homes, which will compress the home ownership rates and weigh heavily on future home price performance. There is a strong correlation between home price growth rates and mortgage loan delinquencies. The further deterioration of the MBS market may cause us to experience losses related to our assets and to sell assets at a loss. Declines in the market values of our assets may adversely affect our results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.

Dramatic declines in the residential and commercial real estate markets, with falling home prices and increasing foreclosures and unemployment, have resulted in significant asset write-downs by financial institutions, which have caused many financial institutions to seek additional capital, to merge with other institutions and, in some cases, to fail. Institutions from which we may seek to obtain financing may have owned or financed residential or commercial mortgage loans, real estate-related securities and real estate loans, which have declined in value and caused them to suffer losses as a result of the recent downturn in the residential and commercial mortgage markets. Many lenders and institutional investors have reduced and, in some cases, ceased to provide funding to borrowers, including other financial institutions. If these conditions persist, these institutions may become insolvent or tighten their lending standards, which could make it more difficult for us to obtain financing on favorable terms or at all. Our profitability may be adversely affected if we are unable to obtain cost-effective financing for our assets.

We will operate in a highly competitive market and competition may limit our ability to acquire desirable assets and could also affect the pricing of these securities.

We operate in a highly competitive market. Our profitability depends, in large part, on our ability to acquire our assets at favorable prices. In acquiring our portfolio of assets, we will compete with a variety of institutional investors, including AllianceBernstein, its sub-advisors, the consultant and other REITs, specialty finance companies, public and private funds, commercial and investment banks, commercial finance and insurance companies and other financial institutions. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. Other REITs may raise significant amounts of capital, and may have objectives that overlap with ours, which may create additional competition for opportunities to acquire assets. Many of our competitors are not subject to the operating constraints associated with REIT qualification compliance or maintenance of an exemption from the 1940 Act. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us, such as funding from the U.S. government, if we are not eligible to participate in certain programs (other than the Legacy Securities Program) established by the U.S. government. Many of the other entities seeking to participate in such programs are more established and may be more qualified, and thus we may not be selected to participate even if we are eligible. In addition, there may be substantial competition to invest in PPIFs, including from AllianceBernstein, its sub-advisors and their respective affiliates. There can be no assurance that we will be able to invest in PPIFs to the extent we desire, if at all.

As a result of the potentially competing interests of AllianceBernstein and its sub-advisors, we may not be presented with opportunities which may be appropriate for us but that are also appropriate for accounts or investment vehicles managed by AllianceBernstein or its sub-advisors. In addition, neither the sub-advisors nor the consultant have any obligations to present any opportunities to us, and the consultant has not been provided with a right to co-invest with us in purchases of any assets. This will limit the variety of assets that we can consider, thereby increasing the risk of competition on our ability to acquire assets. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of assets and establish more relationships than us. Furthermore, competition for assets within our target asset classes may lead to the price of such assets increasing, which may further limit our ability to generate desired returns. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, desirable assets within our target asset classes may be limited in the future and we may not be able to take advantage of attractive investments opportunities from time to time, as we can provide no assurance that we will be able to identify and make investments that are consistent with our objectives. In addition, the Federal Reserve’s program to purchase Agency RMBS could cause an increase in the price of Agency RMBS, which would negatively impact the net interest margin with respect to Agency RMBS we expect to purchase.

The mortgage loans that we will acquire, and the mortgage and other loans underlying the CMBS and non-Agency RMBS that we will acquire, are subject to defaults, foreclosure timeline extension, fraud and commercial and residential price depreciation, and unfavorable modification of loan principal amount, interest rate and amortization of principal, which could result in losses to us.

CMBS are secured by a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the CMBS we acquire is subject to all of the risks of the respective underlying commercial mortgage loans. Commercial mortgage loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired.

Residential mortgage loans are secured by single family residential property and are subject to risks of delinquency and foreclosure and risks of loss. The ability of a borrower to repay a loan secured by a residential property typically is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans. In addition, we intend to acquire non-Agency RMBS, which are backed by residential real property but, in contrast to Agency RMBS, their principal and interest are not guaranteed by federally chartered entities such as Fannie Mae and Freddie Mac and, in the case of Ginnie Mae, the U.S. government. The ability of a borrower to repay these loans or other financial assets is dependent upon the income or assets of these borrowers.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor in possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

The commercial mortgage loans we expect to acquire and the commercial mortgage loans underlying the CMBS we may acquire will be subject to defaults, foreclosure timeline extension, fraud and home price depreciation and unfavorable modification of loan principal amount, interest rate and amortization of principal.

Commercial mortgage loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that may be greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things,

•	tenant mix;

•	success of tenant businesses;

•	property management decisions;

•	property location and condition;

•	competition from comparable types of properties;

•	changes in laws that increase operating expenses or limit rents that may be charged;

•	any need to address environmental contamination at the property or the occurrence of any uninsured casualty at the property;

•	changes in national, regional or local economic conditions and/or specific industry segments;

•	declines in regional or local real estate values;

•	declines in regional or local rental or occupancy rates;

•	increases in interest rates;

•	real estate tax rates and other operating expenses;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

•	acts of God, terrorist attacks, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to our stockholders. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process, which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

We may not control the special servicing of the mortgage loans included in the CMBS in which we invest and, in such cases, the special servicer may take actions that could adversely affect our interests.

With respect to each series of CMBS in which we invest, overall control over the special servicing of the related underlying mortgage loans will be held by a “directing certificateholder” or a “controlling class representative,” which is appointed by the holders of the most subordinate class of CMBS in such series (except in the case of TALF-financed CMBS, where TALF rules prohibit control by investors in a subordinate class once the principal balance of that class is reduced to less than 25% of its initial principal balance as a result of both actual realized losses and “appraisal reduction amounts”). Since we will focus on acquiring classes of existing series of CMBS originally rated AAA, we will not have the right to appoint the directing certificateholder. In connection with the servicing of the specially serviced mortgage loans, the related special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect our interests.

If our manager overestimates the loss-adjusted yields of our CMBS investments, we may experience losses.

Our manager will value our potential CMBS investments based on loss-adjusted yields, taking into account estimated future losses on the mortgage loans included in the securitization’s pool of loans, and the estimated impact of these losses on expected future cash flows. Based on these loss estimates, our manager will either adjust the pool composition accordingly through loan removals and other credit enhancement mechanisms or leave loans in place and negotiate for a price adjustment. Our manager’s loss estimates may not prove accurate, as actual results may vary from estimates. In the event that our manager overestimates the pool level losses relative to the price we pay for a particular CMBS investment, we may experience losses with respect to such investment.

We may acquire non-Agency RMBS collateralized by subprime and Alt-A mortgage loans, which are subject to increased risks that can materially adversely impact our performance and results of operations.

We may acquire non-Agency RMBS backed by collateral pools of subprime mortgage loans and Alt-A mortgage loans, which are mortgage loans that have been originated using underwriting standards that are less restrictive than those used in underwriting prime mortgage loans. These lower standards include mortgage loans made to borrowers having imperfect or impaired credit histories, mortgage loans where the amount of the loan at origination is 80% or more of the value of the mortgage property, mortgage loans made to borrowers with low credit scores, mortgage loans made to borrowers who have other debt that represents a large portion of their income and mortgage loans made to borrowers whose income is not required to be disclosed or verified. Due to economic conditions, including increased interest rates and lower home prices, as well as aggressive lending practices, subprime mortgage loans have in recent periods experienced increased rates of delinquency, foreclosure, bankruptcy and loss, and they are likely to continue to experience delinquency, foreclosure, bankruptcy and loss rates that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Thus, because of the higher delinquency rates and losses associated with subprime mortgage loans, the performance of non-Agency RMBS backed by subprime mortgage loans that we may acquire could be correspondingly adversely affected, which could adversely impact our results of operations, financial condition and business.

The receivables underlying the ABS we may acquire are subject to credit exposure, which could result in losses to us.

ABS are securities backed by various asset classes including auto loans, student loans, credit card loans, equipment loans, floor plan loans and small business loans fully guaranteed as to principal and interest by the U.S. Small Business Administration, or the SBA. ABS remain subject to the credit exposure of the underlying receivables. In the event of increased rates of delinquency with respect to any receivables underlying our ABS, we may not realize our anticipated return on these investments.

Our real estate assets are subject to risks particular to real property, which may reduce our return from an affected property or asset and reduce or eliminate our ability to make distributions to stockholders.

We own assets secured by real estate and may own real estate directly in the future, either through direct acquisitions or upon a default of mortgage loans. Real estate investments are subject to various risks, including:

•	acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and market conditions;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

•	costs of remediation and liabilities associated with environmental conditions such as indoor mold; and

•	the potential for uninsured or under-insured property losses.

If any of these or similar events occurs, it may reduce our return from an affected property or asset and reduce or eliminate our ability to make distributions to stockholders.

Our subordinated MBS assets may be in the “first loss” position, subjecting us to greater risk of losses.

In general, losses on a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, then by the holder of a mezzanine loan or B-Note, if any, and then by the “first loss” subordinated security holder and then by the “second loss” mezzanine holder. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit, mezzanine loans or B-Notes, and of any classes of securities junior to those which we may acquire and there is any further loss, we will not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related MBS, the securities which we may acquire may effectively become the “first loss” position behind the more senior securities, which may result in significant losses to us. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated securities, but more sensitive to adverse economic downturns or individual issuer developments. A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of mortgages underlying MBS to make principal and interest payments may be impaired. In such event, existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these securities.

The B-Notes we may acquire may be subject to additional risks related to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We may acquire B-Notes. A B-Note is a mortgage loan typically (1) secured by a first mortgage on a single large commercial property or group of related properties and (2) subordinated to an A-Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B-Note holders after payment to the A-Note holders. However, because each transaction is privately negotiated, B-Notes can vary in their structural characteristics and risks. For example, the rights of holders of B-Notes to control the process following a borrower default may vary from transaction to transaction. Further, B-Notes typically are secured by a single property and so reflect the risks associated with significant concentration. Significant losses related to our B-Notes would result in operating losses for us and may limit our ability to make distributions to our stockholders.

Our mezzanine loan assets will involve greater risks of loss than senior loans secured by income-producing properties.

We may acquire mezzanine loans, which take the form of subordinated loans secured by second mortgages on the underlying property or loans secured by a pledge of the ownership interests of either the entity owning the property or a pledge of the ownership interests of the entity that owns the interest in the entity owning the property. These types of assets involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property, because the loan may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our initial expenditure. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal. Significant losses related to our mezzanine loans would result in operating losses for us and may limit our ability to make distributions to our stockholders.

Bridge loans will involve a greater risk of loss than traditional investment-grade mortgage loans with fully insured borrowers.

We may acquire bridge loans secured by first lien mortgages on a property to borrowers who are typically seeking short-term capital to be used in an acquisition, construction or redevelopment of a property. The borrower has usually identified an undervalued asset that has been under-managed and/or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management and/or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and we bear the risk that we may not recover some or all of our initial expenditure.

In addition, borrowers usually use the proceeds of a conventional mortgage to repay a bridge loan. Bridge loans therefore are subject to risks of a borrower’s inability to obtain permanent financing to repay the bridge loan. Bridge loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under bridge loans held by us, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the bridge loan. To the extent we suffer such losses with respect to our bridge loans, the value of our company and the price of shares of our common stock may be adversely affected.

Increases in interest rates could adversely affect the value of our assets and cause our interest expense to increase, which could result in reduced earnings or losses and negatively affect our profitability as well as the cash available for distribution to our stockholders.

We expect to focus primarily on acquiring mortgage-related assets by purchasing CMBS, non-Agency RMBS, residential mortgage loans, Agency RMBS, ABS and other financial assets. The relationship between short-term and longer-term interest rates is often referred to as the “yield curve.” In a normal yield curve environment, an investment in such assets will generally decline in value if long-term interest rates increase. Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our stockholders.

A significant risk associated with our target asset classes is the risk that both long-term and short-term interest rates will increase significantly. If long-term rates increased significantly, the market value of these assets could decline, and the duration and weighted average life of the assets could increase. We could realize a loss if the securities were sold. At the same time, an increase in short-term interest rates would increase the amount of interest owed on the repurchase agreements we may enter into to finance the purchase of these securities.

Market values of our assets may decline without any general increase in interest rates for a number of reasons, such as increases or expected increases in defaults, increases or expected increases in voluntary prepayments for those assets that are subject to prepayment risk or widening of credit spreads.

In addition, in a period of rising interest rates, our operating results will depend in large part on the difference between the income from our assets, net of credit losses, and financing costs. We anticipate that, in most cases, the income from such assets will respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net income. Increases in these rates will tend to decrease our net income and market value of our assets.

An increase in interest rates may cause a decrease in the volume of certain of our target asset classes which could adversely affect our ability to acquire target assets that satisfy our objectives and to generate income and pay dividends.

Rising interest rates generally reduce the demand for mortgage loans due to the higher cost of borrowing. A reduction in the volume of mortgage loans originated may affect the volume of our target asset classes available to us, which could adversely affect our ability to acquire assets that satisfy our objectives. Rising interest rates may also cause assets within our target asset classes that were issued prior to an interest rate increase to provide yields that are below prevailing market interest rates. If rising interest rates cause us to be unable to acquire a sufficient volume of assets within our target asset classes with a yield that is above our borrowing cost, our ability to satisfy our objectives and to generate income and pay dividends may be materially and adversely affected.

Ordinarily, short-term interest rates are lower than longer-term interest rates. If short-term interest rates rise disproportionately relative to longer-term interest rates (a flattening of the yield curve), our borrowing costs may increase more rapidly than the interest income earned on our assets. Because we expect our portfolio assets, on average, generally will bear interest based on longer-term rates than our borrowings, a flattening of the yield curve would tend to decrease our net income and the market value of our net assets. Additionally, to the extent cash flows from investments that return scheduled and unscheduled principal are reinvested, the spread between the yields on the new investments and available borrowing rates may decline, which would likely decrease our net income. It is also possible that short-term interest rates may exceed longer-term interest rates (a yield curve inversion), in which event our borrowing costs may exceed our interest income and we could incur operating losses.

Interest rate fluctuations may adversely affect the level of our net income and the value of our assets and common stock.

Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. Interest rate fluctuations present a variety of risks, including the risk of a narrowing of the difference between asset yields and borrowing rates, flattening or inversion of the yield curve and fluctuating prepayment rates, and may adversely affect our income and the value of our assets and common stock. Furthermore, the stock market has recently experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies’ operating performances. Additionally, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations, which could lead to a material decline in the market price of our common stock.

Because we may acquire fixed-rate securities, an increase in interest rates on our borrowings may adversely affect our book value.

Increases in interest rates may negatively affect the market value of our assets. Any fixed-rate securities we acquire generally will be more negatively affected by these increases than adjustable-rate securities. In accordance with accounting rules, we will be required to reduce our book value by the amount of any decrease in the market value of our assets that are classified for accounting purposes as available-for-sale. We will be required to evaluate our assets on a quarterly basis to determine their fair value by using third party bid price indications provided by dealers who make markets in these securities or by third-party pricing services. If the fair value of a security is not available from a dealer or third-party pricing service, we will estimate the fair value of the security using a variety of methods including, but not limited to, discounted cash flow analysis, matrix pricing, option-adjusted spread models and fundamental analysis. Aggregate characteristics taken into consideration include, but are not limited to, type of collateral, index, margin, periodic cap, lifetime cap, underwriting standards, age and delinquency experience. However, the fair value reflects estimates and may not be indicative of the amounts we would receive in a current market exchange. If we determine that an agency security is other-than-temporarily impaired, we would be required to reduce the value of such agency security on our balance sheet by recording an impairment charge in our income statement and our stockholders’ equity would be correspondingly reduced. Reductions in stockholders’ equity decrease the amounts we may borrow to purchase additional target assets, which could restrict our ability to increase our net income.

We may experience a decline in the market value of our assets.

A decline in the market value of our assets may require us to recognize an “other-than-temporary” impairment against such assets under GAAP if we were to determine that, with respect to any assets in unrealized loss positions, we do not have the ability and intent to hold such assets to maturity or for a period of time sufficient to allow for recovery to the amortized cost of such assets. If such a determination were to be made, we would recognize unrealized losses through earnings and write down the amortized cost of such assets to a new cost basis, based on the fair market value of such assets on the date they are considered to be other-than-temporarily impaired. Such impairment charges reflect non-cash losses at the time of recognition; subsequent disposition or sale of such assets could further affect our future losses or gains, as they are based on the difference between the sale price received and adjusted amortized cost of such assets at the time of sale.

Rapid changes in the values of our assets may make it more difficult for us to maintain our qualification as a REIT or our exemption from the 1940 Act.

If the market value or income potential of our assets declines as a result of increased interest rates, prepayment rates, general market conditions, government actions or other factors, we may need to increase our real estate assets and income or liquidate our non-qualifying assets to maintain our REIT qualification or our exemption from the 1940 Act. If the decline in real estate asset values or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-real estate assets we may own and restrictions imposed by Legacy Securities PPIFs on withdrawing funds. We may have to make decisions that we otherwise would not make absent the REIT and 1940 Act considerations.

Some of our portfolio assets will be recorded at fair value and, as a result, there will be uncertainty as to the value of these investments.

Some of the assets in our portfolio will be in the form of securities that are not publicly traded. The fair value of securities and other assets that are not publicly traded may not be readily determinable. We will value these assets quarterly at fair value, as determined in accordance with SFAS No. 157, “Fair Value Measurements,” or SFAS 157, which may include unobservable inputs. Because such valuations are subjective, the fair value of certain of our assets may fluctuate over short periods of time and our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these assets were materially higher than the values that we ultimately realize upon their disposal.

Any credit ratings assigned to our assets will be subject to ongoing evaluations and revisions and we cannot assure you that those ratings will not be downgraded.

Some of our assets may be rated by Fitch, Inc., Moody’s Investors Service, Inc., S&P, DBRS, Inc., Realpoint LLC or possibly other eligible rating agencies. Any credit ratings on our assets are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any such ratings will not be changed or withdrawn by one or more rating agency in the future if, the judgment of such rating agency, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce or withdraw, or indicate that they may reduce or withdraw, their ratings of our assets in the future, the value of these assets could significantly decline, which would adversely affect the value of our portfolio and could result in losses upon disposition or the failure of borrowers to satisfy their debt service obligations to us. Further, if rating agencies reduce the ratings on assets that we intended to finance through the TALF, such assets might not be eligible collateral that could be financed through the TALF.

Prepayment rates (faster or slower) may adversely affect our income and the value of our portfolio of assets.

Our income and the value of our assets may be affected by prepayment rates (faster or slower) on mortgage loans. If we acquire mortgage-related securities, we anticipate that the underlying mortgages will prepay at a projected rate generating an expected yield. If we purchase assets at a premium to par value, when borrowers prepay their mortgage loans faster than expected, the corresponding prepayments on the mortgage-related securities may reduce the expected yield on such securities because we will have to amortize the related premium on an accelerated basis. Conversely, if we purchase assets at a discount to par value, when borrowers prepay their mortgage loans slower than expected, the decrease in corresponding prepayments on the mortgage-related securities may reduce the expected yield on such securities because we will not be able to accrete the related discount as quickly as originally anticipated. Prepayment rates on loans may be affected by a number of factors including, but not limited to, the availability of mortgage credit, the relative economic vitality of the area in which the related properties are located, the servicing of the mortgage loans, possible changes in tax laws, other opportunities for investment, homeowner mobility and other economic, social, geographic, demographic and legal factors and other factors beyond our control. Consequently, such prepayment rates cannot be predicted with certainty and no strategy can completely insulate us from prepayment or other such risks. In periods of declining interest rates, prepayment rates on mortgage loans generally increase. If general interest rates decline at the same time, the proceeds of such prepayments received during such periods are likely to be reinvested by us in assets yielding less than the yields on the assets that were prepaid. In addition, the market value of the assets may, because of the risk of prepayment, benefit less than other fixed income securities from declining interest rates.

Recent market conditions may upset the historical relationship between interest rate changes and prepayment trends, which would make it more difficult for us to analyze our portfolio of assets.

Our success depends on our ability to analyze the relationship of changing interest rates on prepayments of the mortgage loans that underlie our assets. Changes in interest rates and prepayments affect the market price of the target assets that we intend to purchase and any target assets that we hold at a given time. As part of our overall portfolio risk management, we will analyze interest rate changes and prepayment trends separately and collectively to assess their effects on our portfolio of assets. In conducting our analysis, we will depend on certain assumptions based upon historical trends with respect to the relationship between interest rates and prepayments under normal market conditions. If the recent dislocations in the residential mortgage market or other developments change the way that prepayment trends have historically responded to interest rate changes, our ability to (1) assess the market value of our portfolio of assets, (2) implement any hedging strategies and (3) implement techniques to reduce our prepayment rate volatility would be significantly affected, which could materially adversely affect our financial position and results of operations.

Mortgage loan modification programs and future legislative action may adversely affect the value of, and the returns on, the assets that we acquire.

The U.S. government, through the Federal Reserve, the FHA and the FDIC, commenced implementation of programs designed to provide homeowners with assistance in avoiding residential mortgage loan foreclosures. The programs may involve, among other things, the modification of mortgage loans to reduce the principal amount of the loans or the rate of interest payable on the loans, or to extend the payment terms of the loans. In addition, members of Congress have indicated support for additional legislative relief for homeowners, including an amendment of the bankruptcy laws to permit the modification of mortgage loans in bankruptcy proceedings. The Helping Families Save Their Homes Act of 2009, which was signed into law on May 20, 2009, provides a safe harbor for servicers entering into “qualified loss mitigation plans” with respect to residential mortgages originated before the act was enacted. A servicer’s duty to any investor or other party to maximize the net present value of any mortgage being modified will be construed to apply to all investors and other parties and will be deemed satisfied when certain criteria are met. Any servicer that is deemed to be acting in the best interests of all investors and parties is relieved of liability to any party owed a duty as discussed above. The act further provides that any person, including a trustee, issuer and loan originator, shall not be liable for monetary damages or subject to an injunction, stay or other equitable relief based solely upon that person’s cooperation with a servicer in implementing a qualified loss mitigation program that meets the criteria set forth above. By protecting servicers from such liabilities, this safe harbor may encourage loan modifications and reduce the likelihood that investors in securitizations will be paid on a timely basis or will be paid in full.

Loan modifications are more likely to be used when borrowers are less able to refinance or sell their homes due to market conditions, and when the potential recovery from a foreclosure is reduced due to lower property values. A significant number of loan modifications could result in a significant reduction in cash flows to the holders of the mortgage securities on an ongoing basis. These loan modification programs, as well as future legislative or regulatory actions, including amendments to the bankruptcy laws, that result in the modification of outstanding mortgage loans may adversely affect the value of, and the returns on, the assets that we intend to acquire.

The increasing number of proposed federal, state and local laws may increase our risk of liability with respect to certain mortgage loans and could increase our cost of doing business.

The U.S. Congress and various state and local legislatures are considering, and in the future may consider, legislation which, among other provisions, would permit limited assignee liability for certain violations in the mortgage loan origination process. We cannot predict whether or in what form the U.S. Congress or the various state and local legislatures may enact legislation affecting our business. We will evaluate the potential impact of any initiatives which, if enacted, could affect our practices and results of operations. We are unable to predict whether federal, state or local authorities will require changes in our practices in the future. These changes, if required, could adversely affect our profitability, particularly if we make such changes in response to new or amended laws, rules, regulations or ordinances in any state where we acquire a significant portion of our mortgage loans, or if such changes result in us being held responsible for any violations in the mortgage loan origination process.

We expect to be required to obtain various state licenses in order to purchase mortgage loans in the secondary market, and there is no assurance we will be able to obtain or maintain those licenses.

While we are not required to obtain licenses to purchase mortgage-backed securities, we may be required to obtain various state licenses to purchase mortgage loans in the secondary market. We have not applied for these licenses and expect that this process will be costly and could take several months. There is no assurance that we will obtain all of the licenses that we desire or that we will not experience significant delays in seeking these licenses. Furthermore, we will be subject to various information and other requirements to maintain these licenses and there is no assurance that we will satisfy those requirements. Our failure to obtain or maintain licenses will restrict our options and could harm our business.

We may be subject to liability for potential violations of predatory lending laws, which could adversely impact our results of operations, financial condition and business.

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. The Home Ownership and Equity Protection Act of 1994 (or HOEPA) prohibits inclusion of certain provisions in residential mortgage loans that have mortgage rates or origination costs in excess of prescribed levels and requires that borrowers be given certain disclosures prior to origination. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA. In addition, under the anti-predatory lending laws of some states, the origination of certain residential mortgage loans, including loans that are not classified as “high cost” loans under applicable law, must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a residential mortgage loan, for example, does not meet the test even if the related originator reasonably believed that the test was satisfied.

Risks Related to Our Common Stock

There is no public market for our common stock and a market may never develop, which could result in holders of our common stock being unable to monetize their investment.

Shares of our common stock are newly-issued securities for which there is no established trading market. We expect that our common stock will be approved for listing on the New York Stock Exchange (or the NYSE), but there can be no assurance that an active trading market for our common stock will develop. Accordingly, no assurance can be given as to the ability of our stockholders to sell their common stock or the price that our stockholders may obtain for their common stock.

Even if an active trading market develops, the market price of our common stock may be highly volatile and could be subject to wide fluctuations after this offering and may fall below the offering price. Some of the factors that could negatively affect the market price of our common stock include:

•	our actual or anticipated variations in our quarterly operating results;

•	changes in our earnings estimates or publication of research reports about us or the real estate industry;

•	increases in market interest rates that may lead purchasers of our shares to demand a higher yield;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	changes in credit markets;

•	additions to or departures of our manager’s key personnel;

•	actions by our stockholders;

•	speculation in the press or investment community; and

•	general market and economic conditions.

Market factors unrelated to our performance could also negatively impact the market price of our common stock. One of the factors that investors may consider in deciding whether to buy or sell our common stock is our distribution rate as a percentage of our stock price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and conditions in the capital markets can affect the market value of our common stock. For instance, if interest rates rise, it is likely that the market price of our common stock will decrease as market rates on interest-bearing securities increase.

Common stock eligible for future sale may have adverse effects on our share price. You should not rely upon lock-up agreements in connection with this offering and the concurrent private placement to limit the amount of shares of our common stock sold into the market.

We cannot predict the effect, if any, of future sales of our common stock, or the availability of shares for future sales, on the market price of our common stock. The market price of our common stock may decline significantly when the restrictions on resale (or lock-up agreements) by certain of our stockholders lapse, particularly in the case of shares purchased in the concurrent private placement. Sales of substantial amounts of common stock or the perception that such sales could occur may adversely affect the prevailing market price for our common stock.

Also, we may issue additional shares in subsequent public offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share issuances, which may dilute the existing stockholders’ interests in us.

We have not established a minimum distribution payment level and we cannot assure you of our ability to pay distributions in the future.

We intend to pay quarterly distributions and to make distributions to our stockholders in an amount such that we distribute all or substantially all of our REIT taxable income in each year, subject to certain adjustments. We have not established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, any debt covenants, maintenance of our REIT qualification and other factors as our board of directors may deem relevant from time to time. We believe that a change in any one of the following factors could adversely affect our results of operations and impair our ability to pay distributions to our stockholders:

•	the profitability of the assets acquired with of the net proceeds of this offering and the concurrent private placement;

•	our ability to make profitable investments;

•	margin calls or other expenses that reduce our cash flow;

•	defaults in our asset portfolio or decreases in the value of our portfolio; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions in the future. In addition, some of our distributions may include a return in capital.

Investing in our common stock may involve a high degree of risk and may result in loss of principal.

The investments we make in accordance with our objectives and strategies may result in a high amount of risk when compared to alternative strategies and volatility or loss of principal. Our investments may be highly speculative and aggressive, and therefore an investment in our common stock may not be suitable for someone with lower risk tolerance.

Future offerings of debt or equity securities, which would rank senior to our common stock, may adversely affect the market price of our common stock.

If we decide to issue debt or equity securities in the future, which would rank senior to our common stock, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of our common stock will bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their stock holdings in us.

Risks Related to Our Organization and Structure

Our charter and bylaws contain provisions that may inhibit potential acquisition bids that you and other stockholders may consider favorable, and the market price of our common stock may be lower as a result.

Upon completion of this offering, our charter and bylaws will contain provisions that may have an anti-takeover effect and inhibit a change in our board of directors. These provisions include the following:

There are ownership limits and restrictions on transferability and ownership in our charter.  To qualify as a REIT for each taxable year after 2009, not more than 50% of the value of our outstanding stock may be owned, directly or constructively, by five or fewer individuals during the second half of any calendar year. In addition, shares of our common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year for each taxable year after 2009. To assist us in satisfying these tests, among other purposes, our charter generally prohibits any person from beneficially or constructively owning, applying certain attribution rules under the Internal Revenue Code, more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding shares of common stock or our outstanding capital stock. These restrictions may discourage a tender offer or other transactions or a change in the composition of our board of directors or control that might involve a premium price for our shares or otherwise be in the best interests of our stockholders. In addition, any shares issued or transferred in violation of such restrictions will be automatically transferred to a trust for a charitable beneficiary, thereby resulting in a forfeiture of the additional shares.

Our charter permits our board of directors to issue stock with terms that may discourage a third party from acquiring us.  Upon completion of this offering, our charter will permit our board of directors to amend the charter without stockholder approval to increase the total number of authorized shares of stock or the number of shares of any class or series and to issue common or preferred stock, having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption as determined by our board. Thus, our board could authorize the issuance of stock with terms and conditions that could have the effect of discouraging a takeover or other transaction in which holders of some or a majority of our shares might receive a premium for their shares over the then-prevailing market price of our shares.

Maryland Control Share Acquisition Act.  Maryland law provides that “control shares” of a corporation acquired in a “control share acquisition” will have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible to be cast on the matter under the Maryland Control Share Acquisition Act.

If voting rights or control shares acquired in a control share acquisition are not approved at a stockholders’ meeting, or if the acquiring person does not deliver an acquiring person statement as required by the Maryland Control Share Acquisition Act, then, subject to certain conditions and limitations, the issuer may redeem any or all of the control shares for fair value. If voting rights of such control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. Our bylaws contain a provision exempting acquisitions of our shares from the Maryland Control Share Acquisition Act. However, our board of directors may amend our bylaws in the future to repeal or modify this exemption, in which case any control shares of our company acquired in a control share acquisition will be subject to the Maryland Control Share Acquisition Act.

Business Combinations.  Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as: (i) any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or (ii) an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation, other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution which provides that any business combination between us and any other person is exempted from the provisions of the Maryland Business Combination Act, provided that the business combination is first approved by the board of directors (including a majority of our directors who are not affiliates or associates of such person). This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the board of directors does not otherwise approve a business combination, this statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Our charter and bylaws contain other possible anti-takeover provisions.  Upon completion of this offering, our charter and bylaws will contain other provisions that may have the effect of delaying, deferring or preventing a change in control of us or the removal of existing directors and, as a result, could prevent our stockholders from being paid a premium for their common stock over the then-prevailing market price. See “Description of Capital Stock” and “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws.”

Ownership limitations may restrict change of control of business combination opportunities in which our stockholders might receive a premium for their shares.

In order for us to qualify as a REIT for each taxable year after 2008, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. To preserve our REIT qualification, our charter generally prohibits any person from directly or indirectly owning, applying certain attribution rules under the Internal Revenue Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding shares of common stock or our outstanding capital stock. This ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests. Different ownership limits may apply to AllianceBernstein and its direct and indirect subsidiaries, including but not limited to our manager. These ownership limits, which our board of directors has determined will not jeopardize our REIT qualification, will allow AllianceBernstein and its subsidiaries to hold up to     % (in value or in number of shares, whichever is more restrictive), of our outstanding shares of common stock or our outstanding capital stock.

Our rights and your rights to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.

As permitted by Maryland law, our charter limits the liability of our directors and officers to us and you for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

In addition, our charter authorizes us to obligate ourselves to indemnify our present and former directors and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law. Our bylaws require us to indemnify each present or former director or officer, to the maximum extent permitted by Maryland law, who is made, or threatened to be made, a party to any proceeding because of his or her service to us. In addition, we may be obligated to fund the defense costs incurred by our directors and officers. See “Certain Provisions of Maryland General Corporation Law and Our Charter and Bylaws — Indemnification and Limitation of Directors’ and Officers’ Liability.”

We may pay distributions from offering proceeds, borrowings or the sale of assets to the extent that distributions exceed earnings or cash flow from our operations.

Subject to limitations in our credit facilities, we may pay distributions from offering proceeds, borrowings or the sale of assets to the extent that distributions exceed earnings or cash flow from operations. Such distributions would reduce the amount of cash we have available for investing and other purposes and could be dilutive to our financial results. In addition, funding our distributions from our net proceeds may constitute a return of capital to our investors, which would have the effect of reducing each stockholder’s basis in its shares of common stock.

Tax Risks

Your investment has various tax risks.

This summary of certain tax risks is limited to the U.S. federal income tax risks addressed below. Additional risks or issues may exist that are not addressed in this prospectus and that could affect the U.S. federal income tax treatment of us or our stockholders.

We strongly urge you to review carefully the discussion under “U.S. Federal Income Tax Considerations” and to seek advice based on your particular circumstances from an independent tax advisor concerning the effects of U.S. federal, state and local tax law on an investment in our common stock and on your individual tax situation.

Our failure to qualify as a REIT in any taxable year would subject us to U.S. federal income tax and applicable state and local taxes, which would reduce the amount of cash available for distribution to our stockholders.

We have been organized and we intend to operate in a manner that will enable us to qualify as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2009. We have not requested and do not intend to request a ruling from the Internal Revenue Service, or the IRS, that we qualify as a REIT. The U.S. federal income tax laws governing REITs are complex. Judicial and administrative interpretations of the U.S. federal income tax laws governing REIT qualification are limited. To qualify as a REIT, we must meet, on an ongoing basis, various tests regarding the nature of our assets and our income, the ownership of our outstanding shares, and the amount of our distributions. Under these tests, we will be considered to own a proportionate amount of the assets owned, and to have earned a proportionate amount of the income earned, by entities such as the AB PPIF, in which we expect to acquire an ownership interest but over which we may have no control, or only limited influence. Moreover, new legislation, court decisions or administrative guidance, in each case possibly with retroactive effect, may make it more difficult or impossible for us to qualify as a REIT. Thus, while we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs and the nature of some of the assets and income of entities such as the AB PPIF in which we expect to acquire an ownership interest, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. These considerations also might restrict the types of assets that we can acquire in the future.

If we fail to qualify as a REIT in any taxable year, and we do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax on our taxable income, and distributions to our stockholders would not be deductible by us in determining our taxable income. In such a case, we might need to borrow money or sell assets in order to pay our taxes. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT, we no longer would be required to distribute substantially all of our net taxable income to our stockholders. In addition, unless we were eligible for certain statutory relief provisions, we could not re-elect to qualify as a REIT until the fifth calendar year following the year in which we failed to qualify.

Certain financing activities may subject us to U.S. federal income tax and could have negative tax consequences for our stockholders.

We expect to enter into transactions that could result in us or a portion of our assets being treated as a “taxable mortgage pool” for U.S. federal income tax purposes. If we were to enter into such a transaction, we would be taxed at the highest U.S. federal corporate income tax rate on a portion of the income, referred to as “excess inclusion income,” that is allocable to the percentage of our shares held in record name by “disqualified organizations,” which are generally certain cooperatives, governmental entities and tax exempt organizations that are exempt from tax on unrelated business taxable income. To the extent that common stock owned by “disqualified organizations” is held in record name by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for the U.S. federal corporate level tax on the portion of our excess inclusion income allocable to the common stock held by the broker/dealer or other nominee on behalf of the

“disqualified organizations.” A regulated investment company (or RIC) or other pass through entity owning our common stock in record name will be subject to tax at the highest U.S. federal corporate tax rate on any excess inclusion income allocated to their owners that are disqualified organizations.

In addition, if we realize excess inclusion income and allocate it to our stockholders, this income cannot be offset by net operating losses of our stockholders. If the stockholder is a tax exempt entity and not a disqualified organization, then this income is fully taxable as unrelated business taxable income under Section 512 of the Internal Revenue Code. If the stockholder is a foreign person, then this income would be subject to withholding of U.S. federal income tax without any reduction or exemption pursuant to any otherwise applicable income tax treaty. If the stockholder is a REIT, a RIC, common trust fund or other pass through entity, our allocable share of our excess inclusion income could be considered excess inclusion income of such entity.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we generally must ensure that at the end of each calendar quarter at least 75% of the value of our total assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and MBS. The remainder of our investment in securities (other than government securities and qualifying real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualifying real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by stock and securities of one or more TRSs. See “U.S. Federal Income Tax Considerations — Asset Tests.” If we fail to comply with these requirements at the end of any quarter, we must correct the failure within 30 days after the end of such calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to U.S. tax exempt investors.

If (1) all or a portion of our assets are subject to the rules relating to taxable mortgage pools, (2) we are a “pension held REIT,” (3) a U.S. tax exempt stockholder has incurred debt to purchase or hold our common stock, or (4) any residual REMIC interests we buy generate “excess inclusion income,” then a portion of the distributions to a U.S. tax exempt stockholder and gains realized on the sale of common stock by such tax exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Internal Revenue Code.

Failure to make required distributions would subject us to tax, which would reduce the cash available for distribution to our stockholders.

To qualify as a REIT, we must distribute to our stockholders each calendar year at least 90% of our REIT taxable income (including certain items of non-cash income), determined without regard to the deduction for dividends paid and excluding net capital gain. To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we will be subject to U.S. federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than a minimum amount specified under U.S. federal income tax laws. We intend to distribute our net income to our stockholders in a manner that will satisfy the REIT 90% distribution requirement and to avoid the 4% nondeductible excise tax:

Our taxable income may substantially exceed our net income as determined based on GAAP or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may be required to accrue income on mortgage loans, MBS and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. We may also acquire distressed debt investments that are subsequently modified by agreement with the borrower either directly or pursuant to our involvement in the Legacy Loans Program or other similar programs recently announced by the federal government. As a result of amendments to a debt investment, we may be required to recognize taxable income to the extent that the principal amount of the modified debt exceeds our cost of purchasing it prior to the amendments. We may be required under the terms of the indebtedness that we incur, (or that may be incurred by the AB PPIF or other entities in which we acquire an ownership interest) whether to private lenders or pursuant to government programs, to use cash received from interest payments to make principal payments on that indebtedness, with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders. As a result of the foregoing, we may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet REIT distribution requirements in certain circumstances.

In such circumstances, we may be required to: (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be applied to make investments or repay debt or (iv) make a taxable distribution of our shares as part of a distribution in which stock holders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirements. Thus, compliance with the REIT distribution requirements may hinder our ability to grow, which could adversely affect the value of our common stock. We may be required to use cash reserves, incur debt, or liquidate non-cash assets at rates or at times that we regard as unfavorable to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in that year.

We may choose to pay dividends in our own stock, in which case our stockholders may be required to pay income taxes in excess of the cash dividends received.

We may distribute taxable dividends that are payable in cash and shares of our common stock at the election of each stockholder. Under IRS Revenue Procedure 2009-15, up to 90% of any such taxable dividend for 2009 could be payable in our stock. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current or accumulated earnings and profits for federal income tax purposes. As a result, a U.S. stockholder may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. Accordingly, stockholders receiving a distribution of our shares may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Moreover, in the case of a taxable distribution of shares of our stock with respect to which any withholding tax is imposed on a stockholder, we may have to withhold or dispose of part of the shares in such distribution and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, such sales may put downward pressure on the trading price of our common stock. Further, because Revenue Procedure 2009-15 applies only to taxable dividends payable in cash or stock in 2009, it is unclear whether and to what extent we will be able to pay taxable dividends in cash and stock in later years. Moreover, various tax aspects of such a taxable cash/stock dividend are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose additional requirements in the future with respect to taxable cash/stock dividends, including on a retroactive basis, or assert that the requirements for such taxable cash/stock dividends have not been met.

We may be required to report taxable income for certain investments in excess of the economic income we ultimately realize from them.

We may acquire interests in debt instruments in the secondary market for less than their face amount. The discount at which such interests in debt instruments are acquired may reflect doubts about the ultimate collectability of the underlying loans rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. We expect to accrue market discount on the basis of a constant yield to maturity of the relevant debt instrument, based generally on the assumption that all future payments on the debt instrument will be made. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.

Similarly, some of the securities that we acquire may have been issued with original issue discount. We will be required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such securities will be made. If such securities turns out not to be fully collectible, an offsetting loss deduction will become available only in the later year that uncollectability is provable.

Finally, in the event that any debt instruments or other securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at its stated rate regardless of whether corresponding cash payments are received or are ultimately collectible. In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectible, the utility of that deduction could depend on our having taxable income in that later year or thereafter.

Due to each of these potential timing differences between income recognition or expense deduction and the related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized.

Our ownership of and relationship with any TRS which we may form or acquire following the completion of this offering will be limited, and a failure to comply with the limits would jeopardize our REIT qualification and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock and securities of one or more TRSs. A TRS will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the TRS rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

Any domestic TRS that we may form following the completion of this offering would pay U.S. federal, state and local income tax on its taxable income, and its after tax net income would be available for distribution to us but would not be required to be distributed to us by such domestic TRS. We anticipate that the aggregate value of the TRS stock and securities owned by us will be less than 25% of the value of our total assets (including the TRS stock and securities). Furthermore, we will monitor the value of our portfolio assets consisting of our TRSs to ensure compliance with the rule that no more than 25% of the value of our assets may consist of TRS stock and securities (which is applied at the end of each calendar quarter). In addition, we will scrutinize all of our transactions with TRSs to ensure that they are entered into on arm’s length terms to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the TRS limitations or to avoid application of the 100% excise tax discussed above.

Liquidation of our assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our portfolio assets to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets in transactions that are considered to be prohibited transactions.

Characterization of the repurchase agreements we enter into to finance our portfolio assets as sales for tax purposes rather than as secured lending transactions or the failure of a mezzanine loan to qualify as a real estate asset would adversely affect our ability to qualify as a REIT.

We anticipate entering into repurchase agreements with a variety of counterparties to achieve our desired amount of leverage for the assets in which we intend to invest. When we enter into a repurchase agreement, we generally sell assets to our counterparty to the agreement and receive cash from the counterparty. The counterparty is obligated to resell the assets back to us at the end of the term of the transaction. We believe that for U.S. federal income tax purposes we will be treated as the owner of the assets that are the subject of repurchase agreements and that the repurchase agreements will be treated as secured lending transactions notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own these assets during the term of the repurchase agreements, in which case we could fail to qualify as a REIT.

In addition, we may acquire mezzanine loans, which are loans secured by equity interests in a partnership or limited liability company that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may acquire mezzanine loans that may not meet all of the requirements for reliance on this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests, and if such a challenge were sustained, we could fail to qualify as a REIT.

Investments in certain financial assets will not qualify as “real estate assets” or generate “real estate income” for purposes of the REIT 75% asset and income qualification requirements and, as a result, our ability to make such investments will be limited.

To qualify as a REIT for U.S. federal income tax purposes, we must comply with certain asset and income REIT qualification requirements, as described in “U.S. Federal Income Tax Considerations — Asset Tests” and “— Gross Income Tests.” Because of these REIT qualification requirements, our ability to acquire certain financial assets such as ABS will be limited, or we may be required to make such investments through a TRS. In the event that we were to make such an investment through a domestic TRS, any income or gain from such ABS would generally be subject to U.S. federal, state and local corporate income tax, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to pay dividends to our stockholders. Our ability to make such investments through a TRS is limited, however, because of the REIT qualification requirement that no more than 25% of the value of our total assets can be comprised of stock and securities held by us in TRSs, and that 75% of our income must come from certain specified real estate sources.

We may lose our REIT qualification or be subject to a penalty tax if we earn and the IRS successfully challenges our characterization of income from foreign TRSs or other non-U.S. corporations in which we hold an equity interest.

We may make investments in non-U.S. corporations, some of which may, together with us, make a TRS election. We likely will be required to include in our income, even without the receipt of actual distributions, earnings from any such foreign TRSs or other non-U.S. corporations in which we hold an equity interest. The provisions that set forth what income is qualifying income for purposes of the 95% gross income test provide that gross income derived from dividends, interest and certain other enumerated classes of passive income qualify for purposes of the 95% gross income test. Income inclusions from equity investments in a foreign TRS or other non-U.S. corporations in which we hold an equity interest will be technically neither dividends nor any of the other enumerated categories of income specified in the 95% gross income test for U.S. federal income tax purposes, and there is no other clear precedent with respect to the qualification of such income. However, based on advice of counsel, we intend to treat such income inclusions, to the extent distributed by a foreign TRS or other non-U.S. corporation in which we hold an equity interest in the year accrued, as qualifying income for purposes of the 95% gross income test. Nevertheless, because this income does not meet the literal requirements of the REIT provisions, it is possible that the IRS could successfully take the position that such income is not qualifying income. We do not currently expect such income together with any other nonqualifying income that we receive for purposes of the 95% gross income test to be in excess of 5% of our annual gross income. In the event that such income, together with any other nonqualifying income for purposes of the 95% gross income test was in excess of 5% of our annual gross income and was determined not to qualify for the 95% gross income test, we would be subject to a penalty tax with respect to such income to the extent it and our other nonqualifying income exceed 5% of our gross income and/or we could fail to qualify as a REIT. See “U.S. Federal Income Tax Considerations.” In addition, if such income was determined not to qualify for the 95% gross income test, we would need to acquire sufficient qualifying assets, or sell some of our interests in any foreign TRSs or other non-U.S. corporations in which we hold an equity interest to ensure that the income recognized by us from our foreign TRSs or such other non-U.S. corporations does not exceed 5% of our gross income.

Complying with REIT requirements may cause us to forego otherwise attractive investment opportunities or financing or hedging strategies.

The REIT provisions of the Internal Revenue Code limit our ability to hedge MBS and related borrowings. Under these provisions, our annual gross income from non-qualifying hedges, together with any other income not generated from qualifying real estate assets, cannot exceed 25% of our gross income (excluding for this purpose, gross income from qualified hedges). In addition, our aggregate gross income from non-qualifying hedges, fees, and certain other non qualifying sources cannot exceed 5% of our annual gross income (excluding for this purpose, gross income from qualified hedges). As a result, we might have to limit our use of advantageous hedging techniques or implement those hedges through a TRS, which we may form following the completion of this offering. This could increase the cost of our hedging activities or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. We may even be required to altogether forego investments we might otherwise make. We also may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our investment performance.

Even if we qualify as a REIT, we may face tax liabilities that reduce our cash flow.

Even if we qualify as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, franchise, property and transfer taxes, including mortgage related taxes. See “U.S. Federal Income Tax Considerations — Taxation of REITs in General.” In addition, any domestic TRSs we own will be subject to U.S. federal, state, and local corporate taxes. In order to meet the REIT qualification requirements, or to avoid the imposition of a 100% tax that applies to certain gains derived by a REIT from sales of inventory or property held primarily for sale to customers in the ordinary course of business, we may hold some of our assets through taxable subsidiary corporations, including domestic TRSs. Any taxes paid by such subsidiary corporations would decrease the cash available for distribution to our stockholders.

The ownership limits that apply to REITs, as prescribed by the Internal Revenue Code and by our charter, may inhibit market activity in shares of our common stock and restrict our business combination opportunities.

In order for us to qualify as a REIT, not more than 50% in value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year after the first year for which we elect to qualify as a REIT. Additionally, at least 100 persons must beneficially own our stock during at least 335 days of a taxable year (other than the first taxable year for which we elect to be taxed as a REIT). Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Our charter also provides that, unless exempted by our board of directors, no person may own more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock or our outstanding capital stock. Our board may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT. These ownership limits could delay or prevent a transaction or a change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for U.S. federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held as inventory or primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to sell or securitize loans in a manner that was treated as a sale of the loans as inventory for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans, other than through a TRS, and we may be required to limit the structures we use for our securitization transactions, even though such sales or structures might otherwise be beneficial for us.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common stock.

At any time, the U.S. federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended possibly with retroactive effect. We cannot predict when or if any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective, and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.

Dividends payable by REITs do not qualify for the reduced tax rates.

Dividends payable to domestic stockholders that are individuals, trusts and estates currently are generally taxed at a maximum rate of 15% (through 2010). Dividends payable by REITs, however, are generally not eligible for the reduced rates. The more favorable rates currently applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in stock of non REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

Our qualification as a REIT and exemption from U.S. federal income tax with respect to certain assets may be dependent on the accuracy of legal opinions or advice rendered or given or statements by the issuers of assets that we acquire, and the inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.

When purchasing securities, we may rely on opinions or advice of counsel for the issuer of such securities, or statements made in related offering documents, for purposes of determining whether such securities represent debt or equity securities for U.S. federal income tax purposes, and also to what extent those securities constitute REIT real estate assets for purposes of the REIT asset tests and produce income which qualifies under the 75% REIT gross income test. In addition, when purchasing the equity tranche of a securitization, we may rely on opinions or advice of counsel regarding the qualification of the securitization for exemption from U.S. corporate income tax and the qualification of interests in such securitization as debt for U.S. federal income tax purposes. The inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.

Our ability to invest in and dispose of “to be announced” securities could be limited by our REIT qualification, and we could fail to qualify as a REIT as a result of these investments.

We may purchase Agency RMBS through TBAs, or dollar roll transactions. In certain instances, rather than take delivery of the Agency RMBS subject to a TBA, we may dispose of the TBA through a dollar roll transaction in which we agree to purchase similar securities in the future at a predetermined price or otherwise, which may result in the recognition of income or gains. We will account for dollar roll transactions as purchases and sales. The law is unclear regarding whether TBAs will be qualifying assets for the 75% asset test and whether income and gains from dispositions of TBAs will be qualifying income for the 75% gross income test.

Unless we are advised by counsel that TBAs should be treated as qualifying assets for purposes of the 75% asset test, we will limit our investment in TBAs and any other non-qualifying assets to no more than 25% of our total assets at the end of any calendar quarter. Furthermore, until we are advised by counsel that income and gains from the disposition of TBAs should be treated as qualifying income for purposes of the 75% gross income test, we will limit our gains from dispositions of TBAs and any other non-qualifying income to no more than 25% of our total gross income for each calendar year. Accordingly, our ability to purchase Agency RMBS through TBAs and to dispose of TBAs, through dollar roll transactions or otherwise, could be limited.

Moreover, even if we are advised by counsel that TBAs should be treated as qualifying assets or that income and gains from dispositions of TBAs should be treated as qualifying income, it is possible that the IRS could successfully take the position that such assets are not qualifying assets and such income is not qualifying income. In that event, we could be subject to a penalty tax or we could fail to qualify as a REIT if (i) the value of our TBAs, together with our non-qualifying assets for the 75% asset test, exceeded 25% of our gross assets at the end of any calendar quarter, or (ii) our income and gains from the disposition of TBAs, together with our non-qualifying income for the 75% gross income test, exceeded 25% of our gross income for any taxable year.

FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:

•	use of proceeds of this offering and the concurrent private placement;

•	our business and strategy;

•	our projected operating results;

•	actions and initiatives of the U.S. government, including the establishment of the TALF and the PPIP, and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies;

•	our ability to access U.S. government programs (directly or indirectly through any financing vehicles we may form), including the TALF and the PPIP;

•	our ability to access the AB PPIF and other PPIFs sponsored or managed by AllianceBernstein or its sub-advisors or their affiliates, and the performance of any such vehicles;

•	our ability to obtain and maintain financing arrangements, including securitizations;

•	financing and advance rates for our target asset classes;

•	AllianceBernstein’s ability to work with its sub-advisors and our ability to leverage and realize each of the sub-advisors’ experience and expertise;

•	our expected leverage;

•	general volatility of the markets in which acquire assets;

•	our expected targeted assets;

•	interest rate mismatches between our target asset classes and our borrowings used to fund such investments;

•	changes in interest rates and the market value of our target asset classes;

•	changes in prepayment rates on our target asset classes;

•	effects of hedging instruments on our target asset classes;

•	rates of default or decreased recovery rates on our target asset classes;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•	our ability to maintain our qualification as a REIT for U.S. federal income tax purposes;

•	our ability to maintain our exemption from registration under the 1940 Act;

•	availability of opportunities in mortgage-related, real estate-related and other securities;

•	availability of qualified personnel;

•	estimates relating to our ability to make distributions to our stockholders in the future;

•	our understanding of our competition; and

•	market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in this prospectus under the headings “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We estimate that our net proceeds from the initial public offering of our common stock, after deducting the underwriting discount and our estimated offering and organizational expenses, will be approximately $      million and approximately $      million if the underwriters exercise their overallotment option in full.

Concurrently with the closing of this offering, we will sell to AllianceBernstein and the other owners of our manager, or their respective affiliates, in a separate private placement, an aggregate of           shares representing     % of our outstanding shares of common stock after giving effect to the shares of common stock sold in this offering, excluding the underwriters’ overallotment option, up to $     , at a price per share equal to the initial public offering price per share in this offering. No underwriting discount is payable in connection with the sale of shares to the members of our senior management team and affiliates of our manager.

We intend to use the net proceeds of this offering and the concurrent private placement to acquire assets within our target asset classes in accordance with our objectives and strategies described in this prospectus. See “Business — Current Market Opportunities.” As a result of the pre-qualification of AllianceBernstein, together with Greenfield and Rialto as two of its sub-advisors, by the U.S. Treasury as an initial PPIF manager under the Legacy Securities Program, we currently expect to deploy between 30% to 40% of the net proceeds from this offering and the concurrent private placement to acquire a minority interest in the AB PPIF. We also expect that, in addition to our ownership interest in the AB PPIF, our initial focus will be on acquiring (or otherwise gaining exposure to) primarily CMBS and non-Agency RMBS with a secondary focus on Agency RMBS, and over time on our other target asset classes including commercial and residential mortgage loans, with (where applicable) borrowings through the TALF, as well as through securitizations and other sources of funding.

Until appropriate assets can be identified or until we receive capital calls from the AB PPIF, our manager may invest the net proceeds of this offering and the concurrent private placement in interest-bearing short-term investments, including money market accounts and/or funds, that are consistent with our intention to qualify as a REIT. These initial investments are expected to provide a lower net return than we will seek to achieve from our assets. We anticipate that we will be able to identify a sufficient amount of investments in our target assets within approximately 12 months after the closing of this offering and the concurrent private placement. However, depending on the availability of appropriate investment opportunities and subject to market conditions, there can be no assurance that we will be able to identify a sufficient amount of investments within this timeframe.

Prior to the time we have fully used the net proceeds of this offering and the concurrent private placement to acquire our assets, we may fund our quarterly distributions out of such net proceeds.

DISTRIBUTION POLICY

We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. To satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income and excise tax, we intend to make regular quarterly distributions of all or substantially all of our net taxable income to holders of our common stock out of assets legally available therefor. We plan to pay our first distribution in respect of the period from the closing of this offering through          , 2009 which may be prior to the time that we have fully deployed the net proceeds from this offering and the concurrent private placement in assets within our target asset classes.

If we pay a taxable stock distribution, our stockholders would be sent a form that would allow each stockholder to elect to receive its proportionate share of such distribution in all cash or in all stock and the distribution will be made in accordance with such elections, provided that if the stockholders’ elections, in the aggregate, would result in the payment of cash in excess of the maximum amount of cash to be distributed, then cash payments to stockholders who elected to receive cash will be prorated, and the excess of each such stockholder’s entitlement in the distribution, less such prorated cash payment, would be paid to such stockholder in shares of our common stock.

To the extent that in respect of any calendar year, cash available for distribution is less than our net taxable income, we could be required to sell assets or borrow funds to make cash distributions or make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. In addition, prior to the time we have fully deployed the net proceeds of this offering and the concurrent private placement, we may fund our quarterly distributions out of such net proceeds, which would reduce the amount of cash we have available for investing and other purposes. The use of such net proceeds for distribution could be dilutive to our financial results. In addition, funding our distributions from such net proceeds may constitute a return of capital to our investors, which would have the effect of reducing each stockholder’s tax basis in its shares of common stock. We will generally not be required to make distributions with respect to activities conducted through any domestic TRS that we form following the completion of this offering. For more information, see “U.S. Federal Income Tax Considerations — Taxation of Our Company in General.”

Any distributions we make will be at the discretion of our board of directors and will depend upon, among other things, our earnings and financial condition, any debt covenants, funding or margin requirements under repurchase agreements, warehouse facilities, seller financing, bank credit facilities (including term loans and revolving facilities) or other secured and unsecured borrowing agreements, maintenance of our REIT qualification, applicable provisions of the MGCL, and such other factors as our board of directors deems relevant. Our earnings and financial condition and our ability to pay distributions will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. For more information regarding risk factors that could materially adversely affect our earnings and financial condition, see “Risk Factors.”

We anticipate that our distributions generally will be taxable as ordinary income to our stockholders, although a portion of the distributions may be designated by us as qualified dividend income or capital gain, or may constitute a return of capital. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. For more information, see “U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders.”

CAPITALIZATION

The following table sets forth (1) our actual capitalization as of June 30, 2009 and (2) our capitalization as adjusted to reflect the effects of (A) the sale of our common stock in this offering at an assumed offering price of $      per share after deducting the underwriting discount and estimated organizational and offering expenses payable by us, (B) the sale of an aggregate of           shares of our common stock in the concurrent private placement, at the initial public offering price per share set forth on the cover page of this prospectus, for an aggregate investment equal to $     , or     % of the gross proceeds raised in this offering, excluding the underwriters’ overallotment option, up to $      million and (C) the issuance of           shares (or           shares if the underwriters exercise their overallotment option in full) of restricted common stock units to be granted pursuant to our officers, our independent director nominees and personnel of our manager under our 2009 equity incentive plan upon closing of this offering. You should read this table together with “Use of Proceeds” included elsewhere in this prospectus.

	As of June 30, 2009
	Actual	As Adjusted(1)(2)

Stockholders’ equity:
Common stock, par value $0.01 per share; 1,000 shares authorized, 100 shares outstanding, actual, and shares authorized and shares outstanding, as adjusted	$1	$
Capital in excess of par value	$999	$

Total stockholders’ equity	$1,000	$

(1)	Assumes shares will be sold in this offering and the concurrent private placement for net proceeds of approximately $ million after deducting the underwriting discount for this offering and estimated offering and organizational expenses. We will repurchase the 100 shares currently owned by our manager acquired in connection with our formation at a cost of $10.00 per share. The shares sold to members of our senior management and affiliates of our manager will be sold at the offering price without payment of any underwriting discount. See “Use of Proceeds.”

(2)	Does not include the underwriters’ overallotment option to purchase up to additional shares.

SELECTED FINANCIAL INFORMATION

The following table presents selected financial information as of June 30, 2009. We have no operating history and no portfolio of assets.

The following selected financial information is only a summary and is qualified by reference to and should be read in conjunction with our audited balance sheet as of June 30, 2009, and the related notes thereto included elsewhere in this prospectus.

As of June 30, 2009

ASSETS
Cash	$1,000

STOCKHOLDER’S EQUITY
Common stock, $0.01 par value, 1,000 shares authorized, 100 shares issued and outstanding	$1
Additional paid in capital	999

Total stockholder’s equity	$1,000

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with the sections of this prospectus entitled “Risk Factors,” “Forward-Looking Statements,” and “Business” included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this prospectus.

Overview

We are a newly-formed corporation focused on acquiring, financing and managing a portfolio of CMBS, RMBS, commercial and residential mortgage loans, other real estate-related securities, various other classes of ABS and other financial assets. RMBS will include both non-Agency RMBS and Agency RMBS.

Our objective is to provide above average returns relative to the potential volatility or risk in making those returns (or attractive risk-adjusted returns) to our investors over the long term, primarily through dividends and secondarily through capital appreciation. We intend to achieve this objective by selectively acquiring a diversified portfolio of assets in our target asset classes with a focus on the credit characteristics of the underlying collateral that will be designed to achieve attractive returns across a variety of market conditions and economic cycles.

We will be externally managed and advised by our manager, a recently-formed majority-owned subsidiary of AllianceBernstein. Our manager will contract with AllianceBernstein to manage our portfolio and conduct our day-to-day operations and to provide us with management, administrative and technology support functions to conduct our business. In sourcing, evaluating and managing our portfolio assets, AllianceBernstein’s capabilities will be augmented by the collective capabilities of Greenfield and Rialto, or the sub-advisors, through sub-advisory arrangements, and Flexpoint Ford, through consulting arrangements. On July 8, 2009, the U.S. Treasury pre-qualified AllianceBernstein, together with Greenfield and Rialto as two of its sub-advisors, as one of the nine initial PPIF managers under the Legacy Securities Program established under the PPIP.

We have not acquired any assets as of the date hereof. We will commence operations upon completion of this offering and our concurrent private placement described below under “— Our Manager.” We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2009. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940, or the 1940 Act.

Factors Impacting Our Operating Results

We expect that the results of our operations will be affected by a number of factors and will primarily depend on, among other things, the level of our net interest income, the market value of our assets and the supply of, and demand for, assets within our target asset classes and other financial assets in the marketplace. Our net interest income, which reflects the amortization of purchase premiums and accretion of purchase discounts, varies primarily as a result of changes in market interest rates, prepayment speeds, as measured by the Constant Prepayment Rate, or CPR, on our MBS assets and prepayment rates on our mortgage loans. Interest rates and prepayment rates vary according to the type of investment, conditions in the financial markets, competition and other factors, none of which can be predicted with any certainty. Our operating results may also be impacted by credit losses in excess of initial anticipations or unanticipated credit events experienced by borrowers whose mortgage loans are included in our CMBS or non-Agency RMBS or are held directly by us.

Changes in Market Value of our Assets

It is our business strategy to hold assets within our target asset classes as long-term investments. As such, we expect that our MBS will be carried at their fair value, as available-for-sale in accordance with Financial Accounting Standards Board, or FASB, Statement of Financial Accounting Standards, or SFAS, No. 115, “Accounting for Certain Investments in Debt or Equity Securities,” or SFAS 115, with changes in fair value recorded through accumulated other comprehensive income/(loss), a component of stockholders’ equity, rather than through earnings. As a result, we do not expect that changes in the market value of the assets will normally impact our operating results. However, at least on a quarterly basis, we will assess both our ability and intent to continue to hold such assets as long-term investments. As part of this process, we will monitor our portfolio of assets for other-than-temporary impairment. A change in our ability and/or intent to continue to hold any of our investment securities could result in our recognizing an impairment charge or realizing losses upon the sale of such securities.

Changes in Market Interest Rates

With respect to our proposed business operations, increases in interest rates, in general, may over time cause: (1) the interest expense associated with our borrowings to increase; (2) the value of our assets to decline; (3) coupons on our floating rate CMBS, RMBS secured by adjustable-rate and hybrid mortgage loans, and floating rate mortgage loans to reset, although on a delayed basis, to higher interest rates; (4) prepayments on our MBS and mortgage loan portfolio to slow, thereby slowing the amortization of our purchase premiums and the accretion of our purchase discounts; and (5) to the extent we enter into interest rate swap agreements as part of our hedging strategy, the value of these agreements to increase. Conversely, decreases in interest rates, in general, may over time cause: (A) prepayments on our MBS and mortgage loan portfolio to increase, thereby accelerating the amortization of our purchase premiums and the accretion of our purchase discounts; (B) the interest expense associated with our borrowings to decrease; (C) the value of our MBS and mortgage loan portfolio to increase; (D) to the extent we enter into interest rate swap agreements as part of our hedging strategy, the value of these agreements to decrease; and (E) coupons on our floating rate CMBS, RMBS secured by adjustable-rate and hybrid mortgage loans, and floating rate mortgage loans to reset, although on a delayed basis, to lower interest rates.

Since changes in interest rates may significantly affect our activities, our operating results depend, in large part, upon our ability to effectively manage interest rate risks and prepayment risks while maintaining our qualification as a REIT.

Prepayment Speeds

Prepayment rates on CMBS vary according to interest rates, the type of investment, conditions in the financial markets, competition and other factors, none of which can be predicted with any certainty. We expect that over time our floating rate CMBS will experience higher prepayment rates than do fixed rate CMBS as we believe that borrowers with floating rate commercial mortgage loans exhibit more refinancing activity compared to fixed rate borrowers. In addition, in normal markets, prepayments on floating rate commercial mortgage loans tend to accelerate significantly as the coupon rest date approaches.

Prepayment speeds on RMBS vary according to interest rates, the type of investment, conditions in the financial markets, competition, foreclosures and other factors and cannot be predicted with any certainty. In general, when interest rates rise, it is relatively less attractive for borrowers to refinance their mortgage loans and, as a result, prepayment speeds tend to decrease. This can extend the period over which we earn interest income. When interest rates fall, prepayment speeds on RMBS tend to increase, thereby decreasing the period over which we earn interest income. Additionally, other factors such as the credit rating of the borrower, the rate of home price appreciation or depreciation, financial market conditions, foreclosures and lender competition, none of which can be predicted with any certainty, may affect prepayment speeds on RMBS.

Credit Risk

One of our strategic focuses is acquiring assets which we believe to be of high credit quality. We believe this strategy will generally keep our credit losses and financing costs low. While we do not expect to encounter credit risk in our Agency RMBS assets, we will have exposure to credit risk on our mortgage loans, on mortgage loans underlying our CMBS and non-Agency RMBS portfolio, and on loans underlying ABS assets as well as other assets. Our manager will seek to manage credit risk by performing credit fundamental analysis of potential assets, engaging in pre-acquisition due diligence process, including through utilizing third party service providers, and through use of non-recourse financing which will limit our exposure to credit losses to the specific pool of mortgages that are subject to the non-recourse financing and, subject to our maintaining our qualification as a REIT, through the use of derivative financial instruments. Our manager also expects to heavily rely on the resources of AllianceBernstein and its sub-advisors to perform services to try to mitigate our credit risk. Nevertheless, unanticipated credit losses could occur which could adversely impact our operating results.

Market Conditions

Beginning in the summer of 2007, adverse changes in the financial markets triggered a deleveraging of the entire global financial system and the forced sale of large quantities of mortgage-related and other financial assets. As a result of these conditions, many traditional mortgage investors suffered severe losses in their loan and securities portfolios and several major market participants failed or were impaired, which resulted in a contraction in market liquidity for mortgage-related assets. This illiquidity negatively affected both the terms and availability of financing for all mortgage-related assets, and generally resulted in mortgage-related assets trading at significantly lower prices compared to prior periods. The recent period has also been characterized by an almost across the board downward movement in loan and securities valuations, even though different mortgage pools have exhibited widely different default rate and performance characteristics. The lower asset prices have also been accompanied by correspondingly higher current yields on our universe of target assets. In an effort to stem the fallout from current market conditions, the United States and other nations have injected unprecedented levels of liquidity into the financial system and took and are taking other actions designed to create a floor in financial asset valuations, restore stability to the financial services sector and support the flow of credit and other capital into the broader economy.

Extension Risk

Our manager will compute the projected weighted average life of our assets based on assumptions regarding the rate at which the borrowers will prepay the underlying mortgages. In general, when we acquire a fixed-rate, adjustable rate or hybrid MBS, we may, but are not required to, enter into an interest rate swap agreement or other hedging instrument that effectively fixes our borrowing costs for a period close to the anticipated average life of the fixed-rate portion of the related assets. This strategy is designed to protect us from rising interest rates because the borrowing costs are fixed for the duration of the fixed-rate portion of the related assets.

However, if prepayment rates decrease in a rising interest rate environment, the life of the fixed-rate portion of the related assets could extend beyond the term of the swap agreement or other hedging instrument. This could have a negative impact on our results of operations, as borrowing costs would no longer be fixed after the end of the hedging instrument while the income earned on the adjustable rate or hybrid MBS would remain fixed. This situation may also cause the market value of our adjustable rate or hybrid MBS to decline, with little or no offsetting gain from the related hedging transactions. In extreme situations, we may be forced to sell assets to maintain adequate liquidity, which could cause us to incur losses.

Real Estate Risk

Real property values and net operating income derived from commercial properties are subject to volatility and may be affected adversely by a number of factors, including, but not limited to: national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, retail, industrial, office or other commercial space); changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs). In the event its income decreases, a borrower may have difficulty making its debt service payments, which could adversely affect the value of our MBS.

Size of Portfolio

The size of our portfolio of assets, as measured by the aggregate principal balance of our mortgage-related securities and our mortgage loans and the other assets we own is also a key revenue driver. Generally, as the size of our portfolio grows, the amount of interest income we receive increases. A larger portfolio, however, may result in increased expenses as we may incur additional expense to identify appropriate assets and interest expense to finance the purchase of such assets.

Critical Accounting Policies and Use of Estimates

Our financial statements are prepared in accordance with GAAP, which requires the use of estimates and assumptions that involve the exercise of judgment and use of assumptions as to future uncertainties. In accordance with SEC guidance, the following discussion addresses the accounting policies that we will apply based on our expectation of our initial operations. Our most critical accounting policies will involve decisions and assessments that could affect our reported assets and liabilities, as well as our reported revenues and expenses. We believe that all of the decisions and assessments upon which our financial statements will be based will be reasonable at the time made and based upon information available to us at that time. Our critical accounting policies and accounting estimates will be expanded over time as we fully implement our strategy. Those material accounting policies and estimates that we initially expect to be most critical to an investor’s understanding of our financial results and condition and require complex management judgment are discussed below.

Valuation of Financial Instruments

The FASB issued SFAS No. 157, “Fair Value Measurements,” or SFAS 157, which establishes a new framework for measuring fair value and expands related disclosures. SFAS 157 establishes a hierarchy of valuation (levels 1, 2, and 3, as defined) techniques based on the observability of inputs utilized in measuring financial instruments at fair values. Additionally, companies are required to provide enhanced disclosure regarding instruments in the level 3 category (which require significant management judgment), including a reconciliation of the beginning and ending balances separately for each major category of assets and liabilities. SFAS 157 establishes market based or observable inputs as the preferred source of values, followed by valuation models using management assumptions in the absence of market inputs.

We expect that our MBS will be valued using a pricing model. The MBS pricing model will incorporate such factors as coupons, prepayment speeds, spread to the Treasury and swap curves, convexity, duration, periodic and life caps and credit enhancement. Management will review the fair values determined by the pricing model and compare its results to dealer quotes received on each investment to validate the reasonableness of the valuations indicated by the pricing models. The dealer quotes will incorporate common market pricing methods, including a spread measurement to the Treasury curve or interest rate swap curve as well as underlying characteristics of the particular security, including coupon, periodic and life caps, rate reset period, issuer, additional credit support and expected life of the security.

Any changes to the valuation methodology will be reviewed by our manager to ensure the changes are appropriate. As markets and products develop and the pricing for certain products becomes more transparent, we will continue to refine our valuation methodologies. The methods used by us may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while we anticipate that our valuation methods will be appropriate and consistent with other market participants, the use of different methodologies, or assumptions, to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. We will use inputs that are current as of the measurement date, which may include periods of market dislocation, during which price transparency may be reduced.

Fair Value Option

The FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” or SFAS 159, which permits entities to choose to measure many financial instruments and certain other items at fair value. Changes in fair value, along with transaction costs, would be reported through net income. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparison between entities that choose different measurement attributes for similar types of assets and liabilities. We will evaluate on an investment by investment basis whether to elect the fair value option for any qualifying financial assets or liabilities that are not otherwise required to be carried at fair value in our financial statements. Unrealized gains and losses on items for which the fair value option has been elected will be recognized in earnings at each subsequent reporting date.

Classification of Investment Securities

SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” or SFAS 115, requires that at the time of purchase, we designate a security as either held-to-maturity, available-for-sale or trading depending on our ability and intent to hold such security to maturity. At each reporting date, securities available-for-sale will be reported at fair value, while securities held-to-maturity will be reported at amortized cost. Although we generally intend to hold most of our CMBS and RMBS until maturity, we may, from time to time, sell any of our CMBS and RMBS as part of our overall management of our portfolio of assets.

All securities classified as available-for-sale will be reported at fair value, based on market prices from third-party sources when available, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders’ equity. We do not have a portfolio of assets at this time.

Our manager will evaluate securities for other-than-temporary impairment, or OTTI, on at least a quarterly basis, and more frequently when economic or market conditions warrant such evaluation. In accordance with FASB Staff Position, or FSP, FAS 115-2 and FAS 124-2 the determination of OTTI of debt instruments, where fair value is below amortized cost, is triggered in circumstances where: (1) an entity has the intent to sell a security; (2) it is more likely than not that the entity will be required to sell the security before recovery of its amortized cost basis; or (3) the entity does not expect to recover the entire amortized cost basis of the security. If an entity intends to sell a security or if it is more likely than not the entity will be required to sell the security before recovery, an OTTI write-down is recognized in earnings equal to the entire difference between the security’s amortized cost basis and its fair value. If an entity does not intend to sell the security or it is not more likely than not that it will be required to sell the security before recovery, the OTTI write-down is separated into an amount representing the credit loss, which is recognized in earnings, and the amount related to all other factors, which is recognized in other comprehensive income.

Commercial and Residential Real Estate Loans — Fair Value

Commercial and residential real estate loans at fair value are loans otherwise accounted for as held-for-sale or held-for-investment where we may elect the fair value option under SFAS 159. Interest will be recognized as revenue when earned and deemed collectible or until it becomes probable that we will be unable to collect all amounts due. Changes in fair value (gains and losses) will be reported through our consolidated statements of (loss) income.

Commercial and Residential Real Estate Loans — Held-for-Sale

Commercial and residential real estate loans held-for-sale are loans that we will be marketing for sale to independent third parties. These loans are carried at the lower of their cost or fair value in accordance with SFAS No. 65, “Accounting for Certain Mortgage Banking Activities” as measured on an individual basis. Interest will be recognized as revenue when earned and deemed collectible or until it becomes probably that we will be unable to collects all amounts due. If fair value is lower than amortized cost, changes in fair value (gains and losses) will be reported through our consolidated statements of (loss) income.

Commercial and Residential Real Estate Loans — Held-for-Investment

Real estate loans held-for-investment will be carried at their unpaid principal balances adjusted for net unamortized premiums or discounts and net of any allowance for credit losses. Interest will be recognized as revenue when earned and deemed collectible or until it becomes probable that we will be unable to collect all amounts due. Pursuant to SFAS No. 91, “Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Lease,” or SFAS 91, we will use the interest method to determine an effective yield and to amortize the premium or discount on real estate loans held-for-investment.

Real Estate Loans — Allowance for Loan Losses

For real estate loans classified as held-for-investment, we will establish and maintain an allowance for loan losses based on our estimate of credit losses inherent in our loan portfolios. To calculate the allowance for loan losses, we will assess inherent losses by determining loss factors (defaults, the timing of defaults and loss severities upon defaults) that can be specifically applied to each of the consolidated loans or pool of loans.

We will follow the guidelines of SEC Staff Accounting Bulletin No. 102, “Selected Loan Loss Allowance Methodology and Documentation,” SFAS No. 5, “Accounting for Contingencies,” SFAS No. 114, “Accounting by Creditors for Impairment of a Loan,” and SFAS No. 118, “Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures” in setting the allowance for loan losses.

We will consider the following factors in determining the allowance for loan losses:

•	Ongoing analyses of loans, including, but not limited to, the age of loans, underwriting standards, business climate, economic conditions, geographical considerations and other observable data;

•	Historical loss rates and past performance of similar loans;

•	Relevant environmental factors;

•	Relevant market research and publicly available third-party reference loss rates;

•	Trends in delinquencies and charge-offs;

•	Effects and changes in credit concentrations;

•	Information supporting a borrower’s ability to meet obligations;

•	Ongoing evaluations of fair values of collateral using current appraisals and other valuations; and

•	Discounted cash flow analyses.

Investment Consolidation

For each investment we make, we will evaluate the underlying entity that issued the securities we acquired or to which we make a loan to determine the appropriate accounting. A similar analysis will be performed for each entity with which we enter into an agreement for management, servicing or related services. In performing our analysis, we will refer to guidance in SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” or SFAS 140 and FASB Interpretation No. 46R, “Consolidation of Variable Interest Entities,” or FIN 46R. FIN 46R addresses the application of Accounting Research Bulletin No 51, “Consolidated Financial Statements” to certain entities in which voting rights are not effective in identifying an investor with a controlling financial interest. In variable interest entities, or VIEs, an entity is subject to consolidation under FIN 46R if the investors either do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support, are unable to direct the entity’s activities or are not exposed to the entity’s losses or entitled to its residual returns. VIEs within the scope of FIN 46R are required to be consolidated by their primary beneficiary. The primary beneficiary of a VIE is determined to be the party that absorbs a majority of the entity’s expected losses, its expected returns or both. This determination can sometimes involve complex and subjective analyses. However, effective January 1, 2010, SFAS No. 166 and SFAS No. 167, which amend both and FIN 46R, respectively, will govern consolidation.

On June 12, 2009, the FASB issued SFAS No. 166, which amends the derecognition guidance in SFAS No. 140. SFAS No. 166 eliminates the concept of a Qualified Special Purpose Entity, or QSPE, and eliminates the exception from applying FIN 46R. Additionally, SFAS No. 166 clarifies that the objective of paragraph 9 of SFAS No. 140 is to determine whether a transferor has surrendered control over transferred financial assets. That determination must consider the transferor’s continuing involvements in the transferred financial asset, including all arrangements or agreements made contemporaneously with, or in contemplation of, the transfer, even if they were not entered into at the time of the transfer. SFAS No. 166 modifies the financial-components approach used in SFAS No. 140 and limits the circumstances in which a financial asset, or portion of a financial asset, should be derecognized when the transferor has not transferred the entire original financial asset to an entity that is not consolidated with the transferor in the financial statements being presented and/or when the transferor has continuing involvement with the transferred financial asset. It defines the term “participating interest” to establish specific conditions for reporting a transfer of a portion of a financial asset as a sale. Under SFAS No. 166, when the transfer of financial assets are accounted for as a sale, the transferor must recognize and initially measure at fair value all assets obtained and liabilities incurred as a result of the transfer. This includes any retained beneficial interest. The implementation of this standard materially affects the securitization process in general, as it eliminates off-balance sheet transactions when an entity retains any interest in or control over assets transferred in this process. However, we do not believe the implementation of this standard will materially effect our reporting as we have no legacy QSPEs and it is our intent to treat securitizations as financings. The effective date for SFAS No. 166 is January 1, 2010.

In conjunction with SFAS No. 166, FASB issued SFAS No. 167, which amends FIN 46R. SFAS No. 167 requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity. The analysis identifies the primary beneficiary of a VIE as the enterprise that has both (i) the power to direct the activities that most significantly impact the entity’s economic performance and (ii) the obligation to absorb losses of the entity or the right to receive benefits from the entity which could potentially be significant to the VIE. With the removal of the QSPE exemption, established QSPEs must be evaluated for consolidation under SFAS No. 167. This statement requires enhanced disclosures to provide users of financial statements with more transparent information about an enterprise’s involvement in a VIE. Further, SFAS No. 167 also requires ongoing assessments of whether an enterprise is the primary beneficiary of a VIE. If we were to treat securitizations as sales in the future, we will analyze the transactions under the guidelines of SFAS No. 167 for consolidation. The effective date for SFAS No. 167 is January 1, 2010.

Interest Income Recognition

We expect that interest income on our CMBS, non-Agency RMBS and Agency RMBS will be accrued based on the actual coupon rate and the outstanding principal balance of such securities. Premiums and discounts will be amortized or accreted into interest income over the lives of the securities using the effective yield method, as adjusted for actual prepayments in accordance with SFAS 91.

Pursuant to Emerging Issues Task Force no. 99-20, “Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests that Continue to Be Held by a Transferor in Securitized Financial Assets,” or EITF 99-20, cash flows from a security are estimated applying assumptions used to determine the fair value of such security and the excess of the future cash flows over the investment are recognized as interest income under the effective yield method.

Under SFAS 91 and EITF 99-20, we will estimate, at the time of purchase, the future expected cash flows and determine the effective interest rate based on these estimated cash flows and our purchase price. As needed, these estimated cash flows will be updated and a revised yield computed based on the current amortized cost of the investment. In estimating these cash flows, there will be a number of assumptions that will be subject to uncertainties and contingencies. These include the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations), the pass through or coupon rate and interest rate fluctuations. In addition, interest payment shortfalls due to delinquencies on the underlying mortgage loans have to be judgmentally estimated. These uncertainties and contingencies are difficult to predict and are subject to future events that may impact our estimates and, as a result, our interest income.

Security transactions will be recorded on the trade date. Realized gains and losses from security transactions will be determined based upon the specific identification method and recorded as gain (loss) on sale of available-for-sale securities and loans held for investment in the statement of income.

We will account for accretion of discounts or premiums on available-for-sale securities and real estate loans using the effective interest yield method. Such amounts will be included as a component of interest income in the income statement.

For pools of whole loans purchased at a discount, we will apply the provisions of Statement of Position 03-3 “Accounting for Certain Loans or Debt Securities Acquired in a Transfer,” or SOP 03-3. SOP 03-3 addresses accounting for differences between contractual cash flows and cash flows expected to be collected from an investor’s initial investment in loans or debt securities (loans) acquired in a transfer if those differences are attributable, at least in part, to credit quality. SOP 03-3 limits the yield that may be accreted (accretable yield) to the excess of the investor’s estimate of undiscounted expected principal, interest and other cash flows (cash flows expected at acquisition to be collected) over the investor’s initial investment in the loan. SOP 03-3 requires that the excess of contractual cash flows over cash flows expected to be collected (nonaccretable difference) not be recognized as an adjustment of yield, loss accrual or valuation allowance. Subsequent increases in cash flows expected to be collected generally should be recognized prospectively through adjustment of the loan’s yield over its remaining life. Decreases in cash flows expected to be collected should be recognized as impairment.

Our accrual of interest, discount and premium for U.S. federal and other tax purposes is likely to differ from the financial accounting treatment of these items as described above.

Repurchase Agreements

We expect to finance the acquisition of Agency RMBS for our portfolio of assets through the use of repurchase agreements. Repurchase agreements will be treated as collateralized financing transactions and will be carried at primarily their contractual amounts, including accrued interest, as specified in the respective agreements.

In instances where we acquire Agency RMBS through repurchase agreements with the same counterparty from whom the Agency RMBS were purchased, we will account for the purchase commitment and repurchase agreement on a net basis and record a forward commitment to purchase Agency RMBS as a derivative instrument if the transaction does not comply with the criteria in FSP FAS 140-3, “Accounting for Transfers of Financial Assets and Repurchase Financing Transactions,” or FSP FAS 140-3, for gross presentation. If the transaction complies with the criteria for gross presentation in FSP FAS 140-3, we will record the assets and the related financing on a gross basis in our statements of financial condition and the corresponding interest income and interest expense in our statements of operations and comprehensive income (loss). Such forward commitments are recorded at fair value with subsequent changes in fair value recognized in income. Additionally, we will record the cash portion of our investment in Agency RMBS as a mortgage related receivable from the counterparty on our balance sheet.

Securitizations

We may periodically enter into transactions in which we sell assets. Upon a transfer of financial assets, we will sometimes retain or acquire senior or subordinated interests in the related assets. Gains and losses on such transactions will be recognized using the guidance in SFAS 140, which is based on a financial components approach that focuses on control. Under this approach, after a transfer of financial assets that meets the criteria for treatment as a sale — legal isolation, ability of transferee to pledge or exchange the transferred assets without constraint and transferred control — an entity recognizes the financial and servicing assets it acquired or retained and the liabilities it has incurred, derecognizes financial assets it has sold and derecognizes liabilities when extinguished. We will determine the gain or loss on sale of mortgage loans by allocating the carrying value of the underlying mortgage between securities or loans sold and the interests retained based on their fair values. The gain or loss on sale is the difference between the cash proceeds from the sale and the amount allocated to the securities or loans sold. From time to time, we may securitize mortgage loans we hold if such financing is available. These transactions will be recorded in accordance with SFAS 140 and will be accounted for as either a “sale” and the loans will be removed from our balance sheet or as a “financing” and will be classified as “securitized loans” on our balance sheet, depending upon the structure of the securitization transaction. SFAS 140 is a complex standard that may require us to exercise significant judgment in determining whether a transaction should be recorded as a “sale” or a “financing.” Further, effective January 1, 2010, SFAS No. 166, which amends SFAS No. 140, revised the criteria for determining when derecognition of an asset is appropriate. This new statement is discussed above under “— Investment Consolidation.”

Accounting for Derivative Financial Instruments

Our policies permit us to enter into derivative contracts, including interest rate swaps, interest rate caps and interest rate floors, as a means of mitigating our interest rate risk. We may use interest rate derivative financial instruments to mitigate interest rate risk rather than to enhance returns.

We will apply the provisions of SFAS 133, as amended by SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities.” SFAS 133 requires an entity to recognize all derivatives as either assets or liabilities in its balance sheets and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either other comprehensive income in stockholders’ equity until the hedged item is recognized in earnings or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity.

In the normal course of business, we may use a variety of derivative financial instruments to manage or hedge interest rate risk. These derivative financial instruments must be effective in reducing our interest rate risk exposure in order to qualify for hedge accounting. When the terms of an underlying transaction are modified, or when the underlying hedged item ceases to exist, all changes in the fair value of the instrument are marked-to-market with changes in value included in net income for each period until the derivative instrument matures or is settled. Any derivative instrument used for risk management that does not meet the hedging criteria is marked-to-market with the changes in value included in net income.

Derivatives, if used, will be used for hedging purposes rather than speculation. We will rely on quotations from a third party to determine these fair values. If our hedging activities do not achieve our desired results, our reported earnings may be adversely affected.

The FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities,” or SFAS 161, and an amendment of SFAS 133. SFAS 161 attempts to improve the transparency of financial reporting by providing additional information about how derivative and hedging activities affect an entity’s financial position, financial performance and cash flows. This statement includes disclosure requirements for derivative instruments and hedging activities by requiring enhanced disclosure about (1) how and why an entity uses derivative instruments, (2) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (3) how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. To meet these objectives, SFAS 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts and of gains and losses on derivative instruments and disclosures about credit risk-related contingent features in derivative agreements. This disclosure framework is intended to better convey the purpose of derivative use in terms of the risks that an entity is intending to manage.

Manager Compensation

The management agreement provides for the payment to our manager of a base management fee and an incentive fee if our financial performance exceeds certain benchmarks. The base management fee and the incentive fee are accrued and expensed during the period for which they are calculated and earned. For a more detailed discussion on the fees payable under the management agreement, see “Our Manager and the Management Agreement — Management Fees, Expense Reimbursements and Termination Fee.”

Income Taxes

We intend to elect and qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2009. Accordingly, we will generally not be subject to corporate U.S. federal or state income tax to the extent that we make qualifying distributions to our stockholders, and provided that we satisfy on a continuing basis, through actual investment and operating results, the REIT requirements including certain asset, income, distribution and stock ownership tests. If we fail to qualify as a REIT, and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal, state and local income taxes and may be precluded from qualifying as a REIT for the four taxable years following the year in which we lost our REIT qualification. Accordingly, our failure to qualify as a REIT in any taxable year could have a material adverse impact on our results of operations and amounts available for distribution to our stockholders.

The dividends paid deduction of a REIT for qualifying dividends to its stockholders is computed using our taxable income as opposed to net income reported on the financial statements. Taxable income, generally, will differ from net income reported on the financial statements because the determination of taxable income is based on tax provisions and not financial accounting principles.

We may elect to treat certain of our subsidiaries as taxable REIT subsidiaries, or TRSs. In general, a TRS of ours may hold assets and engage in activities that we cannot hold or engage in directly and generally may engage in any real estate or non-real estate-related business. A TRS is subject to U.S. federal, state and local corporate income taxes.

While a TRS will generate net income, a TRS can declare dividends to us which will be included in our taxable income and necessitate a distribution to our stockholders. Conversely, if we retain earnings at a TRS level, no distribution is required and we can increase book equity of the consolidated entity.

Our financial results are generally not expected to reflect provisions for current or deferred income taxes. We believe that we will operate in a manner that will allow us to qualify for taxation as a REIT. As a result of our expected REIT qualification, we do not generally expect to pay corporate U.S. federal or state income tax. Many of the REIT requirements, however, are highly technical and complex. If we were to fail to meet the REIT requirements, we would be subject to U.S. federal income taxes and applicable state and local taxes.

Share-Based Compensation

We will follow SFAS No. 123R, “Share-Based Payments,” or SFAS 123(R), with regard to our 2009 equity incentive plan. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. SFAS 123(R) requires that compensation cost relating to share-based payment transactions be recognized in financial statements. The cost is measured based on the fair value of the equity or liability instruments issued.

Results of Operations

As of the date of this prospectus, we have not commenced any significant operations because we are in our organizational stage. We will not commence any significant operations until we have completed this offering and the concurrent private placement. We are not aware of any material trends or uncertainties, other than economic and credit conditions affecting mortgage loans, MBS and real estate, generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition of assets within our target asset classes, other than those referred to elsewhere in this prospectus.

Liquidity and Capital Resources

Liquidity is a measure of our ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund and maintain our assets and operations, make distributions to our stockholders and other general business needs. We will use significant cash to purchase our assets, repay principal and interest on our borrowings, make distributions to our stockholders and fund our operations. Our primary sources of cash will generally consist of the net proceeds from this offering and the concurrent private placement, payments of principal and interest we receive on our portfolio of assets, cash generated from our operating results, unused borrowing capacity under our financing sources and future issuances of common equity, preferred equity, convertible securities, trust preferred and/or debt securities.

Subject to maintaining our qualification as a REIT, we expect to use a number of sources to finance our assets. We initially expect our primary financing sources to include non-recourse financings under the TALF and other programs established by the U.S. government to finance our CMBS, non-Agency RMBS and ABS. Secondarily, we may employ to a lesser extent recourse financing through repurchase agreements, securitizations and seller financing. Over time, as market conditions change, in addition to these financings, we may use other forms of leverage provided by the U.S. government and its agencies as well as through the private sector. In addition, the AB PPIF, in which we expect to acquire an ownership interest, and possibly other PPIFs sponsored or managed by AllianceBernstein or its sub-advisors or their affiliates in which we may acquire an interest, will have access to financing under the PPIP and possible other funding sources.

Under repurchase agreements, we expect to be required to pledge additional assets as collateral to our repurchase agreement counterparties (lenders) when the estimated fair value of the existing pledged collateral under such agreements declines and such lenders, through a margin call, demand additional collateral. Generally, repurchase agreements are of a short duration and contain a financing rate and trigger levels for margin calls and haircuts depending on the types of collateral and the counterparties involved. If the estimated fair value of investment securities increase due to changes in market interest rates or market factors, lenders may release collateral back to us. Specifically, margin calls result from a decline in the value of the assets securing our repurchase agreements, prepayments on the mortgages securing such investments and from changes in the estimated fair value of such assets generally due to principal reduction of such assets from scheduled amortization and prepayments on the underlying mortgages, changes in market interest rates, a decline in market prices affecting such investments and other market factors. Counterparties also may choose to increase haircuts based on credit evaluations of our company and/or the performance of the bonds in question. To cover a margin call, we may pledge additional securities or cash. At maturity, any cash on deposit as collateral (i.e., restricted cash), if any, would generally be applied against the repurchase agreement balance, thereby reducing the amount borrowed. Should the value of our assets suddenly decrease, significant margin calls on our repurchase agreements could result, causing an adverse change in our liquidity position. Further, upon the maturity of a repurchase agreement, if we are unable to renew the agreement or enter into a new agreement, our liquidity position could be negatively impacted.

While we generally intend to hold our assets for the long-term, certain of our assets may be sold in order to manage our interest rate risk and liquidity needs, meet other operating objectives and adapt to market conditions. The timing and impact of future sales of assets, if any, cannot be predicted with any certainty. We expect that a portion of the proceeds from sales of our assets (if any), prepayments and scheduled amortization will be used to repay balances under our financing sources.

We believe our identified sources of funds will be adequate for purposes of meeting our short-term (within one year) liquidity and long-term liquidity needs. Our short-term and long-term liquidity needs include purchasing assets, operating costs, management fees, expense reimbursements and distributions to our stockholders. Since the onset of the credit crisis in August 2007, a number of financial institutions have tightened their lending standards and reduced their lending overall. If we are unable to obtain financing on attractive terms or at all, it may have an adverse effect on our business and results of operations.

To qualify as a REIT, we must distribute annually at least 90% of our taxable income. These distribution requirements limit our ability to retain earnings and thereby replenish or increase capital for operations.

Contractual Obligations and Commitments

We had no contractual obligations as of August 11, 2009. We do not expect to have any employees. Prior to the completion of this offering, we will enter into a management agreement with our manager. Our manager will be entitled to receive a base management fee, an incentive fee and the reimbursement of certain expenses, including expenses for the compensation of our Chief Financial Officer, who is an employee of AllianceBernstein and will be dedicated exclusively to us. In addition, our manager will enter into an administrative services agreement with AllianceBernstein under which AllianceBernstein will perform administrative services in exchange for a fee to be paid by us. See “Our Manager and the Management Agreement — Management Fees, Expense Reimbursements and Termination Fee” and “— Advisory, Sub-Advisory and Other Agreements.”

Under our 2009 equity incentive plan, our compensation committee appointed by our board of directors to administer the plan (or our board of directors, if no such committee is designated by our board of directors) is authorized to approve grants of equity-based awards to our directors and officers, our manager, its employees and affiliates as well as certain other service providers. To date, our board of directors has approved an initial grant of equity awards to our officers, our manager and our manager’s employees which, together with the shares of common stock to be granted to our independent directors, will be in an aggregate amount equal to     % of the issued and outstanding shares of our common stock after giving effect to the shares sold in this offering, including shares sold pursuant to the underwriters’ exercise of their overallotment option. See “Management — 2009 Equity Incentive Plan.”

We expect to enter into certain contracts that may contain a variety of indemnification obligations, principally with brokers, underwriters and counterparties to repurchase agreements. The maximum potential future payment amount we could be required to pay under these indemnification obligations may be unlimited.

Off-Balance Sheet Arrangements

We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured investment vehicles, or special purpose or variable interest entities, established to facilitate off-balance sheet arrangements or other contractually narrow or limited purposes. Further, we have not guaranteed any obligations of unconsolidated entities or entered into any commitment or intent to provide additional funding to any such entities.

Dividends

U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We intend to pay regular quarterly dividends to our stockholders in an amount equal to our net taxable income, if and to the extent authorized by our board of directors. Before we pay any dividend, whether for U.S. federal income tax purposes or otherwise, we must first meet both our operating requirements and debt service on our repurchase agreements and other debt payable. If our cash available for distribution is less than our net taxable income, we could be required to sell assets or borrow funds to make cash distributions or we may make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. In addition, prior to the time we have fully deployed the net proceeds of this offering and the concurrent private placement to acquire assets in our target asset classes, we may fund our quarterly distributions out of such net proceeds.

Inflation

Virtually all of our assets and liabilities will be interest rate sensitive in nature. As a result, interest rates and other factors influence our performance far more so than does inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Our financial statements are prepared in accordance with GAAP, and our distributions will be determined by our board of directors consistent with our obligation to distribute to our stockholders at least 90% of our REIT taxable income on an annual basis in order to maintain our REIT qualification; in each case, our activities and balance sheet are measured with reference to historical cost and/or fair market value without considering inflation.

Quantitative and Qualitative Disclosures About Market Risk

We seek to manage our risks related to the credit quality of our assets, interest rates, liquidity, prepayment speeds and market value while, at the same time, seeking to provide an opportunity to stockholders to realize attractive risk-adjusted returns through ownership of our capital stock. While we do not seek to avoid risk completely, we believe the risk can be quantified from historical experience and seek to actively manage that risk, to earn sufficient compensation to justify taking those risks and to maintain capital levels consistent with the risks we undertake.

Credit Risk

We believe our strategy will generally identify assets with resilient cash flows and as a result keep our credit losses and financing costs low. However, we will retain the risk of potential credit losses on all of the residential and commercial mortgage loans, as well as the loans underlying the CMBS and non-Agency RMBS we hold. We will seek to manage this risk through our pre-acquisition due diligence process and through use of non-recourse financing, which would limit our exposure to credit losses to the specific pool of mortgages that are subject to the non-recourse financing and, subject to our maintaining our qualification as a REIT, through the use of derivative financial instruments. In addition, with respect to any particular target asset, we will, among other things, monitor relative valuation, supply and demand trends, shapes of yield curves, prepayment rates, delinquency and default rates, recovery of various sectors and vintage of collateral. AllianceBernstein has developed an array of analytical models over many years combining both proprietary and third-party data. AllianceBernstein’s approach combines quantitative forecasts with fundamental research designed to exploit inefficiencies in fixed income markets. Our manager will rely on these resources of AllianceBernstein, augmented by the services of AllianceBernstein’s sub-advisors.

Market Risk

Market Value Risk

Our available-for-sale securities will be reflected at their estimated fair value, with the difference between amortized cost and estimated fair value reflected in accumulated other comprehensive income pursuant to SFAS 115. The estimated fair value of these securities fluctuates primarily due to changes in interest rates and other factors. Generally, in a rising interest rate environment, the estimated fair value of these securities would be expected to decrease; conversely, in a decreasing interest rate environment, the estimated fair value of these securities would be expected to increase. As market volatility increases or liquidity decreases, the fair value of our assets may be adversely impacted. If we are unable to readily obtain independent pricing to validate our estimated fair value of the securities in our portfolio, the fair value gains or losses recorded in other comprehensive income may be adversely affected.

Real Estate Risk

Commercial and residential mortgage assets and real property values are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing); changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; and retroactive changes to building or similar codes. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay the underlying loans or loans, as the case may be, which could also cause us to suffer losses.

Interest Rate Risk

Interest rates are highly sensitive to many factors, including fiscal and monetary policies and domestic and international economic and political considerations, as well as other factors beyond our control.

We will be subject to interest rate risk in connection with our assets and our related financing obligations. In general, we expect to finance the acquisition of our portfolio of assets through non-recourse financings under the TALF and other programs established by the U.S. government, repurchase agreements, resecuritizations, securitizations, warehouse facilities, seller financing, bank credit facilities (including term loans and revolving facilities). We may mitigate interest rate risk through utilization of hedging instruments, primarily interest rate swap agreements. Interest rate swap agreements are intended to serve as a hedge against future interest rate increases on our borrowings.

Interest Rate Effect on Net Income

Our operating results will depend in large part on differences between the income earned on our assets and our cost of borrowing and any hedging activities. The cost of our borrowings will generally be based on prevailing market interest rates. During a period of rising interest rates, our borrowing costs generally will increase (1) while the yields earned on our leveraged fixed-rate mortgage assets will remain static and (2) at a faster pace than the yields earned on our leveraged adjustable-rate and hybrid mortgage assets, which could result in a decline in our net interest spread and net interest margin. The severity of any such decline would depend on our asset/liability composition at the time as well as the magnitude and duration of the interest rate increase. Further, an increase in short-term interest rates could also have a negative impact on the market value of our portfolio of assets. If any of these events happen, we could experience a decrease in net income or incur a net loss during these periods, which could adversely affect our liquidity and results of operations.

Hedging techniques are partly based on assumed levels of prepayments of our portfolio of assets. If prepayments are slower or faster than assumed, the life of the investment will be longer or shorter, which would reduce the effectiveness of any hedging strategies we may use and may cause losses on such transactions. Hedging strategies involving the use of derivative securities are highly complex and may produce volatile returns.

Interest Rate Effects on Fair Value

Another component of interest rate risk is the effect changes in interest rates will have on the market value of the assets we intend to acquire. We will face the risk that the market value of our assets will increase or decrease at different rates than those of our liabilities, including any hedging instruments.

We will primarily assess our interest rate risk by estimating the duration of our assets and the duration of our liabilities. Duration essentially measures the market price volatility of financial instruments as interest rates change. We generally calculate duration using various financial models and empirical data. Different models and methodologies can produce different duration numbers for the same securities.

It is important to note that the impact of changing interest rates on fair value can change significantly when interest rates change materially. Therefore, the volatility in the fair value of our assets could increase significantly when interest rates change materially. In addition, other factors impact the fair value of our interest rate-sensitive investments and hedging instruments, such as the shape of the yield curve, market expectations as to future interest rate changes and other market conditions. Accordingly, changes in actual interest rates may have a material adverse effect on us.

Interest Rate Cap Risk

We may acquire adjustable-rate and hybrid mortgage assets. These are assets in which the underlying mortgages are typically subject to periodic and lifetime interest rate caps and floors, which limit the amount by which such assets’ interest yields may change during any given period. However, our borrowing costs pursuant to our financing agreements will not be subject to similar restrictions. Therefore, in a period of increasing interest rates, interest rate costs on our borrowings could increase without limitation by caps, while the interest-rate yields on our adjustable-rate and hybrid mortgage assets would effectively be limited. This issue will be magnified to the extent we acquire adjustable-rate and hybrid mortgage assets that are not based on mortgages which are fully indexed. In addition, adjustable-rate and hybrid mortgage assets may be subject to periodic payment caps that result in some portion of the interest being deferred and added to the principal outstanding. This could result in our receipt of less cash income on such assets than we would need to pay the interest cost on our related borrowings. These factors could lower our net interest income or cause a net loss during periods of rising interest rates, which would harm our financial condition, cash flows and results of operations.

Interest Rate Mismatch Risk

We may fund a portion of our acquisition of adjustable-rate and hybrid mortgages and MBS assets with borrowings that are based on the London Interbank Offered Rate (or LIBOR), while the interest rates on these assets may be indexed to LIBOR or another index rate, such as the one-year Constant Maturity Treasury (or CMT) index, the Monthly Treasury Average (or MTA) index or the 11th District Cost of Funds Index (or COFI). Accordingly, any increase in LIBOR relative to one-year CMT rates, MTA or COFI will generally result in an increase in our borrowing costs that is not matched by a corresponding increase in the interest earnings on these assets. Any such interest rate index mismatch could adversely affect our profitability, which may negatively impact distributions to our stockholders. To mitigate interest rate mismatches, we may utilize the hedging strategies discussed above.

Our analysis of risks is based on our manager’s experience, estimates, models and assumptions. These analyses rely on models which utilize estimates of fair value and interest rate sensitivity. Actual economic conditions or implementation of decisions by our management may produce results that differ significantly from the estimates and assumptions used in our models and the projected results shown in this prospectus.

Prepayment Risk

Prepayment risk is the risk that principal will be repaid at a different rate than anticipated, causing the return on an asset to be less than expected. As we receive prepayments of principal on our assets, premiums paid on such assets will be amortized against interest income. In general, an increase in prepayment rates will accelerate the amortization of purchase premiums, thereby reducing the interest income earned on the assets. Conversely, discounts on such assets are accreted into interest income. In general, an increase in prepayment rates will accelerate the accretion of purchase discounts, thereby increasing the interest income earned on the assets.

Extension Risk

Our manager will compute the projected weighted average life of our assets based on assumptions regarding the rate at which the borrowers will prepay the underlying mortgages. In general, when MBS secured by hybrid or fixed-rate loans are acquired with borrowings, we may, but are not required to, enter into interest rate swap agreements or other hedging instruments that effectively fixes our borrowing costs for a period close to the anticipated average life of the fixed-rate portion of the MBS. This strategy is designed to protect us from rising interest rates because the borrowing costs are fixed for the duration of the fixed-rate portion of the MBS.

However, if prepayment rates decrease in a rising interest rate environment, the life of the fixed-rate portion of the related MBS could extend beyond the term of the interest swap agreement or other hedging instrument. This could have a negative impact on our results from operations, as borrowing costs would no longer be fixed after the end of the hedging instrument while the income earned on the hybrid or fixed-rate MBS would remain fixed. This situation may also cause the market value of our hybrid or fixed-rate MBS to decline, with little or no offsetting gain from the related hedging transactions. In extreme situations, we may be forced to sell assets to maintain adequate liquidity, which could cause us to incur losses.

Risk Management

To the extent consistent with maintaining our REIT qualification, we will seek to manage risk exposure to protect our portfolio of assets. We generally seek to manage this risk by:

•	performing fundamental credit risk of potential assets and engaging in pre-acquisition due diligence;

•	using non-recourse financing where possible;

•	monitoring and adjusting, if necessary, the reset index and interest rate related to our portfolio of assets and our financings;

•	attempting to structure our financing agreements to have a range of different maturities, terms, amortizations and interest rate adjustment period;

•	using hedging instruments, primarily interest rate swap agreements but also financial futures, options, interest rate cap agreements, floors and forward sales to adjust the interest rate sensitivity of our portfolio of assets and our borrowings;

•	using securitization financing to better match the maturity of our financing with the duration of our assets; and

•	actively managing, on an aggregate basis, the interest rate indices, interest rate adjustment periods, and gross reset margins of our portfolio of assets and the interest rate indices and adjustment periods of our financings.

BUSINESS

Our Company

We are a newly-formed corporation focused on acquiring, financing and managing a portfolio of commercial mortgage-backed securities, or CMBS, residential mortgage-backed securities, or RMBS, commercial and residential mortgage loans, other real estate-related securities, various other classes of asset-backed securities, or ABS, and other financial assets. RMBS will include both securities that are not issued or guaranteed by a U.S. government agency or federally chartered corporation, or non-Agency RMBS, and securities that are so issued or guaranteed, or Agency RMBS. We refer to these as our target asset classes.

Our objective is to provide above average returns relative to the potential volatility or risk in making those returns (or attractive risk-adjusted returns) to our investors over the long-term, primarily through dividends and secondarily through capital appreciation. We intend to achieve this objective by selectively acquiring a diversified portfolio of assets in our target asset classes with a focus on the credit characteristics of the underlying collateral that will be designed to achieve attractive returns across a variety of market conditions and economic cycles.

We will be externally managed and advised by our manager, a recently-formed majority-owned subsidiary of AllianceBernstein. AllianceBernstein is a leading independent global investment management company with approximately $411 billion in assets under management as of March 31, 2009 for a broad spectrum of clients, including retail investors, high-net-worth individuals and families, major institutions and corporations. Our manager will contract with AllianceBernstein to manage our portfolio and conduct our day-to-day operations and to provide us with management, administrative and technology support functions to conduct our business. In sourcing, evaluating and managing our portfolio assets, AllianceBernstein’s capabilities will be augmented by the collective capabilities of Greenfield Advisors, LLC, or Greenfield, a subsidiary of Greenfield Partners, LLC, and Rialto Capital Management, LLC, or Rialto, through sub-advisory arrangements, and Flexpoint Ford, LLC, or Flexpoint Ford, through consulting arrangements.

AllianceBernstein, together with Greenfield and Rialto as two of its sub-advisors, has been pre-qualified by the U.S. Treasury as one of the nine initial managers that will each manage a public-private investment fund, or PPIF, to be formed in partnership with the U.S. Treasury under its Legacy Securities Program established under the U.S. government’s Public-Private Investment Program, or PPIP. AllianceBernstein, supported by the management teams from Greenfield and Rialto, will manage a portfolio of CMBS and non-Agency RMBS to be acquired by the PPIF to be formed by AllianceBernstein in partnership with the U.S. Treasury, or the AB PPIF. The AB PPIF will have access to U.S. Treasury financings under the PPIP and possible other funding sources. Subject to maintaining our qualification as a REIT and our exemption from registration under the 1940 Act, we currently expect to deploy between 30% to 40% of the net proceeds from this offering and our concurrent private placement (as described below under “— Our Manager”) to acquire an ownership interest in the AB PPIF. In addition to our ownership interest in the AB PPIF, we will seek to gain exposure to other CMBS, RMBS, ABS and other eligible asset classes with borrowings through the Term Asset-Backed Securities Loan Facility, or TALF, as well as through securitizations and other sources of funding, in each case to the extent available to us.

We have not acquired any assets as of the date hereof. We will commence operations upon completion of this offering and the concurrent private placement. We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2009. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940, or the 1940 Act.

Our Manager

We will be externally managed and advised by our manager. AllianceBernstein owns 55% of the limited liability company interests in our manager. The other owners of our manager are Greenfield (or affiliates thereof) (15%), Rialto (through a subsidiary) (15%) and Flexpoint Ford (through its initial fund, Flexpoint Fund, L.P.) (15%). AllianceBernstein is a preeminent, research-driven, global investment management firm delivering investment services in key asset classes: fixed income, value equities, growth equities, blend solutions and alternative investments. AllianceBernstein’s depth of research, worldwide presence and array of services allow it to offer a full range of investment products, both global and local, in every major financial market.

Approximately 62% of the equity interests in AllianceBernstein are held indirectly by AXA, the holding company for an international group of insurance and related financial services companies engaged in the financial-protection and wealth-management businesses. Substantially all of the remaining equity interests in AllianceBernstein are held by AllianceBernstein Holding L.P., a New York Stock Exchange-listed holding company (NYSE: AB). As of March 31, 2009, AllianceBernstein managed approximately $173 billion of fixed income investments.

AllianceBernstein will enter into sub-advisory agreements with each of Greenfield and Rialto, together, the sub-advisors. We expect that the broad fixed income, special situations and operational capabilities of AllianceBernstein, augmented by specialized advisory support from each of the sub-advisors, will provide us with an experienced portfolio management group that combines a range of complementary core capabilities:

AllianceBernstein.  Broad fixed income, mortgage-related and other securities expertise, and dedicated special situations professionals, together with an established investment management infrastructure, are core capabilities provided by AllianceBernstein. AllianceBernstein has developed an array of analytical models over many years combining both proprietary and third-party data. AllianceBernstein’s approach combines quantitative forecasts with fundamental research with the goal of emphasizing opportunities that have the support of both disciplines.

Greenfield.  Private equity real estate investment management and distressed collateral valuation and restructuring are core capabilities provided by Greenfield, a subsidiary of Greenfield Partners, LLC, or Greenfield Partners. Since its inception in 1997, Greenfield Partners has sponsored eight investment vehicles with a total of approximately $3.5 billion of committed capital. These vehicles have invested in residential and commercial mortgage loans and real estate companies, as well as directly in a variety of property types, predominantly in North America, including office buildings, shopping centers, hotels, golf courses, assisted living facilities, unimproved land, airport cargo facilities and multi-family housing. Greenfield Partners’ expertise includes investment management of equity investments in substantially all of our targeted real estate asset classes as well as the development, redevelopment and acquisition and operation of strategic real estate-related operating companies. Entities owned or controlled by Greenfield Partners include Clayton Holdings LLC, or Clayton, a leading provider of infrastructure (due diligence, surveillance, credit risk management, valuation, special servicing and servicer advising) to the residential mortgage and mortgage-backed security investment industry. Based in South Norwalk, Connecticut with offices in Chicago, Illinois and Reston, Virginia, Greenfield Partners was formed in 1997, has over 40 employees and, to date, has obtained cumulative equity commitments of approximately $3.5 billion to its eight investment vehicles from the firm’s principals and select institutional partners.

Rialto.  Distressed real estate turnaround expertise with a focus on the sourcing, acquisition, management and disposition of residential and commercial properties, loans and securities are core capabilities of Rialto. Rialto is a private investment management firm founded in 2007 by Jeffrey Krasnoff, with offices in Miami and New York. The Rialto senior management team brings, on average, over 20 years of broad experience in residential and commercial real estate investment, finance, development and management, with a particular emphasis on turnaround situations, particularly during previous real estate market downturns in the United States and overseas. Rialto’s principals include the former chief executive officer, as well as other former members of senior management, of LNR Property Corporation, or LNR. In the early 1990s, prior to LNR’s 1997 spin-off from Lennar Corporation, one of the nation’s largest homebuilders, Jeffrey Krasnoff, the Chief Executive Officer of Rialto, was a co-founder and was principally involved in the development and oversight of Lennar’s investment, workout and asset management business that became LNR. That business became a significant purchaser of distressed assets from the Resolution Trust Corporation, Federal Deposit Insurance Corporation, or FDIC, the U.S. Department of Housing and Urban Development, banks and other financial institutions. LNR was an early participant in the CMBS industry, and, was one of the nation’s largest special servicers of CMBS and purchasers of non-investment grade and unrated CMBS. A majority of the management group of Rialto spent a portion of their careers working in the housing and related finance businesses at, or in partnership with, homebuilder Lennar Corporation. Several members of the Rialto management team were directly involved in the structuring, evaluation of underlying collateral and management of some of the first private-issue CMBS and commercial real estate collateralized debt obligations, or CRE CDO, transactions. Rialto, through a relationship with Lennar Corporation, has access to the homebuilder’s nationwide network of residential real estate resources in local markets.

In addition to the sub-advisory agreements, AllianceBernstein will enter into a consulting agreement with Flexpoint Ford, or the consultant, one of the other owners of our manager:

Flexpoint Ford.  Financial institution acquisition and management, and long-term knowledge and expertise with related financial and mortgage investments acquired from financial institutions, are core capabilities of Flexpoint Ford and its chairman, Gerald J. Ford. Flexpoint Ford is a private equity investment firm with $1.5 billion of committed equity capital that specializes in financial services and healthcare. Flexpoint Fund, L.P., the initial fund of Flexpoint Ford, has several investments in the financial services sector, including Hilltop Holdings Inc., a holding company seeking to make acquisitions, Norwich Holdco, LLC, a manager of specialty program insurance providing consulting services to general agents, and Safe Harbour Holdings, LLC, an insurance holding company that writes property and casualty insurance in a partnership with American Strategic Insurance. Flexpoint Fund, L.P. has $225.0 million of committed equity capital and Gerald J. Ford is its largest investor. Mr. Ford is a banking and financial institutions investor who has been involved in numerous mergers and acquisitions of private and public sector financial institutions, primarily in the southwestern United States, over the past 30 years.

For its advisory services to our manager, AllianceBernstein will be compensated by the manager out of the base management fee and incentive fee paid by us to our manager pursuant to an advisory agreement between AllianceBernstein and our manager. The fees owing to Greenfield, Rialto and Flexpoint Ford under their respective agreements with AllianceBernstein will be paid by AllianceBernstein out of the amounts it receives from our manager under the advisory agreement. None of the fees of AllianceBernstein, the sub-advisors and Flexpoint Ford will constitute an expense that is separately reimbursable to our manager under its management agreement with us.

We also expect to benefit from, among other things, AllianceBernstein’s established global platform and infrastructure to gain scaled and efficient access to portfolio monitoring, finance and administration functions, which will provide support to our manager on legal, compliance, investor relations and operational matters, trade allocation and execution, securities valuation, risk management and information technologies in connection with the performance of its duties, pursuant to an administrative services agreement to be entered into between our manager and AllianceBernstein.

Concurrently with the closing of this offering, we will sell to AllianceBernstein and the other owners of our manager, or their respective affiliates, in a separate private placement, an aggregate of           shares representing     % of our outstanding shares of common stock after giving effect to the shares of common stock sold in this offering, excluding the underwriters’ overallotment option, up to $     , at a price per share equal to the initial public offering price per share in this offering. Although each of the purchasers in the concurrent private placement will purchase their shares of common stock at the same time, they have advised us that they will have individual control of the shares they own, and they therefore believe they will not constitute a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 and related rules.

Sub-Advisors’ Comprehensive Expertise in Evaluating Real Estate Asset Cash Flows

A substantial majority of the assets being targeted for purchase by us are loans and securities where we believe ultimate economic performance will depend upon the resiliency of the cash flows, or the ability of the underlying collateral to maintain what we believe to be a favorable level of cash flow even under adverse economic scenarios. The sub-advisors to AllianceBernstein, with their affiliates, have many years of experience in evaluating real estate property cash flows from both residential and commercial real estate assets, and we expect the sub-advisors to provide an additional level of detailed analysis essential to our asset acquisition, asset management and disposition strategies.

Greenfield Partners, LLC and the principals of Rialto have for years been real estate developers, managers, borrowers and lenders across the country for a variety of property types and bring their relevant perspectives to the evaluation of commercial real estate loans and CMBS cash flows. The principals of Rialto have had extensive experience in the commercial mortgage loan workout business and as founders and managers of LNR’s non-investment grade and unrated CMBS investment and special servicing businesses evaluated and oversaw more than $250 billion of underlying mortgage loans in more than a hundred different transactions. Those evaluations typically included re-underwriting most, if not all, assets in a pool re-creating multi-year estimates of expected property cash flows, overlaying the loan terms and stressing various assumptions to determine potential losses on each loan. In addition, with tenants, rents, occupancies and operating costs such significant drivers of asset performance, it was important to conduct comprehensive site visits for the underlying properties, including analyses of multiple competitive properties for each asset in those same local sub-markets. Combined with AllianceBernstein’s in-depth credit research focused on the financial condition of major tenants, we believe such experience and capabilities of these sub-advisors will be essential components of our asset acquisition and management processes.

For residential real estate loans and securities, through both Rialto’s business relationship with Lennar Corporation, a national homebuilder, and Greenfield Partners, LLC’s activities as a developer of residential communities across the country, we believe the sub-advisors are positioned to provide timely advice to AllianceBernstein on home pricing and sales in many sub-markets. We believe this information is important in assessing the likelihood of borrowers continuing to make timely payments and in determining likely outcomes for loan workouts and foreclosures. In addition, we will benefit from Greenfield’s and Rialto’s perspectives on the non-Agency home loan and RMBS markets as a result of their affiliates’ relationships with Clayton.

Current Market Opportunities

We believe that current distressed conditions in the financial markets present unique opportunities for us to acquire assets within our target asset classes at significantly depressed trading prices and higher yields compared to prior periods. We also believe that recent governmental and central bank actions intended to support the functioning of credit markets and the improvement of financial institutions’ balance sheets may positively impact our business, providing us with access to financing as well as opportunities to acquire assets at attractive prices. The establishment of various government sponsored programs such as the PPIP’s Legacy Securities Program for certain CMBS and non-Agency RMBS and the TALF (both for new-issue ABS and CMBS as well as for Legacy CMBS and possibly RMBS) may provide us with access to assets that we believe will offer attractive risk-adjusted returns as well as access to favorable non-recourse term borrowing facilities.

We believe that the goal of the government and central bank financing programs is to encourage the transfers of troubled or illiquid assets off the balance sheets of U.S. financial institutions to other market participants, such as ourselves, who may currently be better able to manage the risks associated with those assets. Accordingly, we believe that buyers of assets who possess a broad range of skills to evaluate those assets and to navigate through the complexities of the current economic environment and the government and central bank programs should have a greater probability of success.

We believe that we are particularly well positioned to capitalize on opportunities that are presented by current financial market conditions. The combined core capabilities and expertise of AllianceBernstein and its sub-advisors will enable us to evaluate a broad array of asset classes and financing opportunities and to seek to selectively acquire assets for us that present potentially attractive risk-adjusted return profiles and the potential for capital appreciation.

Our strategy is designed to enable us to:

•	build a portfolio of assets consisting of CMBS, non-Agency RMBS, commercial and residential mortgage loans and Agency RMBS, that seeks to generate attractive risk-adjusted returns while having a moderate risk profile;

•	manage financing, interest, prepayment rate risks and credit risks;

•	capitalize on discrepancies in the relative valuations in the mortgage market;

•	provide regular quarterly distributions to stockholders;

•	qualify as a REIT; and

•	remain exempt from the requirements of the 1940 Act.

As market conditions change and new opportunities arise from changes in mortgage finance over time we intend to adjust our asset allocations across our target asset classes to take advantage of changes in interest rates and credit spreads as well as economic and credit conditions. We believe that the diversification of our portfolio of assets and the expertise of AllianceBernstein and its sub-advisors among our target asset classes and the flexibility of our strategy should position us to generate attractive risk-adjusted returns for our stockholders in a variety of market conditions.

We intend to elect and qualify to be taxed as a REIT and to operate our business so as to be exempt from registration under the 1940 Act, and therefore we will be required to invest a substantial majority of our assets in loans secured by mortgages on real estate and real estate-related assets. See “— Operating and Regulatory Structure.” Subject to maintaining our REIT qualification and our 1940 Act exemption, we do not have any limitations on the amounts we may acquire within our targeted asset class.

Our manager or AllianceBernstein may be deemed to be our promoter with respect to this offering.

Our Target Asset Classes

Our target asset classes and the principal assets we expect to acquire in each are as follows:

CMBS

CMBS are securities backed by obligations (including certificates of participation in obligations) that are principally secured by commercial mortgages on real property or interests therein having a multifamily or commercial use, such as regional malls, other retail space, office buildings, industrial or warehouse properties, hotels, apartments, nursing homes and senior living facilities.

To the extent available to us, we may seek to gain exposure to CMBS through our ownership interest in the AB PPIF or through financing under the TALF (through financing vehicles we may form) or, if possible (through our ownership interests in one or more other PPIFs sponsored or managed by AllianceBernstein or the sub-advisors or their affiliates, or through financing vehicles we may form), under the Legacy Securities Program. We may also seek to finance our CMBS portfolio with private financing sources. See “— Our Financing Strategy” below. We have not established a minimum rating requirement for CMBS in which we will invest.

CMBS are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income to make specified interest and principal payments on such tranches. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. The credit quality of CMBS depends on the credit quality of the underlying mortgage loans, which is a function of factors such as the following: the principal amount of loans relative to the value of the related properties; the mortgage loan terms, such as amortization; market assessment and geographic location; construction quality of the property; and the creditworthiness of the borrowers.

Non-Agency RMBS

Non-Agency RMBS are residential mortgage-backed securities that are not issued or guaranteed by a U.S. government agency. The non-Agency RMBS we generally expect to acquire will represent interests in “pools” of mortgage loans secured by residential real property. To the extent available to us, we may seek to gain exposure to non-Agency RMBS, which may be financed, if possible (through our ownership interests in the AB PPIF and one or more other PPIFs sponsored or managed by AllianceBernstein or its sub-advisors or their affiliates, or through financing vehicles we may form), under the Legacy Securities Program or under the TALF (through financing vehicles we may form). We may also seek to finance our non-Agency RMBS portfolio with private financing sources. See “— Our Financing Strategy” below.

Non-Agency RMBS may be AAA-rated through unrated. The rating, as determined by one or more of the nationally recognized statistical rating organizations, including Fitch, Inc., Moody’s Investors Service, Inc. and S&P, indicates the organization’s view of the creditworthiness of the asset. The mortgage loan collateral for non-Agency RMBS generally consists of residential mortgage loans that do not generally conform to the U.S. government agency underwriting guidelines due to certain factors including mortgage balance in excess of such guidelines, borrower characteristics, loan characteristics and level of documentation.

Commercial Mortgage Loans

We generally expect to focus our commercial mortgage loan acquisitions on the purchase of loans in the most senior positions in the capital structure and loan portfolios made available to us under the Legacy Loans Program when and if that program begins to operate. See “— Our Financing Strategy” below.

First and Second Lien Loans

Commercial mortgage loans are mortgage loans secured by first or second liens on commercial properties such as regional malls, other retail space, office buildings, industrial or warehouse properties, hotels, apartments, nursing homes and senior living facilities. These loans, which tend to range in term from three to 15 years, can carry either fixed or floating interest rates. They generally permit pre-payments before final maturity but only with the payment to the lender of breakage costs or premiums on floating rate loans and yield maintenance or other pre-payment premiums on fixed rate loans. First lien loans represent the senior lien on a property while second lien loans or second mortgages represent a subordinate or second lien on a property.

B-Notes

A B-Note, unlike a second mortgage loan, is part of a single larger commercial mortgage loan, with the other part evidenced by an A-Note, which together are secured by a single commercial mortgage. The holder of the A-Note and B-Note enter into an agreement which sets forth the respective rights and obligations of each of the holders. The terms of the agreement provide that the holder of the A-Note has a priority of payment over the holder of the B-Note. A loan evidenced by a note which is secured by a second mortgage is a separate loan and the holder has a direct relationship with the borrower. In addition, unlike the holder of a B-Note, the holder of the loan would also be the holder of the mortgage. The holder of the second mortgage loan typically enters into an intercreditor agreement with the holder of the first mortgage loan which sets forth the respective rights and obligations of each of the holders, similar in substance to the agreement that is entered into between the holder of the A-Note and the holder of the B-Note. B-Note lenders have the same obligations, collateral and borrower as the A-Note lender but typically are subordinated in recovery upon a default.

Bridge Loans

Bridge loans tend to be floating rate whole loans made to borrowers who are seeking short-term capital (with terms of up to five years) to be used in the acquisition, construction or redevelopment of a property. This type of bridge financing enables the borrower to secure short-term financing while improving the property and avoid burdening it with restrictive long-term debt.

Mezzanine Loans

Mezzanine loans are generally structured to represent senior positions to the borrower’s equity in, and subordinate to a first mortgage loan on, a property. These loans are generally secured by pledges of ownership interests, in whole or in part, in entities that directly or indirectly own the real property. At times, mezzanine loans may be secured by additional collateral, including letters of credit, personal guarantees or collateral unrelated to the property. Mezzanine loans may be structured to carry either fixed or floating interest rates as well as carry a right to participate in a percentage of gross revenues and a percentage of the increase in the fair market value of the property securing the loan. Mezzanine loans may also contain prepayment lockouts, penalties, minimum profit hurdles and other mechanisms to protect and enhance returns to the lender. Mezzanine loans usually have maturities that match the maturity of the related mortgage loan but may have shorter or longer terms.

Residential Mortgage Loans

We may acquire adjustable-rate, hybrid and/or fixed-rate residential mortgage loans primarily through direct purchases from selected sellers. We intend to enter into mortgage loan purchase agreements with a number of sellers, including investment banks, commercial banks, savings and loan associations, home builders, credit unions and mortgage conduits. We may purchase mortgage loans on both the primary and secondary markets. We expect these loans to be secured primarily by residential properties in the United States.

We will seek to obtain representations and warranties from each seller stating that each loan was underwritten to our requirements or, in the event underwriting exceptions were made, we are informed of the exceptions so that we may evaluate whether to accept or reject the loans. A seller who breaches these representations and warranties in making a loan that we purchase may be obligated to repurchase the loan from us. As added security, we will use the services of a third-party document custodian to insure the quality and accuracy of all individual mortgage loan closing documents and to hold the documents in safekeeping. As a result, to the extent available, all of the original loan collateral documents that are signed by the borrower, other than the original credit verification documents, are examined, verified and held by the third-party document custodian.

We currently do not intend to originate mortgage loans or provide other types of financing to the owners of real estate. We initially expect to retain highly-rated servicers to service our mortgage loan portfolio. We will also conduct a due diligence review of each servicer before executing a servicing agreement. We may also purchase certain residential mortgage loans on a servicing-retained basis. In the future, however, we may decide to originate mortgage loans or other types of financing, and we may elect to service mortgage loans and other types of financing.

We expect that the residential mortgage loans we acquire will be first lien, single-family residential traditional adjustable-rate, hybrid and/or fixed-rate loans with original terms to maturity of not more than 40 years and are either fully amortizing or are interest-only for up to ten years and fully amortizing thereafter. Fixed-rate mortgage loans bear an interest rate that is fixed for the term of the loan and do not adjust. The interest rates on adjustable-rate mortgage loans generally adjust monthly (although some may adjust less frequently) to an increment over a specified interest rate index. Hybrid mortgage loans have interest rates that are fixed for a specified period of time (typically three to ten years) and, thereafter, adjust to an increment over a specified interest rate index. Adjustable-rate and hybrid mortgage loans generally have periodic and lifetime constraints on how much the loan interest rate can change on any predetermined interest rate reset date.

We may acquire residential mortgage loans for our portfolio with the intention of either holding them in our residential mortgage loan portfolio or securitizing them and retaining them in our portfolio as securitized mortgage loans. To facilitate the securitization or financing of our loans, we may create subordinate certificates, which would provide a specified amount of credit enhancement. To the extent possible, we expect to issue securities through securities underwriters and either retain these securities or finance them in the repurchase agreement market. There is no limit on the amount we may retain of these below-investment-grade or unrated subordinate certificates. We expect to finance our residential mortgage loan portfolio through the use of repurchase agreements and then, to the extent possible, we may securitize our residential mortgage loans.

Once a potential residential loan package investment has been identified, our manager and the third parties it engages will analyze the loan pool and conduct follow-up due diligence as part of the underwriting process. As part of this process, the key factors which the underwriters will consider include, but are not limited to, documentation, debt-to-income ratio, loan-to-value ratios and property valuation. This diligence may be done by Clayton, of which a controlling majority interest is held by an investment fund managed by Greenfield Partners, and with respect to which the chief executive officer of Rialto is currently the representative of a minority equity owner on its board of managers, by Greenfield or Rialto (or their affiliates) or by an unrelated third party. The diligence findings are then measured along with other key factors such as price of the pool, geographic concentrations and type of product to determine the pool’s relative attractiveness. Our manager will refine its underwriting criteria based upon actual loan portfolio experience and as market conditions and investor requirements evolve.

We expect that the residential mortgage loans we acquire will be first lien, single-family FRMs, ARMs and Hybrid ARMs with original terms to maturity of not more than 40 years and that are either fully amortizing or are interest-only for up to ten years and fully amortizing thereafter.

Prime and Jumbo Mortgage Loans

Prime mortgage loans are mortgage loans that generally conform to U.S. government agency underwriting guidelines. Jumbo prime mortgage loans are mortgage loans that generally conform to U.S. government agency underwriting guidelines except that the mortgage balance exceeds the maximum amount permitted by U.S. government agency underwriting guidelines.

Alt-A Mortgage Loans

Alt-A mortgage loans are mortgage loans made to borrowers whose qualifying mortgage characteristics do not conform to U.S. government agency underwriting guidelines, but whose borrower characteristics may. Generally, Alt-A mortgage loans allow homeowners to qualify for a mortgage loan with reduced or alternate forms of documentation. The credit quality of Alt-A borrowers generally exceeds the credit quality of subprime borrowers.

Subprime Mortgage Loans

Subprime mortgage loans are loans that do not conform to U.S. government agency underwriting guidelines.

Home Equity Conversion Mortgages

Subject to maintaining our qualification as a REIT, we may acquire HECM. HECM, also commonly referred to as “reverse mortgages,” are insured by the FHA.

HECM are mortgage loans designed specifically for senior citizens to convert equity in their homes to monthly streams of income or lines of credit. Unlike a traditional “forward” mortgage in which a borrower repays the outstanding balance of a mortgage loan in periodic payments, a borrower or his estate is not required to repay any advances made in respect of the HECM until a maturity event occurs, which is generally under one of the following circumstances: (1) a borrower dies and the property is not the principal residence of at least one surviving borrower, (2) a borrower conveys all of his or her title in the mortgaged property and no other borrower retains title to the mortgaged property, (3) the mortgaged property ceases to be the principal residence of a borrower for reasons other than death and the mortgaged property is not the principal residence of at least one surviving borrower, (4) a borrower fails to occupy the mortgaged property for a period of longer than 12 consecutive months because of physical or mental illness and the mortgaged property is not the principal residence of at least one other borrower, or (5) a borrower fails to perform any of its obligations under the HECM. In addition, the borrower may elect to make voluntary prepayments of the HECM without any penalty being assessed. With regard to repayment of the HECM, the borrower or the estate (in the event that the borrower dies) is not obligated to pay any amounts in excess of the net proceeds from the disposition of the property. To the extent the aggregate amount of the participations related to a particular HECM, including the accrued interest, and any costs or expenses reimbursable to the lender exceeds the net proceeds from the sale of the property, FHA insurance will cover any balance due to the lender up to the maximum claim amount.

Agency RMBS

Agency RMBS are residential mortgage-backed securities for which a U.S. government agency such as Ginnie Mae, or a federally chartered corporation such as Fannie Mae or Freddie Mac guarantees payments of principal and interest on the securities. Payments of principal and interest on Agency RMBS, not the market value of the securities themselves, are guaranteed. See “— Freddie Mac Gold Certificates,” “— Fannie Mae Certificates” and “— Ginnie Mae Certificates” below.

Agency RMBS differ from other forms of traditional debt securities, which normally provide for periodic payments of interest in fixed amounts with principal payments at maturity or on specified call dates. Instead, Agency RMBS provide for monthly payments, which consist of both principal and interest. In effect, these payments are a “pass-through” of scheduled and prepaid principal payments and the monthly interest made by the individual borrowers on the mortgage loans, net of any fees paid to the issuers, servicers or guarantors of the securities.

The principal may be prepaid at any time due to prepayments on the underlying mortgage loans or other assets. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed income securities.

Various factors affect the rate at which mortgage prepayments occur, including changes in the level and directional trends in housing prices, interest rates, general economic conditions, the age of the mortgage loan, the location of the property and other social and demographic conditions. Generally, prepayments on Agency RMBS increase during periods of falling mortgage interest rates and decrease during periods of rising mortgage interest rates. However, this may not always be the case. We may reinvest principal repayments at a yield that is higher or lower than the yield on the repaid investment, thus affecting our net interest income by altering the average yield on our assets.

However, when interest rates are declining, the value of Agency RMBS with prepayment options may not increase as much as other fixed income securities. The rate of prepayments on underlying mortgages will affect the price and volatility of Agency RMBS and may have the effect of shortening or extending the duration of the security beyond what was anticipated at the time of purchase. When interest rates rise, our holdings of Agency RMBS may experience reduced returns if the owners of the underlying mortgages pay off their mortgages slower than anticipated. This is generally referred to as extension risk.

The types of Agency RMBS described below are collateralized by either FRMs, ARMs or hybrid ARMs. FRMs have an interest rate that is fixed for the term of the loan and do not adjust. The interest rates on ARMs generally adjust annually (although some may adjust more frequently) to an increment over a specified interest rate index. Hybrid ARMs have interest rates that are fixed for a specified period of time (typically three, five, seven or ten years) and, thereafter, adjust to an increment over a specified interest rate index. ARMs and hybrid ARMs generally have periodic and lifetime constraints on how much the loan interest rate can change on any predetermined interest rate reset date. Our allocation of our Agency RMBS collateralized by FRMs, ARMs or hybrid ARMs will depend on various factors including, but not limited to, relative value, expected future prepayment trends, supply and demand, costs of hedging, costs of financing, expected future interest rate volatility and the overall shape of the U.S. Treasury and interest rate swap yield curves. We intend to take these factors into account when we acquire Agency RMBS.

In the future our residential portfolio may extend to debentures that are issued and guaranteed by Freddie Mac or Fannie Mae or mortgage-backed securities the collateral of which is guaranteed by Ginnie Mae, Freddie Mac, Fannie Mae or another federally chartered corporation.

In our Agency RMBS portfolio the types of mortgage pass-through certificates which we intend to acquire or which comprise CMOs in which we intend to acquire, are described below.

Mortgage Pass-Through Certificates

Single-family residential mortgage pass-through certificates are securities representing interests in “pools” of mortgage loans secured by residential real property where payments of both interest and principal, plus pre-paid principal, on the securities are made monthly to holders of the securities, in effect “passing through” monthly payments made by the individual borrowers on the mortgage loans that underlie the securities, net of fees paid to the issuer/guarantor and servicers of the securities. These mortgage pass-through certificates are guaranteed by a U.S. government agency or federally chartered corporation.

CMOs

CMOs are securities that are structured from U.S. government agency or federally chartered corporation-backed mortgage pass-through certificates. CMOs receive monthly payments of principal and interest. CMOs divide the cash flows which come from the underlying mortgage pass-through certificates into different classes of securities. CMOs can have different maturities and different weighted average lives than the underlying mortgage pass-through certificates. CMOs can re-distribute the risk characteristics of mortgage pass-through certificates to better satisfy the demands of various investor types.

Freddie Mac Gold Certificates

The Federal Home Loan Mortgage Corporation, or Freddie Mac, is a shareholder-owned, federally-chartered corporation created pursuant to an act of Congress on July 24, 1970. The principal activity of Freddie Mac currently consists of the purchase of mortgage loans or participation interests in mortgage loans and the resale of the loans and participations in the form of guaranteed mortgage-backed securities. Freddie Mac guarantees to each holder of Freddie Mac gold certificates the timely payment of interest at the applicable pass-through rate and principal on the holder’s pro rata share of the unpaid principal balance of the related mortgage loans. The obligations of Freddie Mac under its guarantees are solely those of Freddie Mac and are not backed by the full faith and credit of the United States. If Freddie Mac were unable to satisfy these obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, defaults and delinquencies on the underlying mortgage loans would adversely affect monthly distributions to holders of Freddie Mac certificates.

Freddie Mac gold certificates are backed by pools of single-family mortgage loans or multi-family mortgage loans. These underlying mortgage loans may have original terms to maturity of up to 40 years. Freddie Mac certificates may be issued under cash programs (composed of mortgage loans purchased from a number of sellers) or guarantor programs (composed of mortgage loans acquired from one seller in exchange for certificates representing interests in the mortgage loans purchased).

Fannie Mae Certificates

The Federal National Mortgage Association or Fannie Mae, is a shareholder-owned, federally-chartered corporation organized and existing under the Federal National Mortgage Association Charter Act, created in 1938 and rechartered in 1968 by Congress as a stockholder-owned company. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. Fannie Mae guarantees to the registered holder of a certificate that it will distribute amounts representing scheduled principal and interest on the mortgage loans in the pool underlying the Fannie Mae certificate, whether or not received, and the full principal amount of any such mortgage loan foreclosed or otherwise finally liquidated, whether or not the principal amount is actually received. The obligations of Fannie Mae under its guarantees are solely those of Fannie Mae and are not backed by the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, defaults and delinquencies on the underlying mortgage loans would adversely affect monthly distributions to holders of Fannie Mae.

Fannie Mae certificates may be backed by pools of single-family or multi-family mortgage loans. The original term to maturity of any such mortgage loan generally does not exceed 40 years. Fannie Mae certificates may pay interest at a fixed rate or an adjustable rate. Each series of Fannie Mae ARM certificates bears an initial interest rate and margin tied to an index based on all loans in the related pool, less a fixed percentage representing servicing compensation and Fannie Mae’s guarantee fee. The specified index used in different series has included the U.S. Treasury Index, the 11th District Cost of Funds Index published by the Federal Home Loan Bank of San Francisco, LIBOR and other indices. Interest rates paid on fully-indexed Fannie Mae ARM certificates equal the applicable index rate plus a specified number of percentage points. The majority of series of Fannie Mae ARM certificates issued to date have evidenced pools of mortgage loans with monthly, semi-annual or annual interest rate adjustments. Adjustments in the interest rates paid are generally limited to an annual increase or decrease of either 1.00% or 2.00% and to a lifetime cap of 5.00% or 6.00% over the initial interest rate.

Ginnie Mae Certificates

Ginnie Mae is a wholly-owned corporate instrumentality of the United States within HUD. The National Housing Act of 1934 authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgages insured by the FHA or partially guaranteed by the Department of Veterans Affairs and other loans eligible for inclusion in mortgage pools underlying Ginnie Mae certificates. Section 306(g) of the Housing Act provides that the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee by Ginnie Mae.

At present, most Ginnie Mae certificates are backed by single-family mortgage loans. The interest rate paid on Ginnie Mae certificates may be a fixed rate or an adjustable rate. The interest rate on Ginnie Mae certificates issued under Ginnie Mae’s standard ARM program adjusts annually in relation to the Treasury index. Adjustments in the interest rate are generally limited to an annual increase or decrease of 1.00% and to a lifetime cap of 5.00% over the initial coupon rate.

We may, in the future, utilize “to-be-announced” forward contracts, or TBAs, in order to acquire Agency RMBS. Pursuant to these TBAs, we would agree to purchase, for future delivery, Agency RMBS with certain principal and interest terms and certain types of underlying collateral, but the particular Agency RMBS to be delivered would not be identified until shortly before the TBA settlement date. Our ability to purchase Agency RMBS through TBAs may be limited by the 75% asset test and gross income test applicable to REITs. See “U.S. Federal Income Tax Considerations — Asset Tests” and “U.S. Federal Income Tax Considerations — Gross Income Tests.”

HECM MBS

Our Agency RMBS assets may include HECM MBS, the collateral for which consists of HECMs. Ginnie Mae guarantees the timely payment of principal and interest on HECM MBS. The Ginnie Mae guaranty is backed by the full faith and credit of the U.S. government.

“HECM MBS” means MBS that are based on or backed by participation interests in advances made to borrowers and related amounts in respect of a HECM. Ginnie Mae guarantees the timely payment of principal and interest on each class of securities. The Ginnie Mae guaranty is backed by the full faith and credit of the United States of America.

H4H MBS

Our Agency RMBS assets may include H4H MBS. The mortgage loan collateral for H4H MBS consists of mortgage loans issued by FHA approved lenders under the H4H Act. H4H mortgage loans are insured by the FHA and the payment of principal and interest on H4H MBS is guaranteed by Ginnie Mae.

“H4H MBS” means MBS, the collateral for which consists of mortgage loans issued by FHA-approved lenders under the H4H Act. H4H mortgage loans are insured by the FHA and the payment of principal and interest on H4H MBS is guaranteed by Ginnie Mae.

“H4H Act” means the Hope for Homeowners Act of 2008.

ABS

Subject to maintaining our qualification as a REIT, we intend to acquire debt and equity tranches of securitizations backed by various asset classes including, but not limited to, small balance commercial mortgages, aircraft, automobiles, credit cards, equipment, manufactured housing, franchises, recreational vehicles and student loans. To the extent such securities are treated as debt of the issuer of the securitization vehicle for U.S. federal income tax purposes, we will hold the securities directly, subject to the requirements of our continued qualification as a REIT as described in “U.S. Federal Income Tax Considerations — Asset Tests.” To the extent the securities represent equity interests in the issuer of the securitization for U.S. federal income tax purposes, we may hold such securities through a TRS which would cause the income recognized with respect to such securities to be subject to U.S. federal (and applicable state and local) corporate income tax. We may utilize (directly or indirectly through financing vehicles we may form) the TALF to finance certain of our ABS assets. Under the TALF, the NY Fed makes non-recourse loans to borrowers collateralized by eligible collateral, which includes U.S. dollar-denominated cash (that is, not synthetic) ABS that have a credit rating in the highest long-term or short-term investment grade rating category from two or more major NRSROs and do not have a credit rating below the highest investment grade rating category from a major NRSRO. The underlying credit exposures of the eligible ABS include auto loans, student loans, credit card loans, equipment loans, floorplan loans, small business loans fully guaranteed as to principal and interest by the SBA or receivables related to residential mortgage servicing advances (servicing advance receivables). We believe that certain of the ABS assets that we will acquire may be TALF-eligible collateral. See “— Government Financing — The Term Asset-Backed Securities Loan Facility.”

Other Financial Assets

Subject to maintaining our qualification as a REIT, over time, we may acquire securities, including common stock, preferred stock and debt, of other real estate-related entities and non-real estate-related asset-backed securities and secured and unsecured corporate debt.

We may also acquire other types of assets from time to time as opportunities present themselves that are consistent with our target asset guidelines.

Anticipated Percentage Asset Allocation

Subject to prevailing market conditions at the time of purchase, we currently expect to purchase our target assets, directly or indirectly, in the following ranges: approximately 30% to 40% AB PPIF, approximately 25% to 35% commercial mortgage loans, approximately 20% to 30% residential mortgage loans, approximately 0% to 15% Agency RMBS, approximately 5% to 15% CMBS eligible for TALF financing and approximately 0% to 10% ABS and other financial assets. We expect that the AB PPIF will be authorized to invest only in CMBS and non-Agency RMBS. Our investment in the AB PPIF will be allocated pro rata among the assets held by the AB PPIF, and as a result, our investment in the AB PPIF will depend upon the composition of assets held by the AB PPIF. There is no assurance that, upon the completion of this offering, we will not allocate the proceeds from this offering and the concurrent private placement in a different manner among our target assets. In particular, we expect that during our initial investment period of up to 12 months, and at times in the future when we may be adjusting our investment strategy, our holdings of Agency RMBS will be greater, and our holdings of other target assets will be lower, than the currently anticipated ranges. Our decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. Moreover, we will have no ability to control asset allocation decisions of the AB PPIF.

Target Asset Guidelines

Our board of directors has adopted a set of guidelines that set out our target asset classes. Until appropriate opportunities can be identified or until we receive capital calls from the AB PPIF, the manager may invest our assets in interest-bearing short-term investments, including money-market accounts and/or funds, and liquid Agency RMBS, in each case that are consistent with our intention to qualify as a REIT and to maintain our exemption from registration under the 1940 Act. Our manager, through its investment committee, will make determinations as to the percentage of our assets that will be deployed in each of our target asset classes. The investment committee’s decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. As a result, our portfolio allocation among our target asset classes will vary from time to time. We believe that the expected diversification of our portfolio of assets, the expertise available to us in our target asset classes and the flexibility of our strategy will enable us to achieve attractive risk-adjusted returns under a variety of market conditions and economic cycles.

Our board of directors has adopted the following target asset guidelines:

•	no investment shall be made that would cause us to fail to qualify as a REIT for federal income tax purposes;

•	no investment shall be made that would cause us to be regulated as an investment company under the 1940 Act;

•	assets we acquire will be in our target asset classes; and

•	until appropriate assets can be identified or until we receive capital calls from the AB PPIF, the manager may invest our capital in interest-bearing, short-term investments, including money market accounts and/or funds, and liquid Agency RMBS, in each case that are consistent with our intention to qualify as a REIT.

Our target asset guidelines and strategy may be changed from time to time by our board of directors without the approval of our stockholders. To the extent that our board of directors approves changes to these guidelines that constitute material information to our stockholders, our stockholders will be informed of such changes through disclosure in our periodic reports and other filings under the Securities Exchange Act of 1934, as amended (or the Exchange Act).

Investment Committee

Our manager will form an investment committee initially comprised of our Chief Investment Officer, who will serve as chairman of the investment committee, our Chief Executive Officer and a senior investment professional from each of Greenfield and Rialto. The investment committee expects to establish parameters for our asset acquisitions within which AllianceBernstein may execute transactions on our behalf. The specific parameters have not yet been established. They will be established by the investment committee based upon market conditions prevailing from time to time, the general availability of assets within our targeted asset classes from time to time, the size of our portfolio of assets, the availability of financing for particular types of assets and other factors.

Specifically, with respect to purchases of securities, the investment committee expects to identify parameters for expected loss percentage, including a tolerance for variances. If an asset to be purchased by AllianceBernstein has an expected loss percentage, as forecast separately by each of AllianceBernstein and Clayton (which will provide input support to AllianceBernstein’s processes in the case of RMBS only), at the time of acquisition, which exceeds the parameters established by the investment committee, AllianceBernstein must present the security to the investment committee before the security is purchased and any member of the investment committee may veto the purchase. The investment committee also intends to establish sizing parameters and if a potential acquisition identified by AllianceBernstein requires a capital commitment equal to or in excess of these parameters, it must present the acquisition to the investment committee. Any purchase of securities that is within the parameters established by the investment committee may be made by AllianceBernstein upon the sole approval of the chairman of the investment committee.

With respect to purchase of commercial and residential loans and other non-securities purchases, the investment committee expects to establish sizing parameters and any member of the investment committee may veto an acquisition if it exceeds those parameters.

We may also acquire interests in other Legacy Securities PPIFs for which AllianceBernstein and/or one of the sub-advisors acts as an investment manager. Any equity purchase we make in any PPIF managed by AllianceBernstein and/or one of the sub-advisors will be approved by our board of directors, including a majority of our independent directors.

Recommendations for interim sales of investments may be made by any member of the investment committee, subject to the subsequent approval of the chairman of the investment committee. The investment committee will also be responsible for defining the servicing criteria to be utilized by servicing providers with respect to foreclosures on collateral underlying our portfolio assets.

The investment committee expects to meet on a monthly basis. The investment committee will review and supervise our program and compliance with our investment policies and procedures and regularly monitor our portfolio of assets to determine if any adjustments are warranted and, if so, to provide a recommendation accordingly. It is expected that individuals on the investment committee will also interact informally on a frequent basis. The initial members of the investment committee will be: Jeffrey Phlegar, who will serve as chairman of the investment committee, Jonathan Sobel, Eugene A. Gorab and Jeffrey P. Krasnoff. For biographical information on Messrs. Phlegar and Sobel, see “Management — Our Directors, Director Nominees and Executive Officers — Directors and Director Nominees” and “— Executive Officers.” Biographical information on Messrs. Gorab and Krasnoff is set forth below.

Eugene A. Gorab.  Eugene A. Gorab founded Greenfield Partners in March 1997, and currently serves as its President and Chief Executive Officer. He is responsible for managing the overall strategic direction of the firm, including capital formation, investments and asset management. During the past 13 years, he has completed over 150 separate investments with an aggregate value in excess of $7 billion. Prior to founding Greenfield Partners, Mr. Gorab was a founding partner and managing director of Starwood Capital Group, LLC. He headed Starwood’s development and land groups, was a senior member of the investment committee and had oversight responsibility for Starwood Asset Management, LLC and Starwood Aviation Group. In addition, he was a trustee of Starwood Financial Trust, the predecessor entity to iStar Financial, Inc. (NYSE:SFI). Mr. Gorab will also be a member of AllianceBernstein’s investment committee for the AB PPIF.

Jeffrey P. Krasnoff.  Jeffrey P. Krasnoff is the Chief Executive Officer of Rialto. He has over 30 years of experience in residential and commercial real estate investment, finance, development, and management. Mr. Krasnoff has been involved in the evaluation or oversight of over $250 billion of real estate assets globally. Mr. Krasnoff is the co-founder of what became LNR Property Corporation and served as LNR’s Chief Executive Officer from 2002 until 2007. Mr. Krasnoff helped lead LNR, as its president through its initial public offering in 1997 and was instrumental in taking the company private in a merger with affiliates of Cerberus Capital Management, L.P. in early 2005. He joined Lennar Corporation, one of the nation’s leading homebuilders, in 1986. From 1990 until LNR was spun off from Lennar, Mr. Krasnoff was responsible for the growth of Lennar’s commercial real estate and land joint-venture businesses, as well as the formation of LNR Partners and its loan-workout and special-servicing operations. Mr. Krasnoff will also be a member of the investment committee for the AB PPIF.

Asset Acquisition Process

We expect our acquisition process will benefit from the resources and professionals of our manager and AllianceBernstein. Acquisitions of assets will be overseen by the investment committee. The investment committee will oversee our asset acquisition and financing strategies as well as compliance with our target asset guidelines and expects to meet on a monthly basis to discuss our strategies. AllianceBernstein will execute asset purchases.

Other than through our ownership interest in the AB PPIF and any other PPIF in which we may acquire an interest, we expect that AllianceBernstein will be the primary source for identifying potential assets we may acquire, particularly with respect to MBS, and the sub-advisors may also identify co-investment opportunities, particularly in whole loans and loan portfolios.

Our acquisition process will include sourcing and screening of opportunities, assessing asset suitability, conducting credit and prepayment analysis, analyzing collateral performance, including deriving projected loss and default assumptions on the underlying collateral, and evaluating cash flow. AllianceBernstein and, with respect to RMBS, Clayton will perform cash flow modeling for valuation purposes utilizing both vendor and in-house credit default models and will perform cash flow stress testing to determine whether there is sufficient remaining structural credit enhancement to allow for the return of principal under various scenarios. AllianceBernstein, with the assistance of its sub-advisors, will also conduct due diligence to validate the specific cash flow projections, which may include contacting a variety of parties involved in the security such as investment bankers and traders, MBS and equity research analysts, rating agency analysts, servicers, competitors of the issuer or servicer, stand-by servicers, trustees and other investors and attorneys. In addition, our manager, through AllianceBernstein, will conduct a legal review of the security documentation to understand the priority of cash flow payments in the relevant structure. Upon identification of an acquisition opportunity, the asset will be screened and monitored by our manager and its affiliates to determine its impact on maintaining our REIT qualification and our exemption from registration under the 1940 Act. We will seek to make acquisitions in sectors where AllianceBernstein or one of its sub-advisors has strong core competencies and where we believe credit risk and expected performance can be reasonably quantified.

Our manager’s investment committee and AllianceBernstein will evaluate investment opportunities based on their expected risk-adjusted return relative to the returns available from other comparable assets. In addition, our manager and its affiliates will evaluate new opportunities based on their relative expected returns compared to comparable securities held in our portfolio. The investment committee and AllianceBernstein will also evaluate whether the assets being acquired are eligible for financing under programs established by the U.S. government, such as the TALF and the PPIP. The terms of any leverage available to us for use in funding an asset purchase are also taken into consideration, as are any risks posed by illiquidity or correlations with other assets in the portfolio. The investment committee and AllianceBernstein will also develop a macro outlook with respect to each target asset class by examining factors in the broader economy such as GDP, interest rates, unemployment rate and availability of credit, among other things. The will also analyze fundamental trends in the relevant target asset class sector to adjust/maintain its outlook for that particular target asset class. AllianceBernstein, with the assistance of the sub-advisors, intends to conduct extensive diligence with respect to each target asset class by, among other things, examining and monitoring the capabilities and financial wherewithal of the parties responsible for the origination, administration and servicing of relevant target assets.

Our Financing Strategy

We expect to use leverage, directly and indirectly through financing vehicles, to increase potential returns to our stockholders and to fund the acquisition of our assets. We may use both recourse and non-recourse leverage; however, in light of current market conditions, we expect that initially our leverage will consist primarily of non-recourse financing. Although we are not required to maintain any particular assets-to-equity leverage ratio, we expect under current market conditions to deploy up to two times leverage on commercial mortgage loans, up to three times leverage on residential mortgage loans, up to eight times leverage on Agency RMBS and up to seven times leverage on CMBS eligible for TALF financing. These leverage parameters are in our discretion and could change at any time. AB PPIF will have its own leverage policies that we will have no ability to control. The amount of leverage we will deploy for particular assets in our target asset classes will depend upon our manager’s assessment of a variety of factors, which may include the following: the health of the U.S. economy and residential and commercial mortgage-related markets, the collateral underlying our CMBS, non-Agency RMBS, and commercial and residential loans and Agency

RMBS; the anticipated liquidity and price volatility of our portfolio of assets; the potential for losses and extension risk on our portfolio of assets; the gap between the duration of our assets and liabilities including any hedges; the availability and cost of financing the assets; the terms of available financing alternatives, including whether financing is on a recourse or non-recourse basis; our opinion of the creditworthiness of our financing counterparties; our outlook for the level, slope and volatility of interest rates; the credit quality of the loans we acquire; and our outlook for asset spreads relative to the London Interbank Offered Rate, or LIBOR, curve.

Subject to maintaining our qualification as a REIT and our exemption from registration under the 1940 Act, we expect to use a number of sources to finance our assets. We initially expect our primary financing sources to include non-recourse financings under the TALF and other programs established by the U.S. government to finance our CMBS, non-Agency RMBS and ABS. Secondarily, we may employ to a lesser extent recourse financing through repurchase agreements, securitizations and seller financing. Over time, as market conditions change, in addition to these financings, we may use other forms of leverage provided by the U.S. government and its agencies as well as through the private sector.

Descriptions of the types of financings we expect to employ are described in more detail below.

Government Financing

To the extent that we are eligible to participate in programs established by the U.S. government such as the PPIP and the TALF, we may (directly or indirectly through financing vehicles we may form) utilize borrowings under these programs to finance our assets. See “— The Public-Private Investment Program” and “— The Term Asset-Backed Securities Loan Facility” below. There can also be no assurance that we (directly or indirectly through any financing vehicles we may form) will be eligible to participate in these programs or, if we (directly or indirectly) are eligible, that we will be able to (directly or indirectly) utilize them successfully or at all.

The Public-Private Investment Program

On March 23, 2009, the U.S. Treasury, in conjunction with the Federal Deposit Insurance Corporation, or the FDIC, and the Federal Reserve, announced the creation of the PPIP. The PPIP is intended to encourage the transfer of certain illiquid legacy real estate-related assets off of the balance sheets of financial institutions, restarting the market for these assets and supporting the flow of credit and other capital into the broader economy. The PPIP is expected to have two primary components: the Legacy Securities Program and the Legacy Loans Program. PPIFs will be established under the Legacy Loans Program to purchase troubled loans from insured depositary institutions, and PPIFs will be established under the Legacy Securities Program to purchase certain CMBS and non-Agency RMBS that were originally AAA-rated from financial institutions.

Legacy Securities PPIFs and Legacy Loan PPIFs are expected to have access to equity capital from the U.S. Treasury as well as debt financing provided or guaranteed by the U.S. government. Under the Legacy Securities Program, the U.S. Treasury has announced that it will provide an aggregate of $30 billion to Legacy Securities PPIFs in the form of equity capital and debt financing. Specifically, the U.S. Treasury will provide up to 50% of the equity capital of each Legacy Securities PPIF, with the remainder provided by private investors, and will provide senior debt up to 100% of the total equity capital of such PPIF so long as the PPIF’s private investors do not have voluntary withdrawal rights.

In addition, the U.S. Treasury will consider requests for debt financing of up to 100% of a Legacy Securities PPIF’s total equity capital, subject to restrictions on asset level leverage, withdrawal rights, disposition priorities and other factors to be developed by the U.S. Treasury. Loans made by the U.S. Treasury to any PPIF will accrue interest at an annual rate to be determined by the U.S. Treasury and will be payable in full on the date of termination of the PPIF. The U.S. Treasury will receive warrants in the PPIF, and the terms and amounts of such warrants will be determined on a case-by-case basis. The equity capital and debt financing under the Legacy Securities Program is available to Legacy Securities PPIFs managed by investment managers who have been pre-qualified as PPIF managers under the program.

AllianceBernstein, together with Greenfield and Rialto as two of its sub-advisors, has been pre-qualified by the U.S. Treasury as an initial PPIF manager under its Legacy Securities Program established under the PPIP to manage legacy securities and is one of only nine initial investment managers so pre-qualified by the U.S. Treasury. Each of these fund managers is required to raise at least $500 million of capital from private investors for a Legacy Securities PPIF within 12 weeks after July 8, 2009. We anticipate that our investment in the AB PPIF will help it meet this $500 million requirement. The U.S. Treasury will make a matching equity capital investment in the PPIFs and will provide debt financing up to 100% of the total equity capital of the PPIFs. In addition, subject to total leverage limits and covenants, the Legacy Securities PPIFs will be able to obtain private debt financing and leverage through the TALF, for TALF-eligible assets. The Legacy Securities PPIFs will have a maximum term of eight years, subject to two one-year extensions. As a pre-qualified PPIF manager, AllianceBernstein, supported by the management teams from Greenfield and Rialto, will manage a portfolio of CMBS and non-Agency RMBS to be acquired by the AB PPIF. The AB PPIF will have access to U.S. Treasury financing under the Legacy Securities Program and possible other funding sources. Subject to maintaining our qualification as a REIT and our exemption from registration under the 1940 Act, we currently expect to deploy between 30% to 40% of the net proceeds from this offering and the concurrent private placement to acquire an ownership interest in the AB PPIF. We may also acquire interests in other Legacy Securities PPIFs sponsored or managed by AllianceBernstein or the sub-advisors or their affiliates. Our equity investment in any PPIF managed by AllianceBernstein and/or one of its sub-advisors will be approved by our board of directors, including a majority of our independent directors.

AllianceBernstein has executed a term sheet with the U.S. Treasury relating to the AB PPIF. Based on this term sheet, we anticipate that the AB PPIF would, among other things:

•	be structured as a partnership for U.S. tax purposes;

•	provide for a three-year commitment period, during which capital commitments from investors could be drawn (subject to limited extensions under certain limited circumstances);

•	have a finite life, meaning that after a specified holding period the assets held by the AB PPIF would be sold and the proceeds from such sale would be distributed to investors;

•	provide for the payment of fees to AllianceBernstein, which could be higher than the fees we pay our manager under the management agreement;

•	prohibit withdrawal of capital by investors, except under limited circumstances;

•	contain transferability restrictions; and

•	limit distributions to investors while any U.S. government financing remains outstanding.

Other key details of the AB PPIF are still under negotiation. In addition, the terms described above could change prior to the completion of the definitive documentation for the AB PPIF. As a result, there can be no assurance that the final terms of the AB PPIF will be as favorable to us as those described above.

The terms of any equity investment we make in the AB PPIF, as well as other decisions we take regarding such investment, must be approved by our board of directors, including a majority of our independent directors. In addition, we expect that any investment we make will be on terms that are no less favorable to us than those made available to other third-party institutional investors.

Under the Legacy Loans Program, as announced, Legacy Loan PPIFs will be established to purchase troubled loans (including residential and commercial mortgage loans) from insured depository institutions. In the loan sales, assets will be priced through an auction process to be established under the program. For a bid to be considered in the auction process, the bid must be accompanied by a refundable cash deposit for 5% of the bid value. The Legacy Loan PPIF will be able to fund the asset purchase through the issuance of senior notes issued by the Legacy Loan PPIF. The notes will be collateralized by PPIF assets and guaranteed by the FDIC in exchange for a debt guarantee fee. Announcements describing the Legacy Loans Program have stated that the U.S. Treasury will provide up to 50% of the equity capital for each Legacy Loans PPIF, with the remainder provided by private investors, and that the FDIC will guarantee the debt issued by the Legacy Loans

PPIF up to a 6-to-1 debt-to-equity ratio. As required by the EESA, the U.S. Treasury will receive warrants in the transaction.

Legacy Loan PPIFs, through their investment manager, will control and manage their asset pools within parameters pre-established by the FDIC and the U.S. Treasury, with reporting to and oversight by the FDIC. Legacy Loan PPIFs must agree to waste, fraud and abuse protections and will be required to make certain representations, warranties and covenants regarding the conduct of their business and compliance with applicable law. They must also provide information to the FDIC in performance of its oversight role.

On June 3, 2009, the FDIC announced that the development of the Legacy Loans Program will continue, but that a previously planned pilot sale of assets by banks targeted for June 2009 would be postponed. In making the announcement, the FDIC noted that banks have been able to raise capital without having to sell assets through the Legacy Loans Program. In July 2009, the FDIC announced that it had begun the first test using the Legacy Loans Program funding mechanism through the sale of receivership assets.

We may acquire residential and commercial mortgage loans with financing under the Legacy Loans Program.

Subject to maintaining our qualification as a REIT and our exemption from registration under the 1940 Act, we currently expect to deploy between 30% to 40% of the net proceeds from this offering and the concurrent private placement to acquire an ownership interest in the AB PPIF. Our acquisition of an ownership interest in the AB PPIF and of any ownership interests we may acquire in one or more other Legacy Securities PPIFs that may be sponsored or managed by AllianceBernstein or the sub-advisors or their affiliates would have to be approved by our board of directors, including a majority of our independent directors, and we would expect to be on terms that are no less favorable to us than those made available to other third party institutional investors in such vehicle. However, to date such terms have not yet been established. In addition to our ownership interest in the AB PPIF, we will seek to gain exposure to other CMBS, RMBS, ABS and other eligible asset classes with borrowings through the Term Asset-Backed Securities Loan Facility, or TALF, as well as through securitizations and other sources of funding, in each case to the extent available to us.

The Term Asset-Backed Securities Loan Facility

In response to the severe and pervasive disruption, dislocation and illiquidity in the U.S. securitization markets, on March 3, 2009, the U.S. Treasury and Federal Reserve announced the launch of TALF. The stated objective of the TALF is to catalyze the U.S. securitization markets by providing financing to investors to support their purchases of certain AAA/Aaa rated ABS and CMBS. The creation of the TALF was initially announced on November 25, 2008 by the Federal Reserve, and its proposed terms and conditions were revised several times in anticipation of the first TALF Loan Funding Date on March 25, 2009, and have been further revised several times since that date. By opening these markets, the TALF Program is intended to assist lenders in financing receivables and, in turn, to increase funds available to meet the borrowing needs of consumers, small businesses and commercial property owners. The NY Fed has released multiple updates to TALF that have clarified certain procedural aspects of obtaining TALF loans and expanded the categories of securities eligible for financing under the TALF. Under TALF, upon satisfaction of certain terms and conditions, the NY Fed makes non-recourse loans to eligible borrowers if such loans are collateralized by eligible collateral.

Eligible collateral initially included certain U.S. dollar-denominated cash (that is, not synthetic) ABS (but not CMBS or RMBS) that have a credit rating in the highest long-term or short-term investment grade rating category from two or more eligible nationally recognized statistical rating organizations, or NRSROs, do not have a credit rating below the highest investment grade rating category from an eligible NRSRO and are not on review or watch for a downgrade, that are issued on or after January 1, 2009 (or January 1, 2008 for certain small business loans) for credit exposures that were predominantly originated relatively recently and that as measured by dollar volume are predominantly issued to U.S. domiciled obligors. The underlying credit exposures of the eligible ABS included auto loans, fleet vehicle loans, student loans, credit card loans, equipment loans, floorplan loans, small business loans fully guaranteed as to principal and interest by the SBA, or receivables related to residential mortgage servicing advances (servicing advance receivables) and, beginning with the June 2009 TALF subscription, loans to finance premiums for property and casualty insurance. Additional eligible credit categories have been added.

Any U.S. company that owns TALF-eligible ABS may borrow from the NY Fed under the TALF, provided that the company maintains an account relationship with a primary dealer and enters into a TALF-specific customer agreement with such primary dealer. We believe that certain of the ABS assets that we will acquire may be TALF-eligible collateral.

Credit extensions under the TALF will be non-recourse, unless the borrower breaches certain representations, warranties or covenants found in the relative customer agreement or master loan and security agreement, and will be exempt from margin calls related to a decrease in the underlying collateral value. The loans are pre-payable in whole or in part at the option of the borrower, subject to the satisfaction of certain conditions. Under the TALF, the NY Fed will lend to each borrower an amount equal to the lesser of the par or market value of the pledged collateral minus a haircut, which varies based on the type and expected life of the collateral, except that the loan amount for each Legacy CMBS loan will be the lesser of the dollar purchase price on the applicable trade date or the market price as of the subscription date of the CMBS loan less, in either case, the applicable haircut (from par). Unless otherwise provided in the Master Loan and Security Agreement (which a TALF borrower will have obligations under by virtue of a customer agreement it will enter into with a primary dealer), any remittance of principal on eligible collateral must be used immediately to reduce the principal amount of the loan in proportion to the loan’s haircut. However, if certain events of default, credit support depletion events or early amortization events occur with respect to the collateral, all interest and principal received from such collateral will be applied to repay the TALF loan before any amounts are distributed to the TALF borrower. In addition, other than with respect to Legacy CMBS, if the pledged collateral has a market value above par, the TALF borrower will make an additional principal payment calculated to adjust for the average reversion of market value toward par value as the collateral matures. Among other things, a TALF borrower must also agree not to exercise or refrain from exercising any voting, consent or waiver rights under any TALF collateral without the consent of the NY Fed. Further, for five-year TALF loans, the excess of collateral interest distributions over the TALF loan interest payable will be remitted to the borrower only until such excess equals 25% per annum of the haircut amount in the first three loan years, 10% in the fourth loan year, and 5% in the fifth loan year, and the remainder of such excess will be applied to TALF loan principal. For TALF loans with three-year maturities, the excess of interest distributions from the collateral over the TALF loan interest payable will be remitted to the TALF borrower only until such excess equals 30% per annum of the original haircut amount, with the remainder of such excess applied to the related TALF loan principal. The period under which TALF loans may be made by the NY Fed is expected to terminate on December 31, 2009, but may be extended.

On March 23, 2009, the U.S. Treasury announced preliminary plans to expand the TALF to include certain highly rated CMBS and non-Agency RMBS. On May 1, 2009, the Federal Reserve provided more details as to how TALF was to be expanded to include certain CMBS and explained that, beginning in June 2009, up to $100 billion in TALF loans would be available with five-year maturities which may be secured by, among other things, CMBS issued on or after January 1, 2009, and that the subscription and settlement cycle for CMBS will occur in the latter part of each month. In this publication and subsequent releases, the Federal Reserve stated that, to be eligible for TALF funding, the following conditions must be satisfied with respect to the newly issued CMBS:

•	The CMBS must be collateralized by first-priority mortgage loans or participations therein that are current in payment at the time of securitization;

•	The underlying mortgage loans must be fixed-rate loans that do not provide for interest-only payments during any part of their term;

•	The underlying mortgage loans must be secured by one or more income-generating commercial properties located in the United States or one of its territories;

•	95% or more of the dollar amount of the credit exposures underlying the CMBS must be exposures that are originated by U.S.-organized entities or institutions or U.S. branches or agencies of foreign banks;

•	The CMBS must be issued on or after January 1, 2009 and the underlying mortgage loans must have been originated on or after July 1, 2008;

•	The underwriting for the CMBS must be prepared generally on the basis of then-current in-place, stabilized and recurring net operating income and then-current property appraisals;

•	The CMBS collateralizing the TALF borrowing must have a credit rating in the highest long-term investment-grade rating category, without the benefit of third party credit support, from at least two CMBS eligible NRSROs and must not have a credit rating below the highest investment-grade rating category from any CMBS eligible NRSRO;

•	The CMBS must entitle its holders to payments of principal and interest (that is, must not be an interest-only or principal-only security);

•	The CMBS must bear interest at a pass-through rate that is fixed or based on the weighted average of the underlying fixed mortgage rates;

•	The CMBS collateralizing the TALF borrowing must not be junior to other securities with claims on the same pool of loans;

•	Control over the servicing of the underlying mortgage loans must not be held by investors in a subordinate class of the CMBS once the principal balance of that class is reduced to less than 25% of its initial principal balance as a result of both actual realized losses and “appraisal reduction amounts;” and

•	The NY Fed will retain the right to reject any CMBS as TALF loan collateral based on its risk assessment.

The Federal Reserve also described the following loan terms for CMBS collateralizing TALF loans:

•	Each TALF loan secured by CMBS will have a three-year maturity or a five-year maturity, at the election of the borrower;

•	A three-year TALF loan will bear interest at a fixed rate per annum equal to 100 basis points over the three-year LIBOR swap rate. A five-year TALF loan will bear interest at a fixed rate per annum equal to 100 basis points over the five-year LIBOR swap rate; and

•	The collateral haircut for each CMBS with an average life of five years or less will be 15%. For CMBS with average lives beyond five years, collateral haircuts will increase by one percentage point for each additional year of average life beyond five years. No CMBS may have an average life beyond ten years.

On May 19, 2009, the Federal Reserve announced that, beginning in July 2009, it would expand the classes of securities eligible for financing through TALF to include certain high quality CMBS issued prior to January 1, 2009, or Legacy CMBS, and announced additional criteria that will apply to TALF loans for Legacy CMBS. The terms of the expansion of the TALF to Legacy CMBS include the following:

•	As of the TALF loan subscription date, at least 95% of the properties securing the underlying mortgage loans, by related loan principal balance, must be located in the United States or one of its territories;

•	The CMBS collateralizing the TALF borrowing must have a credit rating in the highest long-term investment-grade rating category, without the benefit of third party credit support, from at least two CMBS eligible NRSROs, and must not have a credit rating below the highest investment grade rating category from any CMBS eligible NRSRO;

•	The CMBS must entitle its holders to payments of principal and interest (that is, must not be an interest-only or principal-only security);

•	The CMBS must bear interest at a pass-through rate that is fixed or based on the weighted average of the underlying fixed mortgage rates;

•	Upon issuance, the CMBS must not have been junior to other securities with claims on the same pool of loans;

•	Each TALF loan secured by CMBS will have a three-year maturity or five-year maturity, at the election of the borrower;

•	A three-year TALF loan will bear interest at a fixed rate per annum equal to 100 basis points over the three-year LIBOR swap rate. A five-year TALF loan is expected to bear interest at a fixed rate per annum equal to 100 basis points over the five-year LIBOR swap rate;

•	The amount of the TALF loan for each Legacy CMBS will be the lesser of the dollar purchase price on the trade date or the market price as of the loan subscription date less, in either case, the base dollar haircut (from par). The market price of any Legacy CMBS must not exceed 100%;

•	The base dollar haircut for each CMBS with an average life of five years or less will be 15%. For CMBS with average lives beyond five years, base dollar haircuts will increase by one percentage point for each additional year of average life beyond five years;

•	For a three-year TALF loan, the excess of collateral interest distributions over the TALF loan interest payable will be remitted to the borrower in each loan year until it equals 30% per annum of the haircut amount, with the remainder applied to TALF loan principal; and

•	The NY Fed will retain the right to reject any CMBS as TALF loan collateral based on its risk assessment.

We believe that the expansion of the TALF to include CMBS may provide us with the ability to gain exposure (through our ownership interests in the AB PPIF and one or more other PPIFs sponsored or managed by AllianceBernstein or the sub-advisors or their affiliates, or through financing vehicles we may form) to attractively priced non-recourse term borrowings that could be used to purchase both Legacy and new-issue CMBS that are eligible for financing through TALF. However, many Legacy CMBS have had their ratings downgraded, and at least one rating agency, S&P, has announced that further downgrades are likely in the future, as many commercial property values have declined. As a result, these downgrades may significantly reduce the quantity of Legacy CMBS that are TALF eligible.

To date, neither the NY Fed nor the U.S. Treasury has definitively stated whether or how the TALF will be expanded to include non-Agency RMBS as a class of securities eligible for TALF financing. However, on June 4, 2009, William Dudley, president of the NY Fed, indicated that the NY Fed was in the process of assessing whether or not to include non-Agency RMBS as assets eligible to be financed under the TALF and was still in the process of assessing the feasibility and potential impact of such an expansion. If and when so expanded to include non-Agency RMBS as collateral eligible for TALF financing, the TALF may provide us with attractively priced non-recourse term borrowing facilities that we can use (through financing vehicles we may form) to purchase non-Agency RMBS. However, there can be no assurance that the TALF will be expanded to include such non-Agency RMBS and, if so expanded, that we will be able to utilize it successfully or at all. The TALF is presently scheduled to run through December 31, 2009, unless the Federal Reserve agrees to extend it.

We believe that should the TALF be expanded to include non-Agency RMBS, a substantial portion of the target assets that we will seek to acquire will be eligible for TALF financing. We believe that the expansion of the TALF to include highly rated non-Agency RMBS would provide us with attractively priced non-recourse term borrowing facilities that we could use to purchase non-Agency RMBS. In addition, the expansion of the TALF to non-Agency RMBS could create a new class of buyers for non-Agency RMBS, which could increase the demand for, and the pricing of, such assets. However, there can be no assurance that the TALF will be expanded to include these asset classes and, if so expanded, that we will be able to utilize it successfully or at all or that it will have the desired effect on asset pricing.

In addition to our ownership interest in the AB PPIF, we will seek to gain exposure to other CMBS, RMBS, ABS and other asset classes eligible for TALF financing with borrowings through the TALF, as well as through securitizations and other sources of funding, in each case to the extent available to us.

Securitization

We intend to seek to enhance the returns on our mortgage loan assets through securitization which in some cases may be supported by the TALF. To the extent available, we intend to securitize the senior portion, expected to be equivalent to AAA-rated CMBS, while potentially retaining some or all the subordinate securities in our portfolio of assets. In order to catalyze the securitization market, the TALF is currently expected to provide financing to buyers of certain AAA-rated CMBS. Therefore, we expect to see interest in the credit markets for such financing at a favorable percentage of our cost basis in the relevant assets, and more importantly, at reasonable cost-of-fund levels that would generate a positive net spread and enhance returns for our investors.

Repurchase Agreements

Repurchase agreements are financings pursuant to which we will sell our target asset classes to the repurchase agreement counterparty, the buyer, for an agreed upon price with the obligation to repurchase these assets from the buyer at a future date and at a price higher than the original purchase price. The amount of financing we will receive under a repurchase agreement is limited to a specified percentage of the estimated market value of the assets we sell to the buyer. The difference between the sale price and repurchase price is the cost, or interest expense, of financing under a repurchase agreement. Under repurchase agreement financing arrangements, which are generally short-term arrangements, the buyer, or lender, could require us to provide additional cash collateral, or a margin call, to re-establish the ratio of value of the collateral to the amount of borrowing.

We plan to leverage AllianceBernstein’s and its sub-advisors’ existing relationships with financial intermediaries, including primary dealers, leading investment banks, brokerage firms, commercial banks and other repurchase agreement counterparties to execute repurchase agreements for our Agency RMBS portfolio concurrently with or shortly after the closing of this offering.

To the extent that we acquire Agency RMBS through TBAs in the future, we may enter into dollar roll transactions using TBAs in which we would sell a TBA and simultaneously purchase a similar, but not identical, TBA. Our ability to enter into dollar roll transactions with respect to TBAs may be limited by the 75% gross income test and asset test applicable to REITs. See “U.S. Federal Income Tax Considerations — Gross Income Tests” and “U.S. Federal Income Tax Considerations — Asset Tests.”

Other Potential Sources of Financing

Subject to maintaining our qualification as a REIT for U.S. federal income tax purposes, we may in the future also use other sources of financing to fund the acquisition of our target assets, including seller financing, warehouse facilities and other secured and unsecured forms of borrowing. We may also seek to raise further equity capital or issue debt securities in order to fund our future purchases of assets.

Risk Management

As part of our risk management strategy, our manager will actively manage the risks associated with holding a portfolio of our target asset classes, market risk, interest rate risk and financing risk.

Credit Risk

We believe our strategy will generally identify assets with resilient cash flows and as a result keep our credit losses and financing costs low. However, we will retain the risk of potential credit losses on all of the residential and commercial mortgage loans, as well as the loans underlying the CMBS and non-Agency RMBS we hold. We will seek to manage this risk through our pre-acquisition due diligence process and through the use of non-recourse financing, which would limit our exposure to credit losses to the specific pool of mortgages that are subject to the non-recourse financing and, subject to our maintaining our qualification as a REIT, through the use of derivative financial instruments. In addition, with respect to any particular target asset, we will, among other things, monitor relative valuation, supply and demand trends, shapes of yield curves, prepayment rates, delinquency and default rates, recovery of various sectors and vintage of collateral. AllianceBernstein has developed an array of analytical models over many years combining both proprietary and third-party data. AllianceBernstein’s approach combines quantitative forecasts with fundamental research designed to exploit inefficiencies in fixed income markets. Our manager will rely on these resources of AllianceBernstein, augmented by the services of its sub-advisors.

Market Risk Management

Risk management is an integral component of our strategy to deliver returns to our stockholders. Because we will acquire mortgage-backed securities, or MBS, losses from prepayment, interest rate volatility or other risks can meaningfully reduce or eliminate our distributions to stockholders. In addition, because we will employ financial leverage in funding our portfolio, mismatches in the maturities of our assets and liabilities can create risk in the need to continually renew or otherwise refinance our liabilities. Our net interest margins will be dependent upon a positive spread between the returns on our asset portfolio and our overall cost of funding. To minimize the risks to our portfolio, we will actively employ portfolio-wide and security-specific risk measurement and management processes in our daily operations. Our manager will rely on AllianceBernstein’s risk management tools which include software and services licensed or purchased from third parties, in addition to proprietary software and analytical methods developed by AllianceBernstein, augmented by the services of its sub-advisors. There can be no guarantee that these tools will protect us from market risks.

Interest Rate Hedging

Subject to maintaining our qualification as a REIT, we may engage in a variety of interest rate management techniques that seek on one hand to mitigate the impact of interest rate changes on the values of some of our assets and on the other hand help us achieve our risk management objective. We may utilize derivative financial instruments including, among others, puts and calls on securities or indices of securities, interest rate swaps, interest rate caps, interest rate swaptions, exchange-traded derivatives, U.S. Treasury securities and options on U.S. Treasury securities and interest rate floors to hedge all or a portion of the interest rate risk associated with the financing of our portfolio of assets. Specifically, we may seek to hedge our exposure to potential interest rate mismatches between the interest we earn on our portfolio assets and our borrowing costs caused by fluctuations in short-term interest rates. In utilizing leverage and interest rate hedges, our objectives will be to improve risk-adjusted returns and, where possible, to lock in, on a long-term basis, a favorable spread between the yield on our assets and the cost of our financing. We will rely on our manager’s (through AllianceBernstein) expertise to manage these risks on our behalf if we engage in these interest rate management techniques. We may implement part of our hedging strategy through a domestic taxable REIT subsidiary, or TRS, which will be subject to U.S. federal income tax and applicable state and local taxes.

Under the U.S. federal income tax laws applicable to REITs, we generally will be able to enter into certain transactions to hedge indebtedness that we may incur, or plan to incur, to acquire or carry real estate assets, although our total gross income from interest rate hedges that do not meet this requirement and other non-qualifying income must not exceed 25% of our gross income.

We also may engage in a variety of interest rate management techniques that seek to mitigate changes in interest rates or other potential influences on the values of our assets. The U.S. federal income tax rules applicable to REITs may require us to implement certain of these techniques through a domestic TRS that is fully subject to U.S. federal corporate income taxation. Our interest rate management techniques may include:

•	interest rate swap agreements, interest rate cap agreements and swaptions;

•	puts and calls on securities or indices of securities;

•	Eurodollar futures contracts and options on such contracts;

•	U.S. Treasury securities and options on U.S. Treasury securities; and

•	other similar transactions.

We expect to attempt to reduce interest rate risks and to minimize exposure to interest rate fluctuations through the use of match funded financing structures, when appropriate, whereby we may seek (1) to match the maturities of our debt obligations with the maturities of our assets and (2) to match the interest rates on our assets with like-kind debt (i.e., we may finance floating rate assets with floating rate debt and fixed-rate assets with fixed-rate debt), directly or through the use of interest rate swap agreements, interest rate cap agreements or other financial instruments, or through a combination of these strategies. We expect these instruments will allow us to minimize, but not eliminate, the risk that we have to refinance our liabilities before the maturities of our assets and to reduce the impact of changing interest rates on our earnings.

Policies With Respect to Certain Other Activities

If our board of directors determines that additional funding is required, we may raise such funds through additional offerings of equity or debt securities or the retention of cash flow (subject to provisions in the Internal Revenue Code concerning distribution requirements and the taxability of undistributed REIT taxable income) or a combination of these methods. In the event that our board of directors determines to raise additional equity capital, it has the authority, without stockholder approval, to issue additional common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

Given current market conditions and in light of the pre-qualification of AllianceBernstein, together with Greenfield and Rialto as two of its sub-advisors, by the U.S. Treasury as an initial PPIF manager under the U.S. Treasury’s Legacy Securities Program established under the PPIP, we intend to seek to take advantage of available borrowings, if any, under the Legacy Securities Program (through the acquisition of an equity interest in the AB PPIF or one or more Legacy Securities PPIFs that will be sponsored or managed by AllianceBernstein or the sub-advisors or their affiliates), the TALF (directly or through financing vehicles we may form) and other programs established by the U.S. government to finance CMBS, non-Agency RMBS and ABS, and to acquire portfolios of commercial and residential mortgage loans. In addition, if and to the extent available at the relevant time, we expect to use traditional forms of financing, such as repurchase agreements, warehouse facilities, seller financing and bank credit facilities (including term loans and revolving facilities). We also may utilize structured financing techniques, such as securitizations, to create attractively priced non-recourse financing at an all-in borrowing cost that is lower than that provided by traditional sources of financing and that provide long-term floating rate financing. Our target asset guidelines and our portfolio and leverage will periodically reviewed by our board of directors as part of their oversight of our manager.

As of the date of this prospectus, we do not intend to offer equity or debt securities in exchange for property. We have not in the past but may in the future repurchase or otherwise reacquire our shares.

We may, subject to gross income and asset tests necessary for REIT qualification, acquire securities of other REITs, other entities engaged in real estate activities or securities of other issuers.

We intend to engage in the purchase and sale of assets. We have not in the past but may in the future make loans to third parties in the ordinary course of business. As of the date of this prospectus, we do not intend to underwrite the securities of other issuers.

Our board of directors may change any of these policies at any time without prior notice to you or a vote of our stockholders.

Operating and Regulatory Structure

REIT Qualification

We intend to elect to qualify as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with our taxable year ending on December 31, 2009. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.

So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our REIT taxable income we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the four taxable years following the year during which we lost our REIT qualification. Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income or property.

1940 Act Exemption

We intend to conduct our operations so as not to become required to register as an investment company under the 1940 Act. Because we are a holding company that will conduct our businesses through wholly-owned or majority-owned subsidiaries, the equity securities issued by these subsidiaries that are excepted from the definition of “investment company” under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not have a combined value in excess of 40% of the value of our total assets on an unconsolidated basis, which we refer to as the 40% test. This requirement limits the types of businesses in which we may engage through our subsidiaries. For example, these restrictions will limit the ability of our subsidiaries to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain ABS and real estate companies or in assets not related to real estate.

Certain of our subsidiaries intend to rely upon the exemption from registration as an investment company under the 1940 Act pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of our subsidiaries’ portfolio must be comprised of qualifying assets and at least another 25% of each of their portfolios must be comprised of real estate-related assets under the 1940 Act (and no more than 20% comprised of non-qualifying or non-real estate related assets). Qualifying assets for this purpose include mortgage loans and other assets, such as whole-pool Agency RMBS, that the Securities and Exchange Commission, (or SEC), staff in various no-action letters has determined are the functional equivalent of mortgage loans for the purposes of the 1940 Act. As a result of the foregoing restriction, we will be limited in our ability to make certain investments.

We intend to treat as real estate-related assets non-Agency RMBS, CMBS, debt and equity securities of companies primarily engaged in real estate businesses, agency partial pool certificates and securities issued by pass-through entities of which substantially all of the assets consist of qualifying assets and/or real estate-related assets. Any Legacy Securities PPIF in which we invest, including the AB PPIF that may be formed as a subsidiary of one of our Section 3(c)(5)(C) subsidiaries, will likely rely on Section 3(c)(7) for its 1940 Act exemption. As a result, the treatment of our Section 3(c)(5)(C) subsidiary’s interest in the AB PPIF or any other Legacy Securities PPIF as a real estate-related asset or a miscellaneous asset for purposes of the subsidiary’s Section 3(c)(5)(C) analysis has not been determined. We expect to discuss with the SEC staff how such interest in the AB PPIF or any Legacy Securities PPIF should be treated for purposes of the subsidiary’s Section 3(c)(5)(C) analysis. Depending on this determination, we many need to adjust our assets and strategy in order for our subsidiary to continue to rely on Section 3(c)(5)(C) for its 1940 Act exemption. Any such adjustment is not expected to have a material adverse effect on our business or strategy. Although we intend to monitor our portfolio periodically and prior to each investment acquisition, there can be no assurance that we will be able to maintain this exemption from registration for each of these subsidiaries. If these subsidiaries are not able to maintain the exemption under Section 3(c)(5)(C), our interests in such subsidiaries would constitute an “investment security” for purposes of determining whether we pass the 40% test. It is anticipated that Legacy Securities PPIFs will not give private investors voluntary withdrawal rights, so if these subsidiaries are not able maintain the exemption under Section 3(c)(5)(C), we may have to dispose of such investments at a considerable loss in order to pass the 40% test.

We may in the future organize financing subsidiaries that will borrow under the TALF. We expect that these TALF subsidiaries will rely on Section 3(c)(7) for their 1940 Act exemption and, therefore, our interest in each of these TALF subsidiaries would constitute an “investment security” for purposes of determining whether we pass the 40% test.

To the extent that we organize subsidiaries that rely on Rule 3a-7 for an exemption from the 1940 Act, these subsidiaries will need to comply with the restrictions contained in this Rule. In general, Rule 3a-7 exempts from the 1940 Act issuers that limit their activities as follows:

•	the issuer issues securities the payment of which depends primarily on the cash flow from “eligible assets,” which include many of the types of assets that we expect to acquire in our TALF fundings and that by their terms convert into cash within a finite time period;

•	the securities sold are fixed income securities rated investment grade by at least one rating agency (fixed income securities which are unrated or rated below investment grade may be sold to institutional accredited investors and any securities may be sold to “qualified institutional buyers” and to persons involved in the organization or operation of the issuer);

•	the issuer acquires and disposes of eligible assets (1) only in accordance with the agreements pursuant to which the securities are issued, (2) so that the acquisition or disposition does not result in a downgrading of the issuer’s fixed income securities and (3) the eligible assets are not acquired or disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes; and

•	unless the issuer is issuing only commercial paper, the issuer appoints an independent trustee, takes reasonable steps to transfer to the trustee an ownership or perfected security interest in the eligible assets and meets rating agency requirements for commingling of cash flows.

In addition, in certain circumstances, compliance with Rule 3a-7 may also require, among other things, that the indenture or other instrument governing the subsidiary’s securities include additional limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur. In light of the requirements of Rule 3a-7, our ability to manage assets held in a financing subsidiary that complies with Rule 3a-7 will be limited and we may not be able to purchase or sell assets owned by that subsidiary when we would otherwise desire to do so, which could lead to losses. We expect that the aggregate value of our interests in TALF subsidiaries that seek to rely on Section 3(c)(7) or Rule 3a-7 will comprise less than 20% of our total assets on an unconsolidated basis.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The 1940 Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person or by another company which is a majority-owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

There can be no assurance that the laws and regulations governing the 1940 Act status of REITs, including the Division of Investment Management of the SEC providing more specific or different guidance regarding the treatment of assets as qualifying real estate assets or real estate-related assets, will not change in a manner that adversely affects our operations. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen. Further, although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain our exclusion as an investment company under the 1940 Act. If we fail to qualify for this exclusion in the future, we could be required to restructure our activities or the activities of our subsidiaries, including effecting sales of assets in a manner that, or at a time when, we would not otherwise choose to do so, which could negatively affect the value of our common stock, the sustainability of our business model and our ability to make distributions. The sale could occur during adverse market conditions, and we could be forced to accept a price below that which we believe is appropriate. The loss of our 1940 Act exemption would also permit our manager to terminate the management agreement, in which event the advisory agreement between AllianceBernstein and our manager and the sub-advisory agreements between AllianceBernstein and each sub-advisor would automatically terminate, which could result in a material adverse effect on our business and results of operations.

Licensing

We may be required to be licensed to purchase and sell previously originated residential mortgage loans in certain jurisdictions (including the District of Columbia) in which we will conduct our business. Our failure to obtain or maintain licenses will restrict our investment options with respect to residential mortgage loans. We may consummate this offering even if we have not yet obtained such licenses. Once we are fully licensed to purchase and sell mortgage loans in each of the states in which we become licensed, we may acquire previously originated residential loans in those states. The state of New York, which is the jurisdiction in which our principal place of business is located, does not require us to be licensed to purchase and sell residential mortgage loans, and we believe that in the jurisdictions that require us to be licensed most of such licenses are generally easily and inexpensively obtainable within a few months following application for the license.

Competition

In acquiring our portfolio of assets, we will compete with a variety of institutional investors, including AllianceBernstein, its sub-advisors and other REITs, specialty finance companies, public and private funds, commercial and investment banks, commercial finance and insurance companies and other financial institutions. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. Other REITs may raise significant amounts of capital, and may have objectives that overlap with ours, which may create additional competition for opportunities to acquire assets. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us, such as funding from the U.S. government, if we are not eligible to participate in certain programs (other than the Legacy Securities Program) established by the U.S. government. Many of the other entities seeking to participate in such programs are more established and may be more qualified, and thus we may not be selected to participate even if we are eligible. In addition, there may be substantial competition to invest in PPIFs and TALF vehicles, including from AllianceBemstein, its sub-advisors and their respective affiliates. There can be no assurance that we will be able to invest in PPIFs and TALF vehicles to the extent we desire, if at all. Many of our competitors are not subject to the operating constraints associated with REIT qualification compliance or maintenance of an exemption from the 1940 Act. As a result of the potentially competing interests of AllianceBernstein and its sub-advisors, we may not be presented with opportunities which may be appropriate for us but that are also appropriate for accounts or investment vehicles managed by AllianceBernstein or its sub-advisors. This will limit the variety of assets that we can consider, thereby increasing the risk of competition on our ability to acquire assets. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of assets and establish more relationships than us. Furthermore, competition for assets within our target asset classes may lead to the price of such assets increasing, which may further limit our ability to generate desired returns.

In the face of this competition, we expect to have access to our manager’s, AllianceBernstein’s and its sub-advisors’ professionals and their industry expertise, which may provide us with a competitive advantage and help us assess investment risks and determine appropriate pricing for certain potential assets. We expect that these relationships will enable us to compete more effectively for attractive opportunities to acquire our portfolio of assets. In addition, we believe that current market conditions may have adversely affected the financial condition of certain competitors. Thus, not having a legacy portfolio may also enable us to compete more effectively for attractive opportunities. However, we may not be able to achieve our business goals or expectations due to the competitive risks that we face. For additional information concerning these competitive risks, see “Risk Factors — Risks Related To Our Assets — We will operate in a highly competitive market for investment opportunities and competition may limit our ability to acquire desirable assets within our target asset classes and could also affect the pricing of these securities.”

Staffing

We will be managed by our manager pursuant to the management agreement between our manager and us. All of our officers are employees of, or consultants to, our manager or its owners. We will have no employees upon completion of this offering. See “Our Manager and the Management Agreement — Management Agreement.”

Legal Proceedings

Neither we nor our manager is currently subject to any legal proceedings.

MANAGEMENT

Our Directors, Director Nominees and Executive Officers

Currently, we have one director. Upon completion of the offering, our board of directors will be comprised of nine members when the director nominees identified below and to be identified are added to our board of directors. Our directors will each be elected to serve a term of one year. Our board of directors is expected to determine that each of our independent director nominees satisfy the listing standards of the NYSE for independence. Our Bylaws provide that a majority of the entire board of directors may at any time increase or decrease the number of directors. However, unless our Bylaws are amended, the number of directors may never be less than the minimum number required by the MGCL nor more than 15.

The following sets forth certain information with respect to our directors, director nominees, executive officers and other key personnel:

Name	Age	Position Held with Us

Peter Kraus	56	Chairman Nominee
Jonathan Sobel	42	Chief Executive Officer
Jeffrey S. Phlegar	43	Chief Investment Officer; Director
Independent Director Nominee
Independent Director Nominee
Independent Director Nominee
Independent Director Nominee
Independent Director Nominee
		Chief Financial Officer and Secretary

Set forth below is biographical information for our directors, current director nominees, executive officers and other key personnel.

Directors and Director Nominees

Peter Kraus.  Mr. Kraus will serve as chairman of our board of directors beginning upon completion of this offering. Mr. Kraus serves as the Chairman of the Board of the general partner of AllianceBernstein and AllianceBernstein Holding L.P., and as the chief executive officer of each of the general partner of AllianceBernstein, AllianceBernstein and AllianceBernstein Holding L.P. He was elected to these positions on December 19, 2008. Substantially all of the equity interests in AllianceBernstein that are not held (indirectly) by AXA are held by AllianceBernstein Holding L.P., a New York Stock Exchange-listed holding company (NYSE: AB). Mr. Kraus has in-depth experience in the financial markets, including investment banking, asset management and private wealth management. Most recently, he served as an executive vice president, the head of global strategy and a member of the Management Committee of Merrill Lynch & Co. Inc., from September 2008 through December 2008. Prior to joining Merrill, Mr. Kraus spent 22 years with Goldman Sachs Group Inc., where he most recently served as co-head of the Investment Management Division and a member of the Management Committee until his departure in 2008, as well as head of firm-wide strategy and chairman of the Strategy Committee. Mr. Kraus also served as co-head of the Financial Institutions Group. He was named a partner at Goldman in 1994 and managing director in 1996. Mr. Kraus was named a Director of AXA Financial, AXA Equitable, MONY Life Insurance Company (a wholly-owned subsidiary of AXA Financial) and MONY Life Insurance Company of America (a wholly-owned subsidiary of MONY) on February 12, 2009. He is also Chairman of the Investment Committee of Trinity College, Chairman of the Board of Overseers of CalArts, Co-Chair of the Friends of the Carnegie International, a member of the board of Keewaydin Camp and a member of the board of Young Audiences, Inc., a non-profit organization that works with educational systems, the arts community and private and public sectors to provide arts education to children.

Jeffrey S. Phlegar.  Mr. Phlegar serves as our initial director and our Chief Investment Officer, and will serve as the chairman of our manager’s investment committee. In addition, he will serve as

AllianceBernstein’s chief investment officer for, and the chairman of AllianceBernstein’s investment committee for, the AB PPIF. Since 2001, he has been an Executive Vice President of AllianceBernstein and a member of AllianceBernstein’s Executive Committee, a group of senior professionals responsible for managing the firm, enacting key strategic initiatives and allocating resources. He is also responsible for leading the development and management of its new specialized fixed income services. Since July 2008, he has been the Chief Investment Officer of AllianceBernstein’s special situations group. From 2004 to July 2008, Mr. Phlegar served as Co-Head of Fixed Income division overseeing the portfolio managers and research analysts responsible for all of AllianceBernstein’s fixed income assets under management across institutional, private-client and mutual fund portfolios worldwide. Prior to becoming Co-Head, he was responsible for the firm’s Core Fixed Income and Liquid Markets portfolios from 1998 to 2004. In 2004, Mr. Phlegar became a member of the Treasury Borrowing Advisory Committee. The Committee’s objective is to advise the Secretary and staff of the Treasury on the financing and management of the Federal debt. Prior to joining the firm in 1988, Mr. Phlegar was a high-grade debt portfolio manager and trader at Equitable Capital from 1988 to 1993, responsible for managing portfolios for regulated insurance entities and offshore investment trusts. He holds an undergraduate degree in business finance from Hofstra University and an MBA in money management from Adelphi University.

Executive Officers

Jonathan Sobel.  Jonathan Sobel is our Chief Executive Officer. Mr. Sobel will also be a consultant to AllianceBernstein’s special situations group. He is sole member of DTF Holdings, LLC, which provides consulting services to Gerald Ford-related entities. Prior to forming DTF Holdings in 2009, Mr. Sobel was an employee of Goldman Sachs & Co. from 1987 to 2008, and was a Partner Managing Director from 1998 to 2008. While at Goldman Sachs, Mr. Sobel spent 17 years in the firm’s mortgage business, including 6 years as the Head of the Global Mortgage Department. His responsibilities as Head of the Global Mortgage Department included oversight for all trading, capital commitment, hedging, risk management, structuring and finance for the firm’s entire residential and commercial mortgage activities, including securities, loans and derivatives. Mr. Sobel was also Global Head of Goldman Sachs’ Money Markets department, was Head of the Firm’s Global Bank Group, and spent his last 16 months at Goldman Sachs as the Chief Risk Officer for the Investment Management Division until his departure in December 2008. Mr. Sobel was a member of Goldman Sachs’ Capital Committee for 7 years and its Risk Committee for 5 years. Mr. Sobel is a Trustee of the Hospital for Special Surgery and is a member of the Board of Visitors for Columbia College. In 2004, Mr. Sobel received Columbia College’s John Jay Award for Alumni Achievement. He holds a B.A. in Economics from Columbia.

Corporate Governance — Board of Directors and Committees

Our business is managed by our manager, subject to the supervision and oversight of our board of directors. Our board of directors has established target asset guidelines described under “Business — Target Asset Guidelines” for our manager to follow in its day-to-day management of our business. Upon completion of this offering, a majority of our board of directors will be “independent,” as determined by the requirements of the NYSE and the regulations of the SEC.

Upon completion of this offering, our board of directors will form an audit committee, a compensation committee and a nominating and corporate governance committee and adopt charters for each of these committees. Each of these committees will have three directors and will be composed exclusively of independent directors, as defined by the listing standards of the NYSE. Moreover, the compensation committee will be composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (or Exchange Act), non-employee directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code, qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code.

Audit Committee

The audit committee will comprise Messrs.          ,          and          , each of whom will be an independent director and “financially literate” under the rules of the NYSE. Mr.          will chair our audit committee and serve as our audit committee financial expert, as that term is defined by the SEC.

The committee assists the board of directors in overseeing:

•	our financial reporting, auditing and internal control activities, including the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of our internal audit function and independent auditor.

The audit committee is also responsible for engaging our independent registered public accounting firm, preparing audit committee reports, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Compensation Committee

The compensation committee will comprise Messrs.          ,          and          , each of whom will be an independent director. Mr. will chair our compensation committee.

The principal functions of the compensation committee will be to:

•	review and approve on an annual basis the corporate goals and objectives relevant to Chief Executive Officer compensation, if any, evaluate our Chief Executive Officer’s performance in light of such goals and objectives and, either as a committee or together with our independent directors (as directed by the board of directors), determine and approve the remuneration of our Chief Executive Officer based on such evaluation;

•	evaluate the performance of our manager;

•	review the compensation and fees payable to our manager under the management agreement;

•	administer the issuance of any common stock issued to the personnel of our manager who provide services to us;

•	review and oversee management’s annual process, if any, for evaluating the performance of our senior officers and review and approve on an annual basis the remuneration of our senior officers;

•	oversee our equity-based remuneration plans and programs;

•	assist the board of directors and the chairman of our board of directors in overseeing the development of executive succession plans;

•	prepare compensation committee reports; and

•	determine from time to time the remuneration for our non-executive directors (including the chairman of our board of directors).

Nominating and Corporate Governance Committee

The nominating and corporate governance committee will comprise Messrs.          ,          and          , each of whom will be an independent director. Mr.          will chair our nominating and corporate governance committee.

The nominating and corporate governance committee will be responsible for providing counsel to the board of directors with respect to the organization, function and composition of the board of directors and its committees;

•	overseeing the self-evaluation of the board of directors and the board of director’s evaluation of management;

•	periodically reviewing and, if appropriate, recommending to the board of directors changes to our corporate governance policies and procedures;

•	identifying and recommending to the board of directors potential director candidates for nomination; and

•	approving and recommending to the board of directors the appointment of each of our officers.

It also will periodically prepare and submit to the board of directors for adoption the committee’s selection criteria for director nominees. It will review and make recommendations on matters involving general operation of our board of directors and our corporate governance and will annually recommend to the board of directors nominees for each committee of our board of directors. In addition, the committee will annually facilitate the assessment of the board of directors’ performance as a whole and of the individual directors and report thereon to our board of directors.

Executive and Director Compensation

Compensation of Directors

We will pay a $      annual director’s fee to each of our independent directors. In addition, we will pay an annual fee of $      to the chair of the audit committee of our board of directors and an annual fee of $      to each of the chairs of the compensation committee and the nominating and corporate governance committee of our board of directors. We will also reimburse all members of our board of directors for their travel expenses incurred in connection with their attendance at full board and committee meetings.

Our independent directors will also be eligible to receive restricted common stock, options and other stock-based awards under our 2009 equity incentive plan. In addition, each of our independent directors will receive           shares of restricted common stock upon completion of this offering, which will fully vest on          .

We will pay director’s fees only to those directors who are independent under the NYSE listing standards. We have not made any payments to our independent director nominees since our inception.

Executive Compensation

Because our management agreement provides that our manager is responsible for managing our affairs, our executive officers do not receive cash compensation from us for serving as our officers. Instead, we will pay our manager the management fees described in “Our Manager and the Management Agreement — Management Agreement — Management Fees, Expense Reimbursements and Termination Fee.”

Our manager uses the proceeds from the base management fee in part to pay compensation to its officers and personnel and to pay fees to AllianceBernstein, who in turn pays the fees of its sub-advisors and the consultant. We will not reimburse our manager or its affiliates for the salaries and other compensation of their personnel, except for personnel hired by our manager who are dedicated exclusively to us, including the compensation of our Chief Financial Officer.

Except for the initial grant of equity awards to our officers, our manager and our manager’s employees that has been approved by our board of directors and will become effective upon the completion of this offering, as well as certain equity grants that we may make in the future, our manager or AllianceBernstein compensates each of our officers. We will adopt a 2009 equity incentive plan, and grant initial awards of restricted stock units upon the closing of this offering, to provide incentive compensation to our officers, our non-employee directors, our manager’s personnel and other service providers to encourage their efforts toward our continued success, long-term growth and profitability and to attract, reward and retain key personnel. See “— 2009 Equity Incentive Plan” for detailed description of our 2009 equity incentive plan.

2009 Equity Incentive Plan

Prior to the completion of this offering, we will adopt an equity incentive plan to provide incentive compensation to attract and retain qualified directors, officers, advisors, consultants and other personnel, including our manager and affiliates and personnel of our manager and its affiliates, and any joint venture affiliates of ours. The purpose of the plan is to further align the interests of award recipients with the interests of our stockholders, in addition to any incentive fee which may be payable to our manager under the management agreement. Unless terminated earlier, our 2009 equity incentive plan will terminate in 2019, but will continue to govern unexpired awards. The 2009 equity incentive plan will be administered by a committee (which may be the compensation committee) appointed by our board of directors. Our 2009 equity incentive plan provides for grants of share options, restricted shares of common stock, phantom shares, dividend equivalent rights and other equity-based awards up to an aggregate of     % of the issued and outstanding shares of our common stock (on a fully diluted basis) at the time of the award, subject to a ceiling of      million shares available for issuance under the plan. In making awards under the plan, our board of directors or the compensation committee, as applicable, may consider the recommendations of our manager as to the personnel who should receive awards and the amounts of the awards. Prior to the completion of this offering, we have not issued any equity-based compensation.

Administration

The equity incentive plan is administered by the compensation committee appointed for such purposes. The compensation committee, as appointed by our board of directors, has the full authority (1) to administer and interpret the 2009 equity incentive plan, (2) to authorize the granting of awards, (3) to determine the eligibility of directors, officers, advisors, consultants and other personnel, including our manager and affiliates and personnel of our manager and its affiliates, and any joint venture affiliates of ours, to receive an award, (4) to determine the number of shares of common stock to be covered by each award (subject to the individual participant limitations provided in the 2009 equity incentive plan), (5) to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the 2009 equity incentive plan), (6) to prescribe the form of instruments evidencing such awards and (7) to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the 2009 equity incentive plan or the administration or interpretation thereof. In connection with this authority, the compensation committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. From and after the consummation of this offering, the compensation committee will consist solely of nonemployee directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act, a nonemployee director and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code and intend that grants be exempt from the restriction of Section 162(m), qualify as an outside director for purposes of Section 162(m) of the Internal Revenue Code, or, if no committee exists, the board of directors.

Available Shares

Our 2009 equity incentive plan provides for grants of restricted common stock and other equity-based awards up to an aggregate of     % of the issued and outstanding shares of our common stock (on a fully diluted basis and including shares to be sold to members of our senior management team and affiliates of our manager in the concurrent private placement and shares to be sold pursuant to the underwriters’ exercise of

their overallotment option) at the time of the award, subject to a ceiling of           shares available for issuance under the plan. The maximum number of shares that may underlie awards, other than options, in any one year to any eligible person, may not exceed          . In addition, subject to adjustment upon certain corporate transactions or events, options for more than           shares of common stock over the life of the 2009 equity incentive plan may not be granted. If an option or other award granted under the 2009 equity incentive plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Unless previously terminated by our board of directors, no new award may be granted under the 2009 equity incentive plan after the tenth anniversary of the date that such plan was initially approved by our board of directors. No award may be granted under our 2009 equity incentive plan to any person who, assuming exercise of all options and payment of all awards held by such person, would own or be deemed to own more than 9.8% of the outstanding shares of our common stock.

Awards Under the Plan

Share Options.  The terms of specific options, including whether options shall constitute “incentive stock options” for purposes of Section 422(b) of the Internal Revenue Code, shall be determined by the committee. The exercise price of an option shall be determined by the committee and reflected in the applicable award agreement. The exercise price with respect to incentive stock options may not be lower than 100% (110% in the case of an incentive stock option granted to a 10% stockholder, if permitted under the plan) of the fair market value of our common stock on the date of grant. Each option will be exercisable after the period or periods specified in the award agreement, which will generally not exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder, if permitted under the plan). Options will be exercisable at such times and subject to such terms as determined by the committee.

Restricted Shares of Common Stock.  A restricted share award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, as the committee may impose at the date of grant. Grants of restricted shares of common stock will be subject to vesting schedules as determined by the committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the committee may determine. A participant granted restricted shares of common stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends on the restricted shares of common stock. Although dividends may be paid on restricted shares of common stock, whether or not vested, at the same rate and on the same date as on shares of our common stock, holders of restricted shares of common stock are prohibited from selling such shares until they vest.

Phantom Shares.  Phantom shares, when issued, will reduce the number of shares available for grant under the 2009 equity incentive plan and will vest as provided in the applicable award agreement. A phantom share represents a right to receive the fair market value of a share of common stock or, if provided by the committee, the right to receive the fair market value of a share of common stock in excess of a base value established by the committee at the time of grant. Phantom shares may generally be settled in cash or by transfer of shares of common stock (as may be elected by the participant or the committee, as may be provided by the committee at grant). The committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the phantom shares installments over a period not to exceed ten years.

Dividend Equivalents.  A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of common stock) of dividends paid on shares of common stock otherwise subject to an award. The committee may provide that amounts payable with respect to dividend equivalents shall be converted into cash or additional shares of common stock. The committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

Other Share-Based Awards.  The 2009 equity incentive plan authorizes the granting of other awards based upon shares of our common stock (including the grant of securities convertible into shares of common stock and share appreciation rights), subject to terms and conditions established at the time of grant.

Change in Control

Upon a change in control (as defined in the 2009 equity incentive plan), the committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, but only if the committee determines that the adjustments do not have an adverse economic impact on the participants (as determined at the time of the adjustments).

Our board of directors may amend, alter or discontinue the 2009 equity incentive plan but cannot take any action that would impair the rights of a participant without such participant’s consent. To the extent necessary and desirable, the board of directors must obtain approval of our stockholders for any amendment that would:

•	other than through adjustment as provided in the 2009 equity incentive plan, increase the total number of shares of common stock reserved for issuance under the 2009 equity incentive plan; or

•	change the class of officers, directors, employees, consultants and advisors eligible to participate in the 2009 equity incentive plan.

The committee or our board of directors may amend the terms of any award granted under the 2009 equity incentive plan, prospectively or retroactively, but generally may not impair the rights of any participant without his or her consent.

Code of Business Conduct and Ethics

Our board of directors has established a code of business conduct and ethics that applies to our officers and directors and to our manager’s officers, directors and personnel when such individuals are acting for or on our behalf. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.

Any waiver of the code of business conduct and ethics for our executive officers or directors may be made only by our board of directors or one of our board committees and will be promptly disclosed as required by law or stock exchange regulations.

Conflicts of Interest

There are various conflicts of interest in our relationship with our manager and the owners of our manager, which could result in decisions that are not in the best interests of our stockholders. We are dependent on the manager, or its appointed advisors, for day-to-day management and we do not have any independent officers or employees. Our chief executive officer is a consultant to several entities in which Gerald J. Ford has an interest and is also a consultant to AllianceBernstein’s special situations group. The remainder of our officers are employees of AllianceBernstein. The chairman of our board of directors is the chairman of AllianceBernstein and our non-independent directors include principals from Greenfield, Rialto and Flexpoint Ford. Our management agreement with our manager and the agreements with AllianceBernstein were negotiated between related parties and their terms, including fees and other amounts payable, and may not be as favorable to us as if they had been negotiated at arm’s length with unaffiliated third parties. None of our manager, AllianceBernstein, the sub-advisors or the consultant or their respective officers and personnel is exclusively committed to us, other than our chief financial officer. Because these organizations and individuals serve other clients in addition to us, it is difficult to estimate the amount of time any of them will allocate to our business. The ability of our manager, AllianceBernstein, the sub-advisors and the consultant and their officers and personnel to engage in other business activities may reduce the time they spend managing us or providing advice under the sub-advisory or consulting agreements.

AllianceBernstein has an established special situations group to manage our assets as well as the assets of other specialized clients. As of June 30, 2009, AllianceBernstein’s special situation group managed seven existing client portfolios having aggregate assets of approximately $1.743 billion. None of these accounts are actively acquiring new assets. To the extent new accounts are added to the special situations group or existing accounts begin actively acquiring new assets, we will compete for opportunities directly with these portfolios. In addition, our manager, AllianceBernstein, the sub-advisors and the consultant may have existing clients or, in the future, new clients that compete with us directly for opportunities.

The investment personnel of the special situations group of AllianceBernstein historically have been and expect to continue to be active in managing mortgage-related and other securitized assets. In addition, the sub-advisors have actively acquired and considered acquiring, or caused entities they advise or manage to acquire, whole loans and loan portfolios. We expect AllianceBernstein and each sub-advisor to continue actively focusing on those assets and each may also broaden its focus in the future to encompass other of our target asset classes.

AllianceBernstein’s special situations group, the sub-advisors and the consultant manage or plan to manage assets for other clients, and opportunities which may be appropriate for us may also be appropriate for accounts or investment vehicles managed by AllianceBernstein’s special situations group, the sub-advisors or the consultant. As a result, we will not have an exclusive right to any such opportunity.

AllianceBernstein has developed compliance procedures to isolate the investment decision making and trade execution processes within the special situations group apart from AllianceBernstein’s other managed accounts. AllianceBernstein has internal allocation policies pursuant to which it will allocate opportunities among accounts in its special situations group for which it considers the opportunity to be appropriate in a fair and equitable manner consistent with such allocation policies. These allocation policies, which would also apply to us, also include other procedures intended to prevent any of its accounts within the special situations group from receiving favorable treatment in accessing opportunities over any other account in that group. Like the other portfolio management units within AllianceBernstein, the special situations group allocates investment opportunities among the accounts that the group oversees on a fair and equitable basis. This practice will generally result in a pro rata allocation across those accounts with similar guidelines and objectives. Investment opportunities that are sourced from within the special situations group will not be allocated to clients serviced elsewhere in the firm notwithstanding similarities in investment objectives. Likewise, investment opportunities within AllianceBernstein sourced from outside the special situations group (such as from the AllianceBernstein fixed income unit) will not be offered to us or to other clients serviced within the special situations group, notwithstanding similarity of investment objectives and guidelines.

AllianceBernstein’s allocation policies may be amended at any time without our consent. To the extent our manager’s, AllianceBernstein’s or our business evolves in such a way as to give rise to conflicts not currently addressed by AllianceBernstein’s allocation policies applicable to its special situations group, AllianceBernstein may need to refine such allocation policies to address such situation.

We expect to provide the sub-advisors with a right for each of them (and their investment funds and managed accounts, where applicable) to participate on a side-by-side basis, or co-invest, in purchases by us of certain types of assets, including mortgage loans. Each sub-advisor expects that this will enable it to treat us as a “strategic” co-investor (on a non-exclusive basis) for purposes of certain partnership or other agreements governing its applicable investment funds and managed accounts, and thereby also allow such sub-advisor to provide opportunities to us to co-invest in assets to be acquired by certain of its investment funds and managed accounts in circumstances where the asset to be acquired falls within our target asset classes and the relevant sub-advisor has determined that such investment fund(s) and managed account(s) will not provide the entire amount of equity capital required for the acquisition of such asset. However, there can be no assurances that such opportunities will emerge for our participation in such co-investments. Each sub-advisor’s co-investment policies may be amended at any time without our consent. The foregoing co-investment rights will not be provided to the consultant, and the consultant’s obligations will not include presenting to us opportunities to acquire specific assets.

In addition, to avoid any actual or perceived conflicts of interest with our manager, AllianceBernstein, either of its sub-advisors or the consultant (in the event the consultant elects to present us with opportunities), a majority of our independent directors will be required to approve the purchase by us of any security structured or issued by an entity managed by our manager, AllianceBernstein, either of its sub-advisors or the consultant, or any of their respective affiliates, or any purchase or sale of our assets by or to our manager, AllianceBernstein, either of its sub-advisors or the consultant, or any of their respective affiliates, or any entity managed by any of the foregoing.

Other than through our ownership interest in the AB PPIF and any other PPIF in which we may acquire an interest, we expect that AllianceBernstein will be the primary source for identifying potential assets we may acquire, particularly with respect to MBS, and the sub-advisors may also identify co-investment opportunities, particularly in whole loans and loan portfolios.

We do not have a policy that expressly prohibits our directors, officers, the sub-advisors, the consultant, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. However, subject to AllianceBernstein’s allocation policies applicable to its special situations group, our code of business conduct and ethics contains a conflicts of interest policy that generally prohibits our directors, officers and personnel, as well as employees of our manager who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us.

We have agreed to pay our manager a base management fee that is not tied to our performance and an incentive fee that is based entirely on our performance. The base management fee component may not sufficiently incentivize our manager to generate attractive risk-adjusted returns for us. The performance-based incentive fee component may cause our manager to place undue emphasis on the short-term maximization of net income, including through the use of leverage, to achieve higher incentive distributions. This could result in increased risk to the value of our portfolio of assets at the expense of other objectives, such as preservation of capital.

Equity interests in Clayton representing a controlling majority interest are held by an investment fund managed by Greenfield Partners, and the chief executive officer of Rialto is currently the representative of a minority equity owner on the board of managers of Clayton.

Limitation of Liability and Indemnification

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision and limits the liability of our directors and officers to the maximum extent permitted by Maryland law.

Our charter authorizes us to obligate ourselves, and our Bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer of our company or (2) any individual who, while serving as our director or officer and at our request, serves or has served another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, manager or trustee of such corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, and who is made or threatened to be made a party to the proceeding by reason of his or her service in such capacity or capacities. Our Bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer of our company who is made or threatened to be made a party to the proceeding by reason of his service in that capacity or (2) any individual who, while serving as our director or officer and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise, and who is made or threatened to be made a party to the proceeding by reason of his service in that capacity. Our charter and Bylaws also permit us to indemnify and advance expenses to any person who served any predecessor of our company in any of the capacities described above and to any employee or agent of our company or of any predecessor.

The MGCL requires us, as a Maryland corporation (unless our charter provides otherwise, which our charter does not), to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct, was adjudged liable to the corporation or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the appropriate standard of conduct was not met.

OUR MANAGER AND THE MANAGEMENT AGREEMENT

General

We will be externally managed and advised by our manager. Each of our officers is an employee of, or consultant to, our manager or one of its owners. We do not expect to have any employees. Pursuant to the terms of the management agreement, our manager is required to provide us with our management team, including a Chief Financial Officer that will be dedicated exclusively to us. Our manager will be entitled to receive a base management fee and incentive fee pursuant to the management agreement. The executive offices of our manager are located at 1345 Avenue of the Americas, New York, New York 10105, and the telephone number of our manager’s executive offices is (212) 969-1646.

Executive Officers and Key Personnel of Our Manager

The following table sets forth certain information with respect to each of the executive officers and certain other key personnel of our manager:

Executive Officer	Age	Position Held with Our Manager

Jonathan Sobel	42	Chief Executive Officer
Jeffrey Phlegar	43	Chief Investment Officer; Chairman of investment committee

See below and under “Management — Our Directors, Director Nominees and Executive Officers” for biographical information of the manager’s executive officers and certain key personnel.

Key Personnel of AllianceBernstein

In addition to Mr. Phlegar, we expect that the following officers and employees of AllianceBernstein will be involved in activities on our behalf pursuant to our manager’s agreements with AllianceBernstein.

Michael Canter.  Dr. Canter will be responsible for non-agency research and the integration of data and analysis between our manager and Clayton. He joined AllianceBernstein in 2007 as a Senior Vice President and is currently the Director of Structured Asset Research overseeing AllianceBernstein’s fundamental research on residential mortgage-backed securities, commercial mortgage-backed securities, credit card securitizations, auto loan securitizations and agency guaranteed securities. Prior to joining the firm, Dr. Canter was the President of ACE Principal Finance, a division of ACE Limited, from 2000 to 2006. At ACE, Dr. Canter managed portfolios of credit default swaps, asset-backed securities, mortgage-backed securities, cashflow CDOs, and synthetic CDOs. Previously, Dr. Canter managed similar securities at AIG. Dr. Canter earned a Ph.D. from Columbia University Graduate School of Business and a B.A. from Northwestern University.

William Sidford.  Mr. Sidford is a Senior Vice President and Portfolio Manager within the special situations group at AllianceBernstein. Mr. Sidford joined AllianceBernstein as Director of Non-Agency Mortgage Research in July 2004 as a result of the MONY-AXA integration. Later, Mr. Sidford served as a member of the CDO portfolio management team and currently is a Senior Vice President in our special situations group. Prior to joining AllianceBernstein, he was a Senior Managing Director at MONY Capital Management, Inc., a wholly-owned subsidiary of MONY Group Inc., or MONY, responsible for all investments of public and private ABS Securities and MBS at MONY, as well as, for the management of two structured finance CDOs. Mr. Sidford joined MONY in 1985 and has held many positions within the private placement area, including managing MONY’s financial institution portfolio. Prior to joining MONY, Mr. Sidford was a senior underwriter for a subsidiary of American International Group, Inc. and a lending officer at Key Bank, NA. Mr. Sidford holds an MBA from Rensselaer Polytechnic Institute and a B.A. from Hamilton College. He is a CFA Charterholder.

John J. Kelley.  Mr. Kelley is a Senior Vice President at AllianceBernstein and is the Director of Research for the recently developed all asset investment strategy, the All Asset Fund, which is AllianceBernstein’s distressed investment service. In this effort, Mr. Kelley leverages the synergies among our Value, Growth and Fixed

Income research teams. Since July 2008, Mr. Kelley has also been a portfolio manager in AllianceBernstein’s special situations group. Mr. Kelley was the Director of Global Credit research at AllianceBernstein from September 2002 to April 2008.

Management Agreement

We will enter into a management agreement with our manager effective upon the closing of this offering. Pursuant to the management agreement, our manager will implement our business strategy and perform certain services for us, subject to oversight by our board of directors. The management agreement will require, among other things, our manager to manage our business affairs in conformity with the target asset guidelines and other policies that are approved and monitored by our board of directors. Our manager will be under the supervision and direction of our board of directors.

Management Services

Our manager will be responsible for (1) the selection, purchase and sale of our portfolio investments, (2) our financing activities and (3) providing us with advisory services. Our manager will be responsible for our day-to-day operations and will perform (or will cause to be performed) such services and activities relating to our assets and operations as may be appropriate, which may include, without limitation, the following:

(i) serving as our consultant with respect to the periodic review of the target asset guidelines and other parameters for our acquisition of portfolio assets, financing activities and operations, any modification to which will be approved by a majority of our independent directors;

(ii) investigating, analyzing and selecting possible investment opportunities and acquiring, financing, retaining, selling, restructuring or disposing of investments consistent with the target asset guidelines;

(iii) with respect to prospective purchases, sales or exchanges of investments, conducting negotiations on our behalf with sellers, purchasers and brokers and, if applicable, their respective agents and representatives;

(iv) advising us on, negotiating and entering into, on our behalf, repurchase agreements, resecuritizations, securitizations, warehouse facilities, seller financing, bank credit facilities (including term loans and revolving facilities), credit finance agreements, agreements relating to borrowings under programs established by the U.S. government, commercial papers, interest rate swap agreements and other hedging instruments and all other agreements and engagements required for us to conduct our business;

(v) engaging and supervising, on our behalf and at our expense, independent contractors that provide investment banking, securities brokerage, mortgage brokerage, other financial services, due diligence services, underwriting review services, legal and accounting services and all other services (including transfer agent and registrar services) as may be required relating to our operations or assets (or potential assets we may acquire);

(vi) advising us on, preparing, negotiating and entering into, on our behalf, applications and agreements relating to programs established by the U.S. government;

(vii) coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with the joint venture or co-investment partners;

(viii) providing executive and administrative personnel, office space and office services required in rendering services to us;

(ix) administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by our manager and our board of directors, including, without limitation, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

(x) communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(xi) counseling us in connection with policy decisions to be made by our board of directors;

(xii) evaluating and recommending to our board of directors any hedging strategies and engaging in such hedging activities on our behalf, consistent with such strategies as so modified from time to time, with our qualification as a REIT and with our target asset guidelines;

(xiii) counseling us regarding the maintenance of our qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Internal Revenue Code and Treasury Regulations thereunder and using commercially reasonable efforts to cause us to qualify for taxation as a REIT;

(xiv) counseling us regarding the maintenance of our exemption from the status of an investment company required to register under the 1940 Act, monitoring compliance with the requirements for maintaining such exemption and using commercially reasonable efforts to cause us to maintain such exemption from such status;

(xv) furnishing reports and statistical and economic research to us regarding our activities and services performed for us by our manager;

(xvi) assisting us in developing criteria for asset purchase commitments that are specifically tailored to our objectives and strategies and making available to us its knowledge and experience with respect to MBS, mortgage loans, real estate, real estate-related securities, other real estate-related assets and non-real estate-related assets;

(xvii) monitoring the operating performance of our portfolio assets and providing periodic reports with respect thereto to the board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

(xviii) investing and reinvesting any moneys and securities of ours (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders and partners) and advising us as to our capital structure and capital raising;

(xix) causing us to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures and systems, internal controls and other compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Internal Revenue Code applicable to REITs and, if applicable, TRSs, and to conduct quarterly compliance reviews with respect thereto;

(xx) assisting us in qualifying to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(xxi) assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act, the Securities Act or by the NYSE;

(xxii) assisting us in taking all necessary action to enable us to make required tax filings and reports, including soliciting stockholders for required information to the extent required by the provisions of the Internal Revenue Code applicable to REITs;

(xxiii) placing, or facilitating the placement of, all orders pursuant to our manager’s investment determinations for us either directly with the issuer or with a broker or dealer (including any affiliated broker or dealer);

(xxiv) handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) on our behalf in which we may be involved or to which we may be subject arising out of our day-to-day operations (other than with our manager or its affiliates), subject to such limitations or parameters as may be imposed from time to time by the board of directors;

(xxv) using commercially reasonable efforts to cause expenses incurred by us or on our behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the board of directors from time to time;

(xxvi) representing and making recommendations to us in connection with the purchase and finance of, and commitment to purchase and finance, MBS, mortgage loans (including on a portfolio basis), real estate, real estate-related securities, other real estate-related assets and non-real estate-related assets, and the sale and commitment to sell such assets;

(xxvii) advising us with respect to and structuring long-term financing vehicles for our portfolio of assets, and offering and selling securities publicly or privately in connection with any such structured financing;

(xxviii) forming the investment committee, which will propose target asset guidelines to be approved by a majority of our independent directors;

(xxix) serving as our consultant with respect to decisions regarding any of our financings, any hedging activities or borrowings undertaken by us including (1) assisting us in developing criteria for debt and equity financing that is specifically tailored to our objectives and (2) advising us with respect to obtaining appropriate financing for our portfolio assets;

(xxx) providing us with portfolio management;

(xxxi) arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business;

(xxxii) performing such other services as may be required from time to time for management and other activities relating to our assets and business as our board of directors shall reasonably request or our manager shall deem appropriate under the particular circumstances; and

(xxxiii) using commercially reasonable efforts to cause us to comply with all applicable laws.

Liability and Indemnification

Pursuant to the management agreement, our manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Under the terms of the management agreement, our manager, its officers, stockholders, members, managers, directors, personnel, any person controlling or controlled by our manager and any person providing sub-advisory services to our manager or AllianceBernstein will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except because of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the management agreement, as determined by a final non-appealable order of a court of competent jurisdiction. We have agreed to indemnify our manager, its officers, stockholders, members, managers, directors, personnel, any person controlling or controlled by our manager and any person providing sub-advisory services to our manager or AllianceBernstein with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our manager not constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement. Our manager has agreed to indemnify us, our directors and officers, agents and any persons controlling or controlled by us with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the management agreement or any claims by our manager’s personnel relating to the terms and conditions of their employment by our manager. Our manager will not be liable for trade errors that may result from ordinary negligence, such as errors in the investment decision making process (such as a transaction that was effected in violation of our target asset guidelines) or in the trade process (such as a buy order that was entered instead of a sell order, or the wrong purchase or sale of security, or a transaction in which a security was purchased or sold in an amount or at a price other than the correct amount or price). Notwithstanding the foregoing, our manager will carry errors and omissions and other customary insurance upon the completion of this offering.

Management Team

Pursuant to the terms of the management agreement, our manager is required to provide us with our management team, including a Chief Executive Officer, Chief Financial Officer and Chief Investment Officer and along with appropriate support personnel, to provide the management services to be provided by our manager to us. None of the officers or employees of our manager (other than our Chief Financial Officer) will be dedicated exclusively to us.

Our manager is required to refrain from any action that, in its sole judgment made in good faith, (1) is not in compliance with the target asset guidelines, (2) would adversely and materially affect our status as a REIT under the Internal Revenue Code or our status as an entity intended to be exempted or excluded from investment company status under the 1940 Act or (3) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over us or that would otherwise not be permitted by our charter or Bylaws. If our manager is ordered to take any action by our board of directors, our manager will promptly notify the board of directors if it is our manager’s judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or our charter or Bylaws. Our manager, its directors, members, officers, stockholders, managers, personnel, employees and any person controlling or controlled by our manager and any person providing sub-advisory services to our manager will not be liable to us, our board of directors, our stockholders, partners or members, for any act or omission by our manager, its directors, officers, stockholders or employees except as provided in the management agreement.

Term and Termination

The management agreement may be amended or modified by agreement between us and our manager. The initial term of the management agreement will end three years after the closing of this offering, with automatic one-year extension terms starting on the third anniversary of the closing of this offering, unless previously terminated, and subject to termination within 180 days prior to the end of any term by us or the manager. Unless terminated for cause, our manager will be paid a termination fee equal to three times the sum of (1) the average annual management fee and (2) the average annual incentive fee earned by our manager during the 24-month period prior to such termination, calculated as of the end of the most recently completed fiscal quarter. Our independent directors will review our manager’s performance and the base management fees and incentive fees annually and, following the initial three-year term, the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors based upon: (1) our manager’s unsatisfactory performance that is materially detrimental to us or (2) our determination that any fees payable to our manager are not fair, subject to our manager’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. Except as described in the preceding sentence, we do not have the right not to renew the management agreement.

We may also terminate the management agreement at any time, including during the initial term, with 30 days prior notice from our board of directors, without payment of a termination fee, for cause. “Cause” is defined in the management agreement as:

•	our manager’s continued material breach of any provision of the management agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

•	our manager is convicted (including a plea of nolo contendere) of a felony;

•	our manager’s fraud, misappropriation of funds or embezzlement against us;

•	our manager’s gross negligence of duties under the management agreement;

•	a material violation by our manager of securities laws or regulations promulgated thereunder, or other regulations applicable to our manager’s business, in each case to the extent such violation or its consequences have a material adverse effect on our manager’s ability to perform its obligations under its management agreement with us;

•	the occurrence of certain events with respect to the bankruptcy or insolvency of our manager, including an order for relief in an involuntary bankruptcy case or our manager authorizing or filing a voluntary bankruptcy petition; and

•	the dissolution of our manager.

Our manager may generally only assign the management agreement or any of its duties thereunder with the written approval of a majority of our independent directors. Our manager, however, may assign the management agreement or any of its duties thereunder to any of its affiliates without the approval of our independent directors if such assignment or delegation does not require our approval under the Investment Advisers Act of 1940.

Our manager may terminate the management agreement if we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee.

Our manager may also decline to renew the management agreement by providing us with 180 days written notice, in which case we would not be required to pay a termination fee. In addition, if we default in the performance of any material term of the agreement and the default continues for a period of 30 days after written notice to us, our manager may terminate the management agreement upon 60 days’ written notice. If the management agreement is terminated by our manager upon our breach, we would be required to pay our manager the termination fee described above.

We may not assign our rights or responsibilities under the management agreement without the prior written consent of our manager, except in the case of assignment to another REIT or other organization which is our successor, in which case such successor organization will be bound under the management agreement and by the terms of such assignment in the same manner as we are bound under the management agreement.

Management Fees, Expense Reimbursements and Termination Fee

We do not expect to maintain an office or directly employ personnel. Instead we rely on the facilities and resources of our manager to conduct our day-to-day operations. Expense reimbursements to our manager are made in cash on a monthly basis following the end of each month.

Management Fee

We will pay our manager a base management fee in an amount equal to     % of our stockholders’ equity per annum and calculated and payable quarterly in arrears. For purposes of calculating the base management fee, our stockholders’ equity means: (a) the sum of (1) the net proceeds from all issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus (2) our retained earnings at the end of the most recently completed calendar quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (b) any amount that we pay to repurchase our common stock since inception. It also excludes (1) any unrealized gains and losses or other items that have impacted stockholders’ equity as reported in our financial statements prepared in accordance with accounting principles generally accepted in the United States, or GAAP, and (2) one-time events pursuant to changes in GAAP and certain non-cash items not otherwise described above, in each case after discussions between our manager and our independent directors and approval by a majority of our independent directors. As a result, our stockholders’ equity, for purposes of calculating the base management fee, could be greater than or less than the amount of stockholders’ equity shown on our financial statements.

Base management fees payable in respect of our assets that are used to acquire our ownership interest in the AB PPIF will be reduced so that the sum of such fees plus our allocable share of management fees payable by the AB PPIF to its designated fund manager will not exceed     % of our stockholders’ equity per annum that is attributable to our ownership interest in the AB PPIF, calculated as described above.

Our manager will use the proceeds from its management fee in part to pay (i) compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us, and (ii) AllianceBernstein. The fees charged by each sub-advisor and the consultant will be paid by AllianceBernstein and will not constitute an expense that is separately reimbursable to our manager under the management agreement. The base management fee is payable independent of the performance of our portfolio.

The base management fee of our manager shall be calculated within 30 days after the end of each quarter and such calculation shall be promptly delivered to us. We are obligated to pay the base management fee in cash within five business days after delivery to us of the written statement of our manager setting forth the computation of the base management fee for such quarter.

In addition, as a component of our manager’s compensation, we will issue to our officers, our manager and our manager’s employees stock-based compensation under our 2009 equity incentive plan for the purpose of further aligning the interests of award recipients with the interests of our stockholders.

Incentive Fee

Our manager will be entitled to an incentive fee in an amount equal to     % of the dollar amount by which Core Earnings (as defined below), on a rolling four-quarter basis and before the incentive fee for the current quarter, exceeds the product of (1) the weighted average of the issue price per share of all of our offerings multiplied by the weighted average number of common shares outstanding in such quarter and (2)     %. For the initial three quarters following this offering, Core Earnings will be calculated from the settlement date of this offering on an annualized basis. The incentive fee is payable quarterly in arrears.

“Core Earnings” is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, any unrealized gains, losses or other non-cash items recorded in the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount of Core Earnings will also be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our manager and our independent directors and after approval by a majority of our independent directors.

Core Earnings for any quarter will be reduced to the extent that any net losses incurred in prior periods have not been offset by subsequent Core Earnings.

We do not expect that any incentive fee will be payable by the AB PPIF to its designated fund manager with respect to our ownership interest in the AB PPIF. However, if any incentive fee is payable by the AB PPIF to its designated fund manager, our manager will waive any incentive fees payable by us to our manager in respect of our ownership interest in the AB PPIF.

Our ability to achieve returns in excess of the thresholds noted above in order for our manager to earn the incentive fee described in the preceding paragraphs is dependent upon the level and volatility of interest rates, our ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within our control.

Our manager will compute the quarterly incentive fee within 30 days after the end of each fiscal quarter, and we will pay the quarterly incentive fee with respect to each fiscal quarter within five business days following the delivery to us of our manager’s written statement setting forth the computation of the incentive fee for such quarter.

Reimbursement of Expenses

We will be required to reimburse our manager for the expenses described below. We will also be required to reimburse our manager for corresponding expenses which will be reimbursed by our manager to AllianceBernstein and its service providers, including the sub-advisors and Flexpoint Ford, under the advisory, sub-advisory, consulting and administrative services agreements. Expense reimbursements to our manager are made in cash on a monthly basis following the end of each month. Our reimbursement obligation is not subject to any dollar limitation. Because AllianceBernstein’s personnel will perform certain legal, accounting and due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our manager is paid or reimbursed for AllianceBernstein’s documented cost of performing such tasks, provided that such costs and reimbursements are in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis.

We also pay all operating expenses, except those specifically required to be borne by our manager under the management agreement. The expenses required to be paid by us include, but are not limited to:

•	expenses in connection with the issuance and transaction costs incident to the acquisition, disposition and financing of our portfolio assets;

•	costs of legal, tax, accounting, third party administrators for the establishment and maintenance of the books and records, consulting, auditing, administrative and other similar services rendered for us by providers retained by our manager or, if provided by our manager’s personnel, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis;

•	the compensation and expenses of our directors and the cost of liability insurance to indemnify our directors and officers;

•	costs associated with the establishment and maintenance of any of our repurchase agreements, resecuritizations, securitizations, warehouse facilities, seller financing, bank credit facilities (including term loans and revolving facilities) or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of our securities offerings;

•	expenses in connection with the application for, and participation in, programs established by the U.S. government;

•	expenses connected with communications to holders of our securities or of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our stock on any exchange, the fees payable by us to any such exchange in connection with its listing, costs of preparing, printing and mailing our annual report to our stockholders and proxy materials with respect to any meeting of our stockholders;

•	costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors that is used for us;

•	expenses incurred by managers, officers, personnel and agents of our manager for travel on our behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of our manager in connection with the purchase, financing, refinancing, sale or other disposition of an asset or establishment and maintenance of any of our repurchase agreements, resecuritizations, securitizations, warehouse facilities, seller financing, bank credit facilities (including term loans and revolving facilities) and borrowings under programs established by the U.S. government or any of our securities offerings;

•	costs and expenses incurred with respect to market information systems and publications, research publications and materials and settlement, clearing and custodial fees and expenses;

•	compensation and expenses of our custodian and transfer agent, if any;

•	the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency;

•	all taxes and license fees;

•	all insurance costs incurred in connection with the operation of our business except for the costs attributable to the insurance that our manager elects to carry for itself and its personnel;

•	costs and expenses incurred in contracting with third parties, including affiliates of our manager, for the due diligence, pricing, servicing, surveillance and special servicing of our assets;

•	all other costs and expenses relating to our business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees;

•	expenses relating to any office(s) or office facilities, including but not limited to disaster backup recovery sites and facilities, maintained for us or our portfolio assets separate from the office or offices of our manager;

•	expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the board of directors to or on account of holders of our securities or of our subsidiaries, including, without limitation, in connection with any dividend reinvestment plan;

•	any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against us or any subsidiary, or against any trustee, director, partner, member or officer of us or of any subsidiary in his capacity as such for which we or any subsidiary is required to indemnify such trustee, director, partner, member or officer by any court or governmental agency; and

•	all other expenses actually incurred by our manager (except as described below) which are reasonably necessary for the performance by our manager of its duties and functions under the management agreement.

Expenses do not include fees paid by the manager to AllianceBernstein or by AllianceBernstein to the sub-advisors and Flexpoint Ford. We will not reimburse our manager or its affiliates for the salaries and other compensation of their personnel, except for personnel hired by our manager who are dedicated exclusively to us, including the compensation of our Chief Financial Officer.

In addition, we may be required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our manager and its affiliates required for our operations.

Termination Fee

A termination fee will be payable in the event that the management agreement is terminated without cause upon the affirmative vote of at least two-thirds of our independent directors, based upon unsatisfactory performance by our manager that is materially detrimental to us or a determination that the compensation payable to our manager under the management agreement is not fair, unless our manager agrees to compensation that at least two-thirds of our independent directors determine is fair. The termination fee will be equal to three times the sum of (1) the average annual management fee and (2) the average annual incentive fee earned by our manager during the 24-month period prior to such termination, calculated as of the end of the most recently completed fiscal quarter.

Manager Control and Ownership

Our manager, a limited liability company, is controlled by AllianceBernstein as the managing member under our manager’s limited liability company agreement, or manager agreement. Ownership of our manager is evidenced by member equity interests, or member interests, of which     % will be held by AllianceBernstein or an affiliate,     % will be held by Greenfield or an affiliate,     % will be held by Rialto or an affiliate and     % will be held by Flexpoint Fund L.P., or Flexpoint Fund, as of the date of closing of this offering.

No member interest may be sold or otherwise transferred by any member to any other person at any time without, in each case, the prior consent of the other members of the manager, except in limited circumstances specified in the manager agreement.

On any day following the fifth anniversary of the closing of this offering, Flexpoint Fund will have the right to require that our manager purchase, and our manager will have the right to require that Flexpoint Fund sell to our manager, all of the member interests held by Flexpoint Fund. In any such sale and purchase, the price to be paid by the manager shall be determined and paid as set forth in the manager agreement.

The manager agreement also provides that if the advisory agreement of AllianceBernstein with the manager is terminated by the manager for cause, or the sub-advisory agreement of Greenfield or Rialto with AllianceBernstein is terminated by AllianceBernstein for cause, or the consulting agreement of Flexpoint Ford with AllianceBernstein is terminated by AllianceBernstein for cause, then the terminated party shall be deemed to have forfeited its member interest in our manager. Any forfeited member interest shall be cancelled, except that AllianceBernstein upon the direction or with the approval of our manager, may appoint another sub-advisor and cause a re-issuance of all or any specified part of such forfeited member interest to such sub-advisor. In addition to the other conditions, no termination of a sub-advisor or the consultant by AllianceBernstein may occur except upon the instruction or with the consent of our manager.

Grants of Equity Compensation to Our Manager, Its Personnel and Its Affiliates

Under our 2009 equity incentive plan, our compensation committee (or our board of directors, if no such committee is designated by our board of directors) is authorized to approve grants of equity-based awards to our directors and officers, our manager, its employees and affiliates as well as certain other service providers. To date, our board of directors has approved an initial grant of equity awards, effective upon the completion of this offering, to our officers, our manager and our manager’s employees which, together with the shares of common stock to be granted to our independent directors, will be in an aggregate amount equal to     % of the issued and outstanding shares of our common stock after giving effect to the shares sold in this offering, including shares sold pursuant to the underwriters’ exercise of their overallotment option. See “Management — 2009 Equity Incentive Plan.”

Future equity awards may be made to our officers or directors and to our manager and its personnel and affiliates under our 2009 equity incentive plan. See “Management — 2009 Equity Incentive Plan.”

Advisory, Sub-Advisory and Other Agreements

Our manager will enter into an advisory agreement with AllianceBernstein effective upon the closing of this offering. Pursuant to this agreement, our manager will contract with AllianceBernstein to manage our portfolio and provide us related portfolio support functions. The initial term of the advisory agreement will extend for three years from the closing of this offering, with automatic one-year extension terms starting on the third anniversary of the closing of this offering, unless previously terminated, and subject to termination if and when our management agreement with our manager is terminated. The fees charged by AllianceBernstein pursuant to this advisory agreement will not constitute an expense that is separately reimbursable to our manager under the management agreement.

Each sub-advisor (directly or through a subsidiary) will enter into a sub-advisory agreement with AllianceBernstein effective upon the closing of this offering. Through each respective sub-advisory agreement, the sub-advisors will provide AllianceBernstein with personnel and resources to assist AllianceBernstein in advising our manager on the implementation and execution of our business strategy. The initial term of each of the sub-advisory agreements will extend for three years from the closing of this offering, with automatic one-year extension terms starting on the third anniversary of the closing of this offering, unless previously terminated, and subject to termination if and when our management agreement with our manager is terminated. Each of the sub-advisory agreements will automatically be extended if our management agreement with our manager is extended. The fees charged by each sub-advisor pursuant to its sub-advisory agreement will be paid by AllianceBernstein and will not constitute an expense that is separately reimbursable to our manager under the management agreement.

Flexpoint Ford will enter into a consulting agreement with AllianceBernstein effective upon the closing of this offering. Pursuant to this consulting agreement, Flexpoint Ford will assist AllianceBernstein in advising our manager in the implementation and execution of our business strategy. The initial term of this consulting agreement will extend for three years from the closing of this offering, with automatic one-year extension terms starting on the third anniversary of the closing of this offering, unless previously terminated, and subject to termination if and when our management agreement with our manager is terminated. This consulting agreement will automatically be extended if our management agreement with our manager is extended. The fees charged by Flexpoint Ford pursuant to this consulting agreement will be paid by AllianceBernstein and will not constitute an expense that is separately reimbursable to our manager under the management agreement.

We also expect to enter into an agreement with Clayton pursuant to which Clayton will provide due diligence, surveillance, credit risk management and general administrative support. We will be given access to Clayton’s proprietary database and software which will warehouse our loan performance data and enable Clayton to develop and generate reports and analysis for AllianceBernstein on a periodic basis. Clayton’s pricing service will provide our manager with pricing on CMBS and RMBS which AllianceBernstein can utilize to derive valuations for specific assets and for risk management purposes. In addition, Clayton will provide AllianceBernstein with detailed servicer evaluations and rankings which will be used to support AllianceBernstein’s own fundamental research analysis. Clayton will also conduct on-site visits at the direction of AllianceBernstein. These are services which we would otherwise retain a third party to provide and we will pay Clayton directly for its services in amounts that will be determined on a project-by-project basis in accordance with Clayton’s then-prevailing fees for such services. Equity interests in Clayton representing a controlling majority interest are held by an investment fund managed by Greenfield Partners, and the chief executive office of Rialto is currently the representative of a minority equity owner on the board of managers of Clayton.

Our manager will also enter into an administrative services agreement with AllianceBernstein, pursuant to which we will be provided with access to, among other things, AllianceBernstein’s portfolio management, asset valuation, risk management and asset management services as well as administration functions, which will provide support to our manager on legal, compliance, investor relations, information technologies and all other support functions necessary for the performance of our manager’s duties in exchange for a fee to be paid directly by us to AllianceBernstein representing AllianceBernstein’s allocable cost for these services.

We may also enter into agreements with one or both of Greenfield or Rialto (or their affiliates) relating to services to be performed by either of them that are outside the scope of responsibilities for which they are compensated under their respective sub-advisory agreements. We will pay Greenfield and Rialto (or their affiliates), as the case may be, directly for such services in amounts that will be determined on a project-by-project basis, taking into account prevailing market terms and the relevant sub-advisor’s (or its affiliate’s) own fee practices with respect to such services.

Upon any extension of the management agreement, the advisory agreement and each sub-advisory agreement and the consulting agreement will be similarly extended, and upon any termination of the management agreement, the advisory agreement and each sub-advisory agreement and the consulting agreement will be terminated. The advisory agreement of AllianceBernstein with our manager will be subject to termination by our manager, and the sub-advisory agreements of Greenfield and Rialto with AllianceBernstein will be subject to termination by AllianceBernstein upon the direction or with the consent of our manager, for (in each case) events constituting cause that are substantially similar to events constituting cause with respect to our manager under the management agreement, including: (i) continued material breach of any provision of the applicable agreement for 30 days after written notice thereof (or 45 days in certain circumstances); (ii) conviction (including a plea of nolo contendere) of a felony or commission of fraud, misappropriation of funds or embezzlement where (in any such case) such action has a material adverse effect on such party’s ability to perform the applicable agreement; (iii) commission of gross negligence in the performance of duties under the applicable agreement; (iv) a material violation by such party of securities laws or regulations promulgated thereunder, or other regulations applicable to its business, and in each case such violation has a material adverse effect on such party’s ability to perform its obligations under its agreement; (v) occurrence of certain events with respect to bankruptcy, insolvency or dissolution; or (vi) the relevant party (or its affiliate, as applicable) breaches, as a member of our manager, any material obligation on its part or other material provision of the member agreement of our manager. Upon any termination of the advisory agreement or a sub-advisory agreement, whether for cause or otherwise, AllianceBernstein or the applicable sub-advisor, as the case may be, will cease to have a representative that serves as a member of the investment committee and will be required to forfeit its member interest in our manager to our manager, whereupon such member interest shall be cancelled, except that our manager may choose to allocate such member interest to a qualified replacement advisor and AllianceBernstein, acting upon the direction or with the approval of our manager, may allocate such member interest to a qualified replacement sub-advisor. It is anticipated that any replacement advisor or sub-advisor may also appoint a senior investment professional to serve on the investment committee.

Flexpoint Ford’s consulting agreement will contain similar provisions regarding termination and mandatory sale of its member interests in our manager.

PRINCIPAL STOCKHOLDERS

Immediately prior to the completion of this offering, there will be 100 shares of common stock outstanding and one stockholder of record. At that time, we will have no other shares of capital stock outstanding. The following table sets forth certain information, prior to and after this offering, regarding the ownership of each class of our capital stock by:

•	each of our directors and director nominees;

•	each of our executive officers;

•	each holder of 5% or more of each class of our capital stock; and

•	all of our directors, director nominees and executive officers as a group.

In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as shares of restricted common stock that are currently vested or which are scheduled to vest within 60 days).

Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 1345 Avenue of the Americas, New York, New York 10105.

Percentage of Common Stock Outstanding
	Immediately Prior to this Offering		Immediately after this Offering(1)
Name and Address	Shares Owned	Percentage	Shares Owned	Percentage

AllianceBernstein L.P.	100	100%	—
Peter Kraus	—	—	—	—
Jeffrey Phlegar	—	—	—	—
Jonathan Sobel	—	—	—	—
	—	—	—	—
	—	—	—	—
	—	—	—	—
	—	—	—	—

All directors, director nominees and executive officers as a group	—	—	—	—

*	Represents less than 1% of the common shares outstanding upon the closing of this offering.

(1)	Includes shares of our common stock to be sold in the concurrent private placement and restricted common stock units which we intend to grant at the closing of this offering. Does not reflect shares of common stock reserved for issuance upon exercise of the underwriters’ overallotment option.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management, Advisory, Sub-Advisory and Other Agreements

We will enter into a management agreement with our manager, pursuant to which our manager will implement our business strategy and provide the day-to-day management of our operations, subject to oversight by our board of directors. The management agreement will require, among other things, our manager to manage our business affairs in conformity with the target asset guidelines and other policies that are approved and monitored by our board of directors.

The initial term of the management agreement will end three years after the closing of this offering, with automatic one-year extension terms starting on the third anniversary of the closing of this offering, unless previously terminated, and subject to termination within a certain period prior to the end of any term by us or the manager. Our manager is entitled to receive a termination fee from us under certain circumstances. We are also obligated to reimburse certain expenses incurred by our manager. Our manager is entitled to receive from us a base management fee and an incentive fee that is based on our performance. See “Our Manager and the Management Agreement — Management Agreement.”

Our management agreement is intended to provide us with access to our manager’s pipeline of assets and its personnel and its experience in capital markets, credit analysis, debt structuring and risk and asset management, as well as assistance with corporate operations, legal and compliance functions and governance. However, our Chief Investment Officer and our Chief Financial Officer and Secretary also serve as officers and employees of AllianceBernstein and our Chief Executive Officer is a consultant to AllianceBernstein or affiliated entities of AllianceBernstein and is also a consultant to AllianceBernstein’s special situations group. As a result, the management agreement between us and our manager was negotiated between related parties, and the terms, including fees and other payments payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. See “Management — Conflicts of Interest” and “Risk Factors — Risks Related to Our Relationship With Our Manager — There are various conflicts of interest in our relationship with our manager and its owners, which could result in decisions that are not in the best interests of our stockholders or opportunities that are not made available to us by AllianceBernstein, the sub-advisors or the consultant.”

Our manager will enter into an advisory agreement with AllianceBernstein effective upon the closing of this offering. Pursuant to this agreement, our manager will contract with AllianceBernstein to manage our portfolio and provide us related portfolio support functions. The initial term of the advisory agreement will extend for three years from the closing of this offering, with automatic one-year extension terms starting on the third anniversary of the closing of this offering, unless previously terminated, and subject to termination if and when our management agreement with our manager is terminated. The fees charged by AllianceBernstein pursuant to this advisory agreement will not constitute an expense that is separately reimbursable to our manager under the management agreement.

Each sub-advisor (directly or through a subsidiary) will enter into a sub-advisory agreement with AllianceBernstein effective upon the closing of this offering. Through each respective sub-advisory agreement, the sub-advisors will provide AllianceBernstein with personnel and resources to assist AllianceBernstein in advising our manager on the implementation and execution of our business strategy. The initial term of each of the sub-advisory agreements will extend for three years from the closing of this offering, with automatic one-year extension terms starting on the third anniversary of the closing of this offering, unless previously terminated, and subject to termination if and when our management agreement with our manager is terminated. Each of the sub-advisory agreements will automatically be extended if our management agreement with our manager is extended. The fees charged by each sub-advisor pursuant to its sub-advisory agreement will be paid by AllianceBernstein and will not constitute an expense that is separately reimbursable to our manager under the management agreement.

Flexpoint Ford will enter into a consulting agreement with AllianceBernstein effective upon the closing of this offering. Pursuant to this consulting agreement, Flexpoint Ford will assist AllianceBernstein in advising our manager in the implementation and execution of our business strategy. The initial term of this consulting agreement will extend for three years from the closing of this offering, with automatic one-year extension terms starting on the third anniversary of the closing of this offering, unless previously terminated, and subject to termination if and when our management agreement with our manager is terminated. This consulting agreement will automatically be extended if our management agreement with our manager is extended. The fees charged by Flexpoint Ford pursuant to this consulting agreement will be paid by AllianceBernstein and will not constitute an expense that is separately reimbursable to our manager under the management agreement.

We also expect to enter into an agreement with Clayton pursuant to which Clayton will provide due diligence, surveillance, credit risk management and general administrative support. We will be given access to Clayton’s proprietary database and software which will warehouse our loan performance data and enable Clayton to develop and generate reports and analysis for AllianceBernstein on a periodic basis. Clayton’s pricing service will provide our manager with pricing on CMBS and RMBS which AllianceBernstein can utilize to derive valuations for specific assets and for risk management purposes. In addition, Clayton will provide AllianceBernstein with detailed servicer evaluations and rankings which will be used to support AllianceBernstein’s own fundamental research analysis. Clayton will also conduct on-site visits at the direction of AllianceBernstein. These are services which we would otherwise retain a third party to provide and we will pay Clayton directly for its services in amounts that will be determined on a project-by-project basis in accordance with Clayton’s then-prevailing fees for such services. Equity interests in Clayton representing a controlling majority interest are held by an investment fund managed by Greenfield Partners, and the chief executive officer of Rialto is currently the representative of a minority equity owner on the board of managers of Clayton.

Our manager will also enter into an administrative services agreement with AllianceBernstein, pursuant to which we will be provided with access to, among other things, AllianceBernstein’s portfolio management, asset valuation, risk management and asset management services as well as administration functions, which will provide support to our manager on legal, compliance, investor relations, information technologies and all other support functions necessary for the performance of our manager’s duties in exchange for a fee to be paid directly by us to AllianceBernstein representing AllianceBernstein’s allocable cost for these services.

We may also enter into agreements with one or both of Greenfield or Rialto (or their affiliates) relating to services to be performed by either of them that are outside the scope of responsibilities for which they are compensated under their respective sub-advisory agreements. We will pay Greenfield and Rialto (or their affiliates), as the case may be, directly for such services amounts that will be determined on a project-by-project basis, taking into account prevailing market terms and the relevant sub-advisor’s (or its affiliate’s) own fee practices with respect to such services.

These agreements and the management agreement are intended to provide AllianceBernstein, our manager and us with access to all of the management, administrative and technology support functions to conduct our business, including credit analysis, portfolio management, back office management, portfolio administration, legal and regulatory compliance, marketing, information technology services, human resources and investor relations, as well as assistance with corporate operations, legal and compliance functions and governance. See “Our Manager and the Management Agreement — Advisory, Sub-Advisory and Other Agreements.”

Executive Officers

Mr. Sobel, our Chief Executive Officer, provides consulting services to several entities in which Gerald J. Ford has an interest. Mr. Ford is the largest investor in Flexpoint Ford, one of the owners of our manager, and related entities. Mr. Sobel will also be a consultant to AllianceBernstein’s investment committee for the AB PPIF. Through these consulting arrangements, Flexpoint Ford and AllianceBernstein will be responsible for Mr. Sobel’s compensation for his services to our manager.

Related Party Transaction Policies

To avoid any actual or perceived conflicts of interest with our manager, AllianceBernstein, either of its sub-advisors or the consultant (in the event the consultant elects to present us with opportunities), a majority of our independent directors will be required to approve the purchase by us of any security structured or issued by an entity managed by our manager, AllianceBernstein, either of its sub-advisors or the consultant, or any of their respective affiliates, or any purchase or sale of our assets by or to our manager, AllianceBernstein, either of its sub-advisors or the consultant, or any of their respective affiliates, or any entity managed by any of the foregoing. Our independent directors expect to establish in advance parameters within which our manager and its affiliates may act as our counterparty and provide broker, dealer and lending services to us in order to enable transactions to occur in an orderly and timely manner.

We also expect our board of directors to adopt a policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our Secretary any related person transaction and all material facts about the transaction. Our Secretary would then assess and promptly communicate that information to the compensation committee of our board of directors. Based on its consideration of all of the relevant facts and circumstances, this committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to this committee which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

Restricted Common Stock and Other Equity-Based Awards

Our 2009 equity incentive plan provides for grants of restricted common stock and other equity-based awards up to an aggregate of     % of the issued and outstanding shares of our common stock (on a fully diluted basis and including shares to be sold to members of our senior management team and affiliates of our manager in the concurrent private placement and shares to be sold pursuant to the underwriters’ exercise of their overallotment option) at the time of the award, subject to a ceiling of           shares available for issuance under the plan. Each independent director will receive          restricted common stock units upon completion of this offering. In addition, our board of directors has approved an initial grant of equity awards, effective upon the completion of this offering, to our officers, our manager and our manager’s employees which, together with the shares of common stock to be granted to our independent directors, will be in an aggregate amount equal to     % of the issued and outstanding shares of our common stock after giving effect to the shares sold in this offering, including shares sold pursuant to the underwriters’ exercise of their overallotment option. The shares of restricted common stock to be granted to our officers, our manager and our manager’s employees will vest in equal installments on the first business day of each fiscal quarter over a period of           years expected to begin on          , and the shares of restricted common stock to be granted to our independent directors shall fully vest on.

Purchases of Common Stock by Related Parties

Concurrently with the closing of this offering, we will sell to AllianceBernstein and the other owners of our manager, or their respective affiliates, in a separate private placement, an aggregate of           shares representing     % of our outstanding shares of common stock after giving effect to the shares of common stock sold in this offering, excluding the underwriters’ overallotment option, up to $     , at a price per share equal to the initial public offering price per share in this offering. In addition, our board of directors has approved an initial grant of equity awards, effective upon the completion of this offering, to our officers, our manager and our manager’s employees which, together with the shares of common stock to be granted to our independent directors, will be in an aggregate amount equal to     % of the issued and outstanding shares of our common stock after giving effect to the shares sold in this offering, including shares sold pursuant to the underwriters’ exercise of their overallotment option. We plan to deploy the net proceeds of this offering and the concurrent private offering in accordance with our objectives and the strategies described in this prospectus.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that limits the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct, was adjudged liable to us or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our Bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer of our company who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, manager or trustee of such corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and Bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any personnel or agent of our company or a predecessor of our company.

We expect to enter into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Registration Rights

We will enter into a registration rights agreement with regard to the common stock owned upon completion of this offering and the concurrent private placement by members of our senior management team and the owners of our manager. Pursuant to the registration rights agreement, we will grant to these parties (1) unlimited demand registration rights to have the shares purchased by them in the concurrent private placement registered for resale, and (2) in certain circumstances, the right to “piggy-back” these shares in registration statements we might file in connection with any future public offering. These registration rights will only begin to apply           after the termination of the lock-up restrictions on the shares. Notwithstanding the foregoing, any registration will be subject to cutback provisions, and we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as “blackout periods.” We also intend to grant our officers, our manager and our manager’s employees registration rights to have the restricted common stock units granted to them registered for resale.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights and preferences of our capital stock. While we believe that the following description covers the material terms of our capital stock, the description does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and our charter and our Bylaws, copies of which will be available before the closing of this offering from us upon request. We encourage you to read carefully this entire prospectus, our charter and Bylaws and the other documents we refer to for a more complete understanding of our capital stock. Copies of our charter and Bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 450,000,000 shares of common stock having a par value of $0.01 per share and up to 50,000,000 shares of preferred stock having a par value of $0.01 per share. Upon completion of this offering and the concurrent private placement,          shares of common stock will be issued and outstanding and no shares of preferred stock will be issued and outstanding. Our board of directors, with the approval of a majority of the entire board and without any action on the part of our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. Under Maryland law, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

All shares of our common stock have equal rights as to earnings, assets, dividends and voting. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of funds legally available therefor. Shares of our common stock have no preemptive, preferential, exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our charter, and generally have no appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of the determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Subject to our charter restrictions on the transfer and ownership of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.

Power to Reclassify Shares of Our Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Before issuance of shares of each class or series, the board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on the transfer and ownership of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interests. No shares of our preferred stock are presently outstanding and we have no present plans to issue any preferred stock.

Power to Issue Additional Shares of Common Stock and Preferred Stock

We believe that the power of our board of directors to amend the charter without stockholder approval to increase the total number of authorized shares of our stock or of any class or series of our stock, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, will be available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Restrictions on Ownership and Transfer

To qualify as a REIT under the Internal Revenue Code for each taxable year beginning after December 31, 2009, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, beginning after December 31, 2009, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the second half of any calendar year.

Our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own. Our charter provides that (subject to certain exceptions described below) no person may own, or be deemed to own by the attribution provisions of the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock or our outstanding capital stock.

Our charter also prohibits any person from (i) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and (ii) transferring shares of our capital stock if such transfer would result in our capital stock being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our stock which are transferred to the trust (as described below), will be required to give notice immediately to us and provide us with such other information as we may request to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem appropriate to conclude that granting the exemption will not cause us to lose our qualification as a REIT. Our board of directors may also require a ruling from the IRS or an opinion of counsel to determine or ensure our qualification as a REIT.

Any attempted transfer of our securities which, if effective, would result in our capital stock being beneficially owned by fewer than 100 persons will be void ab initio, and the proposed transferee will not acquire any rights in such securities. Any attempted transfer of our securities which, if effective, would result in a violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT will cause the number of securities causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such securities. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) before the date of the transfer. If, for any reason, the transfer to the trust is ineffective, our charter provides that the purported transfer in violation of the restrictions will be void ab initio. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any securities held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee before our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that the securities have been transferred to the trust, the trustee will sell the securities to a person designated by the trustee, whose ownership of the securities will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the securities sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the securities or, if the proposed transferee did not give value for the securities in connection with the event causing the securities to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the securities on the day of the event causing the securities to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the securities. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, before our discovery that the securities have been transferred to the trust, the securities are sold by the proposed transferee, then (i) the securities shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the securities that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, the securities held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We may reduce the amount payable to the proposed transferee, however, by the amount of any dividends or distributions paid to the proposed transferee on the securities and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the securities. Upon a sale to us, the interest of the charitable beneficiary in the securities sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

All certificates representing the securities will bear a legend referring to the restrictions described above or will state that we will furnish a full statement about certain transfer restrictions to a stockholder upon request and without charge.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) in value of all classes or series of our stock, including shares of common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock which the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request to determine the effect, if any, of the beneficial ownership on our status as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner shall upon demand be required to provide to us such information as we may request, in good faith, to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or might otherwise be in the best interests of our stockholders.

Listing

We intend to apply to have our common stock listed on the New York Stock Exchange under the symbol “FSQR.”

Transfer Agent and Registrar

The transfer agent and registrar for shares of our common stock is          .

SHARES ELIGIBLE FOR FUTURE SALE

After giving effect to this offering and the other transactions described in this prospectus, we will have shares of common stock outstanding on a fully diluted basis. Shares of our common stock are newly-issued securities for which there is no established trading market. No assurance can be given as to (1) the likelihood that an active market for shares of our common stock will develop, (2) the liquidity of any such market, (3) the ability of the stockholders to sell the shares or (4) the prices that stockholders may obtain for any of the shares. No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of shares of common stock, or the perception that such sales could occur, may affect adversely prevailing market prices of the shares of common stock. See “Risk Factors — Risks Related to Our Common Stock.”

For a description of certain restrictions on transfers of shares of our common stock held by certain of our stockholders, see “Description of Capital Stock — Restrictions on Ownership and Transfer.”

Future Shares of Common Stock

Upon completion of this offering, we will have reserved for issuance up to an aggregate of     % of the issued and outstanding shares of our common stock (on a fully diluted basis and including shares to be sold to members of our senior management team and affiliates of our manager in the concurrent private placement and shares to be sold pursuant to the underwriters’ exercise of their overallotment option) at the time of award, subject to a ceiling of          shares, for future awards under our 2009 equity incentive plan. In connection with this offering, our board of directors has approved an aggregate of          shares of our restricted common stock (or           shares if the underwriters exercise their overallotment option in full) to be granted to our officers and our independent director nominees and personnel of our manager under our 2009 equity incentive plan.

Lock-Up Agreements

Purchasers of our common shares in our concurrent private placement (including AllianceBernstein and the other owners of our manager, or their respective affiliates) have also agreed with us not to sell or otherwise dispose of the common shares that they purchase in our concurrent offering for a period of           months after the date of this prospectus. See “Underwriting.” We, and each of our executive officers, our directors and our director nominees, have agreed with the underwriters not to offer, sell or otherwise dispose of any common shares or any securities convertible into or exercisable or exchangeable for common shares or any rights to acquire common shares for a period of 180 days after the date of this prospectus, without the prior written consent of the representatives of the underwriters, subject to specific limited exceptions.

In connection with each restricted period with the underwriters, if either (1) during the last 17 days of such lockup period, we release earning results or material news or a material event relating to us occurs or (2) before the expiration of such restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of such period, then in either case the expiration of the lockup will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless the representatives of the underwriters waive, in writing, such an extension.

Rule 144

          of shares of our common stock that will be outstanding after giving effect to this offering and the transactions described in this prospectus on a fully-diluted basis will be “restricted” securities under the meaning of Rule 144 under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption provided by Rule 144.

In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of our common stock or the average weekly trading volume of our common stock during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us (which requires that we are current in our periodic reports under the Exchange Act).

CERTAIN PROVISIONS OF THE MARYLAND GENERAL
CORPORATION LAW AND OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” Certain provisions of Maryland law and in our charter and bylaws may have the effect of delaying, deferring or preventing a takeover of our company (including transactions in which stockholders might otherwise receive a premium for their shares over the then current market price).

Our Board of Directors

Our charter and bylaws provide that the number of directors of our company may be established by our board of directors but may not be less than the minimum number required by the MGCL or more than 15. Pursuant to Subtitle 8 of Title 3 of the MGCL, once we consummate this initial public offering, except as may be provided by the board of directors in setting the terms of any class or series of shares of preferred stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.

Pursuant to our charter, each of our directors is elected by our common stockholders to serve until the next annual meeting and until their successors are duly elected and qualify. Holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock entitled to vote will be able to elect all of our directors. Directors are elected by a plurality of the votes cast.

Removal of Directors

Our charter provides that, subject to the rights of one or more classes or series of preferred stockholders to elect or remove directors, a director may be removed only for cause and only by the affirmative vote of at least a majority of the votes of common stockholders entitled to be cast generally in the election of directors. For cause means, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active deliberate dishonesty. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, precludes stockholders from (1) removing incumbent directors except for cause and upon a substantial affirmative vote and (2) filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (i.e. any person who owns 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. Our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and any person, provided that such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person). Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person described above. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the supermajority vote requirements and other provisions of the statute.

If the opt-out from the business combination statute is altered or repealed or our board of directors does not otherwise approve a business combination, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of common stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, we may present the question at any stockholders meeting.

If voting rights are not approved at the stockholder meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares of stock. Consequently, the control share acquisition statute will not apply to us unless our board of directors later amends our bylaws to modify or eliminate this provision, which it may do without stockholder approval and which it may make effective prospectively or retrospectively.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions: a classified board; a two-thirds vote requirement for removing a director; a requirement that the number of directors be fixed only by vote of the directors; a requirement that a vacancy on our board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and a majority requirement for the calling of a special meeting of stockholders.

Our charter provides that, at such time as we are able to make a Subtitle 8 election (which we expect upon consummation of our initial public offering), vacancies on our board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter for the removal of any director from our board of directors which removal will be allowed only for cause, (2) vest in our board of directors the exclusive power to fix the number of directorships and (3) provide that, unless called by our chairman of our board of directors, Chief Executive Officer, President or our board of directors, a special meeting of stockholders may be called by our chief legal officer only upon written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the special meeting.

Meetings of Stockholders

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time set by our board of directors during May of each year beginning with 2010. In addition, the chairman of our board of directors, Chief Executive Officer, President or our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders will also be called by our chief legal officer upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.

Amendment to Our Charter and Bylaws

Except for amendments related to removal of directors and the restrictions on ownership and transfer of our shares of stock (each of which require the affirmative vote of the holders of not less than two-thirds of all the votes entitled to be cast on the matter), and except for those amendments permitted to be made without stockholder approval under Maryland law or our charter, our charter may be amended only if the amendment is declared advisable by our board of directors and approved by the affirmative vote of the stockholders entitled to cast not less than a majority of all of the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Extraordinary Transactions

Under Maryland law, a Maryland corporation generally cannot merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter requires the affirmative vote of the stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter in these situations. Also, our future subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

Dissolution of Our Company

The dissolution of our company must be approved by a majority of our entire board of directors and the affirmative vote of the stockholders entitled to cast not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) provided that our board of directors has determined that directors will be elected at such meeting, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt in to the classified board provision of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received unless, in either case, a court orders indemnification and then only for expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, manager, partner or trustee and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company. We expect to enter into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common stock. For purposes of this section, references to “we,” “our,” “us” or “our company” mean only Foursquare Capital Corp. and not our subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department (or the Treasury regulations), current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our company, and of its subsidiaries and other lower-tier and affiliated entities will, in each case, be in accordance with its applicable organizational documents. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

•	U.S. expatriates;

•	persons who mark-to-market our common stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies (or RICs);

•	trusts and estates;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	persons holding their interest through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in us, except to the extent discussed below in “— Taxation of Tax Exempt U.S. Stockholders”;

•	tax-exempt organizations, except to the extent discussed below in “— Taxation of Tax Exempt U.S. Stockholders”; and

•	non-U.S. stockholders (as defined below), except to the extent discussed below under “— Taxation of Non-U.S. Stockholders.”

This summary assumes that stockholders will hold our common stock as capital assets, which generally means as property held for investment.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF

COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON STOCK.

Taxation of Our Company in General

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with our taxable year ending December 31, 2009. We believe that we have been organized and we intend to operate in a manner that allows us to qualify for taxation as a REIT under the Internal Revenue Code.

The law firm of Clifford Chance US LLP has acted as our counsel in connection with this offering. We will receive an opinion of Clifford Chance US LLP to the effect that, commencing with our taxable year ending December 31, 2009, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that the opinion of Clifford Chance US LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus. Additionally, the opinion of Clifford Chance US LLP is conditioned upon factual representations and covenants made by our management and affiliated entities, regarding our organization, assets, present and future conduct of our business operations and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our qualification as a REIT. In addition, to the extent we make certain investments, such as investments in preferred equity securities of REITs, or whole-loan mortgage securitizations, the accuracy of such opinion will also depend on the accuracy of certain opinions rendered to us in connection with such transactions. While we believe that we are organized and intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Clifford Chance US LLP or us that we will so qualify for any particular year. Clifford Chance US LLP will have no obligation to advise us or the holders of shares of our common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Clifford Chance US LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which entities will not have been reviewed by Clifford Chance US LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below, under “— Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify.”

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT.

For tax years through 2010, stockholders who are individual U.S. stockholders (as defined below) are generally taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends.

With limited exceptions, however, dividends received by individual U.S. stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See “— Taxation of Taxable U.S. Stockholders.”

Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:

•	We will be taxed at regular U.S. federal corporate rates on any undistributed income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “— Prohibited Transactions” and “— Foreclosure Property” below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 35%).

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect our profitability.

•	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•	If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT in any taxable year (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “— Requirements for Qualification as a REIT.”

•	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•	If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 10-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

•	We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits or REMICs to the extent our stock is held by specified tax-exempt organizations not subject to tax on unrelated business taxable income. Similar rules will apply if we own an equity interest in a taxable mortgage pool through a qualified REIT subsidiary or subsidiary REIT. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax. For a discussion of “excess inclusion income,” see “— Effect of Subsidiary Entities — Taxable Mortgage Pools.”

•	We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s tax basis in our common stock.

•	We may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, the earnings of which could be subject to U.S. federal corporate income tax.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and foreign income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4) that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5) the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified entities);

(7) which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

(8) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. We believe that we will issue in this offering common stock with sufficient diversity of ownership to satisfy the requirements described in conditions (5) and (6) above. In addition, our charter provides restrictions regarding the ownership and transfer of our shares, which are intended, among other purposes, to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares of stock, in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partner Interests

In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Internal Revenue Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in “— Tax Aspects of Ownership of Equity Interests in Partnerships.”

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly-owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

We may make TRS elections with respect to certain domestic entities and non-U.S. entities we may form in the future. The Internal Revenue Code and the Treasury regulations promulgated thereunder provide a specific exemption from U.S. federal income tax that applies to a non-U.S. corporation that restricts its activities in the United States to trading in stock and securities (or any activity closely related thereto) for its own account whether such trading (or such other activity) is conducted by such a non-U.S. corporation or its employees through a resident broker, commission agent, custodian or other agent. Certain U.S. shareholders of such a non-U.S. corporation are required to include in their income currently their proportionate share of the earnings of such a corporation, whether or not such earnings are distributed. We may invest in certain non-U.S. corporations with which we will jointly make a TRS election which will be organized as Cayman Islands companies and will either rely on such exemption or otherwise operate in a manner so that such non-U.S. corporations will not be subject to U.S. federal income tax on their net income. Therefore, despite such contemplated entities’ status as TRSs, such entities should generally not be subject to U.S. federal corporate income tax on their earnings. However, we will likely be required to include in our income, on a current basis, the earnings of any such TRSs. This could affect our ability to comply with the REIT income tests and distribution requirement. See “— Gross Income Tests” and “— Annual Distribution Requirements.”

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below.

Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying fee or hedging income or inventory sales). If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “— Taxation of Taxable U.S. Stockholders” and “— Annual Distribution Requirements.”

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as TRSs in an effort to ensure that we will not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

Taxable Mortgage Pools

An entity, or a portion of an entity, is classified as a taxable mortgage pool under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the taxable mortgage pool, the taxable mortgage pool will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT.

If a REIT is a taxable mortgage pool, or if a REIT owns a qualified REIT subsidiary that is a taxable mortgage pool, then a portion of the REIT’s income may be treated as “excess inclusion income” and a portion of the dividends the REIT pays to its stockholders may be considered to be excess inclusion income. A stockholder’s share of excess inclusion income (a) could not be offset by any losses otherwise available to the stockholder, (b) in the case of a stockholder that is a REIT, a RIC or a common trust fund or other pass through entity, would be considered excess inclusion income of such entity, (c) would be subject to tax as unrelated business taxable income in the hands of most tax exempt stockholders, (d) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to non-U.S. stockholders, and (e) would be taxable (at the highest corporate tax rates) to the REIT, rather than its stockholders, to the extent allocable to the REIT’s stock held in record name by disqualified organizations (generally, tax exempt entities not subject to unrelated business income tax, including governmental organizations). Nominees or other broker/dealers who hold the REIT’s stock on behalf of disqualified organizations would be subject to this tax on the portion of the REIT’s excess inclusion income allocable to the REIT’s stock held on behalf of disqualified organizations. Recently issued IRS guidance indicates that a REIT’s excess inclusion income will be allocated among its stockholders in proportion of its dividends paid. The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under the current law. Tax exempt investors, RIC or REIT investors, foreign investors, and taxpayers with net operating losses should consult with their tax advisors with respect to excess inclusion income.

We intend to leverage our portfolio assets consisting of MBS, and we expect to enter into transactions that could result in us or any portion of our assets being treated as a taxable mortgage pool.

Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of REITs, interest income derived from mortgage loans secured by real property (including certain types of RMBS and CMBS), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. We intend to monitor the amount of our non-qualifying income and manage our portfolio of assets to comply with the gross income tests but we cannot assure you that we will be successful in this effort.

For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is under-secured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

We intend to acquire RMBS and CMBS that are either pass-through certificates or CMOs, as well as mortgage loans and mezzanine loans. We expect that the RMBS and CMBS will be treated either as interests in a grantor trust or as regular interests in REMICs for U.S. federal income tax purposes and that all interest income, OID and market discount from our RMBS and CMBS will be qualifying income for the 95% gross income test. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, OID and market discount on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of RMBS or CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include embedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. Among the assets we may hold are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests (described below), and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets for purposes of the REIT asset tests (described below) or the interest generated by these loans as qualifying income under the 75% gross income test (described above). To the extent we make corporate mezzanine loans, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for the 75% gross income test (described above).

We believe that substantially all of our income from our mortgage related securities generally will be qualifying income for purposes of the REIT gross income tests. However, to the extent that we own non-REMIC CMOs or other debt instruments secured by mortgage loans (rather than by real property), or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.

As described in “Business — Our Financing Strategy,” we may purchase Agency RMBS through TBAs and may recognize income or gains from the disposition of those TBAs through dollar roll transactions. There is no direct authority with respect to the qualifications of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. We will not treat these items as qualifying for purposes of the 75% gross income test unless we receive advice of our counsel that such income and gains should be treated as qualifying for purposes of the 75% gross income test. As a result, our ability to enter into TBAs could be limited. Moreover, even if we were to receive advice of counsel as described in the preceding sentence, it is possible that the IRS could assert that such income is not qualifying income. In the event that such income were determined not to be qualifying for the 75% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT if such income when added to any other non-qualifying income exceeded 25% of our gross income.

Fee Income

We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of determining whether we have satisfied the gross income tests.

Dividend Income

We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT is qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

Income inclusions from certain equity investments in a foreign TRS or other non-U.S. corporation in which we hold an equity interest are technically neither dividends nor any of the other enumerated categories of income specified in the 95% gross income test for U.S. federal income tax purposes, and there is no other clear precedent with respect to the qualification of such income. However, based on advice of counsel, we intend to treat such income inclusions, to the extent distributed by a foreign TRS or other non-U.S. corporation in which we hold an equity interest in the year accrued, as qualifying income for purposes of the 95% gross income test. Nevertheless, because this income does not meet the literal requirements of the REIT provisions, it is possible that the IRS could successfully take the position that such income is not qualifying income. We do not currently expect such income together with any other nonqualifying income that we receive for purposes of the 95% gross income test to be in excess of 5% of our annual gross income. In the event that such income, together with any other nonqualifying income for purposes of the 95% gross income test was in excess of 5% of our annual gross income and was determined not to qualify for the 95% gross income test, we would be subject to a penalty tax with respect to such income to the extent it and our other nonqualifying income exceeds 5% of our gross income and/or we could fail to qualify as a REIT. See “— Failure to Satisfy the Gross Income Tests” and “— Failure to Qualify.” In addition, if such income was determined not to qualify for the 95% gross income test, we would need to invest in sufficient qualifying assets, or sell some of our interests in any foreign TRSs or other non-U.S. corporations in which we hold an equity interest to ensure that the income recognized by us from our foreign TRSs or such other corporations does not exceed 5% of our gross income.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT but there can be no assurance we will be successful in this regard.

Rents from Real Property

We currently do not intend to acquire real property with the proceeds of this offering. However, to the extent that we own real property or interests therein, rents we receive qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and is therefore subject to different interpretations. We intend to structure any leases so that the rent payable thereunder will qualify as “rents from real property,” but there can be no assurance we will be successful in this regard.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

Phantom income

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. We expect to accrue market discount on the basis of a constant yield to maturity of a debt instrument, based generally on the assumption that all future payments on the debt instrument will be made. Accrued market discount is reported as income when, and to the extent that, any payment of principal on the debt instrument is made. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.

Some of the securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield method, and income will accrue on the debt instrument based on the assumption that all future payments due on such securities will be made. If such securities turn out not to be fully collectible, an offsetting loss deduction will only become available in a later year when uncollectiblity is provable.

In addition, to the extent that we acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, and would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes.

In addition, in the event that any debt instruments or securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Due to each of these potential timing differences between income recognition or expense deduction and the related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “— Annual Distribution Requirements.”

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, including as a result of income and gains from the disposition of TBAs, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if the failure of our company to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury regulation. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “— Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

We, at the close of each calendar quarter, must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and certain kinds of RMBS, CMBS and mortgage loans. Regular or residual interests in REMICs are generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. In the case of interests in grantor trusts, we will be treated as owning an undivided beneficial interest in the mortgage loans held by the grantor trust. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below. Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 25% of the value of our gross assets.

The 5% and 10% asset tests do not apply to stock or securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock, (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code and (3) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Internal Revenue Code, hold any securities of the corporate or partnership issuer which (A) are not straight debt or other excluded securities (prior to the application of this rule), and (B) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

We may hold certain mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 discussed above pursuant to which certain loans secured by a first priority security interest in equity interests in a pass-through entity that directly or indirectly own real property will be treated as qualifying assets for purposes of the 75% real estate asset test and therefore not be subject to the 10% vote or value test. In addition such mezzanine loans may not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make any such investments in such a manner as not to fail the asset tests described above, but there can be no assurance we will be successful in this regard.

We may hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans originated by other lenders. B Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originators of the loans are parties, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests in mortgage loans and mezzanine loans that qualify for safe harbor under Revenue Procedure 2003-65 as qualifying real estate assets for purposes of the REIT asset tests and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test discussed above. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

We expect that the assets and mortgage-related securities that we own generally will be qualifying assets for purposes of the 75% asset test. However, to the extent that we own non-REMIC CMOs or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities issued by C corporations that are not secured by mortgages on real property, those securities will not be qualifying assets for purposes of the 75% asset test. In addition, as described in “Business — Our Financing Strategy,” we may purchase Agency RMBS through TBAs. There is no direct authority with respect to the qualification of TBAs as real estate assets or Government securities for purposes of the 75% asset test and we will not treat TBAs as such unless we receive advice of our counsel that TBAs should be treated as qualifying assets for purposes of the 75% asset test. As a result, our ability to purchase TBAs could be limited. Moreover, even if we were to receive advice of counsel as described in the preceding sentence, it is possible that the IRS could assert that TBAs are not qualifying assets in which case we could be subject to a penalty tax or fail to qualify as a REIT if such assets, when combined with other non-real estate assets exceed 25% of our gross assets.

We believe that our holdings of securities and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements and intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets. We do not intend to obtain independent appraisals to support our conclusions concerning the values of our assets, and we will generally rely on representations and warranties of sellers from whom we acquire mortgage loans concerning the loan to value ratios for such mortgage loans. Moreover, values of some assets may not be susceptible to a precise determination and are subject to change in the future. Although we will be prudent in making these estimates, there can be no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the REIT asset tests and could fail to qualify as a REIT. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers (including REIT issuers) cause a violation of the REIT asset tests.

In addition, we may enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such repurchase agreement and the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a) the sum of:

•	90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and our net capital gains); and

•	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b) the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

In addition, if we were to recognize “built in gain” (as defined below) on the disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax free reorganization), we would be required to distribute at least 90% of the built in gain net of the tax we would pay on such gain. “Built in gain” is the excess of (a) the fair market value of the asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (1) the actual receipt of cash, including receipt of distributions from our subsidiaries and (2) the inclusion of items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash. For example, we may acquire debt instruments or notes whose face value may exceed its issue price as determined for U.S. federal income tax purposes (such excess, “original issue discount,” or OID), such that we will be required to include in our income a portion of the OID each year that the instrument is held before we receive any corresponding cash. Furthermore, we may acquire assets where we elect to accrue market discount or are otherwise required to defer a portion of the interest deduction for interest paid on debt incurred to acquire or carry such assets. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non cash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our common stock. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the price of our common stock. We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualifications as a REIT.

Prohibited Transactions

Net income we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so as to minimize or eliminate our exposure to prohibited transaction tax. Whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular asset in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Internal Revenue Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, we intend to elect to treat the related property as foreclosure property.

Failure to Qualify

In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT in any taxable year, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are individual U.S. stockholders (as defined below), at a maximum rate of 15% (through 2010), and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Tax Aspects of Ownership of Equity Interests in Partnerships

General

We may hold assets through entities that are classified as partnerships for U.S. federal income tax purposes, including the AB PPIF. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests, based on our capital interest in such partnership, and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships, based on our capital interest in such partnerships (other than for purposes of the 10% value test, for which the determination of our interest in partnership assets will be based on our proportionate interest in any securities issued by the partnership excluding, for these purposes, certain excluded securities as described in the Internal Revenue Code). Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations (including the assets and operations of the AB PPIF) may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification

The ownership by us of equity interests in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any subsidiary partnership were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and may preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the stock and securities, of a corporation) or the gross income tests as discussed in “— Asset Tests” and “— Gross Income Tests” above, and in turn may prevent us from qualifying as a REIT. See “— Failure to Qualify,” above, for a discussion of the effect of our failure to meet these tests for a taxable year.

In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

The partnership agreements of our subsidiary partnerships will provide for the allocation of items of operating income and loss for tax purposes. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our subsidiary partnerships’ allocations of income and loss will be intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury regulations promulgated under this section of the Internal Revenue Code. Under the Internal Revenue Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property and the adjusted tax basis of such property at the time of the contribution (a “book-tax difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect partnership capital accounts or other economic or legal arrangements among the partners. To the extent that any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements.

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates currently applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 15% (through 2010) in the case of U.S. stockholders who are individuals, and 35% in the case of U.S. stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions from us in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares of our common stock in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. stockholder’s shares of our common stock, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a) the qualified dividend income received by us during such taxable year from non-REIT C corporations (including any TRS in which we may own an interest);

(b) the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(c) the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a RIC), any TRS we may form, or a “qualified foreign corporation” and specified holding period requirements and other requirements are met.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “— Taxation of Our Company in General” and “— Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Common Stock

In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the common stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our common stock will be subject to a maximum U.S. federal income tax rate of 15% for taxable years through 2010, if our common stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if our common stock is held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to in this prospectus as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our common stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt U.S. stockholder), (2) our common stock is not otherwise used in an unrelated trade or business and (3) we do not hold an asset that gives rise to “excess inclusion income” distributions from us and income from the sale of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder. As previously noted, we expect to engage in transactions that would result in a portion of our dividend income being considered “excess inclusion income,” and accordingly, it is likely that a portion of our dividends received by a tax-exempt U.S. stockholder will be treated as UBTI.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, or us from becoming a pension-held REIT.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our stock.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders of our common stock. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our common stock that is not a U.S. stockholder (as defined above under “— Taxation of Taxable U.S. Stockholders”) or an entity that is treated as a partnership for U.S. federal income tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation. Non-U.S. stockholders should consult their own tax advisors concerning the U.S. federal estate tax consequences of ownership of our common stock.

Ordinary Dividends

The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. In the case of a taxable stock dividend with respect to which any withholding tax is imposed on a

non-U.S. stockholder, we may have to withhold or dispose of part of the shares otherwise distributable in such dividend and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed. As previously noted, we expect to engage in transactions that result in a portion of our dividends being considered excess inclusion income, and accordingly, it is likely that a portion of our dividend income will not be eligible for exemption from the 30% withholding rate or a reduced treaty rate.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions

Unless (1) our common stock constitutes a U.S. real property interest (or USRPI) or (2) either (A) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (B) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder’s adjusted tax basis in our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (or FIRPTA) at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Dividends

Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries (or USRPI capital gains), will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the United States if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the taxable year. We anticipate that our common stock will be regularly traded on an established securities market in the United States immediately following the offering. Instead any capital gain dividend will be treated as a distribution subject to the rules discussed above under “— Taxation of Non-U.S. Stockholders — Ordinary Dividends.” Also, the branch profits tax will not apply to such a distribution. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year).

Dispositions of Our Common Stock

Unless our common stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. The stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We do not expect that 50% or more of our assets will consist of interests in real property located in the United States Even if shares of our common stock otherwise would be a USRPI under the foregoing test, shares of our common stock will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition of the REIT’s shares of common stock or the period of the REIT’s existence), less than 50% in value of its outstanding shares of common stock is held directly or indirectly by non-U.S. stockholders. We believe we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, because our stock will be widely held, we cannot assure our investors that we will be a domestically controlled REIT. Even if we do not qualify as a domestically controlled REIT, a non-U.S. stockholder’s sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (1) our common stock owned is of a class that is “regularly traded,” as defined by the applicable Treasury regulation, on an established securities market, and (2) the selling non-U.S. stockholder owned, actually or constructively, 5% or less of our outstanding stock of that class at all times during a specified testing period. We anticipate that our common stock will be regularly traded on an established securities market in the United States immediately following the offering.

If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (1) if the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gain.

Backup Withholding and Information Reporting

We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

State, Local and Foreign Taxes

We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or foreign tax treatment of our company and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our company’s common stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in shares of our common stock.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit sharing, retirement or other employee benefit plan, or plan, subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the shares of common stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Internal Revenue Code, prohibit a wide range of transactions involving the assets of the plan and persons who have certain specified relationships to the plan (“parties in interest” within the meaning of ERISA, “disqualified persons” within the meaning of the Internal Revenue Code). Thus, a plan fiduciary considering an investment in the shares of common stock also should consider whether the acquisition or the continued holding of the shares of common stock might constitute or give rise to a direct or indirect prohibited transaction that is not subject to an exemption issued by the Department of Labor, or the DOL.

The DOL has issued final regulations, or the DOL Regulations, as to what constitutes assets of an employee benefit plan under ERISA. Under the DOL Regulations, if a plan acquires an equity interest in an entity, which interest is neither a “publicly offered security” nor a security issued by an investment company registered under the 1940 Act as amended, the plan’s assets would include, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The shares of common stock are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

The DOL Regulations provided that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. We expect our common stock to be “widely held” upon completion of the initial public offering.

The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” We believe that the restrictions imposed under our charter on the transfer of our common stock are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of common stock to be “freely transferable.” The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

Assuming that the common stock will be “widely held” and freely transferable,” we believe that our common stock will be publicly offered securities for purposes of the DOL Regulations and that our assets will not be deemed to be “plan assets” of any plan that invests in our common stock.

Each holder of our common stock will be deemed to have represented and agreed that its purchase and holding of such common stock (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a purchase agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Number
Underwriter	of Shares

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated

Total

At the request of the company, the underwriters have reserved for sale, at the initial public offering price, up to           of the shares offered hereby for sale to officers, employees and related persons of the company. The number of shares of common stock available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares which are not so purchased will be offered by the underwriters to the general public on the same terms as the other shares offered hereby.

Subject to the terms and conditions set forth in the purchase agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the purchase agreement if any of these shares are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the purchase agreement may be terminated.

We, our manager, AllianceBernstein and its sub-advisors have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $      per share. The underwriters may allow, and the dealers may reallow, a discount not in excess of $      per share to other dealers. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per	Without	With
	Share	Option	Option

Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

The expenses of the offering, not including the underwriting discount, are estimated at $     and are payable by us.

Overallotment Option

We have granted an option to the underwriters to purchase up to          additional shares at the public offering price, less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the purchase agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We, purchasers in the concurrent private placement, our officers and directors, our manager and each officer of our manager have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 180 days after the date of this prospectus without first obtaining the written consent of the representatives. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly

•	offer, pledge, sell or contract to sell any common stock,

•	sell any option or contract to purchase any common stock,

•	purchase any option or contract to sell any common stock,

•	grant any option, right or warrant for the sale of any common stock,

•	lend or otherwise dispose of or transfer any common stock,

•	request or demand that we file a registration statement related to the common stock, or

•	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. In the event that either (x) during the last 17 days of the lock-up period referred to above, we issue an earnings release or material news or a material event relating to the company occurs or (y) prior to the expiration of the lock-up period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the lock-up period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Additionally, purchasers in the concurrent private placement have agreed with us to a further     -month lock-up period that will expire on the date which is           after the date of this prospectus.

New York Stock Exchange Listing

We expect the shares to be approved for listing on the New York Stock Exchange under the symbol “FSQR.” In order to meet the requirements for listing on that exchange, the underwriters have undertaken to sell a minimum number of shares to a minimum number of beneficial owners as required by that exchange.

Before this offering, there has been no public market for our common stock. The initial public offering price will be determined through negotiations between us and the representatives. In addition to prevailing market conditions, the factors to be considered in determining the initial public offering price are

•	the valuation multiples of publicly traded companies that the representatives believe to be comparable to us,

•	our financial information,

•	the history of, and the prospects for, our company and the industry in which we will compete,

•	an assessment of our management and our manager,

•	the present state of our development,

•	the prospects for our future earnings,

•	the general state of the securities markets at the time of this offering, and

•	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

An active trading market for the shares may not develop. It is also possible that after the offering the shares will not trade in the public market at or above the initial public offering price.

The underwriters do not expect to sell more than 5% of the shares in the aggregate to accounts over which they exercise discretionary authority.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares in the offering. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. “Naked” short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, Merrill Lynch may facilitate Internet distribution for this offering to certain of its Internet subscription customers. Merrill Lynch may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet web site maintained by Merrill Lynch. Other than the prospectus in electronic format, the information on the Merrill Lynch web site is not part of this prospectus.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than $43,000,000 and (3) an annual net turnover of more than $50,000,000, as shown in its last annual or consolidated accounts;

(c) by the managers to fewer than 100 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of Merrill Lynch and Morgan Stanley for any such offer; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of shares shall result in a requirement for the publication by us or any Manager of a prospectus pursuant to Article 3 of the Prospectus Directive.

Any person making or intending to make any offer within the EEA of shares which are the subject of the offering contemplated in this prospectus should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriters which constitute the final offering of shares contemplated in this prospectus.

For the purposes of this provision, and the buyer’s representation below, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offers contemplated in this prospectus will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

(a) it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

(b) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of Merrill Lynch and Morgan Stanley have been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

Switzerland

This document, as well as any other material relating to the shares which are the subject of the offering contemplated by this prospectus, do not constitute an issue prospectus pursuant to Article 652a of the Swiss Code of Obligations. The shares will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to the shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange. The shares are being offered in Switzerland by way of a private placement to (i) qualified investors falling within Article 10 para. 3 a. to d. of the Federal Collective Investment Schemes Act of June 23, 2006, or CISA, and (ii) high net worth individuals and investors who have entered into a discretionary management agreement with a financial intermediary within the meaning of Article 10 para. 3 e. and f. of the CISA to whom it may be lawfully communicated, falling within Article 6 of the Ordinance on Collective Investment Schemes of 22 November 2007. The investors will be individually approached by us from time to time. This document, as well as any other material relating to the shares, is personal and confidential and do not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Dubai International Financial Centre

This document relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares which are the subject of the offering contemplated by this prospectus may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this document you should consult an authorized financial adviser.

Hong Kong

This prospectus has not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. No person may offer or sell in Hong Kong, by means of any document, any Shares other than (a) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); (b) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (c) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No person may issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Shares which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.”

The contents have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

United Kingdom

This offering memorandum is only being distributed to and is only directed at (1) persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or Order; or (2) high net worth companies, and other persons to who it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, all such person together being referred to as “relevant persons.” This offering memorandum and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this offering memorandum or any of its contents.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us, our manager or our respective affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us by Clifford Chance US LLP, New York, New York. In addition, the description of U.S. federal income tax consequences contained in the section of the prospectus entitled “U.S. Federal Income Tax Considerations” is based on the opinion of Clifford Chance US LLP. Certain legal matters relating to this offering will be passed upon for the underwriters by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

EXPERTS

The balance sheet of Foursquare Capital Corp. (a corporation in the development stage) as of June 30, 2009, included in this prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act, with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the Securities and Exchange Commission upon payment of prescribed fees. Our Securities and Exchange Commission filings, including our registration statement, are also available to you, free of charge, on the SEC’s website at www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and will file periodic reports, proxy statements and will make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder of Foursquare Capital Corp.:

In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Foursquare Capital Corp. (a development stage enterprise) (the “Company”) at June 30, 2009 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this financial statement in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
New York, NY
August 11, 2009

FOURSQUARE CAPITAL CORP.
(A Maryland Corporation in the Development Stage)

BALANCE SHEET

As of
June 30, 2009

ASSETS
Cash	$1,000

STOCKHOLDER’S EQUITY
Common stock, $0.01 par value, 1,000 shares authorized, 100 shares issued and outstanding	$1
Additional paid in capital	999

Total stockholder’s equity	$1,000

FOURSQUARE CAPITAL CORP.
(A Maryland Corporation in the Development Stage)

NOTES TO BALANCE SHEET
June 30, 2009

1.	Organization

Foursquare Capital Corp. (the “Company”) was organized in the State of Maryland on June 25, 2009. Under the Company’s charter, the Company is authorized to issue up to 1,000 shares of common stock. The Company has not commenced operations.

2.	Formation of the Company and Initial Public Offering

The Company intends to conduct an initial public offering of common stock (the “IPO”), which is anticipated to be finalized in 2009. Proceeds from the IPO are intended to be used to invest in a portfolio of residential mortgage-backed securities and commercial mortgage-backed securities, residential and commercial mortgage loans, other real-estate related securities and various other asset classes. To the extent available to the Company through special-purpose vehicles it may form, it may seek to finance its investments through such special-purpose vehicles in these asset classes with financings under the U.S. Department of the Treasury’s Public-Private Investment Program and the U.S. Federal Reserve Bank of New York’s Term Asset-Backed Securities Lending Facility, or with private financing sources.

The Company will be subject to the risks involved with real estate and real estate-related debt instruments. These include, among others, the risks normally associated with changes in the general economic climate, changes in the mortgage market, changes in tax laws, interest rate levels and the availability of financing.

The Company intends to qualify as a real estate investment trust (a “REIT”) under the Internal Revenue Code Sections 856 through 860, as amended (the “Code”) commencing with its taxable period ending on December 31, 2009. As a result, the Company will generally not be subject to federal corporate income tax on its taxable income that is distributed to its stockholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 90% of its annual taxable income.

On June 25, 2009, AllianceBernstein L.P. made a $1,000 initial capital contribution to the Company and is presently the sole stockholder of the Company.

The Company will be managed by Foursquare Capital Management, LLC (“Foursquare Management”), a Delaware limited liability company and a majority-owned subsidiary of AllianceBernstein L.P.

3.	Significant Accounting Policies

Use of Estimates

The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Underwriting Commissions and Offering Costs

Underwriting commissions and offering costs to be incurred in connection with the Company’s stock offerings will be reflected as a reduction of additional paid-in-capital. Costs incurred that are not directly associated with the completion of the IPO will be expensed as incurred.

As of June 30, 2009, an affiliate of Foursquare Management has incurred approximately $108,400 of costs related to this offering. Upon successful completion of the IPO, the Company will reimburse Foursquare Management for these amounts from the proceeds of the offering. Costs incurred that are not directly associated with the completion of this offering, such as organizational costs, will be expensed as incurred.

Through and including          , 2009 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

          Shares

Foursquare Capital Corp.

Common Stock

PROSPECTUS

BofA Merrill Lynch

Morgan Stanley

, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

The following table shows the fees and expenses, other than underwriting discounts and commissions, to be paid by us in connection with the sale and distribution of the securities being registered hereby. All amounts except the SEC registration fee are estimated.

Securities and Exchange Commission registration fee		$27,900
Financial Industry Regulatory Authority, Inc. filing fee		50,500
NYSE listing fee		*
Legal fees and expenses (including Blue Sky fees)		*
Accounting fees and expenses		*
Printing and engraving expenses		*
Transfer agent fees and expenses		*
Miscellaneous		*

Total	$	*

*	To be furnished by amendment.

Item 32.	Sales to Special Parties.

None.

Item 33.	Recent Sales of Unregistered Securities.

On June 25, 2009, AllianceBernstein L.P. purchased 100 shares of our common stock for a purchase price of $1,000 in a private offering. The issuance was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof.

Concurrently with the closing of this offering, we will sell to AllianceBernstein and the other owners of our manager or their respective affiliates, in a separate private placement, an aggregate of           shares representing     % of our outstanding shares of common stock after giving effect to the shares of common stock sold in this offering, excluding the underwriters’ overallotment option, up to $     , at a price per share equal to the initial public offering price per share in this offering. Such issuance will be exempt from the requirements of the Securities Act pursuant to Section 4(2) thereof.

In addition, our board of directors has approved an initial grant of equity awards, effective upon the completion of this offering, to our officers, our manager and our manager’s employees which, together with the shares of common stock to be granted to our independent directors, will be in an aggregate amount equal to     % of the issued and outstanding shares of our common stock after giving effect to the shares sold in this offering, including shares sold pursuant to the underwriters’ exercise of their overallotment option.

Item 34.	Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision and limits the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires us, as a Maryland corporation (unless our charter provides otherwise, which our charter does not), to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct, was adjudged liable to the corporation or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the appropriate standard of conduct was not met.

Our charter authorizes us to obligate ourselves and our Bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer of our company who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, manager or trustee of such corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and Bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any personnel or agent of our company or a predecessor of our company.

We expect to enter into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35.	Treatment of Proceeds from Stock Being Registered.

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36.	Financial Statements and Exhibits.

(a) Financial Statements.  See page F-1 for an index to the financial statement included in the registration statement.

(b) Exhibits.  The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit
Number		Exhibit Description

1	.1*	Form of Underwriting Agreement among Foursquare Capital Corp. and the underwriters named therein
3	.1*	Articles of Amendment and Restatement of Foursquare Capital Corp.
3	.2*	Amended and Restated Bylaws of Foursquare Capital Corp.
4	.1*	Specimen Common Stock Certificate of Foursquare Capital Corp.
5	.1*	Opinion of Clifford Chance US LLP (including consent of such firm)
8	.1*	Tax Opinion of Clifford Chance US LLP (including consent of such firm)
10	.1*	Form of Private Placement Purchase Agreement between Foursquare Capital Corp. and the concurrent private placement purchasers
10	.2*	Form of Registration Rights Agreement between Foursquare Capital Corp. and the concurrent private placement purchasers
10	.3*	Form of Management Agreement between Foursquare Capital Corp. and Foursquare Capital Management, LLC
10	.4*	Form of Advisory Agreement between Foursquare Capital Management, LLC and AllianceBernstein L.P.
10	.5*	Form of Sub-Advisory Agreement between AllianceBernstein L.P. and Greenfield Advisors, LLC
10	.6*	Form of Sub-Advisory Agreement between AllianceBernstein L.P. and Rialto Capital Management, LLC
10	.7*	Form of Consulting Agreement between AllianceBernstein L.P. and Flexpoint Ford, LLC
10	.8*	Form of Services Agreement between Foursquare Capital Corp. and Clayton Holdings LLC
10	.9*	Form of Administrative Services Agreement between Foursquare Capital Management, LLC and AllianceBernstein L.P.
10	.10*	2009 Equity Incentive Plan of Foursquare Capital Corp.
10	.11*	Form of Restricted Common Stock Award Agreement
10	.12*	Form of Stock Option Award Agreement
23	.1*	Consent of Clifford Chance US LLP (included in Exhibit 5.1)
23	.2*	Consent of Clifford Chance US LLP (included in Exhibit 8.1)
23	.3+	Consent of PricewaterhouseCoopers LLP

+	Filed herewith.

*	To be filed by amendment.

Item 37.	Undertakings.

(a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 11, 2009.

Foursquare Capital Corp.

By:	/s/ Jonathan Sobel
Jonathan Sobel
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures		Title	Date

By:	/s/ Jonathan Sobel Jonathan Sobel	Chief Executive Officer (principal executive officer, principal financial and accounting officer)	August 11, 2009

By:	/s/ Jeffrey Phlegar Jeffrey Phlegar	Director	August 11, 2009

EXHIBIT INDEX

Exhibit
Number		Exhibit Description

1	.1*	Form of Underwriting Agreement among Foursquare Capital Corp. and the underwriters named therein
3	.1*	Articles of Amendment and Restatement of Foursquare Capital Corp.
3	.2*	Amended and Restated Bylaws of Foursquare Capital Corp.
4	.1*	Specimen Common Stock Certificate of Foursquare Capital Corp.
5	.1*	Opinion of Clifford Chance US LLP (including consent of such firm)
8	.1*	Tax Opinion of Clifford Chance US LLP (including consent of such firm)
10	.1*	Form of Private Placement Purchase Agreement between Foursquare Capital Corp. and the concurrent private placement purchasers
10	.2*	Form of Registration Rights Agreement between Foursquare Capital Corp. and the concurrent private placement purchasers
10	.3*	Form of Management Agreement between Foursquare Capital Corp. and Foursquare Capital Management, LLC
10	.4*	Form of Advisory Agreement between Foursquare Capital Management, LLC and AllianceBernstein L.P.
10	.5*	Form of Sub-Advisory Agreement between AllianceBernstein L.P. and Greenfield Advisors, LLC
10	.6*	Form of Sub-Advisory Agreement between AllianceBernstein L.P. and Rialto Capital Management, LLC
10	.7*	Form of Consulting Agreement between AllianceBernstein L.P. and Flexpoint Ford, LLC
10	.8*	Form of Services Agreement between Foursquare Capital Corp. and Clayton Holdings LLC
10	.9*	Form of Administrative Services Agreement between Foursquare Capital Management, LLC and AllianceBernstein L.P.
10	.10*	2009 Equity Incentive Plan of Foursquare Capital Corp.
10	.11*	Form of Restricted Common Stock Award Agreement
10	.12*	Form of Stock Option Award Agreement
23	.1*	Consent of Clifford Chance US LLP (included in Exhibit 5.1)
23	.2*	Consent of Clifford Chance US LLP (included in Exhibit 8.1)
23	.3+	Consent of PricewaterhouseCoopers LLP

+	Filed herewith.

*	To be filed by amendment.